As filed with the Securities and Exchange Commission on October 13, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMERICAN ONCOLOGY NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	7372	84-2968594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
14543 Global Parkway, Suite 110
Fort Myers, FL 33913
Telephone: (833) 886-1725
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Erica Mallon, Esq.
14543 Global Parkway, Suite 110
Fort Myers, FL 33913
Telephone: (412) 496-0474
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:

Brian Lee, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 768-6926
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 13, 2023
PRELIMINARY PROSPECTUS
AMERICAN ONCOLOGY NETWORK, INC.
Primary Offering of
14,450,833 Shares of Class A Common Stock

Secondary Offering of
51,161,832 Shares of Class A Common Stock
6,113,333 Warrants to Purchase Shares of Class A Common Stock
This prospectus relates to (i) the issuance by us of up to 14,450,833 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of American Oncology Network, Inc., a Delaware corporation (the “Company” “we,” “us,” or “AON”), to be issued upon the exercise of 8,337,500 public warrants and 6,113,333 private placement warrants, each of which entitles its holder to purchase shares of Class A Common Stock at an exercise price of $11.50 per share and (ii) the resale of (a) an aggregate of 51,161,832 shares of Class A Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”) and (b) 6,113,333 private placement warrants to purchase shares of Class A Common Stock issued to the Selling Securityholders. The securities registered for resale covered by this prospectus consist of:
(i)
8,337,500 shares of Class A Common Stock held by the Sponsors of Digital Transformation Opportunities Corp. (“DTOC”) (such shares, the “Founder Shares”) which were issued upon the conversion of the Founder Shares, which includes up to 2,918,125 shares of Class A Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Sponsor Support Agreement (the “Earnout Shares”);

(ii)
28,109,796 shares of the Class A Common Stock issued in connection with the exchange or redemption of AON LLC Common Units (“Common Units”) and Class B Common Stock issued or Warrants to convert into Class B Common Stock pursuant to the terms of AON LLC’s Amended and Restated LLC Agreement or Amended and Restated Company Certificate of Incorporation, as applicable (collectively, the “Exchange Shares”);

(iii)
up to 8,601,203 shares of Class A Common Stock that may be issued from time to time upon conversion of Series A Preferred Stock including up to 1,949,593 shares of Class A Common Stock that may be issuable pursuant to non-cash dividends that may accrue on the shares of Series A Preferred Stock; and

(iv)
6,113,333 private placement warrants each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.50 per private placement warrant in a private placement simultaneously with the consummation of DTOC’s IPO; and

(v)	6,113,333 shares of Class A Common Stock underlying the private placements warrants.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or private placement warrants by the Selling Securityholders. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Please the Section entitled “Information Related To Offered Securities” for the prices that the selling securityholders paid for the shares and warrants offered for resale under this prospectus. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our shares of Class A Common Stock are listed on the Nasdaq Stock Market under the symbol “AONC.” On October 9,2023 the closing sale price of shares of our Class A Common Stock was $7.06. Our warrants are listed on the Nasdaq Stock Market under the symbol “AONCW.” On October 9, 2023 the closing sale price of our warrants was $0.20.
As of the date of this prospectus, our warrants are “out-of-the money,” which means that the trading price of the shares of our Class A Common Stock underlying our warrants is below the $11.50 exercise prices, as applicable (subject to adjustment as described herein), of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrant holders to exercise their warrants and therefore any cash proceeds that we may receive in relation to the exercise of such securities being offered for sale in this prospectus will be dependent on the trading price of our Class A Common Stock. If the market price for our Class A Common Stock is less than the exercise price of the warrants the holders of such securities will be unlikely to exercise such securities. We expect to use the net proceeds from the exercise of such warrants, if any, for general corporate purposes. See the section entitled “Description of Securities — Warrants” for more information.
The number of shares of Class A Common Stock being registered for resale under this prospectus is approximately 537% of the number of shares of Class A Common Stock currently outstanding because a significant portion of the shares being registered under this prospectus represents shares that will be issued upon the exercise of warrants, or the conversion of our Class B Common Stock or the conversion of our Series A Preferred Stock. Such shares of Common Stock will represent a substantial portion of our public float. If the warrants are exercised, and if our Class B Common Stock or Series A Preferred Stock are converted into Class A Common Stock, such shares of Class A Common Stock will be significantly dilutive and may cause a decline in the market price of our securities. Accordingly, if and to the extent we determine to raise additional capital in the future, there can be no assurance that such additional capital would be available on attractive terms, if at all. Following the expiration of the applicable lock-up restrictions described herein, the sale of the securities registered for resale hereunder, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. On October 9, 2023 the closing price of our Class A Common Stock was $7.06, and most of the Selling Securityholders have purchased certain shares at prices per share lower than such closing price as described above. As a result, many of the Selling Securityholders may earn a positive rate of return by selling such shares, even if such sale results in a significant decline in the public trading price of our Class A Common Stock and such Selling Securityholders’ shares are sold at a lower public trading price. For example, based on the closing price of our Class A Common Stock of $7.06 on October 9, 2023, the Sponsors and other holders of the founder shares would experience a potential profit of up to approximately $7.06 per share, or approximately $58.9 million in the aggregate. See “Information Related to Offered Securities,” “Risk Factors — The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A Common Stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market price of our securities to decline significantly” and “Risk Factors — Certain existing shareholders purchased our shares at a price below the current trading price of such shares, and may experience a positive rate of return based on the current trading price. Other investors and shareholders in our Company may not experience a similar rate of return” and “Risk Factors — Risks Relating to Our Common Stock and Warrants” for more information.
We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in shares of our Common Stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 13 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 14,450,833 shares of Class A Common Stock that are issuable upon, the exercise of (i) 8,337,500 public warrants and (ii) 6,113,333 private placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 51,161,832 shares of Class A Common Stock and up to 6,113,333 private placement warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Digital Transformation Opportunities Corp. (“DTOC”), American Oncology Network, LLC, (“AON LLC”), GEF AON Holdings Corp. (“AON Class C Preferred Investor”), and DTOC Merger Sub, Inc., a direct, wholly owned subsidiary of DTOC (“Merger Sub”) entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of June 14, 2023 (which further amended and restated the Business Combination Agreement entered into by DTOC and AON LLC as of October 5, 2022, and amended and restated on January 6, 2023, and April 27, 2023), pursuant to which, among other transactions, on September 20, 2023 (the “Closing Date”), DTOC and AON LLC undertook a series of transactions (the “Business Combination”) resulting in the organization of the combined post-business combination company as an umbrella partnership C corporation, in which substantially all of the assets and the business of the combined company are held by DTOC and DTOC became a member of AON LLC. In connection with the closing of the Business Combination, DTOC changed its name to “American Oncology Network, Inc.” (referred to herein as “AON”).
Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to AON and its consolidated subsidiaries following the Closing. All references herein to “DTOC” refer to Digital Transformation Opportunities Corp., our predecessor prior to the Closing. All references herein to the “Board” refer to the board of directors of AON.

TRADEMARKS
This document may contain trademarks, service marks and trade names of AON or of third parties. Each one of these trademarks, service marks or trade names of AON is either (1) AON’s registered trademark, (2) a trademark for which AON has a pending application, or (3) a trade name or service mark for which AON claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this document belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that AON or the applicable licensor will not assert, to the fullest extent under applicable law, its respective rights to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of AON. Investors should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPACs, IPOs and Liability Risk under the Securities Laws,” in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor under these Sections in connection with a SPAC merger. In addition, any statements that refer to projections (including EBITDA, adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on projections prepared by, and are the responsibility of AON’s management teams.
Factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of AON. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can AON assess the impact of all such risk factors on the business of AON, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to AON or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. AON undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section titled “Where You Can Find More Information.”
Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” are to American Oncology Network, Inc.
Overview
Since its inception in 2018, American Oncology Network, Inc. (f/k/a American Oncology Network, LLC) (“AON”) has offered a progressive model of physician-led, community-based oncology management. AON preserves and elevates community oncology by helping its physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. We are an alliance of physicians and veteran healthcare leaders partnering to ensure the long-term success and viability of oncology diagnosis and treatment in community-based settings. As of September 30, 2023, AON’s platform includes 109 physicians and 31 practices across 85 locations in 19 states. Our robust platform provides oncology practices with comprehensive support, access to revenue-diversifying adjacent services and practice management expertise to empower physicians to make cancer care better for every patient.
Our mission is to provide the best cancer care that is affordable and close to where patients live and work. We believe the key to accessible and equitable healthcare lies in the strength of community healthcare practices and we are committed to closing the gap in cancer care to ensure every patient has access to the optimal care needed to help in their fight against cancer. To accomplish this, we have practices in some of the most densely populated cities as well as rural areas where medical resources are scarce. We deliver cancer care innovation by bringing new treatments to the forum and also by ensuring the access to the necessary adjacent services to provide comprehensive quality cancer care and, preserving the delivery of personalized cancer care in the community oncology setting.
Through access to care-enhancing patient services such as a centralized specialty pharmacy, wide ranging clinical lab and pathology, a fully integrated technology platform anchored by an oncology-specific electronic medical record system, as well as a care management team and a variety of financial assistance programs, our patients receive expert cancer care at each of our clinics.
We provide patients a variety of services to enhance patient care throughout the healthcare journey: high-quality and timely laboratory services for routine and specialized testing; in-house professional and technical pathology providing complete, accurate and timely pathology reports; in-house specialty pharmacy with patient education, financial assistance, and 24/7 patient assistance; and care management support services including nutrition guidance.
As the future of healthcare continues to transition from volume to value, we are at the forefront of this initiative by ensuring care quality over care quantity and adopting a patient-first mentality. Through an integrated system of seamless communication, coordination and patient care for better health outcomes, AON practices benefit from decreased expenditures through the implementation of centralized administrative services, processes, and technologies designed to support effective decision-making such as optimal pricing on drugs and medical supplies. Our patients benefit through our 24/7 clinical care support leading to a reduction in unnecessary emergency room visits and admissions and enhanced care quality. Ultimately, the payors benefit from more efficient delivery of high-quality, comprehensive services comparable to any hospital system at a lower cost point.
Though our network spans the country, its clinicians are interconnected and focused on driving change not just at their local clinics, but throughout our network. Our Network Practices unite in collaboration through a physician advisory board, which acts as a liaison between AON management and our Network Practices so that we remain apprised of issues and opinions concerning our Network Practices. In addition, our Network Practices also remain at the forefront of new discoveries and findings by expanding and improving cancer treatment options for every patient through a pharmacy and therapeutics committee that continuously updates its formulary in real time as advanced therapeutics come to market and through participating in clinical research to ensure we remain on the cutting edge of cancer protocols. Patients benefit from convenient access to clinical trials that we participate in without the need to travel to large cities or tertiary cancer care facilities, and personalized care by matching a patient’s cancer to a tailored therapy using molecular profiling.

We have made significant investment in a resilient, integrated technology platform to support the practices which includes a fully-integrated electronic health record and a robust decision support tool and analytics engine. Our development of compliance materials ensures consistency and optimal patient experiences and meets or exceeds the Office of Inspector General (“OIG”) guidelines.
We believe that our position in the market and focus on elevating the state of oncology care with our affiliated providers bodes well for future growth. Our proprietary technology platform supports this growth and enables the our oncology practices and affiliated care providers (“Network Practices”) to standardize and deliver consistent care at scale. We believe that our model will support growth into new markets and allow us to continue to service more patients across the United States.
Corporate Information
Our principal executive office is located at 14543 Global Pkwy STE 110, Fort Myers, FL 33913. Our telephone number is (833) 886-1725. Our website address is www.aoncology.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of AON’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of DTOC’s Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of our most recently completed fiscal year; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING
We are registering (i) the issuance by us of up to 14,450,833 shares of Class A Common Stock that may be issued upon exercise of (i) 8,337,500 the public warrants and (ii) 6,113,333 private placement warrants, each of which entitles its holder to purchase shares of Class A Common Stock at an exercise price of $11.50 per share to purchase Class A Common Stock at an exercise price of $11.50 per share and (ii) the resale of (a) an aggregate of 51,161,832 shares of Class A Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”)and (b) 6,113,333 warrants to purchase shares of Class A Common Stock issued to certain of the Selling Securityholders in private placements prior to DTOC’s IPO (the “Private Placement Warrants”). Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under the “Risk Factors” section of this prospectus.
Issuance of Common Stock
The following information is as of October 1, 2023 and does not give effect to issuances of our Class A Common Stock or the exercise of warrants after such date.
Shares of our Class A Common Stock to be issued upon exercise of the public warrants and private warrants
14,450,833 shares of Class A Common Stock to be issued upon exercise of the (i) 8,337,500 public warrants and (ii) 6,113,333 private placement warrants, each of which entitles its holder to purchase shares of Class A Common Stock at an exercise price of $11.50 per share.
Use of proceeds
We will receive up to an aggregate of approximately $166.2 million from the exercise of all warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments. Our warrants are currently out-of-the money. We do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the warrants remain out-of-the money. See the section entitled “Description of Securities — Warrants” for more information.
Resale of Shares of Class A Common Stock and Warrants
Shares of Class A Common Stock offered by the Selling Securityholders
51,161,832 shares
Private Placement Warrants offered by the Selling Securityholders
6,113,333 Private Placement Warrants
Exercise Price
$11.50 per share with respect to the public warrants and $11.50 per share with respect to the private placement warrants, subject to adjustment as described herein, which exceeds the market price of our Class A Common Stock of $7.06 per share based on the closing price on the Nasdaq on October 9, 2023. If all of our public warrants and private warrants were exercised in full for cash, we would receive an aggregate of approximately $166.2 million. For so long as the warrants remain out-of-the money, we believe it is unlikely that the Selling Securityholders will exercise their warrants and therefore, we do not expect to receive cash proceeds from any such exercise. There can be no assurance that the warrants will ever be in-the money prior to their expiration and as such, the warrants may expire worthless.
Redemption
The private placement warrants are not redeemable by us. See “Description of Our Securities—Warrants” for further discussion.
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the Selling Securityholders. With respect to shares of Class A Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. See “Use of proceeds” above for more information on the proceeds we expect to receive from the exercise of such warrants.
Ticker Symbol
Our shares of Class A Common Stock and warrants are listed on Nasdaq under the symbols “AONC” and “AONCW, respectively.”
Lock-up restrictions
All of the Selling Securityholders, except for holders of our Series A Preferred Stock, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities – Lock-up Restrictions.”

INFORMATION RELATED TO OFFERED SECURITIES
This prospectus relates to (i) the issuance by us of up to 14,450,833 shares of Class A Common Stock that may be issued upon exercise of (a) 8,337,500 the public warrants and (b) 6,113,333 private placement warrants, each of which entitles its holder to purchase shares of Class A Common Stock at an exercise price of $11.50 per share and (ii) the resale of (a) an aggregate of 51,161,832 shares of Class A Common Stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”) and (b) 6,113,333 private placement warrants to purchase shares of Class A Common Stock issued to the Selling Securityholders prior to DTOC’s IPO (the “Private Placement Warrants”). The securities registered for resale covered by this prospectus consist of:
(a)
8,337,500 shares of Class A Common Stock held by the Sponsors of Digital Transformation Opportunities Corp. (“DTOC”) (such shares, the “Founder Shares”) which were issued upon the conversion of the Founder Shares, which includes up to 2,918,125 shares of Class A Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Sponsor Support Agreement (the “Earnout Shares”);

(b)
28,109,796 shares of the Class A Common Stock issued in connection with the exchange or redemption of AON LLC Common Units (“Common Units”) and Class B Common Stock issued or Warrants to convert into Class B Common Stock pursuant to the terms of AON LLC’s Amended and Restated LLC Agreement or Amended and Restated Company Certificate of Incorporation, as applicable (collectively, the “Exchange Shares”);

(c)
up to 8,601,203 shares of Class A Common Stock that may be issued from time to time upon conversion of Series A Preferred Stock, including up to 1,949,593 shares of Class A Common Stock that may be issuable pursuant to non-cash dividends that may accrue on the shares of Series A Preferred Stock;

(d)
6,113,333 private placement warrants each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, purchased by the Sponsors and their permitted transferees, at a price of $1.50 per private placement warrant in a private placement simultaneously with the consummation of DTOC’s IPO; and

(e)	6,113,333 shares of Class A Common Stock underlying the private placements warrants.

The following table includes information relating to the securities held by the Selling Securityholders, including the price each Selling Securityholder paid for the securities, the potential profit relating to such securities and any applicable lock-up restrictions. The following table is in part based off AON’s internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. The public offering price in DTOC’s IPO was $10.00 per share. Consequently, as seen in the table below, some of the Selling Securityholders may realize a positive rate of return on the sale of their Common Stock covered by this prospectus even if the market price per share of our Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.
Selling Securityholder	Number of Offered Securities	Effective Purchase Price per Offered Security	Potential Profit per Offered Security(1)	Lock-Up Restrictions
Entities or persons affiliated with Digital Transformation Sponsor LLC and permitted transferees
Founder shares	8,337,500	$0.003	$7.06	(2)
Private placement warrants	6,113,333	$1.50	$—	N/A
Shares of Class A Common Stock underlying private placement warrants	6,113,333	$11.50(3)	$—	(2)
AON LLC Equityholders
Class A Common stock	28,109,796	$10.00(4)	$—	(5)
Holders of Series A Preferred Stock
Class A Common stock	8,601,203	$10.00(6)	$—	N/A
(1)	Based on the closing price of our Class A Common Stock on October 9, 2023 of $7.06 and the closing price of our public warrants on October 9, 2023 of $0.20.
(2)
The Sponsor, DTOC’s former directors and officers, certain affiliates of the Sponsor and their permitted transferees agreed to subject any shares of Class A Common Stock (including founder shares) received by them to lock-up restrictions. Pursuant to the Sponsor Support Agreement, during the period beginning on the Closing Date until 12 months after the Closing Date, such persons may not transfer any of its, his or her shares of Class A Common Stock (including founder shares), except for certain limited permitted transfers.

(3)	Represents the exercise price of the private placement warrants and public warrants.
(4)
Represents the value of AON securities exchanged by AON LLC equityholders at the Business Combination, calculated pursuant to the exchange ratio set forth in the Business Combination Agreement, which valued AON securities at $10.00 per share.

(5)
Equityholders of AON LLC agreed to subject the shares of Class B Common Stock issued to them in the Business Combination to lock-up restrictions. During the period beginning on the Closing until 6 months after the Closing, such persons may not transfer any of its, his or her shares of Class B Common Stock issued to them in the Business Combination, except for certain limited permitted transfers, and until the expiration of this lock-up period, such equityholders of AON LLC may not exchange AON LLC common units together with an equal number of shares of AON Class B Common Stock for shares of AON Class A Common Stock.

(6)	Represents the initial conversion price of the Series A Preferred Stock into Class A Common Stock.

Summary of Risk Factors
You should carefully consider the following risk factors, together with all of the other information included in this prospectus.
Risks Related to Our Business and Industry
•	We need to contract and form partnerships with Network Practices in order to execute our growth strategy.
•	Our Network Practices primarily depend on reimbursement from third-party payors, which could lead to delays, denials, or uncertainties in the reimbursement process.
•	A significant portion of our revenue is derived from a limited number of health insurance and medical group companies.
•
We have identified material weaknesses in its internal control over financial reporting and if we are unable to remediate these material weaknesses, investor confidence in our business and the value of AON common stock could be adversely affected.

•	The AON PNC Loans and the associated restrictive covenants thereunder could adversely affect our financial condition and will restrict our ability to raise capital.
•
The AON PNC Loans subjects us to interest rate risk, which could cause our debt service obligations to increase significantly and potentially limit our ability to effectively refinance our indebtedness.

•	A pandemic, epidemic or outbreak of an infectious disease could adversely affect our business.
•	We must be able to attract and retain highly qualified physicians, medical professionals and other personnel, as well as new patients and obtain new payor contracts in order to grow its business.
•	We face risks associated with estimating the amount of revenue that is recognized under Network Practices’ risk agreements with health plans.
•	Reductions in government reimbursement rates or changes in the rules governing government healthcare programs could have a material adverse effect.
•	Our business could be adversely affected by health care reform and other changes in government programs.
•	Changes in the payor mix of patients and potential decreases in reimbursement rates as a result of consolidation among plans could affect our business.
•	We face significant competition from other healthcare services providers.
•	Competition for physicians and nurses, shortages of qualified personnel or other factors could increase our labor costs.
•	Our Network Practices must provide consistently high quality of care.
•	Our business could be adversely affected by supply price increases and shortages.
•	We rely on third-party information technology systems that could suffer from disruptions and data breaches.
•	We could be subject to legal proceedings and litigation.
•	Some jurisdictions preclude AON from entering into non-compete agreements with physicians.
•	Current and future acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities.
•	We need to protect its confidentiality of our trade secrets, know-how and other proprietary and internally developed information.
•	Negative publicity regarding the managed healthcare industry generally could adversely affect our results of operations or business.
•	Our facilities may be negatively impacted by weather and other factors beyond its control.

Risks Related to our Regulatory Environment
•	We are dependent on our relationships with our Network Practices to provide healthcare services.
•	Our managed clinics and our Network Practices providing professional services at such clinics may become subject to medical liability claims.
•	Changes in accounting standards by the Financial Accounting Standards Board (“FASB”) subjects us to risk.
•	Our managed clinics and our Network Practices may be subject to third-party payor audits.
•	We are subject to extensive fraud, waste, and abuse laws.
•	We face risks relating to loss of regulatory licenses, permits and/or accreditation status.
•	We face risks relating to applicable data interoperability and information blocking rules.
•
We face risks relating to actual or perceived failures to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards and other requirements.

•	We are subject to are subject to federal, state and local laws and regulations that govern our business.
•	We are subject to applicable tax laws and regulations.
Risks Related to our Operating as a Public Company
•	The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources and divert management’s attention.
•	We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies.
•
Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

•	The trading price of our Class A Common Stock may be volatile, and purchasers of our Class A Common Stock could incur substantial losses.
•	Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
•	Our charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders
Risks Relating to Our Common Stock and Warrants
•
The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A Common Stock issuable upon exercise of our warrants, conversion of our Class B Common Stock, or conversion of our Series A Preferred Stock), or the perception that such sales may occur, may cause the market price of our securities to decline significantly.

•
Certain existing shareholders purchased our shares at a price below the current trading price of such shares, and may experience a positive rate of return based on the current trading price. Other investors and shareholders may not experience a similar rate of return.

•	Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
•	A market for our securities may not continue, which would adversely affect the liquidity and price of its securities.
•	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject us to additional trading restrictions.
•	Our warrants may never be in the money, and they may expire worthless.

•	We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to the warrant holders, thereby making the warrants worthless.
•
The warrants to purchase AON Class A Common Stock will become exercisable on October 20, 2023 which could increase the number of shares eligible for future resale in the public market and result in dilution to its stockholders.

•	Future offerings of debt or offerings or issuances of equity securities by us may adversely affect the market price of Class A Common Stock or otherwise dilute all other stockholders.
•	The price of Class A Common Stock could decline if securities analysts do not publish research or if securities analysts or other third parties publish inaccurate or unfavorable research about us.
•	We may be subject to securities litigation, which is expensive and could divert management’s attention.

RISK FACTORS
These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of AON. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.
Risks Related to Our Business
In order to execute our growth strategy, we will need to acquire oncology practices and affiliated care providers (“Network Practices”) through AON. Our ability to grow depends upon a number of factors, including our ability to obtain referrals for cancer patient care services, identify appropriate physician practices to acquire, enter into contracts with such additional Network Practices, obtain leases, identify appropriate facilities to acquire, complete internal buildouts of new facilities within proposed timelines and budgets, and hire and retain employees including but not limited to physicians affiliated with Network Practices. We cannot guarantee that we will be successful in pursuing our growth strategy.
Our growth strategy involves a number of risks and uncertainties, including that:
•
we and our Network Practices may not be able to successfully enter into contracts with local payors on terms acceptable to us or at all. In addition, we compete for payor relationships with other healthcare organizations, many of whom may have greater resources than we do. This competition may intensify due to the ongoing consolidation in the healthcare industry, which may increase our costs to pursue such opportunities. Patients may also choose providers with more competitive contracted rates than we are able to negotiate;

•	we will require additional capital and resources in order to acquire additional Network Practices;
•	we cannot make any assurance that we will be able to maintain relationships with our Network Practices;
•
through our Network Practices, we may not be able to recruit or retain a sufficient number of new patients to execute our growth strategy, and we may incur substantial costs to recruit new patients and we may be unable to recruit a sufficient number of new patients to offset those costs;

•	we may not be able to contract with a sufficient numbers of physicians and other staff and may fail to integrate our employees, particularly our medical personnel, into our care model;
•	our Network Practices may not conform to our exact business model, which may impact their profitability and in-turn, our profitability;
•	when expanding our business into new states, we may be required to comply with laws and regulations that may differ from states in which we currently operate;
•	we may not be able to easily monitor and track changes to state and local laws in the states in which we operate, which could increase our legal exposure; and
•
depending upon the nature of the local market, we may not be able to implement our business model in every local market that we enter, which could negatively impact our revenues and financial condition.

There can be no assurance that we will be able to successfully capitalize on growth opportunities, which may negatively impact our business model, revenues, results of operations and financial condition.
Our Network Practices primarily depend on reimbursement from third-party payors, as well as payments by individuals, which could lead to delays, denials, or uncertainties in the reimbursement process.
The reimbursement process is complex and can involve lengthy delays. Although we recognize revenue when our Network Practices provide services to patients, our Network Practices may from time to time experience delays in receiving the associated payments. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that the patient is not eligible for coverage, certain amounts are not reimbursable under plan coverage or the services provided that were not medically necessary or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payors. Our Network Practices are subject to audits by such payors, including governmental audits of our Medicare and Medicaid claims, and may be required to repay these payors if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional costs associated with raising capital. Third-party payors are also increasingly focused on controlling healthcare costs, and such efforts, including any revisions to reimbursement policies, may further complicate and delay our Network Practices’ reimbursement claims.
In addition, certain of the patients are covered under health plans that require the patient to cover a portion of their own healthcare expenses through the payment of copayments or deductibles. Our Network Practices may not be able to collect the full amounts due with respect to these payments that are the patient’s financial responsibility, or in those instances where physicians provide services to uninsured individuals. To the extent permitted by law, amounts not covered by third-party payors are the obligations of individual patients for which our Network Practices may not receive whole or partial payment. Any increase in cost shifting from third-party payors to individual patients, including as a result of high deductible plans for patients, increases our collection costs and reduces overall collections, which we may not be able to offset such additional costs with sufficient revenue.
In response to the COVID-19 pandemic, the Centers for Medicare and Medicaid Services (CMS), the federal agency responsible for administering the Medicare program, made several changes in the manner in which Medicare will pay for telehealth visits, many of which relax previous requirements, including site requirements for both the providers and patients, telehealth modality requirements and others. State law applicable to telehealth, particularly licensure requirements, has also been relaxed in many jurisdictions as a result of the COVID-19 pandemic. It is unclear which, if any, of these changes will remain in place permanently and which will be rolled-back following the COVID-19 pandemic. If regulations change to restrict our Network Practices’ ability to deliver care through telehealth modalities, our financial condition and results of operations may be adversely affected.
A significant portion of our revenue is derived from a limited number of health insurance and medical group companies. Those payors could take action to remove, exclude, delay, or otherwise prevent the inclusion of our Network Practices in their provider networks.
Our operations are dependent on a concentrated number of payors with whom our Network Practices contract to provide services to patients. We generally manage our Network Practices’ payor contracts on a state by state basis, entering into a separate contract in each state with the local affiliate of the relevant payor such that no one local payor contract accounts for a majority of our collective revenue. We believe that a majority of our Network Practices’ revenues will continue to be derived from a limited number of key payors, which may terminate their contracts with our Network Practices or the individual Network Practice physicians credentialed by them upon the occurrence of certain events. The sudden loss of any of our network Practices’ payors, or the renegotiation of any of our Network Practices’ payor contracts, could adversely affect our operating results. In the ordinary course of business, we engage in active discussions and renegotiations with payors in respect of the services our Network Practices provide and the terms of our Network Practices’ payor agreements. As the payors’ businesses respond to market dynamics and financial pressures, and as payors make strategic business decisions in respect of the lines of business they pursue and programs in which they participate, certain of the payors may seek to renegotiate or terminate their agreements with our Network Practices. These discussions could result in reductions to the fees and changes to the scope of services contemplated by the original payor contracts and consequently could negatively impact our revenues, business and prospects.
Because we rely on a limited number of payors for a significant portion of our Network Practices’ revenues, we depend on the creditworthiness of these payors. The payors are subject to a number of risks including reductions in payment rates from governmental programs, higher than expected health care costs and lack of predictability of financial results when entering new lines of business, particularly with high-risk populations. If the financial condition of our Network Practices’ payors declines, our financial results could be impacted. Should one or more of our Network Practices’ payors declare bankruptcy, be declared insolvent or otherwise be restricted by state or federal laws or regulation from continuing in some or all of their operations, this could adversely affect our ongoing revenues, the collectability of our accounts receivable, our bad debt reserves and our net income.
Although our Network Practices have long-term contracts with many payors, these contracts may be terminated before their term expires for various reasons, such as changes in the regulatory landscape and poor performance by our Network Practices and our affiliated providers, subject to certain conditions. Certain of the payor contracts are terminable immediately upon the occurrence of certain events. Certain of the payor contracts may be terminated immediately by the payor if our Network Practices lose applicable licenses, go bankrupt, lose their liability insurance or receive an exclusion, suspension or debarment from state or federal government authorities. Additionally, if a payor were to lose applicable licenses, go bankrupt, lose liability insurance, become insolvent, file for bankruptcy or become subject to exclusion, suspension or debarment from state or federal government authorities, the Network Practices’ contract with such payor could in effect be terminated. In addition, certain of the payor contracts may be terminated immediately if a Network Practice becomes insolvent or file for bankruptcy. If any of the contracts with the Network Practice’s payors are terminated, the Network Practice may not be able to recover all fees due under the terminated contract, which may adversely affect our operating results.
AON has identified material weaknesses in its internal control over financial reporting. If AON is unable to remediate these material weaknesses, or if it identifies additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting, AON may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in AON’s business and the value of AON common stock.
As a public company, AON will be required to furnish a report by management on the effectiveness of our internal control over financial reporting beginning with our second annual report on Form 10-K. If AON is unable to establish or maintain appropriate internal control over financial reporting or implement these additional requirements in a timely manner or with adequate compliance, it could result in material misstatements in its consolidated financial statements, failure to meet its reporting obligations on a timely basis, increases in compliance costs, and subject AON to adverse regulatory consequences, all of which may adversely affect investor confidence in AON and the value of AON common stock.
As of December 31, 2022, material weaknesses existed in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of AON’s annual or interim financial statements will not be prevented or detected on a timely basis.
The material weaknesses that AON identified were as follows:
•
The Company did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, the Company lacked a sufficient complement of resources with (i) an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls. Additionally, the lack of a sufficient complement of resources resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of its financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions.

•
The Company did not effectively design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

These material weaknesses contributed to the following additional material weaknesses:
•
The Company did not design and maintain effective controls to identify, analyze, account for and disclose non-routine, unusual or complex transactions. Specifically, the Company did not design and maintain controls to account for its business combinations, asset acquisitions, clinical trial agreements, and related party transactions.

•
The Company did not design and maintain effective controls related to the period-end financial reporting process, including designing and maintaining formal accounting policies, procedures and controls to achieve complete and accurate financial accounting, reporting and disclosures. Additionally, the Company did not design and maintain controls over the preparation and review of account reconciliations and journal entries, including maintaining appropriate segregation of duties. The Company did not design and maintain effective controls to achieve complete, accurate and timely accounting of accrued liabilities.

•
The Company did not design and maintain effective controls to achieve complete, accurate and timely accounting of revenue and accounts receivable. Specifically, the Company did not design and maintain controls over the inputs, assumptions, and calculations to develop our contractual allowances.

The material weaknesses above resulted in a revision to the Company’s previously issued financial statements as of and for the year ended December 31, 2020 as well as audit adjustments to the Company’s financial statements as of and for the year ended December 31, 2021 related to the amortization of leasehold improvements within property and equipment, non-controlling interest, accrued liabilities, operating expenses, and related financial disclosures. A revision was also made to the Company’s previously issued condensed consolidated interim financial statements as of and for the nine-month period ended September 30, 2022 related to marketable securities, cash and cash equivalents, patient service revenue, net, patients accounts receivables, net, accrued other, and cost of revenue. Additionally, these material weaknesses could result in further misstatements of the aforementioned account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
The Company did not design and maintain effective information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements. Specifically, the Company did not design and maintain: (i) program change management controls to ensure that program and data changes are identified, tested, authorized, and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate personnel; (iii) computer operations controls to ensure that processing and transfer of data, and data backups and recovery are monitored; and (iv) program development controls to ensure that new software development is tested, authorized and implemented appropriately.
The Company is in the process of designing and implementing measures designed to improve our internal control over financial reporting and remediate the control deficiencies which led to the material weaknesses. The Company’s remediation measures are ongoing and include the following:
•
Hiring additional accounting and finance personnel with applicable technical accounting knowledge, training and experience in financial reporting and control matters, supplemented by third-party technical accounting resources;

•	Designing and implementing formalized review processes for unusual, non-routine or complex transactions including legal, finance, and operations personnel;
•
With the assistance of third-party resources, performing detailed risk assessments for significant financial processes to identify, design, and implement control activities related to internal control over financial reporting;

•
Designing and implementing formal accounting policies, procedures and controls supporting our period-end financial reporting process, including controls over the preparation and review of account reconciliations and journal entries as well as additional procedures and controls within our revenue, receivable and accrued liabilities processes;

•	Designing and implementing controls to formalize roles and review responsibilities to align with AON's skills and experience and designing and implementing controls over segregation of duties; and
•
Designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges, controls over batch jobs and data backups, and program development approvals and testing.

AON has begun the process to remediate its identified material weaknesses as detailed above. The material weaknesses will not be considered remediated until management completes the design and implementation of the processes and controls described above and the controls operate for a sufficient period of time, and AON has concluded, through testing, that the newly implemented and enhanced controls are operating effectively. At this time, AON cannot predict the success of such efforts or the outcome of future assessments of the remediation efforts. AON’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business, personnel, IT systems and applications, or other factors. If AON fails to remediate AON’s existing material weakness or identifies new material weaknesses in its internal controls over financial reporting, if it is unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if it is unable to conclude that its internal controls over financial reporting are effective, it is possible that a material misstatement of AON’s financial statements would not be prevented or detected on a timely basis, investors may lose confidence in the accuracy and completeness of AON’s financial reports, and the market price of AON Class A Common Stock could be negatively affected.

Our services are concentrated in certain geographic areas and populations exposing us to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions.
Our services are concentrated in certain geographic areas in the United States. Unfavorable changes in health care or other benefit costs or reimbursement rates or increased competition in the states in which we operate or any other geographic area where our Network Practices are concentrated in the future could therefore have a disproportionately adverse effect on our operating results. Additionally, the geographic concentration of a significant portion of our Network Practices may make them more vulnerable to events such as the COVID-19 pandemic.
Risks Related to the AON PNC Loans
The AON PNC Loans and the associated restrictive covenants thereunder could adversely affect our financial condition and will restrict our ability to raise capital.
On April 30, 2021, we entered into the AON PNC Loans with PNC Bank National Association (“PNC”). The AON PNC Loans contains various restrictive and financial covenants, including restrictions on indebtedness, leverage ratio, restricts our ability to (i) incur indebtedness other than (a) in connection with and as allowed under certain provisions of the agreements governing the AON PNC Loans or (b) in ordinary course of business, (ii) permit any lien or encumbrance upon our property except as generally permitted by PNC or as specifically enumerated in the agreements governing the AON PNC Loans, (a) purchase or redeem any of our membership interests, (b) declare or pay any dividend or set aside any funds for any such purpose (c) prepay, purchase or redeem any other debt, (d) lend or advance any funds or (e) repay any loans or advances to, for or from any of our affiliates, except, for each of the foregoing, as specifically permitted under the AON PNC Loans, (iv) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of our assets (whether now owned or hereafter acquired) to, any person or entity, (v) without prior written consent, make any change in any borrower’s name, identity, corporate structure or location under the AON PNC Loans or make any other change in such borrower’s identity or corporate structure, or (vi) acquire another business (via assets or equity) unless certain other requirements are met, including that acquisitions via capital stock may only be of a subsidiary of AON. Subject to customary exceptions and exclusions, our obligations under the AON PNC Loans are guaranteed by a perfected, first-priority security interest in substantially all of our assets, including our intellectual property and the equity ownership interests directly and indirectly held by us in our wholly-owned subsidiaries and excluding certain assets used in connection with medical services. Compliance with such covenants and our indebtedness will result in the following, which could materially and adversely affect our business, financial condition and results of operations:
•
require us to dedicate a substantial portion of cash and cash equivalents to the payment of interest on, and principal of, the indebtedness, which will reduce the amounts available to fund working capital, capital expenditures, product development efforts and other general corporate purposes;

•
oblige us to comply with negative covenants restricting our activities, including limitations on dispositions, mergers or acquisitions, encumbering our intellectual property, incurring indebtedness or liens, paying dividends, making investments and engaging in certain other business transactions;

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry;
•	place us at a competitive disadvantage compared to our competitors who have less debt or competitors with comparable debt at more favorable interest rates;
•
limit our ability to borrow additional amounts for working capital, capital expenditures, research and development efforts, acquisitions, debt service requirements, execution of our business strategy and other purposes and otherwise restrict our financing options.

Furthermore, because the interests of the lenders may potentially differ from ours and from those of our stockholders, we may be unable to engage in transactions or other activities that may be beneficial to our stockholders. The covenants under the agreements governing the AON PNC Loans could materially and adversely affect our business, financial condition and results of operations.
Servicing our indebtedness requires a significant amount of cash. Our ability to repay the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our indebtedness. If we are unable to generate cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional financing on terms that may be unfavorable to us or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time we seek to refinance such indebtedness. Our inability to satisfy our debt obligations could materially and adversely affect our financial position and results of operations.
A failure to comply with the conditions of the AON PNC Loans could result in an event of default. An event of default under the AON PNC Loans includes, among other things, a failure to pay any amount due under the AON PNC Loans. If we fail to comply with any of the covenants under our indebtedness and are unable to obtain a waiver or amendment, the lenders may, among other things, accelerate our outstanding indebtedness and exercise rights with respect to collateral securing our outstanding indebtedness, each of which could have an adverse effect on our business, financial condition and results of operations.
Any of these events could materially and adversely affect our business, financial condition and results of operations.
The AON PNC Loans subjects us to interest rate risk, which could cause our debt service obligations to increase significantly and potentially limit our ability to effectively refinance our indebtedness as it matures.
Borrowings under the AON PNC Loans bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we do not hedge such variable rates, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed will remain the same, which will negatively impact our net income and operating cash flows, including cash available for servicing our indebtedness.
Additionally, our ability to refinance portions of our indebtedness in advance of their maturity dates depends on securing new financing bearing interest at rates that we are able to service. While we believe that we currently have adequate cash flows to service the interest rates currently applicable to our indebtedness, if interest rates were to continue to rise significantly, we might be unable to maintain a level of cash flows from operating activities sufficient to meet our debt service obligations at such increased rates.
Operational Risks and Risks Related to Our Industries
A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, such as the outbreak of COVID-19 or the continuation of such an outbreak, could adversely affect our business, financial condition, results of operations and growth.
If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, our business may be adversely affected. The severity, magnitude and duration of the current COVID-19 outbreak is still uncertain. Furthermore, the full impact of the COVID-19 pandemic may not be fully reflected in our results of operations and overall financial condition until future periods.
To the extent the COVID-19 pandemic, or another pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyberattacks and security vulnerabilities, interruptions or delays due to third-parties, or our ability to raise additional capital or generate sufficient cash flows necessary to fulfill our obligations under our existing indebtedness or to expand our operations.
If we are unable to attract new patients and to obtain new payor contracts our revenue growth will be adversely affected.
To increase our revenue, our business strategy is to expand the number of oncology clinics and affiliated physicians in our network. In order to support such growth, we must continue to win new contracts and retain or grow existing contracts with payors. Our Network Practices face competition from other oncology providers. If our Network Practices are unable to convince potential payors and patients of the benefits of our value-based system, or if potential or existing payors and patients prefer the care provider model of one of our competitors, we may not be able to effectively implement our growth strategy, which depends on our ability to attract new patient referrals and payors for our Network Practices. Network Practices’ inability to obtain new payor agreements and patient referrals and retain existing payors and patients would harm our ability to execute our growth strategy and may have a material adverse effect on our business operations and financial position.

We face risks associated with estimating the amount of revenue that is recognized under Network Practices’ agreements with health plans, and if our estimates of revenue are materially inaccurate, it could impact the timing and the amount of our revenue recognition or have a material adverse effect on our business, results of operations, financial condition and cash flows.
There are significant risks associated with estimating the amount of revenues that are recognized under Network Practices’ agreements with health plans in a reporting period and it is possible that we may not accurately estimate the amount of such revenues. The billing and collection process is complex due to ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage and other payor issues, such as ensuring appropriate documentation. Determining applicable primary and secondary coverage for patients, together with the changes in patient coverage that occur each month, requires complex, resource-intensive processes. Errors in determining the correct coordination of benefits may result in refunds to payors. Revenues associated with Medicare and Medicaid programs are also subject to estimating risk related to the amounts not paid by the primary government payor that will ultimately be collectible from other government programs paying secondary coverage, the patient’s commercial health plan secondary coverage or the patient. Collections, refunds and payor recoupments typically continue to occur for up to three years and longer after services are provided. If our estimates of revenues are materially inaccurate, it could impact the timing and the amount of our revenues recognition and have a material adverse impact on our business, results of operations, financial condition and cash flows.
Reductions in government reimbursement rates or changes in the rules governing government healthcare programs could have a material adverse effect on our financial condition and results of operations.
Our Network Practices receive a significant portion of revenue directly from Medicare. In addition, many private payors base their reimbursement rates on the published Medicare rates or, in the case of Medicare Advantage, are themselves reimbursed by Medicare for the services our Network Practices provide. As a result, our results of operations are, in part, dependent on government funding levels for Medicare programs, particularly Medicare Advantage programs. Any changes that limit or reduce Medicare Advantage or general Medicare reimbursement levels, such as reductions in or limitations of reimbursement amounts or rates under programs, reductions in funding of programs, expansion of benefits without adequate funding, elimination of coverage for certain benefits, or elimination of coverage for certain individuals or treatments under programs, could have a material adverse effect on our business, results of operations, financial condition and cash flows.
The Medicare program and its reimbursement rates and rules are subject to frequent change. These include statutory and regulatory changes, rate adjustments (including retroactive adjustments), administrative or executive orders and government funding restrictions, all of which may materially adversely affect the rates at which Medicare reimburses our Network Practices for patient care services. Budget pressures often lead the federal government to reduce or place limits on reimbursement rates under Medicare. Implementation of these and other types of measures has in the past and could in the future result in substantial reductions in our revenue and operating margins.
In addition, CMS often changes the rules governing the Medicare program, including those governing reimbursement. Changes that could adversely affect our business include:
•	administrative or legislative changes to rates or the bases of payment;
•	limits on the services or types of providers for which Medicare will provide reimbursement;
•	changes in methodology for patient assessment and/or determination of payment levels;
•	the reduction or elimination of annual rate increases; or
•	an increase in co-payments or deductibles payable by beneficiaries.
Any reductions in reimbursement rates or the scope of services rendered by our Network Practices being reimbursed could have a material, adverse effect on our financial condition and results of operations or even result in reimbursement rates that are insufficient to cover our operating expenses. Additionally, any delay or default by the government in making Medicare or Medicaid reimbursement payments to our Network Practices or any reduction in patients eligible for such programs could materially and adversely affect our business, financial condition and results of operations.

We cannot predict the effect that health care reform and other changes in government programs may have on our business, financial condition or results of operations.
The impact of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may adversely affect our business, financial condition and results of operations. Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement and policy. The healthcare industry is subject to changing political, regulatory and other influences. By way of example, the Affordable Care Act (“ACA”), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States.
Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration, if any, will impact our business.
Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022. Under current legislation, the actual reduction in Medicare payments varies from 1% from April 1, 2022 to June 30, 2022, to up to 3% in the final fiscal year of this sequester, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement. The Inflation Reduction Act of 2022, or IRA, signed into law on August 16, 2022, also contains a number of provisions designed to limit or reduce drug prices under the Medicare program, reduce beneficiary out-of-pocket spending under Medicare’s prescription drug benefit, and expand subsidies for individuals to obtain private health insurance under the ACA. While these provisions of the IRA do not apply directly to healthcare providers like our Network Practices, we are continuing to evaluate the potential impact, if any, that the IRA may have on our business.
Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care.
Further, the ACA may adversely affect payers by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payers seek to offset these increases by reducing costs in other areas. Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.
Changes in the payor mix of patients and potential decreases in reimbursement rates as a result of consolidation among plans could adversely affect our revenues and results of operations.
The amounts our Network Practices receive for services provided to patients are determined by a number of factors, including the payor mix of patients and the reimbursement methodologies and rates utilized by the patients’

plans. Patient services revenue consists of fee-for-service agreements held by our Network Practices. Under a fee-for-service payor arrangement, our Network Practices collect fees directly from the payor as services are provided. Patient services revenue accounted for substantially all of our total revenue for the year ended December 31, 2022. A significant decrease in the number of fee-for-service arrangements held by our Network Practices could adversely affect our revenues and results of operation.
The healthcare industry has also experienced a trend of consolidation, resulting in fewer but larger payors that have significant bargaining power, given their market share. Payments from payors are the result of negotiated rates. These rates may decline based on renegotiations and larger payors have significant bargaining power to negotiate higher discounted fee arrangements with healthcare providers. As a result, payors increasingly are demanding discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk related to paying for care provided through capitation agreements.
We face significant competition from other healthcare services providers. Our failure to adequately compete could adversely affect our business.
We and our Network Practices compete directly with national, regional and local providers of healthcare for patients and physicians. There are many other companies and individuals currently providing healthcare services, many of which have been in business longer and/or have substantially more resources. Other companies could enter the healthcare industry in the future and divert some or all of our business. If we expand to other geographies, we expect competition may change based on a number of factors, including the number of competing oncology care facilities in the local market and the types of services available at those facilities, our Network Practices’ reputation for quality care of patients, the commitment and expertise of our Network Practices’ medical staff, our local service offerings and community programs, the cost of care in each locality, and the physical appearance, location, age and condition of our facilities. If we are unable to attract patients to our managed clinics, our revenue and profitability will be adversely affected. Some of our competitors may have greater recognition and be more established in their respective communities than we are, and may have greater financial and other resources than we have. Competing oncology care providers may also offer larger facilities or different programs or services than our Network Practices do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, potential patients and referral sources. Furthermore, while we budget for routine capital expenditures at our managed clinics to keep them competitive in their respective markets, to the extent that competitive forces cause those expenditures to increase in the future, our financial condition may be negatively affected. In addition, our relationships with governmental and private third-party payors are not exclusive and our competitors have established or could seek to establish relationships with such payors to serve their covered patients. Additionally, as we expand into new geographies, we may encounter competitors with stronger relationships or recognition in the community in such new geography, which could give those competitors an advantage in obtaining new patients. Individual physicians, physician groups and companies in other healthcare industry segments, including those with which our Network Practices have contracts, and some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on our business operations and financial position.
Competition for physicians and nurses, shortages of qualified personnel or other factors could increase our labor costs and adversely affect our revenue, profitability and cash flows.
Our operations are dependent on the efforts, abilities and experience of our Network Practices’ physicians and clinical personnel. We compete with other healthcare providers, primarily hospitals and other oncology practices, in attracting physicians, nurses and medical staff to support our managed clinics, recruiting and retaining qualified management and support personnel responsible for the daily operations of each of our managed clinics and in our Network Practices contracting with payors in each of our markets. In some markets, the lack of availability of clinical personnel has become a significant operating issue facing all healthcare providers. This shortage may require us and our Network Practices to continue to enhance wages and benefits to recruit and retain qualified personnel or to contract for more expensive temporary personnel. We also depend on the available labor pool of semi-skilled and unskilled workers in each of the markets in which we operate.
If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenue consists of fixed, prospective payments, our ability to pass along increased labor costs is limited. In particular, if labor costs rise at an annual rate greater than our net annual consumer price index basket update from Medicare, our results of operations and cash flows will likely be adversely affected. Any union activity at our managed clinics that may occur in the future could contribute to increased labor costs. Certain proposed changes in federal labor laws and the National Labor Relations Board’s modification of its election procedures could increase the likelihood of employee unionization attempts. Although none of our employees or the employees of our Network Practices are currently represented by a collective bargaining agreement, to the extent a significant portion of our employee base unionizes, it is possible our labor costs could increase materially. Our failure to recruit and retain qualified management and medical personnel for our Network Practices, or to control our collective labor costs, could have a material adverse effect on our business, prospects, results of operations and financial condition.
Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to execute our business strategies and growth plans.
To execute on our growth plan, we and our Network Practices must attract and retain highly qualified personnel. Competition for highly qualified personnel is intense, especially for physicians and other medical professionals who are experienced in providing oncology care services. We and our Network Practice have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies and healthcare providers with which we compete for experienced personnel have greater resources than we have. If we and our Network Practices hire employees from competitors or other companies or healthcare providers, their former employees may attempt to assert that these employers or we have breached certain legal obligations, resulting in a diversion of our time and resources.
As we become a more mature company, we may find our recruiting efforts more challenging. The incentives to attract, retain, and motivate employees provided by our stock options and other equity awards, or by other compensation arrangements, may not be as effective as in the past. As such, we may not be successful in continuing to attract and retain qualified personnel. Our recruiting efforts may also be limited by laws and regulations, such as restrictive immigration laws, and restrictions on travel or availability of visas. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.
If our Network Practices and the physicians affiliated therewith are unable to provide consistently high quality of care, our business will be adversely impacted.
Our business is dependent upon our Network Practices and the physicians affiliated therewith providing high-quality care to patients. In particular, the ability to attract and retain patients and patient referrals is dependent upon providing cost effective, quality patient care that meets or exceeds the patients’ and payors’ expectations. We depend on third parties for certain of the patient care needs. If we, our Network Practices or the physicians affiliated therewith fail to provide service that meets the patients’ and payors’ expectations, we may have difficulty retaining or growing the patient base, which could adversely affect our business, financial condition and results of operations.
We expect the importance of high-quality patient experience to increase as we, through our Network Practices, expand our business and pursue new lives served. Any failure to maintain high-quality patient experience, or a market perception that we do not maintain high-quality care, could harm our reputation and our ability to grow the number of lives served, and our business, results of operations, and financial condition. Additionally, as the number of lives served by our Network Practices in our managed clinics grows, we will need to hire additional personnel to provide quality care at scale. If we, our Network Practices or the physicians affiliated therewith are unable to provide such care, our business, results of operations, financial condition, and reputation could be harmed.
If certain of our suppliers do not meet our needs, if there are material price increases on supplies, if we are not reimbursed or adequately reimbursed for drugs purchased or if we are unable to effectively access new technology or superior products, it could negatively impact the ability of our Network Practices to effectively provide the services we offer and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
If our suppliers do not meet our Network Practices’ needs for the products they supply, including in the event of a product recall, shortage or dispute, and are not able to find adequate alternative sources, if our Network Practices experience material price increases from these suppliers that we are unable to mitigate, or if some of the drugs that our Network Practices purchase are not reimbursed or not adequately reimbursed by commercial or government payors, it could have a material adverse impact on our business, results of operations, financial condition and cash flows. In addition, the technology related to the products critical to the services we provide is subject to new developments which may result in superior products. If we are not able to access superior products on a cost-effective basis or if suppliers are not able to fulfill our requirements for such products, we and our Network Practices could face patient attrition and other negative consequences which could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.
Our business is dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve patients, support our care teams and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may impact patients and care teams and hinder our ability to provide services, retain and attract patients, establish appropriate pricing for services, manage patient risk profiles, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.
Our information technology strategy and execution are critical to our continued success. We must continue to invest in long-term solutions that will enable us to anticipate patient needs and expectations, enhance the patient experience, act as a differentiator in the market and protect against cybersecurity risks and threats. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. In addition, recent trends toward greater patient engagement in health care require new and enhanced technologies, including more sophisticated applications for mobile devices. Connectivity among technologies is becoming increasingly important. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology, evolving industry and regulatory standards and patient needs. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.
Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, customer, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We and certain of our service providers are from time to time, subject to cyberattacks and security incidents, and we cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. While we do not believe that we have experienced any significant system failure, accident or security breach to date, if we suffer a material loss or disclosure of health-related or other personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

We may be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could materially harm our business and results of operations.
We and our Network Practices may be party to lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our services or require us to stop serving certain patients or geographies, all of which could negatively impact our geographical expansion and revenue growth. Our Network Practices may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our revenue growth. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts the attention of management and our affiliated providers from our business.
The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our common stock.
Furthermore, our business exposes our Network Practices and affiliated providers to potential medical malpractice, professional negligence or other related actions or claims that are inherent in the provision of healthcare services. These claims, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management and our affiliated providers from our core business, harm our reputation and adversely affect our Network Practices’ ability to attract and retain patients, any of which could have a material adverse effect on our business, financial condition and results of operations.
Although we maintain professional liability insurance coverage for our Network Practices and affiliated providers, it is possible that claims against them may exceed the coverage limits of our insurance policies. Even if any professional liability loss is covered by an insurance policy, our liability could exceed the limits of our insurance coverage. Professional liability claims in excess of applicable insurance coverage could have a material adverse effect on our collective business, financial condition and results of operations. In addition, any professional liability claim brought against our Network Practices and affiliated providers, with or without merit, could result in an increase of our professional liability insurance premiums. Insurance coverage varies in cost and can be difficult to obtain, in particular insurance coverage relating to cybersecurity, and we cannot guarantee that we will be able to obtain insurance coverage on behalf of our Network Practices and affiliated providers in the future on terms acceptable to us or at all. If costs of insurance and claims increase, then our collective earnings could decline.
Some jurisdictions preclude Network Practices from entering into non-compete agreements with physicians, and other non-compete agreements and restrictive covenants applicable to certain physicians and other clinical employees may not be enforceable.
Network Practices have employment contracts with physicians and other health professionals in many states. Some of these contracts include provisions preventing these physicians and other health professionals from competing with us both during and after the term of our contract with them. The law governing non-compete agreements and other forms of restrictive covenants varies from state to state. Some jurisdictions prohibit our Network Practices from using non-competition covenants with our professional staff. Other states are reluctant to strictly enforce non-compete agreements and restrictive covenants applicable to physicians and other healthcare professionals. There can be no assurance that our Network Practices’ non-compete agreements related to physicians and other health professionals will be found enforceable if challenged in certain states. In such event, our Network Practices would be unable to prevent physicians and other health professionals formerly employed by our Network Practices from competing with us, potentially resulting in the loss of some of our patients.

Current and future acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities.
As part of our growth strategy, we may pursue acquisitions of oncology and other physician practices and services. These acquisitions may involve significant cash expenditures, debt incurrence, additional operational losses and expenses, and compliance risks that could have a material adverse effect on our financial condition and results of operations. We may not be able to successfully integrate the acquired businesses into ours and our Network Practices’, and therefore, we may not be able to realize the intended benefits from an acquisition. These acquisitions could result in difficulties integrating acquired operations, technologies, and personnel into our business. Such difficulties may divert significant financial, operational, and managerial resources from our existing operations and make it more difficult to achieve our operating and strategic objectives. We and our Network Practices may fail to retain employees or patients acquired through these acquisitions, which may negatively impact the integration efforts. These acquisitions could also have a negative impact on our results of operations if it is subsequently determined that goodwill or other acquired intangible assets are impaired, thus resulting in an impairment charge in a future period.
In addition, these acquisitions involve risks that the acquired businesses will not perform in accordance with expectations; that we may become liable for unforeseen financial or business liabilities of the acquires businesses, including liabilities for failure to comply with applicable healthcare regulations; that the expected synergies associated with acquisitions will not be achieved; and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, which could have a material adverse effect on our financial condition and results of operations.
If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.
We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know- how and other internally developed information.
Negative publicity regarding the managed healthcare industry generally could adversely affect our results of operations or business.
Negative publicity regarding the managed healthcare industry generally may result in increased regulation and legislative review of industry practices that further increase our costs of doing business and adversely affect our results of operations or business by:
•	requiring us to change our products and services;
•
increasing the regulatory, including compliance, burdens under which we operate, which, in turn, may negatively impact the manner in which our Network Practices provide services and increase our costs of providing services;

•	adversely affecting our ability to market our products or services through the imposition of further regulatory restrictions; or
•	adversely affecting our ability to attract and retain patients.
Our managed clinics may be negatively impacted by weather and other factors beyond our control.
Our results of operations may be adversely impacted by adverse conditions affecting our managed clinics, including severe weather events such as hurricanes and flooding, natural disasters such as earthquakes and forest fires. In particular, Fort Myers, Florida where our headquarters are located, experienced significant damage in the wake of Hurricane Ian. We may not fully realize Ian’s impact on Fort Myers for some time, and Fort Myers is likely to be adversely impacted by other severe storms and/or hurricanes in the future. Our results of operations may also be adversely impacted by public health concerns such as contagious disease outbreaks, violence or threats of violence or other factors beyond our control that cause disruption of patient scheduling, displacement of patients, employees and care teams, or force certain of our managed clinics to close temporarily. Our future operating results may be adversely affected by these and other factors that disrupt the operation of our managed clinics.
Risks Related to Our Regulatory Environment
We are dependent on our relationships with our Network Practices to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with our Network Practices become subject to legal challenges.
Our contractual relationships with our Network Practices may implicate certain state laws that generally prohibit non-professional entities from providing licensed medical services or exercising control over licensed physicians or other healthcare professionals (such activities generally referred to as the “corporate practice of medicine”) or engaging in certain practices such as fee-splitting with such licensed professionals. The interpretation and enforcement of these laws vary significantly from state to state. There can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material and adverse effect on our business, financial condition and results of operations. Regulatory authorities, state boards of medicine, state attorneys general and other parties may assert that, despite the agreements through which we operate, we are engaged in the provision of medical services and/or that our arrangements with our Network Practices constitute unlawful fee-splitting. If a jurisdiction’s prohibition on the corporate practice of medicine or fee-splitting is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate our arrangements with our Network Practices to bring our activities into compliance with such laws. A determination of non-compliance, or the termination of or failure to successfully restructure these relationships could result in disciplinary action, penalties, damages, fines, and/or a loss of revenue, any of which could have a material and adverse effect on our business, financial condition and results of operations. State corporate practice of medicine and fee-splitting prohibitions also often impose penalties on healthcare professionals for aiding in the improper rendering of professional services, which could discourage physicians and other healthcare professionals with whom we contract from providing clinical services.
Our managed clinics and our Network Practices providing professional services at such clinics may become subject to medical liability claims, which could have a material adverse impact on our business.
Our business entails the risk of medical liability claims against us, our Network Practices and their clinicians. Although we, our Network Practices and their clinicians carry insurance covering medical malpractice claims in amounts that we believe are appropriate in light of the risks attendant to our business, successful medical liability claims could result in substantial damage awards that exceed the limits of our and our clinicians’ insurance coverage, and/or plaintiffs in these matters may request punitive or other damages that may not be covered by insurance. In addition, professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our clinicians, our affiliated practices or to us in the future at acceptable costs or at all.
Any claims made against us or our Network Practices that are not fully covered by insurance could be costly to defend, result in substantial damage awards against us and divert the attention of our management and our Network Practices from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.
If there is a change in accounting standards by the Financial Accounting Standards Board (“FASB”) or the interpretation thereof affecting consolidation of entities, it could have a material adverse effect on our consolidation of total revenues derived from our Network Practices.
Our financial statements are consolidated in accordance with applicable accounting standards and include the accounts of our Network Practices, which we manage under long-term management services agreements but are not owned by us. Such consolidation for accounting and/or tax purposes does not, is not intended to, and should not be deemed to, imply or provide us any control over the medical decisions of our Network Practices. In the event a change in accounting standards promulgated by FASB or in interpretation of its standards, or if there is an adverse determination by a regulatory agency or a court, or a change in state or federal law relating to the ability to maintain present agreements or arrangements with our Network Practices, we may not be permitted to continue to consolidate the total revenues of such practices.

Our managed clinics and our Network Practices may be subject to third-party payor audits, which, if adversely determined against us or our Network Practices, may have a material effect on our results of operations and financial condition.
As a result of our Network Practices’ participation in the Medicare and Medicaid programs, our managed clinics and our Network Practices are subject to various governmental inspections, reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations.
Payors may also reserve the right to conduct audits. We also periodically conduct internal audits and reviews of our regulatory compliance. An adverse inspection, review, audit or investigation could result in:
•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from payors;
•	state or federal agencies imposing fines, penalties and other sanctions on us;
•	temporary suspension of payment for new patients to the facility or agency;
•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;
•	self-disclosure of violations to applicable regulatory authorities;
•	damage to our reputation;
•	the revocation of a facility’s or agency’s license; and
•	loss of certain rights under, or termination of, our contracts with payors.
If adverse inspections, reviews, audits or investigations occur and any of the results noted above occur, it could have a material adverse effect on our business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, audits or investigations could be significant.
We are subject to extensive fraud, waste, and abuse laws that may give rise to federal and state audits, investigations, lawsuits and claims against us, the outcome of which may have a material adverse effect on our business, financial condition, cash flows, or results of operations.
The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships and arrangements with healthcare providers and vendors, our marketing activities and other aspects of our operations. Of particular importance are:
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the federal Anti-Kickback Statute, or AKS, which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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the federal physician self-referral law, the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS, if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS;

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the federal False Claims Act, or FCA, which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam

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or whistleblower suits. There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary

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or that is substandard in quality. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;

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the Civil Monetary Penalties Law, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider. We may also be subject to civil monetary penalties and other sanctions under the statute if we or our Network Practices hire or contract with any individuals or entities that are or become excluded from government healthcare programs, for the provision of items or

•	services for which payment may be made under such programs;
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the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•	reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;
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similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any payor, including patients and commercial insurers;

•	laws that regulate debt collection practices;
•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose, or refund known overpayments;
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federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered;

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federal and state laws and policies that require healthcare providers to maintain licensure, certification or accreditation to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs and, in some cases, to re- enroll in these programs when changes in direct or indirect ownership occur;

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federal and state laws pertaining to the provision of services by nurse practitioners and physician assistants in certain settings, physician supervision of those services, and reimbursement requirements that depend on the types of services provided and documented and relationships between physician supervisors and nurse practitioners and physician assistants; and

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Medicare and Medicaid regulations, manual provisions, local coverage determinations, national coverage determinations and agency guidance imposing complex and extensive requirements upon healthcare providers.

The laws and regulations in these areas are complex, changing and often subject to varying interpretations. As a result, there is no guarantee that a government authority will find that we or our Network Practices are in compliance with all such laws and regulations that apply to our business. Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by us or our Network Practices could be subject to challenge under one or more of these laws, including, without limitation, patient assistance programs that waive or reduce the patient’s obligation to pay copayments, coinsurance or deductible amounts owed for the services provided to them if they meet certain financial need criteria. If we or our Network Practices’ operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against us or our Network Practices for violation of these laws or regulations, even if successfully defended against, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cashflows, reputation as a result.
If any of our managed clinics or Network Practices lose their regulatory licenses, permits and/or accreditation status, or become ineligible to receive reimbursement under Medicare or Medicaid or other third-party Payors, there may be a material adverse effect on our business, financial condition, cash flows, or results of operations.
The operations of our managed clinics through our Network Practices are subject to extensive federal, state and local regulation relating to, among other things, the adequacy of medical care, equipment, personnel, operating policies and procedures, dispensing of prescription drugs, fire prevention, rate-setting and compliance with building codes and environmental protection. Our managed clinics and Network Practices are also subject to extensive laws and regulation relating to facility and professional licensure, conduct of operations, including financial relationships among healthcare providers, Medicare and Medicaid fraud and abuse and physician self-referrals, and maintaining updates to our Network Practices’ enrollment in the Medicare and Medicaid programs, including addition of new clinic locations, providers and other enrollment information. Our managed clinics and Network Practices are subject to periodic inspection by licensing authorities and accreditation organizations to assure their continued compliance with these various standards. There can be no assurance that these regulatory authorities will determine that all applicable requirements are fully met at any given time. Should any of our managed clinics or Network Practices be found to be noncompliant with these requirements, we or our Network Practices could be assessed fines and penalties, could be required to refund reimbursement amounts or could lose our licensure or Medicare and/or Medicaid certification or accreditation so that we or our Network Practices are unable to receive reimbursement from such programs and possibly from other third-party payors, any of which could materially adversely affect our business, financial condition, cash flows or results of operations.
If we or our Network Practices fail to comply with applicable data interoperability and information blocking rules, our consolidated results of operations could be adversely affected.
The 21st Century Cures Act (the “Cures Act”), which was signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In May 2020, the HHS Office of the National Coordinator for Health Information Technology, or ONC, and CMS published the Cures Act final rule, which was intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, changes to ONC’s health IT certification program and requirements that CMS-regulated payors make relevant claims/care data and provider directory information available through standardized patient access and provider directory application programming interfaces, or APIs, that connect to provider electronic health record systems, or EHRs. The final rule will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, or HIEs/HINs, and health plans share patient information, and create significant requirements for healthcare industry participants. For example, the final rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange or use of electronic health information, or EHI, also known as “information blocking.” To further support access and exchange of EHI, the final rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.
Actual or perceived failures to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards and other requirements could adversely affect our business, financial condition and results of operations.
We and our Network Practices collect, receive, generate, use, process, and store significant and increasing volumes of sensitive information, such as employee, individually identifiable health information and other personally identifiable information. We and our Network Practices are subject to a variety of federal and state laws and regulations, as well as contractual obligations, relating to the collection, use, storage, retention, security, disclosure, transfer, return, destruction and other processing of personal information, including health-related information. Enforcement actions and consequences for noncompliance with such laws, directives and regulations are rising, and the regulatory framework for privacy, data protection and data transfers is complex and rapidly evolving and is likely to remain uncertain for the foreseeable future.

In the United States, numerous such federal and state laws and regulations, including data breach notification laws, health information privacy laws, and consumer protection laws and regulations, including those that govern the collection, use, disclosure, and protection of health-related and other personal information, could apply to our operations or the operations of our Network Practices. For example, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and regulations implemented thereunder, which we refer to collectively as HIPAA, imposes privacy, security and breach notification obligations on certain health care providers, health plans, and health care clearinghouses, known as covered entities, as well as business associates that perform certain services that involve creating, receiving, maintaining or transmitting individually identifiable health information for or on behalf of such covered entities. HIPAA requires covered entities, such as our Network Practices, and business associates, such as us, to develop and maintain policies with respect to the protection of, use and disclosure of protected health information, or PHI, including the adoption of administrative, physical and technical safeguards to protect such information, and certain notification requirements in the event of a data breach.
Entities that are found to be in violation of HIPAA as the result of a breach of unsecured PHI, a complaint about privacy practices or an audit by HHS, may be subject to significant civil, criminal and administrative fines and penalties and/or additional reporting and oversight obligations if required to enter into a resolution agreement and corrective action plan with HHS to settle allegations of HIPAA non-compliance. HIPAA also authorizes state Attorneys General to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI. Enforcement actions by HHS or state Attorneys General could result in significant financial liability and reputational harm, in addition to depleting financial resources.
Numerous other state and federal laws, including consumer protection laws and regulations, govern the collection, dissemination, use, access to, confidentiality, security and processing of personal information, including health-related information, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. In addition, these laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and may be subject to varying interpretations by courts and government agencies.
Laws in all 50 states and other United States territories have been enacted that may require businesses to provide notice to regulators or to individuals whose personal information has been accessed without authorization or disclosed as a result of a data breach. Such laws are not always consistent, and compliance in the event of a widespread data breach is costly and may be challenging. We also may be contractually required to comply with various requirements relating to privacy and security of personal information and to provide notice or take other actions in connection with a data breach, and failures to comply with such contractual requirements could result in potential contractual liability. Although we may have certain contractual protections in our contracts with third parties, such contractual protections may not be sufficient to adequately protect us from potential liability, potential harm to our reputation or the need to expend significant resources on data security and responding to an actual or perceived data breach.
States are also constantly amending existing laws, requiring attention to frequently changing requirements, and we expect these changes to continue. For example, in June 2018, California enacted the California Consumer Privacy Act, or the CCPA, which became effective on January 1, 2020, and, among other things, requires covered companies to provide disclosures to California consumers, and affords such consumers certain data protection rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information that may increase data breach litigation. While the CCPA includes certain exceptions for health-related information, including PHI, it still may require us to modify our data practices and policies and to incur substantial costs and expenses in an effort to comply. Further, the California Privacy Rights Act, or CPRA, recently passed in California. The CPRA will impose additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It will also create a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required.

As required by certain laws, we publicly post documentation regarding our privacy practices concerning the collection, processing, use and disclosure of certain data. The publication of our privacy policy and other documentation that provide promises and assurances about privacy and security can subject us to potential state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. In addition, although we endeavor to comply with our published policies and documentation, individuals could allege we have failed to do so, or we may at times actually fail to do so despite our efforts. Any failure by us, our third-party service providers or other parties with whom we do business to comply with this documentation or with laws or regulations applicable to our business could result in proceedings against us by governmental entities or others.
In addition, the Federal Trade Commission, or the FTC, expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Our failure to take any steps perceived by the FTC as appropriate to protect consumers’ personal information may result in claims by the FTC that we have engaged in unfair or deceptive acts or practices in violation of Section 5(a) of the FTC Act. State consumer protection laws provide similar causes of action for unfair or deceptive practices for alleged privacy, data protection and data security violations.
In addition to government regulation, privacy advocates and industry groups may propose self- regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate our customers’ compliance with such standards. We expect that there will continue to be new proposed laws and regulations concerning privacy, data protection, and information security, and we cannot yet determine the impact such future laws, regulations, and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual and other obligations may require us to incur additional costs and restrict our business operations. Because the interpretation and application of laws, standards, contractual and other obligations relating to privacy and data protection are still uncertain and changing, it is possible that these laws, standards, contractual and other obligations may be interpreted and applied in a manner that is inconsistent with our data management practices, our privacy, data protection or data security policies or procedures or the features of our technology. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, imprisonment of company officials and public censure, other claims and penalties, significant costs for remediation and damage to our reputation, we could be required to fundamentally change our business activities and practices or modify our technology, any of which could adversely affect our business. We may be unable to make such changes or modifications in a commercially reasonable manner, or at all, and our ability to develop new software or provide new services could be limited. Any inability to adequately address privacy, data protection or information security-related concerns, even if such concerns are unfounded, or to successfully negotiate privacy, data protection or information security- related contractual terms with customers, or to comply with applicable laws and regulations, or our policies relating to privacy, data protection, and information security, could result in additional cost and liability to us, harm our reputation and brand, and adversely affect our business, financial condition and results of operations.
We and our Network Practices are subject to federal, state and local laws and regulations that govern our business. These include regulations of our employment practices, including minimum wage, living wage, and paid time-off requirements, permitting and licensing, employee health and safety and the storage, treatment and disposal of waste. Failure to comply with these laws and regulations, or changes to these laws and regulations that increase our expenses, could adversely impact our operations.
We and our Network Practices are required to comply with all applicable federal, state and local laws and regulations related to the operation of our business. These regulations include regulations governing our Network Practices’ dispensary services, the construction, the use of our managed clinics and the treatment of hazardous waste or drug products. Changes in regulations or new regulations could increase our costs, cause our Network Practices to lose licenses or accreditations or otherwise harm our business or the business of our Network Practices.
We and our Network Practices are required to comply with all applicable federal, state and local laws and regulations relating to employment, including occupational safety and health requirements, wage and hour and other compensation requirements, employee benefits, providing leave and sick pay, employment insurance, proper classification of workers as employees or independent contractors, immigration and equal employment opportunity laws. These laws and regulations can vary significantly among jurisdictions and can be highly technical. Costs and expenses related to these requirements are a significant operating expense and may increase as a result of, among other things, changes in federal, state or local laws or regulations, or the interpretation thereof, requiring employers to provide specified benefits or rights to employees, increases in the minimum wage and local living wage ordinances, increases in the level of existing benefits or the lengthening of periods for which unemployment benefits are available. We may not be able to offset any increased costs and expenses. Furthermore, any failure to comply with these laws requirements, including even a seemingly minor infraction, can result in significant penalties which could harm our reputation and have a material adverse effect on our business.
Future changes to applicable tax laws and regulations and/or their interpretation may have an adverse effect on our business, financial condition and results of operations. Tax rules and regulations are subject to interpretation and require judgment by us that may be successfully challenged by the applicable taxation authorities upon audit, which could result in additional tax liabilities.
Changes in tax laws or their interpretation could decrease the amount of revenues we receive, the value of any tax loss carry-forwards and tax credits recorded on our balance sheet and the amount of our cash flow, and adversely affect our business, financial condition or results of operations. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of our deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, other changes in the apportionment of our income, and changes in tax rates, could also increase our future effective tax rate.
In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex, and the manner which they apply to us and our diverse set of business arrangements is often open to interpretation, and can require us to take positions regarding the interpretation of applicable rules or the valuation of our assets that are subject to material uncertainty. Significant management judgment is required in determining our provision for taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. The proper tax treatment or characterization of the transactions we undertake is often subject to significant uncertainty, and the resolution of any related issues could affect the withholding tax liabilities to which we are subject or the tax deductions that we are able to claim. The tax authorities could challenge our interpretation of laws, regulations and treaties or the positions that we have taken regarding the valuation of our assets, resulting in additional tax liability or adjustment to our income tax provision.
Our tax filings are subject to review or audit by various taxing authorities. As discussed above, we exercise significant judgment in determining our provision for taxes and, in the ordinary course of our business, there may be transactions and calculations where the proper tax treatment is uncertain. We may also be liable for taxes in connection with businesses we acquire. Our determinations are not binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on our business, financial condition, results of operations and cash flows.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us, any of which could adversely affect our business operations and financial performance. We are unable to predict what changes will occur and, if so, the ultimate impact on its business. To the extent that such changes have a negative impact on us, they may materially and adversely impact its business, financial condition, results of operations and cash flows.
Risks Related to our Operating as Public Company
The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources, divert management’s attention, make us incur increased costs, and affect our ability to attract and retain executive management and qualified board members.
As a public company we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We are subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of Nasdaq and other applicable securities rules and regulations. Stockholder activism, the current political and social environment, and the current high level of government intervention and regulatory reform, may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which we operate our business in ways we cannot currently anticipate.
Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations. Although we have already hired additional employees to assist us in complying with these requirements, our finance team is small and we may need to hire more employees in the future, or engage outside consultants, which will increase our operating expenses. We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.
Compliance with these rules and regulations may strain our financial and management systems, internal controls, and employees. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Moreover, the Sarbanes- Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If we encounter additional material weaknesses or deficiencies in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. Effective internal control is necessary for us to produce reliable financial reports and is important to prevent fraud.
As a public company listed in the United States, we will incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and Nasdaq, may increase legal and financial compliance costs and make some activities more time- consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.
We may lose our eligibility to qualify as an emerging growth company prior to the last day of the fiscal year following the fifth anniversary of the completion of the IPO of DTOC, our predecessor prior to the Business Combination, if (i) our annual gross revenues exceed $1.235 billion, (ii) we become a large accelerated filer, or (iii) we issue more than $1 billion in non-convertible debt. When we lose our eligibility to qualify as an emerging growth company, subject to any other applicable exemptions, our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal control over financial reporting commencing with our next annual report on Form 10-K following loss of emerging growth company status. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we are not able to timely and effectively remediate the material weaknesses described above in this section, or if we identify one or more additional material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our common stock could be negatively affected, and we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources.
Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company,” we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; we will be exempt from any rules that could be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements; we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and we will not be required to hold non-binding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.
We will be an “emerging growth company” until the earlier of (1) the last day of the fiscal year following the fifth anniversary of DTOC’s IPO, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
The exact implications of the JOBS Act are subject to interpretation and guidance by the SEC and other regulatory agencies, and we cannot assure that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may decline or become more volatile.
Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes- Oxley Act for so long as we are an “emerging growth company.”
Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.”
The trading price of our Class A Common Stock may be volatile, and purchasers of our Class A Common Stock could incur substantial losses.
The trading price of our Class A Common Stock may be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the price paid for the shares. The market price for our Class A Common Stock may be influenced by many factors, including:
•	actual or anticipated variations in our operating results;
•	changes in financial estimates by us or by any securities analysts who might cover our shares;
•	conditions or trends in our industry;
•	changes as a result of the COVID-19 pandemic, international hostilities or similar macroeconomic events;
•	unfavorable general economic conditions, such as a recession or economic slowdown;

•	stock market price and volume fluctuations of comparable companies;
•	announcements by us or our competitors of new product or service offerings, significant acquisitions, strategic partnerships, or divestitures;
•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
•	capital commitments;
•	investors’ general perception of us and our business;
•	recruitment or departure of key personnel; and
•	sales of Class A Common Stock, including sales by our directors and officers or specific stockholders.
In addition, in the past, stockholders have initiated class action lawsuits following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources from our business.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Charter and Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions provide for, among other things:
•	the division of our Board into three classes of directors, with each class serving a staggered three year term;
•	there is no cumulative voting with respect to the election of our Board;
•	the ability of our Board to issue one or more series of preferred stock;
•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•	limiting the ability of stockholders to call special stockholder meetings;
•	limiting the ability of stockholders to act by written consent;
•	the ability of our Board to exclusively fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances;
•	providing that our Board is expressly authorized to adopt, amend, alter or repeal our bylaws;
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providing that stockholders may amend the bylaws only by the affirmative vote of at least 66.7% of the voting power of all then outstanding shares of capital stock of AON entitled to vote generally in the election of directors, voting together as a single class; and

•	AON is subject to the provisions of Section 203 of the DGCL.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Securities.”
Our charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our charter will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of us, (ii) action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company to us or our stockholders, (iii) action asserting out of or relating to any provision of the DGCL, the Charter or the Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine of the State of Delaware shall, to the fullest extent permitted by law. Our charter will also provide that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of the provisions of the Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of the Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
Risks Relating to Our Common Stock and Warrants
The sale of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A Common Stock issuable upon exercise of our warrants, conversion of our Class B Common Stock, or conversion of our Series A Preferred Stock), or the perception that such sales may occur, may cause the market price of our securities to decline significantly.
The shares of Class A Common Stock offered for resale by the Selling Securityholders in this prospectus represent approximately 537% of total AON Class A Common Stock outstanding as of October 1, 2023 (assuming no exercise of any of our warrants). The amount of Class A Common Stock offered for resale by the Selling Securityholders exceeds the number of shares of Class A Common Stock currently outstanding because a significant portion of the shares of Class A Common Stock offered for resale is not currently outstanding and are issuable upon the exercise of warrants, conversion of our Class B Common Stock, or conversion of our Series A Preferred Stock. The sale of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Class A Common Stock and public warrants.
Although (i) the AON LLC equityholders for whom 28,109,796 shares are registered for resale hereunder, are currently prohibited from transferring any of their shares of Class B Common Stock or from exchanging their Class B Common Stock together with an equal number of AON LLC common units for Class A Common Stock for a period of 6 months following the Closing Date, and (ii) the Sponsors and its permitted transferees for whom 14,450,833 shares are registered for resale hereunder, are currently prohibited from transferring any of their shares of Class A Common Stock for a period of 12 months following the Closing Date, once such resale restrictions end, the market price of our Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Certain existing shareholders purchased our shares at a price below the current trading price of such shares, and may experience a positive rate of return based on the current trading price. Other investors and shareholders may not experience a similar rate of return.
The Sponsor paid the nominal price of $0.003 per share for the shares of Class A Common Stock held by it and $1.50 per private placement warrant. The shares held by the Sponsor and its permitted transferees (including 2,918,125 Earnout Shares, which are subject to vesting) represent approximately 87% of the total outstanding shares of the Company’s Class A Common Stock. As a result of these nominal prices compared with the market prices of our Class A Common Stock and public warrants, which as of October 9, 2023, were $7.06 per share and $0.20 per warrant, respectively, the Sponsor is likely to earn a positive return on its investment even if other holders of shares of Class A Common Stock, including our public stockholders, experience a negative return on their investment in the Company’s securities. As a result, the Sponsor and its permitted transferees may be incentivized to sell its securities when others are not. Other shareholders and investors may not experience a similar rate of return.

Because we do not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of Class A Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.
A market for our securities may not continue, which would adversely affect the liquidity and price of its securities.
The price of our securities may continue to fluctuate significantly. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject us to additional trading restrictions.
Currently, Class A Common Stock and public warrants are listed on Nasdaq under the symbols “AONC” and “AONCW.” In order to continue the list of these securities on Nasdaq, we are required to maintain certain financial, distribution and stock price levels. Generally, we are required to maintain a public float of $500,000, a minimum market capitalization of $1,000,000 and a minimum number of holders of our securities (generally 300 round lot shareholders). If Nasdaq delists our securities from trading on its exchange and we are not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;
•
a determination that Class A Common Stock is a “penny stock” which will require brokers trading in Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Class A Common Stock and public warrants are listed on Nasdaq, they are covered securities. However, if our securities were no longer listed on Nasdaq, they would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Our warrants may never be in the money, and they may expire worthless.
The exercise price for our public warrants is $11.50 per share, and the exercise price for our private placement warrants is $11.50 per share (each as subject to adjustment as described herein), which exceeds the market price of Class A Common Stock, which was $7.06 per share based on the closing price of Class A Common Stock on Nasdaq on October 9, 2023. If all of our warrants were exercised in full for cash, we would receive an aggregate of approximately $166.2 million. We do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the warrants remain out-of-the money. There can be no assurance that the public warrants will ever be in the money prior to their expiration and, as such, the warrants may expire worthless.
We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to the warrant holders, thereby making the warrants worthless.
We may redeem outstanding warrants (excluding any private placement warrants held by the Sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of Class A Common Stock in the event Class A Common Stock is not traded on any specific trading day) of Class A Common Stock equals or exceeds $18.00 per-share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, there is an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We also have the ability to redeem outstanding warrants (excluding any private placement warrants held by the Sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.10; provided that (i) the last reported sales price of the Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which AON sends proper notice of such redemption and (ii) if the last reported sales price of the Class A Common Stock is less than $18.00 per share, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A Common Stock) as the outstanding Public Warrants; provided that on the date AON gives notice of redemption and during the entire period thereafter until the time AON redeems the warrants, AON has an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise its warrants and pay the exercise price therefore at a time when it may be disadvantageous for it to do so, (ii) to sell its warrants at the then-current market price when it might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of its warrants.
Assuming the effectiveness of the registration statement of which this prospectus is part of, the warrants to purchase AON Class A Common Stock will become exercisable on October 20, 2023 which could increase the number of shares eligible for future resale in the public market and result in dilution to its stockholders.
As of the closing of the Business Combination, there were 8,337,500 public warrants and 6,113,333 private placement warrants outstanding, all of which will become exercisable on October 20, 2023, assuming the effectiveness of the registration statement of which this prospectus is part of. Each public warrant entitles its holder to purchase one share of Common Stock at an exercise price of $11.50 per share, and each private placement warrant entitles its holder to purchase one share of Common Stock at an exercise price of $11.50 per share (subject to adjustment as described herein). To the extent warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of Class A Common Stock.
Future offerings of debt or offerings or issuances of equity securities by us may adversely affect the market price of Class A Common Stock or otherwise dilute all other stockholders.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our Class A Common Stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under our stock incentive plans. Future acquisitions could require substantial additional capital in excess of cash from operations. We would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations.
Issuing additional shares of common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our Class A Common Stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our Class A Common Stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit the our ability to pay dividends to the holders of the Class A Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing and nature of our future offerings.
The price of Class A Common Stock could decline if securities analysts do not publish research or if securities analysts or other third parties publish inaccurate or unfavorable research about us.
The trading market for Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for Class A Common Stock could be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model or the performance of Class A Common Stock, or if our results of operations fail to meet the expectations of analysts, the price of Class A Common Stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
We may be subject to securities litigation, which is expensive and could divert management’s attention.
The share price of our Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. AON may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on its business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

USE OF PROCEEDS
All of the shares of Common Stock and warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $166.2 million from the exercise of all warrants assuming the exercise in full of all such warrants for cash. Our warrants are currently “out-of-the money,” which means that the trading price of the shares of Class A Common Stock underlying our warrants is below the $11.50 exercise prices, as applicable (subject to adjustment as described herein), of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the section entitled “Description of Securities—Warrants” for more information.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF OUR COMMON STOCK AND WARRANTS AND DIVIDEND INFORMATION
Market Price of Our Common Stock and Warrants
Trading of our Class A Common Stock and warrants began on Nasdaq on September 21, 2023, under the ticker symbol “AONC” for common stock and “AONCW” for the warrants. Prior to the Business Combination, the DTOC Class A Common Stock, and DTOC Warrants traded under the ticker symbols “DTOC” and “DTOCW”, respectively, on Nasdaq. On October 9, 2023, the closing sale price of our Class A Common Stock was $7.06 per share and the closing price of our warrants was $0.20 per warrant.
Dividend Policy
We have not paid any cash dividends on our common stock to date and prior to the Business Combination, DTOC had not paid any dividends on its ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends are limited by the terms of financing and other agreements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
Digital Transformation Opportunities Corp., a Delaware corporation (“DTOC”) and American Oncology Network, LLC, a Delaware limited liability company (the “Company” or “AON”) are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination, as defined within this prospectus. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2023, combines the unaudited balance sheet of DTOC as of June 30, 2023, with the unaudited consolidated balance sheet of the Company as of June 30, 2023, giving effect to the Business Combination as if it had been consummated on June 30, 2023.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the unaudited statement of operations of DTOC for the six months ended June 30, 2023, with the unaudited consolidated statement of operations of the Company for the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the audited statement of operations of DTOC for the year ended December 31, 2022, with the audited consolidated statement of operations of the Company for the year ended December 31, 2022. The unaudited pro forma condensed combined statements of operations give effect to the Business Combination as if it had been consummated on January 1, 2022, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:
•
The historical unaudited condensed financial statements of DTOC as of and for the six months ended June 30, 2023, and the historical audited financial statements of DTOC as of and for the year ended December 31, 2022; and

•
The historical unaudited condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2023, and the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent DTOC’s consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project DTOC’s consolidated results of operations or consolidated financial position for any future date or period.
The unaudited pro forma condensed combined financial information should also be read together with “AON Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.
Description of the Business Combination
As previously disclosed, Digital Transformation Opportunities Corp., American Oncology Network, LLC, GEF AON Holdings Corp. (“AON Class C Preferred Investor”), and DTOC Merger Sub, Inc., a direct, wholly owned subsidiary of DTOC (“Merger Sub”) entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of June 14, 2023 (which further amended and restated the Business Combination Agreement entered into by DTOC and AON as of October 5, 2022, and amended and restated on January 6, 2023, and April 27, 2023), pursuant to which, among other transactions, on September 20, 2023 (the “Closing Date”), DTOC and AON undertook a series of transactions (the “Business Combination”) resulting in the organization of the combined post-business combination company as an umbrella partnership C corporation, in which substantially all of the assets and the business of the combined company are held by AON, and DTOC became a member of AON.

In connection with the closing of the Business Combination, DTOC changed its name to “American Oncology Network, Inc.” (sometimes referred to herein as “New AON”).
On September 19, 2023, DTOC held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, DTOC stockholders voted to approve the Business Combination with AON and related proposals. Prior to the Special Meeting, a total of 1,699,558 shares of common stock, par value $0.0001, of DTOC (“DTOC Common Stock”) were presented for redemption for cash at a price of approximately $10.50 per share in connection with the Special Meeting.
As a result of, and in connection with, the Closing, among other things, (i) AON amended and restated its operating agreement (the “Amended and Restated AON LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON LLC common units that were exchanged on a one-to-one basis for shares of New AON Class A common stock (“New AON Class A Common Stock”) and its existing AON Class C units into AON Series A preferred units; (ii) AON converted profit pool units of certain of AON’s subsidiaries into an equal number of AON LLC common units and shares of New AON Class B common stock (“New AON Class B Common Stock”), which together are exchangeable into shares of New AON Class A Common Stock (together with the New AON Class B Common Stock, the “New AON Common Stock”); (iii) New AON amended and restated its charter (the “Charter”) to provide for (a) the conversion of all existing shares of DTOC Class B common stock into shares of New AON Class A Common Stock on a one-to-one basis, (b) amendment of the terms of New AON Class B Common Stock to provide holders voting rights but no economic rights and (c) designation of a new series of New AON preferred stock as Series A convertible preferred stock (the “New AON Series A Preferred Stock”) with such rights and preferences as provided for in the certificate of designation of the New Aon Series A Preferred Stock (the “New AON Series A Certificate of Designation”); and (iv) among other things, (a) AON issued common units to New AON in exchange for a combination of cash and shares of New AON Class B Common Stock and warrants to acquire shares of New AON Class B Common Stock (the “Class B Prefunded Warrants”), (b) New AON was admitted as a member of AON, (c) AON distributed shares of New AON Class B common stock or Class B Prefunded Warrants, as applicable, to AON equityholders, (d) New AON reserved a specified number of additional shares of New AON Class A Common Stock after the Closing for issuance to eligible participants, (e) Merger Sub merged with and into the AON Class C Preferred Investor whereby the separate existence of Merger Sub ceased and New AON issued a number of shares of New AON Series A Preferred Stock equal to the number of AON Series A preferred units held by the AON Class C Preferred Investor to AEA Growth Management LP, the parent of AON Class C Preferred Investor (“AEA Growth”) in exchange for all the shares of common stock held by AEA Growth in the AON Class C Preferred Investor (the “First Step”), (f) promptly after the First Step, the AON Class C Preferred Investor merged with and into New AON whereby the separate existence of the AON Class C Preferred Investor ceased and New AON held all the AON Series A preferred units and (g) from and after the Closing (but subject to lock-up restrictions), the AON common equityholders (other than New AON) will have the right (but not the obligation) to exchange AON LLC common units together with an equal number of shares of New AON Class B Common Stock (whether held directly or indirectly through Class B Prefunded Warrants) for shares of New AON Class A Common Stock.
In addition, in connection with the Closing of the Business Combination, DTOC completed the offer to the holders of AON Class B-1 units to exchange their AON Class B-1 units for such number of newly issued shares of New AON Class A Common Stock equal to the ratio set forth in the Business Combination Agreement (such offer, the “Exchange Offer”). DTOC and AON solicited consents from the holders of AON Class B-1 units to make certain amendments to the terms of the awards and the unit grant agreements pursuant to which the AON Class B-1 units were granted, which provided for the automatic exchange, as of immediately prior to the adoption of the Amended and Restated AON LLC Agreement, of all outstanding AON Class B-1 units into shares of New AON Class A Common Stock (collectively, the “Proposed Amendments”). The requisite number of holders of Class B-1 units provided their consent to the Proposed Amendments, and as a result, in connection with the closing of the Business Combination, all AON Class B-1 units were exchanged for an aggregate of 1,047,343 shares of New AON Class A Common Stock.
Accounting Treatment for the Business Combination
As the Company does not meet any of the characteristics of a VIE under ASC 810, the Transaction was evaluated under ASC 805, Business Combinations. Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, DTOC will be treated as the acquired company and

AON has been treated as the acquirer for financial statement reporting purposes. The Company has been determined to be the accounting acquirer based on, in summary, an evaluation of the following primary facts and circumstances:
•	AON’s directors represent a majority of the board seats for New AON’s board of directors;
•	AON’s senior management is the senior management of the combined company;
•	AON’s operations comprising the ongoing operations of the post-combination company; and
•	AON’s relative size is significantly larger compared to DTOC.
Accordingly, for accounting purposes, the financial statements of the post-combination entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of DTOC, accompanied by a recapitalization. The net assets of DTOC is stated at historical cost, with no goodwill or other intangible assets recorded.
Accounting for the Earnout Shares
Following the Closing and for five years thereafter, the Sponsor has agreed to subject 35% of the shares of New AON common stock held by it as of the Closing (the “Sponsor Earnout Shares”) to the following vesting and forfeiture provisions:
•
the Sponsor Earnout Shares will vest when the volume-weighted average price of the New AON Class A common stock equals or exceeds $13.50 per share for any 20 trading days within any 30 trading day period beginning after the Closing and ending 60 months following the Closing;

•	the Sponsor Earnout Shares will be released immediately upon the consummation of a change of control transaction within the 60-month period following the Closing; and
•
if the Sponsor Earnout Shares are not released pursuant to the foregoing provisions on or before the date that is 60 months after the Closing, then the Sponsor Earnout Shares will be forfeited immediately following such date.

As the Business Combination has been accounted for as a reverse recapitalization, the issuance of the Sponsor Earnout Shares to the Company’s existing shareholders will be accounted for as an equity transaction. The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Subtopic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of that analysis, it was determined that the Sponsor Earnout Shares are freestanding from the related shares of common stock, do not meet the criteria within ASC 480 to be classified as a liability, and meet the criteria in ASC 815-40 to be considered indexed to the post-combination entity’s common stock and classified within equity. Therefore, an adjustment to recognize the Sponsor Earnout Shares would have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma combined financial information related to the Sponsor Earnout Shares.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination. The unaudited pro forma condensed combined financial information reflects the application of transaction accounting adjustments and are based upon available information and certain assumptions, described in the accompanying notes hereto, that management believes are reasonable under the circumstances.

Upon the consummation of the Business Combination, the shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:
	Shares	%
New AON Class B shareholders (Former AON A & B shareholders)	25,109,551	60.7%
New AON Class B Warrants (Former AON A-1 shareholders)	3,000,245	7.3%
New AON Series A Preferred stock (Former AON C Unit shareholders)	6,651,610	16.1%
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	2.5%
New AON Class A common stock (Former DTOC Class A shareholders)	147,511	0.4%
New AON Class A common stock (Former DTOC sponsor)	5,419,375	13.1%
Shares Outstanding at Closing	41,375,635	100.0%
Immediately after giving effect to the Business Combination, there were (i) 9,532,354 issued and outstanding shares of New AON Class A Common Stock, which includes common stock held by DTOC stockholders and Digital Transformation Sponsor LLC (the “Sponsor”) (including those shares subject to vesting and forfeiture pursuant to the Sponsor Support Agreement), but does not include shares which may be issued under the Incentive Equity Plan and (ii) 25,109,551 issued and outstanding shares of New AON Class B Common Stock, which excludes the Class B Warrants.
The following percentages exclude the Class B Warrants and include the Earnout Shares in the calculations. As of the Closing Date, (i) AON’s equityholders (not including AEA Growth) beneficially owned approximately 63.3% of the outstanding shares of New AON Common Stock, (ii) the public stockholders of DTOC immediately prior to the Closing beneficially owned approximately 0.4% of the outstanding shares of New AON Common Stock, (iii) the Sponsor and the DTOC officers and directors immediately prior to the Closing Date beneficially owned approximately 20.2% of the outstanding shares of New AON Common Stock, and (iv) AEA Growth beneficially owned approximately 16.1% of the outstanding shares of New AON Common Stock (based upon conversion of the New AON Series A Preferred Stock at an initial conversion price of $10.00 per share).
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of DTOC following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. DTOC and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2023
(amounts in thousands, except share amounts)
	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$72,708	$2	$19,303	(a)	$65,290
			99	(a)
			(17,853)	(b)
			(4,610)	(f)
			(507)	(i)
			(3,852)	(n)
Short-term marketable securities	9,984	—	—		9,984
Restricted cash	—	—	—		—
Patient accounts receivable, net	145,159	—	—		145,159
Inventories	41,886	—	—		41,886
Other receivables	32,929	—	338	(k)	33,267
Prepaids expenses and other current assets	3,398	92	—		3,490
Current portion of notes receivable - related parties	1,492	—	—		1,492
Total current assets	307,556	94	(7,082)		300,568

Property and equipment, net	35,672	—	—		35,672
Operating lease right-of-use assets, net	43,439	—	—		43,439
Notes receivable - related parties	1,752	—	—		1,752
Other assets	8,311	—	(1,109)	(l)	7,202
Goodwill and intangibles, net	1,230	—	—		1,230
Net deferred tax assets	—	—	845	(k)	845
Cash and securities held in Trust Account	—	19,303	(19,303)	(a)	—
Total assets	397,960	19,397	(26,649)		390,708

Liabilities, commitments and shareholders’ equity (deficit)
Current liabilities
Accounts payable	122,168	3,871	(3,852)	(n)	122,187
Promissory note - related party	—	200	(200)	(i)	—
Advances from related party	—	307	(307)	(i)	—
Income taxes payable	—	1,054	(1,054)	(k)	—
Excise tax payable	—	3,212	(471)	(o)	2,741
Accrued compensation related costs	10,176	—	—		10,176
Accrued other	22,873	—	(3,875)	(e)	18,998
Current portion of operating lease liabilities	7,113	—	—		7,113
Total current liabilities	162,330	8,644	(9,759)		161,215

Long-term debt, net	80,208	—	—		80,208
Long-term operating lease liabilities	39,527	—	—		39,527
Other long-term liabilities	8,245	—	—		8,245
Deferred underwriting fee	—	—	—		—

	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Net deferred tax liabilities	—	—	—		—
Warrant liability	—	2,251	—	(j)	2,251
Total liabilities	290,310	10,895	(9,759)		291,446

Commitments:
DTOC Class A Common Stock subject to possible redemption, 1,847,069 shares at redemption value of $10.11 at June 30, 2023	—	18,670	(18,670)	(b)	—
Mezzanine Equity:
Redeemable convertible preferred Class C units; 2,459 units outstanding at June 30, 2023 (Liquidation preference of $65,327 at June 30, 2023)	62,897		(62,897)	(c)	—
New AON Series A convertible preferred stock, $0.0001 par value; 7,500,000 shares authorized; 6,651,610 issued and outstanding at June 30, 2023, with an aggregate liquidation preference of $65,327 at June 30, 2023.			62,897	(c)	62,897
Stockholders' equity (deficit)
New AON Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 6,614,229 shares issued and outstanding at June 30, 2023	—	—	1	(g)	1
New AON Class B common stock, $0.0001 par value; 100,000,000 shares authorized; 28,109,796 shares issued and outstanding at June 30, 2023	—	—	3	(g)	3
DTOC Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 8,262,500 shares issued and outstanding (excluding 1,847,069 shares subject to possible redemption) at June 30, 2023	—	1	(1)	(g)	—
DTOC Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 75,000 shares issued and outstanding at June 30, 2023	—	—	—		—
Class A units; 7,725 units outstanding at June 30, 2023	7,725	—	(7,725)	(g)	—
Class A-1 units; 904 units outstanding at June 30, 2023	31,040	—	(31,040)	(g)	—
Class B units; 2,322 units outstanding at June 30, 2023	80	—	(80)	(g)	—
Noncontrolling interest	134	—	33,952	(h)	34,086
Additional paid-in capital	—	11,202	817	(b)	4,242
			(21,371)	(d)
			38,842	(g)
			2,526	(e)
			4,659	(e)
			—	(j)
			(138)	(f)
			(3,864)	(f)
			845	(k)

	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
			5,257	(m)
			(33,994)	(h)
			(1,109)	(l)
			99	(a)
			471	(o)
Accumulated other comprehensive loss	(29)	—	—		(29)
Accumulated earnings (deficit)	5,803	(21,371)	21,371	(d)	(1,938)
			3,864	(f)
			(3,864)	(f)
			(608)	(f)
			(5,257)	(m)
			1,392	(k)
			1,349	(e)
			(4,659)	(e)
			(99)	(a)
			99	(a)
			42	(h)
Total Stockholders' equity (deficit)	44,753	(10,168)	1,780		36,365
Total liabilities, commitments, mezzanine equity and stockholders’ equity (deficit)	$397,960	$19,397	$(26,649)		$390,708

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2023
(amounts in thousands, except per share amounts)
	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient service revenue, net	$613,486	$—	$—	$—		$613,486
HHS grant income	—	—	—	—		—
Other revenue	5,212	—	—	—		5,212
Total revenue	618,698	—	—	—		618,698

Costs and expenses:
Cost of Revenue	569,933	—	—	—		569,933
General and administrative expenses	52,915	—	754	(3,618)	(oo)	50,051
Transaction related expenses			1,757	(1,757)	(oo)	—
Formation and operating costs	—	2,511	(2,511)	—		—
Total costs and expenses	622,848	2,511	—	(5,375)		619,984
Income (loss) from operations	(4,150)	(2,511)	—	5,375		(1,286)

Nonoperating income (expense):
Interest expense	(2,968)	—	—	—		(2,968)
Interest income	126	2,561	—	(2,561)	(ll)	126
Other income (expense), net	(4,380)	—	—	5,066	(pp)	686
Reduction of deferred underwriting fee payable	—	420		(420)	(ll)	—
Unrealized gain (loss) on marketable securities held in Trust Account	—	(139)	—	139	(kk)	—
Change in fair value of warrant liability	—	(1,376)	—	—		(1,376)
Income (loss) before income taxes	(11,372)	(1,045)	—	7,599		(4,818)
Income tax expense (benefit)	—	487	—	909	(mm)	1,396
Net income (loss) before equity loss in affiliate	(11,372)	(1,532)	—	6,690		(6,214)
Equity loss in affiliate	(219)					(219)
Net Income (loss)	(11,591)	(1,532)	—	6,690		(6,433)
Net income (loss) attributable to noncontrolling interest	—	—	—	(5,072)	(nn)	(5,072)
Net income (loss) attributable to New AON	$(11,591)	$(1,532)	$—	$11,762		$(1,361)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2022
(amounts in thousands, except per share amounts)
	American Oncology Network, LLC (Historical)	Digital Transformation Opportunities Corp. (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Patient service revenue, net	$1,137,932	$—	$—	$—		$1,137,932
HHS grant income	—	—	—	—		—
Other revenue	11,738	—	—	—		11,738
Total revenue	1,149,670	—	—	—		1,149,670

Costs and expenses:
Cost of Revenue	1,054,217	—	—	—		1,054,217
General and administrative expenses	89,887	—	294	(3,277)	(ff)	92,161
				5,257	(gg)
				—
Transaction related expenses			2,095	4,472	(ee)	15,219
				3,618	(hh)
				1,757	(hh)
				3,277	(ff)
Formation and operating costs	—	2,389	(2,389)	—		—
Total costs and expenses	1,144,104	2,389	—	15,104		1,161,597
Income (loss) from operations	5,566	(2,389)	—	(15,104)		(11,927)

Nonoperating income (expense):
Interest expense	(3,417)	—	—	—		(3,417)
Interest income	151	5,129	—	(5,129)	(bb)	151
Other income (expense), net	289	—	—	1,349	(ii)	(3,021)
				(4,659)	(ii)
Unrealized gain (loss) on marketable securities held in Trust Account	—	139	—	(139)	(aa)	—
Change in fair value of warrant liability	—	8,680	—	—		8,680
Income (loss) before income taxes	2,589	11,559	—	(23,682)		(9,534)
Income tax expense (benefit)	—	1,027	—	(2,302)	(cc)	(1,275)
Net income (loss)	2,589	10,532	—	(21,380)		(8,259)
Net income (loss) attributable to noncontrolling interest	—	—	—	(5,269)	(dd)	(5,269)
Net income (loss) attributable to New AON	$2,589	$10,532	$—	$(16,111)		$(2,990)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.	Basis of Presentation
The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statement of operations, as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
The Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the post-combination entity will represent a continuation of the financial statements of the Company with the acquisition being treated as the equivalent of the Company issuing stock for the net assets of DTOC, accompanied by a recapitalization.
The net assets of DTOC has been stated at historical cost, with no goodwill or other intangible assets recorded.
The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.
One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the post-combination entity’s additional paid-in capital and are assumed to be cash settled.
2.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:
(a)
Represents the reclassification of cash and investments of $19.4 million held in the Trust Account that become available in conjunction with the Business Combination. Of the total $19.4 million, $0.1 million of interest was earned in the account after the issuance of DTOC’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023. As such, $0.1 million of interest income was recorded in accumulated deficit and subsequently presented in APIC, to reflect the elimination of DTOC’s historical accumulated deficit for the net income recognized.

(b)
Represents the redemption of 1,699,558 shares of DTOC Class A Common Stock for approximately $17.8 million and the reclassification of 147,511 shares of DTOC Class A common stock and additional paid-in capital for approximately $0.9 million, using par value of $0.0001 per share and the issuance of shares to DTOC public shareholders.

(c)
Represents the pro forma adjustment to record the conversion of the Series A Investment net proceeds pursuant to the June 7, 2023 Unit Purchase Agreement, in which the AON Class C Preferred Investor purchased 2,459 AON Class C units at an aggregate purchase price of $65.0 million, net of $0.8 million of issuance costs and $1.3 million of Class C purchase options rights classified as a derivative liability. Pursuant to the Business Combination Agreement, the pro forma adjustment also reflects issuance of New AON Series A Preferred Stock based on the Per Company Class C unit Exchange Ratio.

New AON has preliminarily evaluated the accounting for the New AON Series A Preferred Stock in accordance with the requirements of ASC 480-10-S99. For purposes of the unaudited pro forma condensed combined financial information, the Series A Investment is classified as mezzanine equity. However, the evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument, impact to earnings per share, analysis of any potential embedded derivatives and the impact to other preferred/equity units are ongoing and subject to change.
(d)	Reflects the elimination of DTOC’s historical accumulated deficit.
(e)	Represents the pro forma adjustment to remove AON’s Class C unit derivative liability. Upon the consummation of the Business Combination, the option to purchase additional Class C units expires. In addition, the pro forma adjustment represents the issuance of 718,549 shares of New AON Class B common stock to the Class A-1 unit holders in the amount of $7.2 million, pursuant to the AON Class A-1 Anti-dilution Feature, presented as additional paid in capital. Of the total $7.2 million, the Company recorded a loss of $4.7 million in accumulated earnings to reflect the fair value of the New AON Class B common stock in excess of the derivative liability recorded as of June 30, 2023. Upon the consummation of the Business Combination, AON’s Class A-1 unit holders do not retain the Anti-dilution Feature that was classified on AON’s condensed consolidated balance sheet as a derivative liability.
(f)	Represents the estimated incremental transaction costs incurred by DTOC and the Company of approximately $4.6 million for advisory, banking, printing, legal and accounting fees.
Of the total $4.6 million, transaction expenses of $4.5 million are expected to be expensed as incurred, as reflected in adjustment (ee) in the income statement for the year ended December 31, 2022. DTOC transaction expenses of $3.9 million were recorded in accumulated deficit and subsequently presented in APIC, to reflect the elimination of DTOC’s historical accumulated deficit for the expenses incurred and $0.6 million of AON transaction expenses were presented in accumulated earnings, to reflect the expense incurred. The remaining $0.1 million in costs that were direct and incremental to the equity raise were netted against the proceeds of the Business Combination.
(amounts in thousands)	Capitalized	Expensed	Total
DTOC	—	3,864	3,864
AON	138	608	746
Total	138	4,472	4,610
(g)
Represents the recapitalization of the Company’s Class A, Class A-1, Class B-1 and Class B outstanding common shares, using par value of $0.0001 per share, and the recapitalization of DTOC’s Class A common stock, using par value of $0.0001 per share, into New AON Class A common stock and New AON Class B common stock, as follows:

in thousands, except share amounts	Shares	Par Value
New AON Class B shareholders (Former AON A & B shareholders)	25,109,551	$3
New AON Class B Warrants (Former AON A-1 shareholders)	3,000,245	$—
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	$—
New AON Class A common stock (Former DTOC sponsor)	5,419,375	$1
Shares Outstanding at Closing	34,576,514	$4
The recapitalization of the Company’s Class A, Class A-1, and Class B shares included in accumulated paid in capital is calculated as follows:
in thousands	Additional paid-in capital
Book Value of AON Class A units	$7,725
Book Value of AON Class A-1 units	31,040
Book Value of AON Class B units	80
Total Historical AON Class A, Class A-1, Class B stockholders' equity	$38,845
Less: par value	3
Additional paid in capital	$38,842
(h)
The financial results of AON and its wholly-owned subsidiaries are consolidated with and into New AON, and following the Business Combination, a portion of the consolidated net income (loss) of AON, which the former AON unitholders are entitled to or are required to absorb, are allocated to the noncontrolling interests (the “NCI”). For purposes of the unaudited pro forma condensed combined financial information, a controlling interest of 32.06% and a noncontrolling interest of 67.94% were used. The Company has excluded Earnouts in the calculation of the ownership interest in AON as the Earnouts are subject to forfeiture if the achievement of a stock price threshold is not met within five years of the Business Combination.
(amounts in thousands)	Pro Forma Transaction Accounting Adjustments
Historical Accumulated earnings (deficit)	5,803
Less: Transaction Expenses attributed to AON	608
Less : Share -Based Compensation attributed to AON	5,257
Adjusted Accumulated earnings (deficit)	(62)
Noncontrolling interest percentage	67.94%
Noncontrolling interest	(42)

Historical Additional paid-in capital	—
Less: Capitalized Offering Costs	1,247
Plus: Vesting of AON B unit profit interest awards and issuance of AON B-1 shares	5,257
Plus: Recapitalization of Class A, A-1, B Shareholders	46,027
Adjusted Additional paid-in-capital	50,037
Noncontrolling interest percentage	67.94%
Noncontrolling interest	33,994
Total noncontrolling interest	33,952
New AON is currently evaluating the requirements of ASC 480-10-S99 regarding permanent versus mezzanine equity presentation of the noncontrolling interest. For purposes of the unaudited pro forma condensed combined financial information, noncontrolling interest is classified as permanent equity. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change in accordance with the terms contained within the final agreement.
(i)
The pro forma adjustment represents the repayment of the promissory note and Sponsor advances upon the consummation of the Business Combination. On March 6, 2023, in connection with the Special Meeting held to approve the Extension Proposal, the Sponsor deposited $0.2 million into the Trust Account to fund the Extension Proposal. As repayment, DTOC issued an unsecured promissory note to the Sponsor for $0.2 million. The promissory note bears no interest and all unpaid principal under the promissory note was due and payable in full up upon the consummation of the Business Combination. The outstanding balance of the unsecured promissory note as of June 30, 2023 is $0.2 million. Further, during the six months ended June 30, 2023, the Sponsor advanced the Company $0.3 million for working capital purposes of which $0.0 was repaid during the six months ended June 30, 2023.

(j)
Represents the issuance of 3,002,245 shares of AON Class B Prefunded Warrants to former AON A-1 unitholders with an exercise price of $0.01. The AON Class B Prefunded Warrants are exercisable into one share of New AON Class B Common Stock. A share of New AON Class B Common Stock, together with an AON LLC common unit, may be exchanged for one share of New AON Class A common stock. Because New AON Class B Common Stock has limited liquidity or value if the holder does not also possess an AON LLC common unit, and because the AON Class B Prefunded Warrants are exercisable into New AON Class B Common Stock, the Company has estimated fair value of the warrants at $0.00. New AON is currently evaluating the accounting treatment related to these warrants. For purposes of the unaudited pro forma condensed combined financial information, these warrants are classified as liability instruments. However, the evaluation and finalization of accounting conclusions regarding the classification are ongoing and subject to change based on final agreements.

(k)	Represents the pro forma adjustment to recognize a net deferred tax asset of $0.8 million and the pro forma adjustment to reflect an income tax receivable of $0.3 million.

Temporary differences, resulting from differences including our investment in AON and a valuation allowance, resulted in a pro forma net deferred tax asset of $0.8 million as of June 30, 2023.
(l)	Represents the reclassification of capitalized offering costs included in other assets to additional paid-in-capital in the amount of $1.1 million.
(m)
Represents the issuance of both the AON Class B-1 units and the accelerated vesting of the existing AON Class B profit interest awards noted in the pro forma adjustment (gg), in the aggregate amount of $5.3 million, recorded in accumulated deficit and accumulated paid-in-capital.

(n)	Represents the payment of the accrued DTOC transaction expenses included in Accounts Payable in the Historical DTOC balance sheet as of June 30, 2023.
(o)
The pro forma adjustment represents the reduction of excise tax payable for the issuance New AON Series A Preferred Stock, in the aggregate amount of $0.7 million, offset by the accrual of an additional $0.2 million in excise tax for the redemption of 1,699,558 shares of New AON Class A common stock, in the net amount of $0.5 million, recorded in excise tax payable and APIC.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023
In the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, $0.7 million and $1.8 million of historical Digital Transformation Corp. costs have been reclassified from “Formation and operating costs” to “General and administrative expenses” and “Transaction related expenses”, respectively, to align financial statement descriptions.
The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, are as follows:
(kk)	Reflects the elimination of unrealized gains and losses on marketable securities held in the Trust Account.
(ll)	Reflects the elimination of interest earned on marketable securities held in the Trust Account and the elimination of the impact of changes to the deferred underwriting fee.
(mm)
Reflects the income tax effect related to the transaction accounting adjustments, and the controlling interest of AON historical results for the AON partnership entities, using a pro forma combined blended U.S. federal and state statutory tax rate of 25.00% for the six months ended June 30, 2023.

(nn)	The net loss of New AON was reduced by the estimated noncontrolling interest ownership of 67.94%, as follows:
(amounts in thousands)	Pro Forma Transaction Accounting
Adjustments
Historical Net income (loss)	(11,591)
Plus: Reversal of AON transaction expenses attributed to fiscal year 2022	3,618
Plus: Tax benefit (expense) attributed to AON	508
Adjusted Historical Net income (loss)	(7,465)
Noncontrolling interest percentage	67.94%
Net income (loss) attributable to noncontrolling interest	(5,072)
(oo)
Reflects the removal of AON and DTOC transaction expenses incurred in the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations give effect to the Business Combination as if it had been consummated on January 1, 2022. As such, all transaction expenses are reflected in the year ended December 31, 2022 statement of operations, see Note (hh).

(pp)
Reflects the reversal of $5.1 million of other expense recorded by AON to adjust the Class A-1 unit derivative liability to fair market value in the six months ended June 30, 2023 condensed consolidated statement of operations. Upon the consummation of the Business Combination, AON’s Class A-1 unit holders do not retain the Anti-dilution Feature that was classified on AON’s condensed consolidated balance sheet as a derivative liability.

4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022
In the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, $0.3 million and $2.0 million of historical Digital Transformation Corp. costs have been reclassified from “Formation and operating costs” to “General and administrative expenses” and “Transaction related expenses,” respectively, to align financial statement descriptions.
The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are as follows:
(aa)	Reflects the elimination of unrealized gains and losses on marketable securities held in the Trust Account.
(bb)	Reflects the elimination of interest earned on marketable securities held in the Trust Account.
(cc)
Reflects the income tax effect related to the transaction accounting adjustments, and the controlling interest of AON historical results for the AON partnership entities, using a pro forma combined blended U.S. federal and state statutory tax rate of 25.00%, for the year ended December 31, 2022.

(dd)	The net loss of New AON was reduced by the estimated noncontrolling interest ownership of 67.94%, as follows:
(amounts in thousands)	Pro Forma Transaction Accounting Adjustments
Historical Net income (loss)	2,589
Less: Incremental Transaction Expenses attributed to AON	608
Less: AON transaction expenses attributed to fiscal year 2022	3,618
Less: Stock Compensation Expense attributed to AON	5,257
Less: Tax expense attributed to AON	861
Adjusted Historical Net income (loss)	(7,755)
Noncontrolling interest percentage	67.94%
Net income (loss) attributable to noncontrolling interest	(5,269)
(ee)	Reflects the incremental portion of transaction costs expected to be expensed as incurred based on the nature of the costs, as noted at adjustment (f).
(ff)	Reflects $3.3 million of historical AON costs that have been reclassified from “General and administrative expenses” to “Transaction related expenses” to align financial statement descriptions.
(gg)
Reflects $5.3 million of stock compensation related to the issuance of both 1,047,745 million shares of AON Class B-1 units at a fair market value of $5.01 per share, and the accelerated vesting of 405 shares of AON Class B profit interest awards at a grant date fair market value of $25.59 per share.

(hh)	Reflects $3.6 million and $1.8 million of AON and DTOC transaction expenses attributed to the December 31, 2022 Statement of Operations, as noted in pro forma adjustment (oo).
(ii)
Reflects both the gain of $1.3 million recognized to reflect the expiration of the option to purchase additional Class C units and the loss of $4.7 million to reflect the issuance of 718,549 shares of New AON Class B common stock to the Class A-1 unit holders, as noted in adjustment (e). Upon the consummation of the Business Combination, the option to purchase additional Class C units and the Anti-dilution Feature of the Class A-1 unit holders, each of which are liability-classified, no longer apply.

5.	Earnings per Share Information
The pro forma weighted average shares calculations have been performed for the six months ended June 30, 2023 and the year ended December 31, 2022 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the transaction occurred on

January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average share outstanding for both basic and diluted earnings per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.
(In thousands, except per share data)	For the Six Months Ended June 30, 2023	For the Year Ended December 31, 2022
Net loss	(6,433)	(8,259)
Net loss attributable to New AON	(1,361)	(2,990)
Less: Manditory Preferred Stock Dividend	2,812	5,304
Net loss attributable to common stockholders	(4,173)	(8,294)
Weighted average common shares outstanding - Basic & Diluted(1)	6,614,229	6,614,631
Net loss per share attributable to Class A common stockholders – Basic & Diluted	(0.63)	(1.25)
Weighted average shares outstanding
New AON Class A common stock (Former DTOC Class A shareholders)	147,511	147,511
New AON Class A common stock (Former AON B-1 shareholders)	1,047,343	1,047,745
New AON Class A common stock (Former DTOC sponsor)	5,419,375	5,419,375
Basic weighted average shares outstanding	6,614,229	6,614,631
(1)
The net loss for the six months ended June 30, 2023 and the year ended December 31, 2022 results in an anti-dilutive effect on earnings per share for all potentially dilutive instruments, therefore basic weighted average shares outstanding equals diluted weighted average shares outstanding for the period.

BUSINESS
Overview
Since its inception in 2018, American Oncology Network, LLC (“AON”) has offered a progressive model of physician-led, community-based oncology management. AON preserves and elevates community oncology by helping its physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. We are an alliance of physicians and veteran healthcare leaders partnering to ensure the long-term success and viability of oncology diagnosis and treatment in community-based settings. As of September 30, 2023, AON’s platform includes 109 physicians and 31 practices across 85 locations in 19 states. Our robust platform provides oncology practices with comprehensive support, access to revenue- diversifying adjacent services and practice management expertise to empower physicians to make cancer care better for every patient.
Our mission is to provide the best cancer care that is affordable and close to where patients live and work. We believe the key to accessible and equitable healthcare lies in the strength of community healthcare practices and we are committed to closing the gap in cancer care to ensure every patient has access to the optimal care needed to help in their fight against cancer. To accomplish this, we have practices in some of the most densely populated cities as well as rural areas where medical resources are scarce. We deliver cancer care innovation by bringing new treatments to the forum and also by ensuring the access to the necessary adjacent services to provide comprehensive quality cancer care and, preserving the delivery of personalized cancer care in the community oncology setting.
Through access to care-enhancing patient services such as a centralized specialty pharmacy, wide ranging clinical lab and pathology, a fully integrated technology platform anchored by an oncology-specific electronic medical record system, as well as a care management team and a variety of financial assistance programs, our patients receive expert cancer care at each of our clinics.
We provide patients a variety of services to enhance patient care throughout the healthcare journey: high-quality and timely laboratory services for routine and specialized testing; in-house professional and technical pathology providing complete, accurate and timely pathology reports; in-house specialty pharmacy with patient education, financial assistance, and 24/7 patient assistance; and care management support services including nutrition guidance.
As the future of healthcare continues to transition from volume to value, we are at the forefront of this initiative by ensuring care quality over care quantity and adopting a patient-first mentality. Through an integrated system of seamless communication, coordination and patient care for better health outcomes, AON practices benefit from decreased expenditures through the implementation of centralized administrative services, processes, and technologies designed to support effective decision-making such as optimal pricing on drugs and medical supplies. Our patients benefit through our 24/7 clinical care support leading to a reduction in unnecessary emergency room visits and admissions and enhanced care quality. Ultimately, the payors benefit from more efficient delivery of high-quality, comprehensive services comparable to any hospital system at a lower cost point.
Though our network spans the country, its clinicians are interconnected and focused on driving change not just at their local clinics, but throughout our network. Our Network Practices unite in collaboration through a physician advisory board, which acts as a liaison between AON management and our Network Practices so that we remain apprised of issues and opinions concerning our Network Practices. In addition, our Network Practices also remain at the forefront of new discoveries and findings by expanding and improving cancer treatment options for every patient through a pharmacy and therapeutics committee that continuously updates its formulary in real time as advanced therapeutics come to market and through participating in clinical research to ensure we remain on the cutting edge of cancer protocols. Patients benefit from convenient access to clinical trials that we participate in without the need to travel to large cities or tertiary cancer care facilities, and personalized care by matching a patient’s cancer to a tailored therapy using molecular profiling.
We have made significant investment in a resilient, integrated technology platform to support the practices which includes a fully-integrated electronic health record and a robust decision support tool and analytics engine. Our development of compliance materials ensures consistency and optimal patient experiences and meets or exceeds the Office of Inspector General (“OIG”) guidelines.

We believe that our position in the market and focus on elevating the state of oncology care with our affiliated providers bodes well for future growth. Our proprietary technology platform supports this growth and enables the Network Practices to standardize and deliver consistent care at scale. We believe that our model will support growth into new markets and allow us to continue to service more patients across the United States.
Market Overview
Our business is focused on caring for adult and senior populations with medical oncology and related care needs, including members of Medicare Advantage (“MA”) plan run by private insurance companies on behalf of the Centers for Medicare and Medicaid Services, or CMS, as well as traditional Fee-For-Service (“FFS”) Medicare, Medicaid, other government healthcare programs and commercial insurance populations.
As of September 30, 2023, we were active in 85 locations across 31 practices in 17 states. We also operate a triple-accredited specialty pharmacy and a state of the art clinical laboratory. According to the Community Oncology Services Global Market Report 2023, the global community oncology services market size will grow from $47.95 billion in 2022 to $53.79 billion in 2023 at a compound annual growth rate (CAGR) of 12.2% and is expected to grow to $81.33 billion in 2027 at a CAGR of 10.9%. Furthermore, according to the BCC Research Global Oncology Pharmaceuticals Market Report, the oncology pharmaceuticals market, which is also a significant market of AON’s services, is currently a $177 billion industry and is expected to grow to $314 billion by 2026. This expanding market provides us with a substantial opportunity to grow in both our legacy, existing markets, as well as in our new expansion geographies.
Our Care Model
Since our founding, we have offered a progressive model of physician-led, community-based oncology management. It preserves and elevates community oncology by helping our physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. Our care model is focused on delivering personalized, evidenced-based care consistently and at scale. We seek to deliver better patient outcomes for lower costs, and to care for more of our payors’ patient populations. Our care model is team-focused and values-driven and promotes a culture of loyalty and trust from providers and staff, leading to strong clinical outcomes.

•	Continuously Supporting the Patient — Deliver results by providing compassionate oncology and hematology services with continued focus on the patient.
•
Always Do the Right Thing — Committed to personal excellence, accountability, and integrity, abiding by the highest regulatory standards, performing in the most ethical manner, and taking responsibility for actions.

•
Respectfully Engage — Foster positive relationships, encourage diversity of thought, and promote trust among teams and customers; encouraging healthy debate and respect for the thoughts and opinions of others; believing that talent, skills, and expertise are most important.

•	Exceed Expectations — Striving to provide excellence in all things; creating a standard of caring that goes above and beyond while embracing change in support of continuous improvement for patients.
Our Network Physician Practices
We operate our physician practices through management service agreements (“MSAs”) between American Oncology Management Company, LLC (“AOMC”), and American Oncology Partners, P.A. (“AON Partners”), and American Partners of Maryland, P.A. (“Partners of Maryland”). AOMC is a wholly owned subsidiary of the Company while AON Partners and Partners of Maryland are physician owned.

Under our MSAs, we have agreed to serve, on an exclusive basis, as manager and administrator of each our practice’s non-medical functions while healthcare services and items provided to patients are provided by physicians and other licensed healthcare providers employed by or under contract with a practice. Under the MSAs, the responsibilities of AOMC include, but are not limited to negotiating provider and payor contracts, employment and compensation decisions, billing and collections, furnishing all supplies and equipment necessary for the respective practice’s operations as well as, necessary real estate, contracting on behalf of AON Partners and Partners of Maryland, entering into leases, holding a power of attorney to perform the above activities, preparing, maintaining and administering all accounting records (including financial reporting), expense payment, and maintenance of all information systems/software. Furthermore, the MSAs provide that AON Partners and Partners of Maryland have sole discretionary authority on decisions with respect to medical practice and shall be based on their professional judgment and in the best interests of patients. The MSAs also provide that AOMC will not interfere with AON Partners’ and Partners of Maryland’s decisions with respect to the supervision, selection, terms, conditions or obligations of their physicians and healthcare professionals. In addition, the MSAs provide that services provided by AOMC will comply with applicable federal and state requirements, as well as any accreditation and certification requirements applicable to medical practices. We are paid a management fee to compensate AOMC for the services provided. The management fee has fixed and variable components, and is negotiated and agreed upon on an annual basis by AOMC and AON Partners or Partners of Maryland, respectively. The fixed amount of the management fee to be agreed upon is based primarily on expenses incurred by AOMC in connection with providing management and administrative services to each of AON Partners’ and Partners of Maryland’s medical practices. The variable component of the management fee is based primarily on the volume of collections by AON Partners and Partners of Maryland and their respective profitability. The variable component of the management fee does not exceed 10% of the collections of our practices. In accordance with relevant accounting guidance, each of AON Partners and Partners of Maryland is determined to be a variable interest entity, or VIE, of AON because AON has the ability under the MSAs to direct the activities (except for clinical decisions) that most affect the economic performance and profitability of AON Partners and Partners of Maryland. Our MSAs with AON Partners or Partners of Maryland have five year terms that automatically renew for successive five year terms, unless terminated upon mutual agreement of the parties or unilaterally by a party following a material breach or commencement of bankruptcy or liquidation events by the other party, or a governmental or judicial termination order against a party. In accordance with relevant accounting guidance, each of the AON Partners and Partners of Maryland are determined to be variable interest entities, or VIEs, of the Company as the Company has the ability, through the MSA, to direct the activities (excluding clinical decisions) that most significantly affect the practice’s economic performance.
Our Value Proposition
We believe we have developed a compelling value proposition for each of our patients, providers, and payors. We seek to provide high quality and lower cost care delivery through the following capabilities:
Patient
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Quality providers, continuous clinical improvements, and ancillary services such as clinical laboratory, professional and technical pathology services, oral oncolytic pharmacy, care management, and access to clinical trials set a high standard of patient care.

•	Optimization of centralized administrative services allows providers the opportunity to maximize time serving patients.
•	In addition to traditional oncology care, a focus on addressing patients’ mental and spiritual health.
•	Delivery of true Value Base Care (“VBC”) through participation in alternative payment models such as CMS’ Oncology Care Model.
Providers
•	Strong culture, based on a prominent clinical reputation, and attractive physician ownership model enable us to attract and retain the best providers in a competitive market.
•
Proven practice management expertise, driving practice growth by providing outstanding administrative support including managed care services, drug procurement, and revenue cycle management, as well as a proprietary playbook on driving same store growth of new patients for AON practices.

•	Access to new revenue streams through centralized ancillaries such as clinical lab, pathology, and oral oncolytic pharmacy enables practice growth.

•	Differentiated, provider-centric culture attracts the industry’s leading providers.
•	96% Physician Quality Score according to CMMI (Center of Medicare and Medicaid Innovation).
Payors
•	Experienced and knowledgeable centralized Payor Strategy & Relations team coordinates with practices to maintain close relationships with all payors across the AON platform.
•
Robust suite of solutions offered to practices driving cost savings for payors, addressing three cost drivers: 1) Variable use of drugs and diagnostics during treatment; 2) Deterioration of patient health between treatments; and 3) Ineffective interventions near the end of life.

•	Optimized management solutions generating operational efficiencies and cost savings shared with payors.
We strive to add value by consistently performing these activities effectively. The goal is a lower cost of care for the same or better clinical outcomes while providing a superior patient experience.
Growth Strategy and Opportunities
To date, we have achieved rapid growth through acquisition of existing practices and through organic growth of these practices after acquisition. Revenue has grown at a roughly 53% CAGR from 2019 to 2022.
Our practice footprint as of September 30, 2023 spanned approximately 17 states with 31 practices in 85 locations.

WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
MD
DC
PA
NY
NJ
ME
VT
NH
CT
RI

We anticipate adding more managed practices in the future across our markets through acquisitions and through organic growth within existing practices.
Our go-to-market strategy focuses on demographic trends, secular tailwinds, and fragmented community-based oncology practices facing pricing pressures, as follows:
•	According to BCC Research, oncology medicine spending is forecasted to grow at a 12% long-term CAGR.
•	Recent treatments tailored to the specific genomic sequence of each patient’s tumor have continued to drive growth in the oncology market.
•	The number of cancer cases through 2040 is expected to grow five times faster than the population growth per the Journal of Clinical Oncology.
•	The oncology service market is vast and extremely fragmented in the U.S. Of the over 12,000 oncologists in the country, approximately 76% work in practices that employ between 1 – 5 oncologists.

We are well-positioned to capitalize on this growth opportunity given our hands-on, “Patient-First” model, practice revenue diversification offerings such as our in-house pathology lab, and our specialty pharmacy which can dispense over 96% of the oral oncolytics available in the market today. We have multiple strategies we believe can achieve long-term growth.
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Significant Growth Embedded Within Existing Business: Our existing physician base will continue to grow as AON drive deeper penetration of adjacent services and our physician recruitment team recruits new physicians to practices that are already part of the AON network. We have invested heavily in corporate infrastructure over the past two years, which should lead to significant operating leverage.

•
New Service Line Growth: New service lines will drive growth from our existing physician base and attract new physicians to the network. A sample of such new services that have been recently implemented are as follows:

•	In December 2022, we launched our AON Pharmacy MSA model that will offer potential AON practices access to pharmaceutical management and a la carte services.
•	We are initiating new revenue streams developed from clinical informatics and data licensing subscriptions.
•	Implementing new CMS-approved patient services including Principal Care Management (“PCM”), Transitional Care Management (“TCM”), and Chronic Care Management (“CCM”).
•	Participation in alternative payment models developed by CMMI and third-party payors.
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M&A Opportunities: We plan to pursue accelerated growth through acquisition with a more aggressive approach towards M&A. Access to the public markets allows us to pursue a broader M&A strategy and opening up the universe of potential targets. In addition, our more robust service offerings and flexibility in deal structuring will allow for acceleration of our M&A efforts.

•
Expansion of research initiatives: We believe today’s research is tomorrow’s standard of care, accordingly, AON plans to expand our national research platform. Access to cutting edge clinical trials within the community setting will be critical to oncology research and drug development and AON practices have the best opportunity to offer patients access to such trials. We offer centralized administrative resources and innovative technology solutions that allows for the timely and efficient expansion in numbers of research investigators and clinical locations throughout the US. With a significant investment in our standardized technology platform, AON maintains the ability to collaborate closely with trial sponsors in order to timely identify patients for clinical trial accrual across our network.

Contracting
Governmental programs, such as Medicare and Medicaid, are collectively the largest payors for our affiliated practices and includes Managed Medicare and Medicaid programs whereby Medicare and Medicaid contract with third-party payors to administer health plans for their beneficiaries. Under such programs, physicians are reimbursed at negotiated rates rather than the Medicare fee schedule and the payor is a third-party, rather than Medicare and Medicaid itself.
Medicare reimbursement for physician services is based on a fee schedule, which establishes payment for a given service, in relation to actual resources used in providing the service, through the application of relative value units. The resources used are converted into a dollar amount of reimbursement through a conversion factor, which is updated annually by CMS, based on a formula.
Also, Medicare reimburses providers for oncology pharmaceuticals administered in our clinics based on the average sales price (“ASP”) for drugs plus a fixed percentage (adjusted for sequestration). Our ability to manage pharmaceutical acquisition costs and concentration of our purchases with a limited number of manufacturers is critical to our success. Nearly all of our pharmaceutical pricing advantage relative to other suppliers is derived from a limited number of drugs. Implementation of ASP-based reimbursement has reduced the amount of differential pricing that is available to us from pharmaceutical manufacturers, which is one of our key competitive strengths.
In addition to traditional FFS arrangements, we continue to explore several other forms of alternative payment models including value-based arrangements. Although many of these arrangements continue to be based on an FFS-based methodology, our affiliated providers are eligible to earn additional bonuses based on their ability to achieve oncology-specific clinical and other quality of care-based benchmarks as well as financial rewards often based on total cost of care. While these alternative value-based arrangements may not produce as much initial revenue, we believe this flexibility in contracting models will allow us to speed our expansion into new markets while preserving the value-based economics that are critical for our business’ growth and success.
Payor Relationships
We are attractive to physician practices because of our ability to efficiently manage payor relationships for our Network Practices. As is the case with many healthcare providers, our Network Practices seek payment for their services from a limited number of payors. We generally manage our Network Practices’ payor contracts on a state-by-state basis, entering into a separate contract in each state with the local affiliate of the relevant payor such that no one local payor contract accounts for a majority of our collective revenue. Our centralized Payor Strategy & Relations team coordinates with practices and fosters close relationships with all payors across the AON platform. Our solutions offer unique cost savings opportunities to payors, and our optimized revenue cycle management function generates operation efficiencies and cost savings that are shared with payors. We believe these factors make our practices attractive to payors. Our Network Practices have long-term contracts with many payors including some of the biggest and most respected names in healthcare, including Anthem and United Healthcare. Generally, the contracts with our payors are entered into on substantially consistent terms. These terms include the period of performance, reimbursement rates and termination clauses that are standard in the industry. For example, typically, many of our contracts are terminable for convenience by either the payor or us after a notice period has passed. Many of our payor contracts include cure periods for certain breaches, during which time we may attempt to resolve any issues that would trigger a payor’s ability to terminate the contract. Typically, contracts may be terminated immediately by the payor if we lose applicable licenses, go bankrupt, lose our liability insurance, become insolvent, file for bankruptcy or receive an exclusion, suspension or debarment from state or federal government authorities. We consider our relationships with our payors to be very strong.
Practice Structure, Staffing and Network Design
We have a standard clinic design and approach to staffing that we continually improve and refine.
Managed clinics average 6,200 square feet and typically offer services from up to 30 providers (physicians and advanced practice providers) per clinic. We have flexibility around clinic size to allow us to establish smaller clinics and part time staffing in areas where needed to ensure the Network Practices can meet patient needs under existing payor contracts. We group our managed clinics by geography into regions. We have operations teams managing our markets and regions allowing us to drive performance and scale efficiently.
Competition
The U.S. healthcare industry is highly competitive. We compete directly with national, regional, and local providers of healthcare for patients and physicians. Our primary competitors are traditional community oncology physician practices, local and national health systems and national oncology management service organizations such as US Oncology Network, Inc., and OneOncology, Inc. Similar to the Company, US Oncology Network, Inc. and OneOncology, Inc. each offers a nationwide oncology management platform that offers diagnostics, specialty pharmacies and clinical laboratories; however, we differentiate ourselves from these competitors in our management model. We give our network physicians a high level of autonomy with respect to their practice after joining our network as AON employed physicians. We believe this structure differentiates us from our competitors. Some of our competitors may have greater recognition and be more established in their respective communities than we are and may have greater financial and other resources than we have. Competing oncology care providers may also offer larger facilities or different programs or services than our Network Practices do, which, combined with the foregoing factors, may result in our competitors being more attractive to our current patients, potential patients, and referral sources. We believe the principal competitive factors for serving the healthcare market include patient experience, quality of care, health outcomes, total cost of care, brand identity and trust in that brand. We believe we compete favorably on all these factors within the markets we serve.
Government Regulation
Regulatory Licensing, Accreditation and Certification
Participants in the healthcare industry are required to comply with extensive government regulation at the federal, state and local levels. If we fail to comply with applicable laws and regulations, we may be subject to criminal penalties and civil sanctions, our providers could lose their licenses and we could lose our ability to participate in

Medicare, Medicaid, and other government programs. These legal and regulatory standards address, among other issues, licensure, certification, and enrollment with government programs; the necessity and adequacy of medical care; quality of medical equipment and services; qualifications of medical and support personnel; operating policies and procedures; billing and coding for services; handling overpayments; classifications of levels of care provided; relationships with referral sources and referral recipients; maintenance of adequate records;; rate-setting; building codes; environmental protection; privacy and security; interoperability and refraining from information blocking; debt collection; balance billing and billing for out-of-network services; and communications with patients and consumers.
Our clinics are subject to periodic inspection by federal, state, and local authorities to determine their compliance with applicable regulations and requirements necessary for licensing and certification. All of our clinics and providers are licensed under appropriate state laws and are qualified to participate in Medicare and Medicaid programs. Government regulations may change. If that happens, we may have to make changes to our facilities, equipment, personnel, and services so that our practices remain certified and qualified to participate in these programs. We believe that our practices are in substantial compliance with current federal, state, and local regulations and standards. We cannot be certain that governmental officials responsible for enforcing these laws or whistleblowers will not assert that we are in violation of them or that such statutes or regulations will be interpreted by the courts in a manner consistent with our interpretation.
State Corporate Practice of Medicine and Fee-Splitting Laws
Some states, including states where we operate, prohibit unlicensed persons or business entities, including corporations, from employing physicians. These prohibitions are generally referred to as prohibitions against the “corporate practice of medicine,” and their primary objective is to protect physicians’ independent medical judgment from the influence of corporate profit motives. Corporate practice of medicine doctrines vary from state to state, and can be found in a mix of state laws and regulations, case law and state attorney general opinions. But in virtually all (if not all) states, physicians are generally permitted to practice medicine through professional corporations or professional limited liability companies that restrict their ownership solely to licensed physicians.
Some states, including states where we operate, also have adopted laws that prohibit “fee-splitting” arrangements with physicians and unlicensed persons or business entities. Possible sanctions for violations of corporate practice of medicine and fee-splitting restrictions include loss of a physician’s license, civil and criminal penalties, and rescission of business arrangements. These laws vary from state to state, are often vague and in some cases, have seldom been interpreted by the courts or regulatory agencies.
In order to comply with these various state laws and doctrines, a non-licensed entity that enters into a business relationship with a physician practice will often use a management services model. In this structure, a professional corporation or limited liability company is formed with 100% physician ownership. Such physician-owned entity contracts with a management services organization to furnish management and other services to the professional entity in consideration of a commercially reasonable, fair market value fee. The physician-owned entity employs or contract with all of the practice’s licensed clinical personnel, such as physicians and advanced practice practitioners. The management services organization employs all of the non-clinical personnel who will furnish administrative and business services to the physician-owned entity, such as financial management, billing and collection, human resources, management of office space, etc. The physician-owned entity typically pays for all clinical compensation, benefits and malpractice insurance expenses of the practice from the professional revenues it generates. The management services organization, on the other hand, will incur all other expenses for the practices, which it will pay using its management fee. The end result is that the physician-owned entity maintains control over the clinical aspects of the practice — maintaining independent professional judgment with respect to patient care — and the management services organization manages the physician-owned entity’s back office functions. AON employs such an accepted model to comply with state regulations relating corporate practice and fee splitting laws in the states where AON operates.
Healthcare Fraud and Abuse Laws
We are subject to a number of federal and state healthcare regulatory laws that restrict certain business practices in the healthcare industry. These laws include, but are not limited to, federal and state anti-kickback, self-referral, false claims, and other healthcare fraud and abuse laws.
The federal Anti-Kickback Statute, or AKS, which prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate, or other remuneration for referring an individual, in return for ordering, leasing, purchasing, or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing, or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. Courts have interpreted this statute broadly and held that there is a violation of the AKS if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation.
The federal physician self-referral law, the Stark Law, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain designated health services, or DHS if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibits the entity from billing Medicare or Medicaid for such DHS.
The federal False Claims Act, or FCA, which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. In addition, the government may assert that a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA.
The Civil Monetary Penalties Law, which prohibits, among other things, an individual or entity from offering remuneration to a federal healthcare program beneficiary that the individual or entity knows or should know is likely to influence the beneficiary to order or receive healthcare items or services from a particular provider. We may also be subject to civil monetary penalties and other sanctions under the statute if we or our Network Practices hire or contract with any individuals or entities that are or become excluded from government healthcare programs, for the provision of items or services for which payment may be made under such programs.
The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) also established federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the AKS, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.
Several states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program.
The laws and regulations in these areas are complex, changing and often subject to varying interpretations. As a result, there is no guarantee that a government authority will find that we or our Network Practices are in compliance with all such laws and regulations that apply to our business. Further, because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of the business activities undertaken by us or our Network Practices could be subject to challenge under one or more of these laws, including, without limitation, patient assistance programs that waive or reduce the patient’s obligation to pay copayments, coinsurance or deductible amounts owed for the services provided to them if they meet certain financial need criteria. If our or our Network Practices’ operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to significant penalties, including, without limitation, administrative, civil, and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, contractual damages, exclusion from participation in federal and state healthcare programs and imprisonment. In addition, any action against us or our Network Practices for violation of these laws or regulations, even if successfully defended against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business and result in adverse publicity, or otherwise experience a material adverse impact on our business, results of operations, financial condition, cash flows, reputation as a result.
Healthcare Reform
Our revenue is dependent on the healthcare industry and could be affected by changes in healthcare spending, reimbursement, and policy. By way of example, the Affordable Care Act (ACA), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States. Since its enactment, there have been judicial, executive, and Congressional challenges to certain aspects of the ACA.
On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how healthcare reform measures enacted by Congress or implemented by the Biden administration, if any, will impact our business.
Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022. Under current legislation, the actual reduction in Medicare payments varies from 1% from April 1, 2022 to June 30, 2022, to up to 3% in the final fiscal year of this sequester, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement. The Inflation Reduction Act of 2022, or IRA, signed into law on August 16, 2022, also contains a number of provisions designed to limit or reduce drug prices under the Medicare program, reduce beneficiary out-of-pocket spending under Medicare’s prescription drug benefit, and expand subsidies for individuals to obtain private health insurance under the ACA. While these provisions of the IRA do not apply directly to healthcare providers like our Network Practices, we are continuing to evaluate the potential impact, if any, that the IRA may have on our business.
The 21st Century Cures Act (the “Cures Act”), which was signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In May 2020, the HHS Office of the National Coordinator for Health Information Technology, or ONC, and CMS published the Cures Act final rule, which was intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking, changes to ONC’s health IT certification program and requirements that CMS-regulated payors make relevant claims/care data and provider directory information available through standardized patient access and provider directory application programming interfaces, or APIs, that connect to provider electronic health record systems, or EHRs. The final rule will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks, or HIEs/HINs, and health plans share patient information, and create significant requirements for healthcare industry participants. For example, the final rule, which went into effect on April 5, 2021, prohibits healthcare providers, health IT developers of certified health IT, and HIEs/HINs from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange, or use of electronic health information, or EHI, also known as “information blocking.” To further support access and exchange of EHI, the final rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. Any failure to comply with these rules could have a material adverse effect on our business, results of operations and financial condition.

There is also uncertainty regarding the potential impact of other reform efforts at the federal and state levels. For example, some members of Congress have proposed measures that would expand government- sponsored coverage, including proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”). Some states have implemented or are considering measures such as individual health insurance mandates and public health insurance options. Other initiatives and proposals, including those aimed at price transparency and out-of-network charges, may impact prices and the relationships between health care providers, insurers and patients. For example, the No Surprises Act requires providers to send an insured patient’s health plan a good faith estimate of expected charges, including billing and diagnostic codes, prior to when the patient is scheduled to receive the item or service.
HIPAA Administrative Simplification and Privacy and Security Requirements
The Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires the use of uniform electronic data transmission standards for healthcare claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the healthcare industry. U.S. Department of Health and Human Services Agency (“HHS”) has established electronic data transmission standards and code sets that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically and has issued operating rules to promote uniformity in the implementation of each standardized electronic transaction. HIPAA also requires that each provider use a National Provider Identifier.
As required by HIPAA, HHS has issued privacy and security regulations that extensively regulate the use and disclosure of individually identifiable health-related information and require covered entities, including health plans and most healthcare providers, to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is electronically maintained or transmitted. Business associates (entities that handle protected health information for or on behalf of covered entities) are subject to direct liability for violation of applicable provisions of the regulations. In addition, a covered entity may be subject to penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity. We have developed and utilize a HIPAA compliance plan as part of our effort to comply with HIPAA privacy and security requirements. Our ongoing efforts to comply with privacy regulations and security regulations have and will continue to impose significant costs on us.
Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay, but not to exceed 60 days of discovery of the breach by the covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. HHS is required to publish on its website a list of all covered entities that report a breach involving more than 500 individuals. All non-permitted uses or disclosures of unsecured protected health information are presumed to be breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. Various state laws and regulations may also require us to notify affected individuals in the event of a data breach involving individually identifiable information.
Violations of the HIPAA privacy and security regulations may result in criminal penalties and in substantial civil penalties per violation. The civil penalties are adjusted annually based on updates to the consumer price index. HHS is required to perform compliance audits. In addition to enforcement by HHS, state attorneys general are authorized to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents. HHS may resolve HIPAA violations through informal means, such as allowing a covered entity to implement a corrective action plan, but HHS has the discretion to move directly to impose monetary penalties and is required to impose penalties for violations resulting from willful neglect. We are also subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties and subject us to additional privacy and security restrictions. For example, the Federal Trade Commission uses its consumer protection authority to initiate enforcement actions in response to data breaches. In addition, various states have enacted, and other states are considering, new laws and regulations concerning the privacy and security of consumer and other personal information. To the extent we are subject to such requirements, these laws and regulations often have far-reaching effects, are subject to amendments and changing requirements and updates to regulators’ enforcement priorities, may require us to modify our data processing practices and policies, may require us to incur substantial costs and expenses to comply and may subject our business to a risk of increased potential liability. These laws and regulations often provide for civil penalties for violations, as well as a private right of action for data breaches, which may increase the likelihood or impact of data breach litigation. Any failure or perceived failure, by us or by third parties with whom we work, to comply with these data protection, privacy and security, or consumer protection laws and regulations could result in enforcement actions, including fines and liability, claims for damages, reputational harm, and other adverse effects on our business, financial condition and results of operations.
Intellectual Property
We own a number of active trademark registrations, The failure to protect our intellectual property assets could have a material adverse effect on our business; however, the loss of any single trademark or service mark, taken alone, would not have a material adverse effect on the Company as a whole.
Legal Proceedings
From time to time, we may receive inquiries or subpoenas from state regulators, state Medicaid Fraud Control units, fiscal intermediaries, CMS, the U.S. Department of Justice and other government entities regarding various Medicare and Medicaid issues. In addition, we may be subject to other claims and lawsuits arising in the ordinary course of our business including lawsuits and claims related to billing practices and the administration of charity care policies at our practices. Based on current knowledge, management does not believe that loss contingencies arising from pending legal, regulatory and governmental matters, including the matters described herein, will have a material adverse effect on the consolidated financial position or liquidity of the Company.
Insurance
As part of our business of providing oncology care to our patients, we may be subject to legal actions alleging liability on our part. To cover claims arising out of the operations of our clinics and providers, we maintain professional malpractice liability insurance and general liability insurance on a claims-made basis in excess of those amounts for which we are self-insured, in amounts we believe to be sufficient for our operations. We also maintain umbrella liability coverage for claims which, due to their nature or amount, are not covered by our other insurance policies. However, our insurance coverage does not cover all claims against us or may not continue to be available at a reasonable cost for us to maintain adequate levels of insurance.
Employees and Human Capital Resources
As of September 30, 2023, we employed approximately 1,579 employees, including approximately 109 physicians and 96 advanced practice providers that we employ through our physician owned subsidiaries AON Partners and Partners of Maryland. None of our employees are represented by a labor union or party to a collective bargaining agreement. We consider our relations with our employees to be good.
The healthcare industry, and in particular, oncology care, is currently facing workforce challenges and this has become a significant operating issue for healthcare providers. A multipronged approach including staff retention bonuses, market adjustments to compensation, continuation of annual bonuses, competitive fringe benefits including access to robust health insurance and retirement programs have assisted in increasing the retention of our providers and employees. We believe that these efforts will aid in our ability to acquire new clinics and retain our current clinics. Due to the challenges above and other factors, our practices, like many other healthcare providers, have experienced rising labor costs. We may be required to continue to enhance wages and benefits to recruit and retain healthcare providers.
Environmental Matters
We are subject to a number of federal, state and local environmental laws, rules and regulations that govern, among other things, our disposal of medical waste, as well as our use, storage, transportation and disposal of hazardous and toxic materials. In addition, we could be affected by climate change to the extent that climate change results in severe weather conditions or other disruptions impacting the communities in which our facilities are located or adversely impacts general economic conditions, including in communities in which our facilities are located. At the current time, our compliance with environmental legal requirements, including legal requirements relating to climate change, does not have a material effect on our capital expenditures, financial results or operations. However, it is possible that developments may arise in the future as a result of climate change or other environmental developments that we are unable to currently predict.

Properties
Our principal corporate offices are located in Fort Myers, Florida where we lease approximately 9,500 square feet of office space that expires in 2030. We use this facility for administration, billing and collections, technology and development and professional services. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.
We lease all of the 78 properties used for our practice locations as well as administrative facilities under operating leases. As of December 31, 2022, we have leases located in Washington, Idaho, Nevada, Arizona, Iowa, Missouri, Arkansas, Louisiana, Michigan, Indiana, Ohio, Maryland, Virginia, Florida, North Carolina, South Carolina, Georgia, and the District of Columbia. Generally, our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance, and utilities. We intend to lease the premises for any new practice locations. Our typical practice occupies an average of 6,200 square feet.
Additional Information
AON was originally formed as a limited liability company in Delaware on February 23, 2017. AON is structured as a holding company and owns one wholly owned subsidiary, American Oncology Management Company, LLC (“AOM”). Our corporate website www.aoncology.com. The information on this website is not part of and is not incorporated by reference into this prospectus.

AON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which AON’s management believes is relevant to an assessment and understanding of AON’s results of operations and financial condition. You should read the following discussion and analysis of AON’s financial condition and results of operations together with AON’s condensed consolidated unaudited financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022, and its audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021, together with the related notes thereto, included in this Prospectus. This discussion and analysis should also be read together with the description of AON’s business in the section entitled “Business” in this Prospectus.
Certain of the information contained in this discussion and analysis or set forth elsewhere in this section, including information with respect to plans and strategy for AON’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” in the Prospectus. AON’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from AON’s forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in the Prospectus.
Overview
Since its inception in 2018, AON has offered an innovative model of physician-led, community-based oncology management. AON preserves and elevates community oncology by helping its physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. We are an alliance of physicians and veteran healthcare leaders partnering to ensure the long-term success and viability of oncology diagnosis and treatment in community-based settings. As of September 30, 2023, we have 109 physicians and 96 advanced practice providers across 85 locations in 19 states. Our robust platform provides oncology practices with comprehensive support, access to revenue- diversifying adjacent services and practice management expertise to empower physicians to make cancer care better for every patient.
Our mission is to provide the best cancer care that is affordable and close to where patients live and work. We believe the key to accessible and equitable healthcare lies in the strength of community healthcare practices and we are committed to closing the gap in cancer care to ensure every patient has access to the optimal care needed to help in their fight against cancer. To accomplish this, we have practices in some of the most densely populated cities as well as rural areas where medical resources are scarce. We deliver cancer care innovation by bringing new treatments to the forum and also by ensuring access to the necessary adjacent services to provide comprehensive quality cancer care and preserving the delivery of personalized cancer care in the community oncology setting.
Through access to care-enhancing patient services such as a centralized specialty pharmacy, wide ranging clinical lab and pathology services, a fully integrated technology platform anchored by an oncology- specific electronic medical record system, as well as a caring management team and a variety of financial assistance programs, our patients receive expert cancer care at each of our clinics.
We provide patients a variety of services to enhance patient care throughout the healthcare journey: high-quality and timely laboratory services for routine and specialized testing; in-house professional and technical pathology services providing complete, accurate and timely pathology reports; in-house specialty pharmacy with patient education, financial assistance, and 24/7 patient assistance; and care management support services including nutrition guidance.
As the future of healthcare continues to transition from volume to value, we are at the forefront of this initiative by ensuring we remain focused on care quality over care quantity and maintaining a patient-first mentality. Through an integrated system of seamless communication, coordination and patient care for better health outcomes, AON practices benefit from decreased expenditures through the implementation of centralized administrative services, processes, and technologies designed to support effective decision- making such as optimal pricing on drugs and medical supplies. Our patients benefit through our 24/7 clinical care support leading to a reduction in unnecessary emergency room visits and admissions and enhanced care quality. Ultimately, the payors benefit from more efficient delivery of high-quality, comprehensive services comparable to any hospital system at a lower cost point.

Though our network spans the country, our clinicians are interconnected and focused on driving change not just at their local clinics, but throughout our network. Our Network Practices not only unite in collaboration through a physician advisory board, but they also remain at the forefront of new discoveries and findings by expanding and improving cancer treatment options for every patient through a Pharmacy and Therapeutics Committee that continuously updates its formulary in real time as advanced therapeutics come to market and through participating in clinical research to ensure we remain on the cutting edge of cancer protocols. Patients benefit from convenient access to clinical trials that we participate in without the need to travel to large cities or tertiary cancer care facilities, and personalized care by matching a patient’s cancer to a tailored therapy using molecular profiling.
We have invested significantly in a resilient, integrated technology platform to support the practices which includes a fully integrated electronic health record and a robust decision support tool and analytics engine. Our development of compliance materials ensures consistency and optimal patient experiences that meets or exceeds the Office of Inspector General (“OIG”) guidelines.
We believe that our position in the market and focus on elevating the state of oncology care with our affiliated providers bodes well for future growth. Our proprietary technology platform supports this growth and enables the Network Practices to standardize and deliver consistent care at scale. We believe that our model will support growth into new markets and allow us to continue to service more patients across the United States.
The Business Combination
On September 20, 2023 (the “Closing Date”), DTOC and AON undertook a series of transactions (the “Business Combination”) resulting in the organization of the combined post-business combination company as an umbrella partnership C corporation, in which substantially all of the assets and the business of the combined company are held by AON, and DTOC became a member of AON. In connection with the closing of the Business Combination, DTOC changed its name to “American Oncology Network, Inc.” (referred to herein as “AON”).
As a result of, and in connection with, the Closing, among other things, (i) AON amended and restated its operating agreement (the “Amended and Restated AON LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON LLC common units that were exchanged on a one-to-one basis for shares of AON Class A Common Stock (“AON Class A Common Stock”) and its existing AON Class C units into AON Series A preferred units; (ii) AON converted profit pool units of certain of AON’s subsidiaries into an equal number of AON LLC common units and shares of AON Class B Common Stock (“AON Class B Common Stock”), which together are exchangeable into shares of AON Class A Common Stock (together with the AON Class B Common Stock, the “AON Common Stock”); (iii) AON amended and restated its charter (the “Charter”) to provide for (a) the conversion of all existing shares of DTOC Class B Common Stock into shares of AON Class A Common Stock on a one-to-one basis, (b) amendment of the terms of AON Class B Common Stock to provide holders voting rights but no economic rights and (c) designation of a new series of AON preferred stock as Series A convertible preferred stock (the “AON Series A Preferred Stock”) with such rights and preferences as provided for in the certificate of designation of the AON Series A Preferred Stock (the “AON Series A Certificate of Designation”); and (iv) among other things, (a) AON issued common units to AON in exchange for a combination of cash and shares of AON Class B Common Stock and warrants to acquire shares of AON Class B Common Stock (the “Class B Prefunded Warrants”), (b) AON was admitted as a member of AON, (c) AON distributed shares of AON Class B Common Stock or Class B Prefunded Warrants, as applicable, to AON equityholders, (d) AON reserved a specified number of additional shares of AON Class A Common Stock after the Closing for issuance to eligible participants, (e) Merger Sub merged with and into the AON Class C Preferred Investor whereby the separate existence of Merger Sub ceased and AON issued a number of shares of AON Series A Preferred Stock equal to the number of AON Series A preferred units held by the AON Class C Preferred Investor to AEA Growth Management LP, the parent of AON Class C Preferred Investor (“AEA Growth”) in exchange for all the shares of common stock held by AEA Growth in the AON Class C Preferred Investor (the “First Step”), (f) promptly after the First Step, the AON Class C Preferred Investor merged with and into AON whereby the separate existence of the AON Class C Preferred Investor ceased and AON held all the AON Series A preferred units and (g) from and after the Closing (but subject to lock-up restrictions), the AON common equityholders (other than AON) will have the right (but not the obligation) to exchange AON LLC common units together with an equal number of shares of AON Class B Common Stock (whether held directly or indirectly through Class B Prefunded Warrants) for shares of AON Class A Common Stock.

In addition, in connection with the Closing of the Business Combination, DTOC completed the offer to the holders of AON Class B-1 units to exchange their AON Class B-1 units for such number of newly issued shares of AON Class A Common Stock equal to the ratio set forth in the Business Combination Agreement (such offer, the “Exchange Offer”). DTOC and AON solicited consents from the holders of AON Class B-1 units to make certain amendments to the terms of the awards and the unit grant agreements pursuant to which the AON Class B-1 units were granted, which provided for the automatic exchange, as of immediately prior to the adoption of the Amended and Restated AON LLC Agreement, of all outstanding AON Class B-1 units into shares of AON Class A Common Stock (collectively, the “Proposed Amendments”). The requisite number of holders of Class B-1 units provided their consent to the Proposed Amendments, and as a result, in connection with the closing of the Business Combination, all AON Class B-1 units were exchanged for an aggregate of 1,047,343 shares of AON Class A Common Stock.
Immediately after giving effect to the Business Combination, there were (i) 9,532,354 issued and outstanding shares of AON Class A Common Stock, which includes common stock held by DTOC stockholders and Digital Transformation Sponsor LLC (the “Sponsor”) (including those shares subject to vesting and forfeiture pursuant to the Sponsor Support Agreement), but does not include shares which may be issued under the Incentive Equity Plan (as defined below) and (ii) 25,109,551 issued and outstanding shares of AON Class B Common Stock. As of the Closing Date, (i) AON’s equityholders (not including holders of our Series A Preferred Stock) beneficially owned approximately 63.3% of the outstanding shares of AON Common Stock, (ii) the public stockholders of DTOC immediately prior to the Closing beneficially owned approximately 0.36% of the outstanding shares of AON Common Stock, (iii) the Sponsor and the DTOC officers and directors immediately prior to the Closing Date beneficially owned approximately 20.2% of the outstanding shares of AON Common Stock, and (iv) holders of outstanding AON Series A Preferred Stock beneficially owned approximately 16.1% of the outstanding shares of AON Common Stock (based upon conversion of the AON Series A Preferred Stock at an initial conversion price of $10.00 per share).
The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, DTOC is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on AON’s directors comprising a majority of the board seats for AON’s board of directors, AON senior management comprising substantially all of the senior management of the post-combination company, and AON comprising the substantive operations pre-combination as well as the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of AON with the Business Combination being treated as the equivalent of AON issuing stock for the net assets of DTOC, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.
Key Factors Affecting Performance & Non-GAAP Measures
Factors Affecting Our Revenues
There are many factors that drive patient service revenues; however, we focus on certain key metrics such as:
•	Total patient encounters which include initial consultations and treatments, new patient encounters, recurring patient encounters and treatments, and cancer vs non cancer patients.
•
Patient referrals which are also an important driver of patient service revenue; we manage the referral pipeline locally through the coordinated efforts of our physician liaisons working with our physicians to market our practices by visiting referral sources such as, primary care providers and other medical specialties.

Factors Affecting Our Operating Costs
Operating costs are primarily dependent upon factors such as:
•
The cost of prescription drugs used in our treatment plans which include both intravenous and oral oncolytics. The management of these costs are a critical component of our business as it is our single largest expense. We manage this cost by strategic volume purchases and continuously evaluating the most clinically effective drug for cancer type through our Pharmaceutical and Therapeutics Committee.

•	Clinical compensation and benefits, including non-medical personnel, represent our second largest operating expense. These costs are impacted by both micro and macro-economic factors as well as local competition for personnel that could impact costs associated with personnel. In particular, in all of our markets, we have seen significant increases in compensation for qualified nursing resources. We continuously monitor wages period over period to mitigate the impact of variations in industry and macro-economic labor conditions.
•
We lease all of our facilities, therefore real-estate costs are a significant component of our operating costs. We continuously monitor local and national real estate conditions to actively manage our exposure to fluctuating occupancy costs.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance
Adjusted EBITDA
This filing includes the non-GAAP financial measure “Adjusted EBITDA”. Management views this metric as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions. Management believes this measure provides an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the business.
Adjusted EBITDA is defined as net income prior to interest income, interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain other non-cash charges that we may record each year, such as stock-compensation expense, as well as non-recurring charges such as expenses incurred related to major operational transitions and transaction costs. We believe these expenses and non-recurring charges are not considered an indicator of ongoing company performance. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below. We believe Adjusted EBITDA is useful to investors in evaluating our performance because the measure considers the performance of our operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined above.
The Company includes Adjusted EBITDA because it is an important measure upon which our management uses to assess the results of operations, to evaluate factors and trends affecting the business, and to plan and budget future periods. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by management may differ from the non-GAAP measures used by other companies, including the Company’s competitors. Management encourages investors and others to review the Company’s financial information in its entirety, and not to rely on any single financial measure. Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance or as an alternative to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.
Components of Results of Operations
Patient Service Revenue, net
The Company receives payments from the following sources for services rendered: (i) commercial insurers; (ii) pharmacy benefit managers (“PBMs”); (iii) the federal government under the Medicare program administered by the Centers for Medicare and Medicaid Services (“CMS”); (iv) state governments under Medicaid and other programs, including managed Medicare and Medicaid; and (v) individual patients.
The primary elements of patient service revenue are from fee for service (“FFS”) revenue which includes revenue from required patient infusion and injection treatments, as well as oral prescription drugs. FFS revenue comprise revenues in which we bill and collect for medical services rendered by our physicians or nurse practitioners including office visits and consults. FFS revenue also includes infusion therapies and treatment. FFS revenue consists of fees for medical services provided to patients. Payments for services provided are generally less than billed charges. The Company records revenue net of an allowance for contractual adjustments, which represents the net revenue expected to be collected from third-party payors (including managed care, commercial, and governmental payors such as Medicare and Medicaid), and patients.

These expected collections are based on fees and negotiated payment rates in the case of third-party payors, the specific benefits provided for under each patient’s healthcare plan, mandated payment rates in the case of Medicare and Medicaid programs, and historical cash collections (net of recoveries). The recognition of net revenue (gross charges less contractual allowances) from such services is dependent on certain factors, such as, the proper completion of medical charts following a patient encounter, proper medical coding of the charts, and the verification and authorization of each patient’s eligibility at the time services are rendered as to the payor(s) responsible for payment of such services.
Oral prescription drugs comprise revenues from prescriptions written by our doctors to their patients which are dispensed directly by AON’s specialty pharmacy. Revenue for the oral prescription is based on fee schedules set by various PBMs and other third-party payors. The fee schedule is often subject to direct and indirect remuneration (“DIR”) fees, which are based primarily on adherence and other metrics. DIR fees may be significant and may be assessed in the periods after payments are received against future payments. The Company recognizes revenue, net of estimated DIR fees, at the time the patient takes possession of the oral drug.
HHS grant income
HHS grant income represents a grant from the Department of Health and Human Services as part of a government stimulus program which was designed to assist small businesses during the pandemic and does not require repayment.
Other Revenue
Other revenue is primarily generated from service arrangements with various hospitals systems and data contracts as well as through clinical trials.
Cost of Revenue
Cost of services primarily includes chemotherapy drug costs, clinician salaries and benefits, medical supplies, and clinical occupancy costs. Clinicians include oncologists, advanced practice providers such as physician assistants and nurse practitioners, and registered nurses. Specialty pharmacy costs primarily include the cost of oral medications dispensed from the specialty pharmacy including overhead costs for running a free-standing pharmacy and shipping costs to patients.
General and administrative
Our general and administrative expenses include corporate occupancy costs, technology infrastructure, operations, clinical and quality support, finance, legal, human resources, and business development. Depreciation and amortization expenses are also included in general and administrative expenses. The Company expects its general and administrative expenses to increase over time following the consummation of the Business Combination due to the additional legal, accounting, insurance, investor relations and other costs that the Company will incur as a public company, as well as other costs associated with continuing to grow the business. While we expect general and administrative expenses to increase in the foreseeable future, such expenses on average are expected to decrease as a percentage of revenue over the long term, as the company continues to scale its operations.
Results of Operations
Comparison of the Six Months Ended June 30, 2023 and 2022 Revenue
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Patient service revenue, net	$613,486	$546,895	$66,591	12.2%
Other revenue	5,212	5,053	159	3.1%
Total revenue	$618,898	$551,948	$66,750	12.1%

Revenue increased by $66.8 million, or 12.1%, primarily due to a $66.3 million increase in patient service revenue and a $0.4 million increase in other revenue.
Patient service revenue, net
The $66.3 million increase in revenue is primarily attributable to organic growth seen between periods due to an increase of patient encounters of 6.5% driving $54.7 million of the revenue increase. An additional $11.5 million increase in patient services revenue was due to the impact of one acquisition and five affiliate agreements in 2022 which are fully reflected in the six months ended June 30, 2023 as well as one affiliate agreement entered into in June of 2023.
Other revenue
Other revenue increased $0.4 million primarily due to a $0.8 million increase in professional services agreements whereby the Company’s physicians provide services to various hospital systems offset by a $0.6 million decrease in clinical trial revenue.
Operating Expenses
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Cost of revenue	$569,933	$513,011	$56,922	11.1%
General and administrative expenses	52,915	42,723	10,192	23.9%
Total costs and expenses	$622,848	$555,734	$67,114	12.1%
Operating expenses increased $67.1 million, or 12.1%, due to a $56.9 million increase in cost of revenue and a $10.2 million increase in general and administrative expenses.
Cost of revenue
Cost of revenue increased $56.9 million which was primarily driven by drug and medical supply costs, due to both increased patient encounters and cost per encounter. The volume of patient encounters at our practices increased cost of revenue by $27.6 million, and the cost per encounter drove a $19.2 million increase. The increased cost of patient encounters was driven by a combination of higher drug and supply costs as well as the drug and service mix patients required. The remaining $9.5 million increase in cost of revenue relates to drug and supply costs from one acquisition and five affiliate agreements in 2022 which are fully reflected in the six months ended June 30, 2023 as well as one affiliate agreement entered into in June of 2023.
General and administrative expense
The $10.2 million increase in general and administrative expenses was primarily driven by a $3.6 million increase in fees to a revenue cycle partner who is managing the optimization of our revenue cycle. Accounting and consulting fees and other expenses related to the Business Combination increased $5.1 million from the comparable prior period. The remaining increase period over period was driven by an increase in depreciation and amortization of $1.2 million.
Other Income (Expense)
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Interest expense	$(2,968)	$(1,110)	$(1,858)	167.4%
Interest income	126	55	71	*
Other (expense) income, net	(4,380)	461	(4,841)	(1,050.1%)
Total other expense	$(7,222)	$(594)	$(6,628)	1,115.9%
*	— % not meaningful

Interest expense
The increase in interest expense was due to an increase in interest rates resulting from an increase in the federal funds rate from 1.75% in the second quarter of 2022 to 5.25% in the second quarter of 2023.
Other (expense) income, net
The increase in other expense is attributable to a charge of $5.1 million related to the fair value adjustment of the Class A-1 derivative liability, which was offset by an increase in various sources of nonoperating income.
Income taxes
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Income tax expense	$ —	$ —	$ —	*
The Company’s effective income tax rate was 0.0% and 0.0% for the six months ended June 30, 2023 and 2022, respectively. The effective income tax rate for the six months ended June 30, 2023 and 2022 differed from the federal statutory rate primarily due to certain legal entities in the Company’s structure being treated as partnerships for income tax purposes and, therefore, not being subject to income tax. All corporate entities within the Company’s structure continue to maintain a full valuation allowance against their net deferred tax assets.
Comparison of the Years Ended December 31, 2022 and 2021 Revenue
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Patient service revenue, net	$1,137,932	$938,242	$199,690	21.3%
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Other revenue	11,738	5,505	$6,233	113.2%
Total revenue	$1,149,670	$943,747	$205,923	21.8%
Revenue increased by $205.9 million, or 21.8%, primarily due to a $200.0 million increase in patient service revenue and a $6.2 million increase in other revenue.
Patient service revenue, net
The $200.0 million increase in patient services revenue was primarily due to the impact of five acquisitions and six affiliate agreements, including five in 2021 which are fully reflected in the year ended December 31, 2022, and accounted for $144.0 million of the increase in revenues between the periods.
Organic growth, excluding the acquired practices, drove the remaining increase in revenue. Patient encounters at our practices increased revenue by $10.0 million, and $50.5 million of our increased revenue was attributed to the drug and service mix that patients required based on their clinical diagnoses and treatment plans.
Other revenue
Other revenue increased $6.2 million primarily due to a clinical trial agreement entered into during 2022 and an increase in professional services agreements whereby the Company’s physicians provide services to various hospital systems.
Operating Expenses
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Cost of revenue	$1,054,217	$865,788	$188,429	21.8%
General and administrative expenses	89,887	77,048	12,839	16.7%
Total costs and expenses	$1,144,104	$942,836	$201,268	21.3%

Operating expenses increased $201.3 million, or 21.3%, due to a $188.4 million increase in cost of revenue and a $12.8 million increase in general and administrative expenses.
Cost of revenue
Cost of revenue increased $188.4 million which was primarily driven by an increase of $113.4 million of drug and medical supply costs, $3.4 million of occupancy costs, and $17.3 million in clinical compensation and benefits related to the acquisition of five practices and six new affiliate agreements, including five in 2021 which are fully reflected in the year-ended December 31, 2022.
Organic growth, excluding the practices above, drove the remaining increase of drug and medical supply costs within cost of revenue. The volume of patient encounters at our practices increased cost of revenue by $7.7 million, and the cost per encounter drove a $47.1 million increase. The cost of patient encounter was driven by a combination of higher drug and supply costs as well as the drug and service mix patients required.
General and administrative expense
The increase in general and administrative expenses were primarily driven by a $7.0 million increase in corporate compensation due to the termination of the Company’s third party back office provider in 2021 which resulted in ramping up hiring of corporate personnel as well as increases due to the inflationary effects of tight labor markets nationally. Further, there was a $4.7 million increase in IT costs, $4.7 million increase in consulting & accounting fees, and a $1.5 million increase in postage costs. These increases were offset by a decrease of approximately $4.7 million in central service fees as well as a $1.5 million decrease in value-based care costs related to the federal oncology care model which ended in December of 2021.
Other Income (Expense)
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Interest expense	$(3,417)	$(1,419)	$(1,998)	140.8%
Interest income	151	127	24	*
Other income, net	289	736	(447)	*
Total other expense	$(2,977)	$(556)	$(2,421)	*
*	— % not meaningful
Interest expense
The increase in interest expense was due to an increase in interest rates resulting from the seven increases in the federal funds rate during 2022.
Other income, net
The decrease of other income, net is primarily attributable to a $0.4 million decrease in sublease rental income.
Income taxes
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Income tax expense	$ —	$460	$(460)	—
*	— % not meaningful
The Company’s effective income tax rate was 0.0% and 129.33% for the years ended December 31, 2022 and 2021, respectively. The provision for income taxes was $0 and $460 for the years ended December 31, 2022 and 2021, respectively. The change in the provision for income taxes was primarily due to a full valuation allowance on all corporate entities recorded against the Company’s deferred tax assets during 2022.

Comparison of the Years Ended December 31, 2021 and 2020 Revenue
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	$	%
Patient service revenue, net	$938,242	$714,678	$223,564	31.3%
HHS grant income	—	6,841	(6,841)	(100.0)%
Other revenue	5,505	3,224	2,281	70.8%
Total revenue	$943,747	$724,743	$219,004	30.2%
Revenue increased by $219.0 million, or 30.2%, primarily due to a $223.6 million increase in patient service revenue and a $2.3 million increase in other revenue, offset by a $6.8 million decrease in HHS grant income.
Patient service revenue, net
The $223.6 million increase in patient services revenue was primarily due to the impact of 10 acquisitions and one affiliate agreement, including six in 2020 which are fully reflected in the year ended December 31, 2021 and accounted for $199.1 million of the increase in revenues between the periods. Organic growth, excluding the acquired practices, drove the remaining increase in revenue. Increased revenue of approximately $24.9 million was primarily attributable to an increase in patient encounters of 5.8%.
HHS grant income
The decrease in HHS grant income was due to the Department of Health and Human Services providing a one-time grant of $6.8 million in 2020 to support small businesses during the COVID-19 pandemic which is not required to be repaid, but no similar grant was provided in 2021.
Other revenue
Other revenue increased $2.3 million primarily due to an increase in professional services agreements whereby the Company’s physicians provide services to various hospital systems.
Operating Expenses
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	$	%
Cost of revenue	$865,788	$658,638	$207,150	31.5%
General and administrative expenses	77,048	44,033	33,015	75.0%
Total costs and expenses	$942,836	$702,671	$240,165	34.2%
Operating expenses increased $240.2 million, or 34.2%, due to a $207.2 million increase in cost of revenue and a $33.0 million increase in general and administrative expenses.
Cost of revenue
Cost of revenue increased $207.2 million which was primarily driven by an increase of $153.2 million of drug and medical supply costs, $4.6 million of occupancy costs, and $24.9 million in clinical compensation and benefits related to the acquisition of 10 practices and one new affiliate agreement, including six in 2020 which are fully reflected in the year-ended December 31, 2021.
Organic growth, excluding the practices above, drove the remaining increase of drug and medical supply costs within cost of revenue. Patient encounters rose 5.8% at our practices and were the primary driver of the increased cost of revenue, resulting in an increase in costs of approximately $27.3 million. This increase was partially offset by a combination of lower drug and supply costs due to the service mix that patients required, resulting in an approximately $9.7 million reduction in costs when compared to the prior period. Further, an $8.2 million increase in organic practice costs was attributable to the inflationary effects of tight labor markets nationally.

General and administrative expense
The increase in general and administrative expense was primarily driven by the Company’s transition from a third party back office provider in 2021. This led to an increase of $25.6 million in costs due to the hiring of administrative and corporate personnel as well as a $10.6 million increase in other related transition costs. Additionally, there was a $3.6 million increase in compensation and benefits attributable to the inflationary effects of tight labor markets nationally, $2.7 million increase in rent and depreciation and amortization expense, $1.4 million in expenses associated with the Value Based Care program, as well as approximately $3.0 million increase of other G&A costs. This was partially offset by a decrease of $13.9 million in central service fees paid when the Company outsourced its back-office functions to a third-party.
Other Income (Expense)
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	$	%
Interest expense	$(1,419)	$(1,116)	$(303)	27.2%
Interest income	127	32	95	*
Other income, net	736	180	556	*
Total other expense	$(556)	$(904)	$348	(38.5)%
*	— % not meaningful
Interest expense
The increase in interest expense was due to an increase of $27.2 million in long-term borrowings offset by a decrease in interest rate, as a result of refinancing our credit agreement in the second quarter of 2021.
Other income, net
The increase of other income is primarily attributable to a $0.4 million increase in sublease rental income.
Income taxes
	Year ended December 31,		Change
(dollars in thousands)	2021	2020	$	%
Income tax expense (benefit)	$460	$(783)	$1,243	(158.7)%
The Company’s effective income tax rate was 129.33% and (3.71%) for the years ended December 31, 2021 and 2020, respectively. The increase in income tax expense was primarily due to a significant decrease in pre-tax income from 2020 to 2021 attributable to the Company’s legal entities treated as partnerships for income tax purposes. As partnerships, these legal entities are not subject to income tax, which significantly impacts state taxes and nontaxable passthrough LLC income. Additionally, the Company established a full valuation allowance against its net deferred taxes at one of its corporate entities during 2021.

Our Adjusted EBITDA for recent comparative periods is presented as follows:
Comparison of the Six Months Ended June 30, 2023 and 2022
The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EBITDA:
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Net loss	$(11,591)	$(4,380)	$7,211	(164.6)%
Interest expense, net	2,968	1,110	1,858	167.4%
Depreciation and amortization	4,308	3,159	1,149	36.4%
Non-cash stock compensation	—	10	(10)	(100.0)%
Operational transformation*	—	1,174	(1,174)	(100.0)%
Gain/loss on derivative liabilities	5,066	—	5,066	100.0%
Transaction costs	5,282	—	5,282	100.0%
Adjusted EBITDA	$6,033	$1,073	$4,960	462.5%
*	Personnel costs associated with rationalization of our central services cost structure.
Adjusted EBITDA was $6.0 million for the six months ended June 30, 2023 as compared to $1.1 million for the six months ended June 30, 2022. The increase in Adjusted EBITDA was primarily due to the add back of the loss on derivatives in the amount of $5.1 million, an increase in certain non-recurring transaction costs related to the Business Combination in the most recent period of $5.3 million as well as $1.1 million of additional depreciation and amortization and $1.9 million of additional interest expense. These amounts were offset by an increase in the net loss of $7.2 million and $1.2 million of non-recurring operational transformation expenses incurred in 2022.
Comparison of the Years Ended December 31, 2022 and 2021
The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EBITDA:
	Year Ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Net income	$2,589	$(105)	$2,694	*
Interest expense, net	3,266	1,292	1,974	152.8%
Depreciation and amortization	6,719	6,079	640	10.5%
Income tax expense (benefit)	0	460	(460)	(100.0)%
Non-cash stock compensation	—	20	(20)	(100.0)%
Insourcing transition expenses**	—	1,886	(1,886)	(100.0)%
Other***	510	—	510	100.0%
Operational transformation****	1,726	—	1,726	100.0%
Transaction costs	3,277	—	3,277	100.0%
Adjusted EBITDA	$18,087	$9,632	$8,455	87.8%
*	% not meaningful
**	These expenses relate to incremental costs associated with our transition from a third-party back- office service provider to internal resources.
***	Costs incurred related to Hurricane Ian.
****	Personnel costs associated with rationalization of our central services cost structure.
Adjusted EBITDA was $18.1 million for the year ended December 31, 2022 as compared to $9.6 million for the year ended December 31, 2021. The increase in Adjusted EBITDA was primarily due to an increase in net income of approximately $2.7 million. Additionally, the Company incurred certain non-recurring expenses in the most recent period related to Hurricane Ian of approximately $0.5 million, operational transformation costs of $1.7 million, and personnel costs associated with the rationalization of our central services cost structure of $3.3 million, as well as $0.6 million of additional depreciation and amortization. This was partially offset by the non-recurrence of costs associated with our prior year insourcing efforts. As the number of oncology practices we have acquired has grown, and continues to grow, we have focused our resources in recent periods on building a sustainable, scalable, operating platform. This has included adding headcount and processes that we believe will allow us to continue to add additional physician practices without requiring this level of costs. The results of these efforts have led to compressed operating margins and reduced Adjusted EBITDA in the current period; however, we believe this positions us for profitable growth as we continue to expand our clinical footprint through both acquisitions and organic growth.
Comparison of the Years Ended December 31, 2021 and 2020
The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EBITDA:
	Year Ended December 31,		Change
(dollars in thousands)	2021	2020	$	%
Net income	$(105)	$21,951	$(22,056)	(100.5)%
Interest expense, net	1,292	1,084	208	19.2%
Depreciation and amortization	6,079	3,656	2,423	66.3%
Income tax expense (benefit)	460	(783)	1,243	(158.8)%
Non-cash stock compensation	20	20	—	—
Insourcing transition expenses**	1,886	—	1,886	*
Adjusted EBITDA***	$9,632	$25,928	$(16,296)	(62.9)%
*	% not meaningful
**	These expenses relate to incremental costs associated with our transition from a third-party back-office service provider to internal resources.
Adjusted EBITDA was $9.6 million for the year ended December 31, 2021 as compared to $25.9 million for the year ended December 31, 2020. The decrease in Adjusted EBITDA was primarily due to a reduction in net income of approximately $22.1 million. The reduction in net income resulted from, in large part, due to the Department of Health and Human Services providing a one-time grant of $6.8 million in 2020 to support small businesses during the COVID-19 pandemic which is not required to be repaid, but no similar grant was provided in 2021. As the number of oncology practices we have acquired has grown, and continues to grow, we have focused our resources in recent periods on building a sustainable, scalable, operating platform. This has included adding headcount and processes that we believe will allow us to continue to add additional physician practices without requiring this level of costs. The results of these efforts have led to compressed operating margins and reduced Adjusted EBITDA in the current period; however, we believe this positions us for profitable growth as we continue to expand our clinical footprint through both acquisitions and organic growth.
Liquidity and Capital Resources
General
To date, the Company has financed its operations principally through the issuance of membership units and long-term debt, and to a lesser extent, cash flows from operations. As discussed below, on June 7, 2023, the Company entered into an agreement to issue Class C Preferred Units for net proceeds of approximately $64.5 million. As of June 30, 2023, the Company had $72.7 million of cash and cash equivalents, $10.0 million of short-term marketable securities, $81.3 million in outstanding long-term indebtedness, and $1.0 million of availability under its PNC Line of Credit.
The Company may incur operating losses and generate negative cash flows from operations for the foreseeable future due to the investments management intends to continue making in expanding operations and sales and marketing and due to additional general and administrative expenses management expects to incur in connection with operating as a public company. As a result, the Company may require additional capital resources to execute strategic initiatives to grow the business.
Management believes that the cash on hand, cash proceeds from the Class C issuance, and additional cash from the Business Combination will be sufficient to fund the Company’s operating and capital needs for at least the next

12 months. The Company’s actual results may vary due to, and its future capital requirements will depend on, many factors, including its organic growth rate and the timing and extent of acquisitions of new clinics and expansion into new markets. The Company may in the future enter into arrangements to acquire or invest in complementary businesses. The Company could use its available capital resources sooner than management currently expects. The Company may be required to seek additional equity or debt financing.
The number of shares of Class A Common Stock being registered for resale under this prospectus is in approximately 537% of the number of shares of Class A Common Stock currently outstanding because a significant portion of the shares being registered under this prospectus represents shares that will be issued upon the exercise of warrants, or the conversion of our Class B Common Stock or the conversion of our Series A Preferred Stock. Such shares of Common Stock will represent a substantial portion of our public float. If the warrants are exercised and if our Class B Common Stock or Series A Preferred Stock are converted into Class A Common Stock, such shares of Class A Common Stock will be significantly dilutive and may cause a decline in the market price of our securities. Accordingly, if and to the extent we determine to raise additional capital in the future, there can be no assurance that such additional capital would be available on attractive terms, if at all. Following the expiration of the applicable lock-up restrictions described herein, the sale of the securities registered for resale hereunder, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. On October 9, 2023 the closing price of our Class A Common Stock was $7.06, and most of the Selling Securityholders have purchased certain shares at prices per share lower than such closing price. As a result, many of the Selling Securityholders may earn a positive rate of return by selling such shares, even if such sale results in a significant decline in the public trading price of our Class A Common Stock and such Selling Securityholders’ shares are sold at a lower public trading price. For example, based on the closing price of our Class A Common Stock of $7.06 on October 9, 2023, the Sponsors and other holders of the founder shares would experience a potential profit of up to approximately $7.06 per share, or approximately $58.9 million in the aggregate.
In the event of the exercise of any of warrants for cash, AON will receive the proceeds from such exercise. Assuming the exercise in full of all of warrants for cash, AON would receive an aggregate of approximately $166.2 million, but would not receive any proceeds from the sale of the shares of Class A Common Stock issuable upon such exercise. To the extent any of the warrants are exercised on a “cashless basis,” AON will not receive any proceeds upon such exercise. AON expects to use any proceeds it receives from cash exercises of warrants for general corporate and working capital purposes. AON believes the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds AON would receive, is dependent upon the trading price of its Class A Common Stock, the closing price for which was $7.06 per share on October 9, 2023. If the trading price of Class A Common Stock is less than the $11.50 exercise price per share of the warrants, AON expects that warrant holders will not exercise their warrants. There is no guarantee the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless and AON may receive no proceeds from the exercise of Warrants. As a result, AON does not expect to rely on the cash exercise of warrants to fund its operations and AON does not need such proceeds in order to support working capital and capital expenditure requirements for the next twelve months. AON will continue to evaluate the probability of warrant exercises and the merit of including potential cash proceeds from the exercise of the warrants in its future liquidity projections. AON instead currently expects that cash on hand, cash proceeds from the Class C issuance, and additional cash from the Business Combination, as described above, will be sufficient to fund the Company’s operating and capital needs for at least the next 12 months.
Significant Financing Transactions
2020 Sale of Class A-1 Equity
In March of 2020, the Company sold 730 Class A-1 Units for gross proceeds of $30.0 million. Offering related costs of approximately $1.5 million were incurred, resulting in net proceeds to AON of approximately $28.5 million, which are recorded as a capital contribution in the Consolidated Statements of Members’ Equity. The proceeds from the investment were used primarily for capital expenditures and to fund additional acquisitions of physician practices.
2020 Debt Financing Activity
During 2020, the Company held various term loans with Truist Bank which were primarily used to finance acquisitions of various physician practices since the Company’s inception. The term loans, all of which had the same terms and provisions, were seven-year loans which required interest only payments for the first two years of the loan term. The base interest rate is the one-month LIBOR rate plus an applicable margin of 1.45% (1.60% at December 31, 2020). The Company made approximately $0.6 million in interest payments during 2020 on this loan. There was approximately $26.5 million outstanding as of December 31, 2020 related to these loans.
The Company also modified its existing revolving credit arrangement with Truist Bank during 2020. The original revolving line of credit was modified to extend the maturity date from April 2020 to September 2021, reduce the credit limit from $27.0 million to $10.0 million, and increase the interest rate applicable to all amounts outstanding under the revolver from one-month LIBOR plus 1.3% to one-month LIBOR plus 3.6% or 4.35%. The Company had $10.0 million outstanding related to the revolving line of credit with Truist Bank as of December 31, 2020.
2021 Debt Financing Activity
On April 30, 2021 the Company entered into the PNC Loan Facility (“Facility”) which was collateralized by the Company’s assets and outstanding patient accounts receivable. The Facility is guaranteed on a limited basis by the Company and shareholder of AON Partners and Partners of Maryland. The Facility is interest- only with total principal due upon maturity on April 30, 2024. Interest accrues at one-month LIBOR or an alternate base rate plus 1.45%. The Company received $65.0 million in proceeds (less related fees) under the Facility. The Company utilized $34.6 million of the proceeds to pay off the Truist Term Loans and Truist Revolver. The remaining funds were made available for working capital and acquisitions of additional physician practices. The Company paid approximately $1.4 million in interest payments in 2021.
On April 30, 2021, the Company also entered into a $5.0 million revolving line of credit agreement (“PNC Line of Credit”). The PNC Line of Credit has an expiration date of April 30, 2024 and bears interest at a rate per annum equal to the sum of the daily LIBOR rate plus 1.65% or an alternate base rate plus .65% and is due on the first day of each month beginning June 1, 2021. Any outstanding principal and accrued interest will be due on the expiration date. Beginning July 1, 2021, quarterly bank fees equal to 1.65% per day per annum will be due in arrears and will continue on the first day of each quarter thereafter. All debt related to the PNC Line of Credit is collateralized by the Company’s assets. From the date the PNC Line of Credit was executed through December 31, 2021, no draws had been made.
On July 29, 2021, the Company amended the PNC Loan Facility increasing the Facility Limit from $65.0 million to $75.0 million.
2022 Debt Financing Activity
In 2022, the Company amended the PNC Facility and Line of Credit agreements. The primary changes included an increase of the Facility limit from $75.0 million to $125.0 million, a decrease of the PNC Line of Credit amount from $5.0 million to $1.0 million, interest charges to be calculated based on the Bloomberg Short-Term Bank Yield Index plus 1.65% and certain financial covenants. As part of the amendments, the Company drew an additional $16.3 million in proceeds under the Facility.
The total amount outstanding under the PNC Facility as of June 30, 2023 and December 31, 2022 was $81.3 million, at an interest rate of 6.63% as of June 30, 2023. No amounts were drawn down on the PNC Line of Credit as of June 30, 2023 and December 31, 2022.
2023 Sale of Class C Equity
On April 27, 2023, AON and the AON Class C Preferred Investor entered into a Unit Purchase Agreement, which they subsequently amended and restated on June 7, 2023 (as amended, the “Unit Purchase Agreement”), which provides for an investment of at least $65.0 million with an option to increase the investment to $75.0 million in connection with the issuance of AON Class C Convertible Preferred Units (“AON Class C Units”) to the AON Class C Preferred Investor.
Pursuant to the Unit Purchase Agreement, on June 7, 2023, the AON Class C Preferred Investor purchased, and AON issued and sold to the AON Class C Preferred Investor, 2,459 AON Class C Units at an aggregate purchase price of $65.0 million. Under the Unit Purchase Agreement, the AON Class C Preferred Investor has an option to purchase an additional 378 AON Class C Units until the closing of the Business Combination (the “Closing”), at a purchase price of $26,432 per Unit. In connection with the Class C Unit sale, AON amended and restated its operating agreement, to among other things, authorize 2,837 AON Class C Units of which 2,459 were outstanding as of June 30, 2023 to the AON Class C Preferred Investor.

2023 Debt Financing Activity
On June 30, 2023, the Company entered into Amendment No. 7 to its PNC Loan Facility which primarily extended the maturity date of the Facility from April 30, 2024 to June 30, 2026.
Cash Flows
Historical information regarding sources of cash and capital expenditures in recent periods and analysis of those sources and uses is provided below.
Cash flows for the six months ended June 30, 2023 and 2022 were as follows:
	Six Months Ended June 30,		Change
(dollars in thousands)	2023	2022	$	%
Net cash used in operations	$(2,271)	$(9,998)	$7,727	(77.3)%
Net cash used in investing activities	(6,309)	(12,137)	5,828	(48.0)%
Net cash provided by financing activities	54,362	15,864	38,498	242.7%
Cash flows from operating activities
Net cash used in operating activities was $2.3 million during the six months ended June 30, 2023 compared to $10.0 million for the comparable period for 2022. The $7.7 million period over period improvement was primarily attributable to:
•	The improvement in cash flows period over period resulting from a $5.5 million improvement in net changes to working capital components.
•
The impacts from changes in the Medicare advance payments liability, which had no impact on cash flows in the six-month period ended June 30, 2023, but had a $3.7 negative impact in the six-month period ended June 30, 2022.

•	These improvements were partially offset by a $1.6 million reduction in cash provided by net loss including the effects of non-cash reconciling items.
Cash flows from investing activities
Net cash used in investing activities was $6.3 million for the six months ended June 30, 2023 compared to $12.1 million for the comparable period for 2022. The decrease in cash used period over period was primarily attributable to the following:
•
Purchases of marketable securities for the six months ended June 30, 2023 of $2.3 million were offset by sales of marketable securities of $2.2 million. Purchases of marketable securities for the six months ended June 30, 2022 were $10.0 million offset by sales of $0.3 million during this period. This difference resulted in a $9.7 million decrease in cash used between periods.

•	The decrease in cash used was offset by a $4.1 million increase in purchases of property and equipment during the six months ended June 30, 2023 compared to 2022.
Cash flows from financing activities
Net cash provided by financing activities was $54.4 million for the six months ended June 30, 2023 compared to net cash provided of $15.9 million for the comparable period for 2022. The period over period increase in cash flows from financing activities was primarily attributable to the issuance of Class C Units which resulted in net proceeds of $64.2 million. This was offset by preferred return distributions to Class A and A-1 members of $8.1 million. The increase in 2023 was further offset by the reduction in borrowings on long-term debt, which were $16.3 million in the prior period and $0.0 during the six months ended June 30, 2023. There were no debt repayments during the period ended June 30, 2023.
Cash flows for the years ended December 31, 2022 and December 31, 2021 were as follows:
	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Net cash used in operations	$(6,784)	$(26,338)	$19,554	(74.2)%

	Year ended December 31,		Change
(dollars in thousands)	2022	2021	$	%
Net cash used in investing activities	(13,991)	(10,694)	(3,297)	30.8%
Net cash provided by financing activities	15,347	26,544	(11,197)	42.2%
Cash flows from operating activities
Net cash used in operating activities was $6.8 million during the year ended December 31, 2022 compared to $26.3 million for the comparable period for 2021. The $19.6 million period over period improvement was primarily attributable to:
•
The impacts from the reduction in the Medicare advance payments liability, which was reduced from$ 3.7 million as of December 31, 2021 to $0.0 as of December 31, 2022, resulting in a $3.7 million use of cash for the twelve-months ended December 31, 2022. This compared to the reduction in the same liability of $13.5 million from December 31, 2020 to December 31, 2021, which resulted in a $13.5 million use of cash in the twelve months ended December 31, 2021. The difference in this liability reduction is a net increase in operating cash flows of approximately $9.8 million when comparing the periods.

•
The improvements in period over period cash flows from operations also include an increase in cash generated from operating activities as a result of the cash flow impacts of net income, after giving effect to non-cash reconciling items, of $11.8 million for the twelve months ended December 31, 2022 when compared to December 31, 2021. This improvement was primarily attributable to a$ 10.4 million non-cash adjustment due to the amortization of right-of-use assets added as part of the adoption of Accounting Standards Codification 842 — Leases as well as a $2.7 million increase in net income.

•	The above is partially offset by approximately $1.9 million increase in use of cash related to the net impact of working capital changes between the periods.
Cash flows from investing activities
Net cash used in investing activities was $14.0 million for the year ended December 31, 2022 compared to $10.7 million for the comparable period for 2021. The increase in cash used period over period was primarily attributable to purchases of marketable securities of $12.6 million for the year ended December 31,2022, offset by proceeds from sales of marketable securities of $2.7 million. There were no purchases or sales of marketable securities during the comparable period.
The increase in cash used above was partially offset by the following:
•
Purchases of property and equipment was $7.2 million for the year ended December 31, 2022, lower than $8.3 million for the comparable period. Acquisition of physician practices decreased approximately $3.2 million period over period.

•	An increase of $1.4 million in proceeds related to the disposal of property and equipment period over period.
Cash flows from financing activities
Net cash provided by financing activities was $15.3 million for the year ended December 31, 2022 compared to $26.5 million for the comparable period for 2021. The period over period decrease in cash flows from financing activities was primarily attributable to:
•
Borrowing on long-term debt was $16.3 million for the twelve months ended December 31, 2022 compared to $65.0 million in the comparative period. The amounts in 2021 were related to the PNC Loan Facility, and the amounts in 2022 are related to $16.3 million which was borrowed when the Company entered into an amendment to the PNC Loan Facility which increased the Facility limit to $125 million.

•
The period over period reduction in cash provided was offset by the repayment of $37.1 million of long-term debt (from the prior Truist Loan and Revolver, which was extinguished in 2021 with the issuance of our PNC Loan Facility) during the twelve months ended December 31, 2021. There was no debt repayment in the twelve months ended December 31, 2022.

Off Balance Sheet Arrangements
As of the date of this prospectus, AON does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with AON is a party, under which it has any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.
AON does not engage in off-balance sheet financing arrangements.
Material Cash Requirements
Based on the Company’s borrowings under the long-term debt arrangement as of June 30, 2023, the Company expects future cash outflows related to interest expense (based on Bloomberg Short-Term Bank Yield Index rate of 6.63% as of June 30, 2023) of $2.7 million for the remainder of 2023 and $5.4 million in 2024.
The Company also expects a cash outflow of $81.3 million related to the repayment of principal when the PNC Loan Facility matures in June of 2026.
The Company expects the following cash flows related to operating leases with third parties: $2.9 million in 2023, $7.7 million in 2024, $6.7 million in 2025, $6.3 million in 2026, $5.6 million in 2027, and $12.5 million thereafter.
The Company expects the following cash flows related to operating leases with related parties: $1.3 million in 2023, $2.6 million in 2024, $2.5 million in 2025, $2.6 million in 2026, $2.4 million in 2027, and $3.0 million thereafter.
Cash outflows related to certain vendor contracts with committed expenditures are expected to total approximately $3.0 million. The timing of the expenditures is as follows: $1.5 million in 2023, and $1.5 million in 2024.
The Company does not have any significant supply or other arrangements which result in material cash requirements other than as described above.
Critical Accounting Policies and Estimates
The accompanying consolidated financial statements have been prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions are involved in the calculation of the Company’s allowance for contractual adjustments and allowances for uncollectible on accounts receivable, liabilities for provider compensation, and accrued insurance claim reserves. Actual results could differ from those estimates.
Variable Interest Entities
AOMC is a wholly owned subsidiary of the Company and neither AOMC nor the Company has ownership interest in AON Partners and Partners of Maryland. Both AON Partners and Partners of Maryland are fully owned by physicians. The Company operates its physician practices through the MSAs and other contractual agreements between AOMC, AON Partners, and Partners of Maryland. The responsibilities of AOMC include, but are not limited to negotiating provider and payor contracts, employment and compensation decisions, billing and collections, furnishing all supplies and equipment necessary for the respective practice’s operations as well as, necessary real estate, contracting on behalf of AON Partners and Partners of Maryland, entering into leases, holding a power of attorney to perform the above activities, preparing, maintaining and administering all accounting records (including financial reporting), expense payment, and maintenance of all information systems/software. The Company is paid a management fee to compensate AOMC for the services provided. AON Central Services is 80% physician owned and 20% owned by AON LLC. AOMC entered into an agreement with AON Central Services, effective January 1, 2023, for AOMC to provide qualified non-clinical and non-medical employees to AOMC to support the operation of the physician practices. AOMC pays a monthly management fee to AON Central Services equal to the aggregate cost of compensation, benefits and all other costs related to these employees.

Based on various quantitative and qualitative factors, including assessment of certain services performed and relationships held above, management has determined that AON Partners, Partners of Maryland and AON Central Services are all variable interest entities and AOMC is the primary beneficiary who holds the decision-making rights over the activities that most significantly impact AON Partners, Partners of Maryland and AON Central Services’ economic performance through the MSAs and other contractual agreements. Accordingly, the results of AON Partners, Partners of Maryland and AON Central Services have been consolidated with the Company for all periods presented. During the first quarter of 2023, Meaningful Insights Biotech Analytics, LLC (“MIBA”) was established which is also considered a VIE; however, as of June 30, 2023, it had immaterial activity.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (the “CODM”). The Company’s CODM is its chief executive officer who reviews financial information together with certain operating metrics principally to make decisions about how to allocate resources and to measure the Company’s performance. The Company has one operating segment and one reportable segment that are structured around the organizational management of oncology practice operations. All revenues and assets are in the United States.
Revenue Recognition
Revenue is recognized under Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“Topic 606”). The Company determines the transaction price based upon standard charges for goods and services with anticipated consideration due from patients, third-party payors (including health insurers and government agencies) and others. The Company’s revenue is primarily derived from patient service revenues, which encompass oncology services provided during patient encounters and shipments of pharmacy prescriptions. Performance obligations for the Company’s services provided to patients and most procedures, are satisfied over the time of visit which is the same day services are performed. Performance obligations relating to pharmacy revenue are considered fully satisfied at a point in time upon the customer receiving delivery of the prescription. Accordingly, the Company does not anticipate a significant amount of revenue from performance obligations satisfied (or partially satisfied) in previous periods.
As services are performed and prescriptions are shipped, timely billing occurs for services rendered and prescriptions shipped less discounts provided to uninsured patients and contractual adjustments to third-party payors based upon prospectively determined rates and discounted charges. Payment is requested at the time of service for self-paying patients and for patients covered by third-party payors that are responsible for paying deductibles and coinsurance.
The Company monitors revenue and receivables to prepare estimated contractual allowances for the anticipated differences between billed and reimbursed amounts. Payments from third-party payors and Government programs including Medicare and Medicaid may be subject to audit and other retrospective adjustments. Such amounts are considered on an estimated basis when net patient revenue is recorded and are adjusted as final adjustments are determined.
The Company has a system and estimation process for recording Medicare net patient service revenue and estimated recoupments as it relates to value-based care (“VBC”) revenue included in patient service revenue on the Consolidated Statements of Operations and Comprehensive Income (Loss). The Company’s VBC revenue is primarily generated through its participation in the CMS Oncology Care Model (“OCM”) which is an episode-based payment model to promote high-quality cancer care. Participants enter six-month episode periods, and the Company bills a monthly fee during the six-month period based on a fixed rate per participant per month and the total number of participants. Certain quality and compliance metrics are tracked as part of the program and submitted to CMS at the end of the episode period which may result in recoupment of funds. The Company estimates the recoupment amount by developing a recoupment percentage for each period based on historical known recoupment from CMS and applies the recoupment percentage against total fees for the period. Based on the estimate, the Company accrues a liability representing the expected final recoupments based on historical settlement trends.
Accounts Receivable
Accounts receivable from patients are carried at the original charge for the services provided, and an adjustment is made to the receivable in a contra account based on the historical collection rate for the provider and payor combination. This adjustment takes into consideration any allowance for doubtful accounts. Management determines the allowance for uncollectible accounts based on historical experience.
Business Combinations
The Company evaluates acquired practices in accordance with ASU 2017-01, Business Combinations (Topic 805) — Clarifying the Definition of a Business. This standard clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. Because substantially all of the value of each acquired practice did not relate to a similar group of assets and as each acquired practice contained both inputs and processes necessary to provide economic benefits to the Company, it was determined that each acquisition represents a business combination. Therefore, the transactions have been accounted for using the acquisition method of accounting, which requires, with limited exceptions, that assets acquired, and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Any excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. Transaction costs related to business combinations are expensed in the period in which they are incurred.
Leases
The Company’s lease portfolio primarily consists of office and equipment leases for its practice facilities. The Company evaluates whether a contract is or contains a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: 1) there is an identified asset in the contract that is land or a depreciable asset (i.e., property, plant, and equipment); and 2) the customer has the right to control the use of the identified asset. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As the Company’s operating leases do not generally provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate for a lease is the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The lease term for all of the Company’s operating leases include the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that the lessee is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Lease payments included in the measurement of the operating lease right-of-use (“ROU”) assets and lease liabilities are comprised of fixed payments (including in- substance fixed payments), variable payments that depend on an index or rate, and the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise.
The operating lease ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The operating lease ROU assets are subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The operating lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date.
Professional Liability
The Company maintains an insurance policy for exposure to professional malpractice insurance risk beyond selected retention levels. Reserves are established for estimates of the loss that will ultimately be incurred on claims that have been reported but not paid and claims that have been incurred but not reported. These reserves are established based on consultation with a third-party actuary. The actuarial valuations consider a number of factors, including historical claims payment patterns, changes in case reserves and the assumed rate of increase in healthcare costs. Management believes the use of actuarial methods to account for these reserves provides a consistent and effective way to measure these subjective accruals. However, due to the sensitive nature of this estimation technique, recorded reserves could differ from ultimate costs related to these claims due to changes in claims reporting, claims payment and settlement practices and differences in assumed future cost increases. Accrued unpaid claims and expenses that are expected to be paid within the next twelve months are classified as current liabilities and included in accrued other. All other accrued unpaid claims and expenses are classified as long-term liabilities and included in other long-term liabilities. Insurance recoveries associated with the unpaid claims are classified as long-term assets included in other assets.
Fair Value of Financial Instruments
Fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.
Accounting guidance establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.
Level 2
Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

Level 3
Inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities being measured within the fair value hierarchy.
Our financial instruments include cash, short-term marketable securities, accounts receivable, notes receivable, accounts payable, accrued expenses, long-term debt and contractual agreements that resulted in derivative liabilities. Our nonfinancial assets such as property and equipment are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist.
The carrying amounts of cash, accounts receivable, accounts payable, notes receivable, and accrued expenses approximate their fair value because of the short-term maturity and highly liquid nature of these instruments. We determine the fair value of long-term debt and marketable securities based on various factors including maturity schedules and current market rates.
The fair value of our derivative liabilities was determined using Level 3 inputs. The fair value was estimated using the Black-Scholes Option Pricing model or the “with and without” valuation approach. There were no transfers between any levels of the hierarchy during any periods presented.
Quantitative and Qualitative Disclosures About Market Risk
Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of exposure due to potential changes in inflation or interest rates. We do not hold financial instruments for trading purposes.
Interest Rate Risk
Certain of AON’s outstanding indebtedness bears interest at a floating rate. As a result, AON may be exposed to fluctuations in interest rates to the extent of its borrowings under these arrangements. AON does not currently engage in any hedging or derivative instruments to attempt to offset this risk. Based on the total amount of variable debt outstanding as of June 30, 2023, if the Bloomberg Short-Term Bank Yield Index increased by 1.0% due to normal market conditions, AON’s interest expense will increase by approximately $0.8 million per annum.
AON had $81.3 million of borrowings under loans with variable rates as of June 30, 2023.

Inflation Risk
The healthcare industry is very labor intensive and salaries and benefits are subject to inflationary pressures, as are drug and medical supplies costs, medical equipment and other costs. The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In particular, like others in the healthcare industry, we have experienced a shortage of nurses and other clinical staff and support personnel in certain geographic areas, which was largely driven by the COVID-19 pandemic. Nationally, the increase demand for healthcare workers has in some regions, required us to offer one-time retention bonuses, pay premium wages above standard compensation for essential workers, and even utilize higher cost temporary labor. This staffing shortage may require us to further enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel or require us to hire expensive temporary personnel. We have also experienced cost increases related to the procurement of medical supplies and equipment as well as construction of new facilities and additional capacity added to existing facilities. Our ability to pass on increased costs associated with providing healthcare to Medicare and Medicaid patients is limited due to various federal, state and local laws which have been enacted that, in certain cases, limit our ability to increase prices.
We minimize the impact of inflation on our labor, drug, and supply costs primarily through maintaining strong relationship with our suppliers and GPO and renegotiated contracts with our payors. In addition, AOP has a Pharmacy and Therapeutics Committee (“P&T Committee”) that meets biweekly to evaluate and modify the preferred drug formulary. The P&T Committee considers the following in its formulary recommendations: 1) evidence-based research demonstrating favorable clinical outcomes of such treatment; 2) potential adverse events or side effects of such treatment; and 3) cost of such treatment to the applicable stakeholder (patient and payor).

MANAGEMENT
The following persons serve as AON’s executive officers and directors.
Name	Age	Position
Executive Officers
Todd Schonherz	54	Chief Executive Officer; Director
David H. Gould	53	Chief Financial Officer
Stephen “Fred” Divers, MD	50	Chief Medical Officer; Director
Erica Mallon	35	General Counsel
Directors
Bradley Fluegel	61	Director
James Stith	39	Director
Ravi Sarin	42	Director
Todd Schonherz has over 30 years of healthcare experience and has served as our Chief Executive Officer since the closing of the Business Combination in September 2023. Mr. Schonherz has served as AON LLC’s Chief Executive Officer since 2021 and was previously President & Chief Operating Officer of AON LLC since its inception in 2017 to 2021. Previously, he was Chief Operating Officer of Florida Cancer Specialists (FCS). Prior to his role as COO of FCS in 2011, Mr. Schonherz was Senior Vice President and Chief Information Officer for US Oncology from 1999 to 2010. Mr. Schonherz’ consulting and management experience in healthcare information technology includes positions with Datamedic Corporation (acquired by VitalWorks and later Amicas Corporation), Multum Corporation (acquired by Cerner Corporation), and MedE America (acquired by WebMD and later HLTH Corporation). Mr. Schonherz received a bachelor’s degree in health policy and administration from Pennsylvania State University. Mr. Schonherz has presented at national industry conferences including multiple Community Oncology Alliance (COA) conferences as well as national and regional information technology conferences. We believe Mr. Schonherz’s 30 years of healthcare experience gives him a thorough understanding of all aspects of our business and operations and qualifies him to serve our Board of Directors.
David H. Gould has served as our Chief Financial Officer since the closing of the Business Combination in September 2023 and has served as Chief Financial Officer at AON LLC since September 2020. Prior to joining AON LLC, David was employed at ApolloMD from March 2016 through September 2020, including serving as its Chief Financial Officer from February 2018 to September 2020. Prior to joining ApolloMD, David served approximately 10 years in progressively senior positions and ultimately as the Vice President of Finance and Assistant Treasurer at Cumulus Media. Prior to that, he held financial management roles with both publicly traded and private companies within the healthcare industry. David started his career in public accounting with the national audit firm of Ernst & Young out of their Washington, D.C. office. David holds a Bachelor of Science in Accounting from University of Maryland.
Stephen “Fred” Divers, MD has served as our Chief Medical Officer since the closing of the Business Combination in September 2023 and has been AON LLC’s Chief Medical Officer since 2022. In addition, since 2018, Dr. Divers is a Medical Oncologist with Genesis Cancer and Blood Institute, one of the first practices to join the AON network. In July 2020, Mr. Divers was named Advisory Board Chairman. Dr. Divers has provided physician leadership as a member of several national committees and currently serves on the Board of Directors for the Community Oncology Alliance (COA). He attended medical school at the Louisiana State University School of Medicine. He completed his residency at the University of North Carolina and a fellowship at the University of Alabama at Birmingham Cancer Center. We believe that Dr. Diver’s experience as an executive and his breadth of knowledge and valuable understanding of oncology care qualifies him to serve on our Board of Directors.
Erica Mallon is a healthcare-specialized attorney with nearly a decade of transactional and regulatory experience and has served as AON’s General Counsel since the closing of the Business Combination in September 2023. Ms. Mallon has served as AON LLC’s General Counsel since May 2021. Prior to joining AON LLC, from June 2018 to May 2021, Ms. Mallon served as in-house counsel at Greenway Health, an electronic health record vendor. During her time at Greenway, Ms. Mallon focused on strategic relationships and compliance with healthcare regulations and was instrumental in the negotiation, implementation, and ongoing compliance with Greenway’s Corporate Integrity Agreement. Prior to her tenure at Greenway, Ms. Mallon worked as an attorney in the healthcare group of Carlton Fields, P.A. Ms. Mallon also serves on the board of directors of the Children’s Cancer Center, a Tampa Bay-based non-profit that provides emotional, financial, and educational support to children with cancer or life-threatening blood disorders and their families. Ms. Mallon holds a Bachelor of Science degree in Journalism with dual minors in Business and Political Science from Ohio University and a law degree from Drexel University.

Mr. Bradley Fluegel has served on our Board of Directors since the closing of the Business Combination in September 2023, and prior to that, served on the DTOC Board since DTOC’s IPO. Mr. Fluegel currently advises a number of technology-enabled healthcare companies including Interwell Health Inc., Galileo Inc., Hims Inc., Pager Inc., and VillageMD Chicago, LLC. From October 2012 to January 2018, Mr. Fluegel was the Senior Vice President, Chief Healthcare Commercial Market Development Officer and Chief Strategy and Business Development Officer for Walgreens Company. Prior to Walgreens, Mr. Fluegel served as an executive in residence at Health Evolution Partners from April 2011 to September 2012, Executive Vice President and Chief Strategy and External Affairs Officer of Anthem Inc. from October 2007 to December 2010, Senior Vice President of National Accounts and Vice President of Enterprise Strategy at Aetna Inc. from March 2005 to September 2007, and Chief Executive Officer for Reden & Anders (Optum Consulting) from October 2002 to February 2005. Mr. Fluegel currently serves on the board of directors of MJHS in New York City, Performant Financial Corporation, AdhereHealth LLC and Premera Blue Cross. Mr. Fluegel earned a MPP from Harvard University’s Kennedy School of Government and a BBA from the University of Washington. Mr. Fluegel also serves as a lecturer at the University of Pennsylvania’s Wharton School of Business. We believe Mr. Fluegel’s public company experience and expertise in accounting matters is valuable to the Company.
James Stith has served on our Board of Directors since the closing of the Business Combination in September 2023, and has served as a Director on AON LLC's Board of Managers since June 2023. Since 2021, Mr. Stith has served as a Partner at AEA Growth, a private equity growth fund managed by AEA Investors LP, a global investment firm. From 2016 to 2021, Mr. Stith served as Co-founder and Partner at ROCA Partners, a growth equity investment firm. Prior to ROCA Partners, Mr. Stith served as an M&A executive at IAC/InterActiveCorp (a publicly-traded portfolio of consumer media and technology companies), a private equity investor at Ares Management (a global alternative investment manager), and an investment banker at Lehman Brothers (a former global financial services firm). Mr. Stith holds a B.A. in Economics and International Relations from the University of Pennsylvania. We believe Mr. Stith's extensive experience in growth equity and healthcare investing qualifies him to serve on our Board of Directors.
Mr. Ravi Sarin has serves on our Board of Directors since the closing of the Business Combination in September 2023. Mr. Sarin is Co-Head and Founding Partner of AEA Growth since 2021. Mr. Sarin is also the Founder and Managing Partner of ROCA Partners, a growth equity investment firm focused on tech-enabled services, software and healthcare services companies, which he founded in 2015. Previously, he was a Principal in the Private Equity Group at Ares Management from 2009 to 2015. At Ares, Mr. Sarin helped lead investments in healthcare services among a few other sectors. Prior to Ares, Mr. Sarin was a private equity investor at Bain Capital and a consultant at Bain & Company. Mr. Sarin currently serves on the boards of directors of several companies including AS Software, Bespoke Partners, Cenegenics and Commonwealth Pain & Spine and previously served on the board of directors of a number of companies including Floor & Decor, Jacuzzi Brands, Ob Hospitalist Group, Oceans Healthcare, Riviera Partners, True Blue Car Wash and Unified Women's Healthcare. Mr. Sarin received a B.S. in Electrical Engineering and a M.S. in Management Science & Engineering from Stanford University and an M.B.A. from Harvard Business School. Mr. Sarin was selected to serve on our Board of Directors due to his experience working with and serving as a director of a number of healthcare services companies
Code of Business Conduct
The Board has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer and other executive and senior financial officers. The full text of AON’s Code of Business Conduct and Ethics is posted on the Corporate Governance portion of AON’s website. When applicable, AON will post amendments to its Code of Business Conduct and Ethics or waivers of its Code of Business Conduct and Ethics for directors and officers on the same website.
Board Composition
AON’s business and affairs are managed under the direction of its board of directors.
The AON Board is divided into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. At each succeeding annual meeting of the stockholders of AON, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
Director Independence
AON Class A Common Stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. We have a majority of independent directors on our board. Under the rules of Nasdaq, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a material relationship with the listed company. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq.
Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that a member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Committees of the AON Board of Directors
The AON Board has an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the AON Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the AON Board. The AON Board may from time to time establish other committees. AON’s Chief Executive Officer and other executive officers will regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
Bradley Fluegel, James Stith and Ravi Sarin serve as members of our Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, all the directors on the Audit Committee must be independent; our board of directors has determined that each of Bradley Fluegel, James Stith and Ravi Sarin are independent under the Nasdaq listing standards and applicable SEC rules. Bradley Fluegel serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that Bradley Fluegel qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for, among other things:
•	overseeing and monitoring the quality and integrity of financial statements and the performance of our internal audit function;
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit AON’s financial statements;
•	helping to ensure the independence and evaluating and overseeing the performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, AON’s interim and year-end financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing and overseeing AON’s policies on risk assessment and risk management, including enterprise risk management;
•
reviewing the adequacy and effectiveness of accounting principles, accounting policies, internal financial and accounting control policies and procedures and AON’s disclosure controls and procedures and ensuring compliance with legal and regulatory requirements; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The AON Board has adopted a written charter for the Audit Committee which is available on AON’s website.
Compensation Committee
James Stith, Bradley Fluegel, and Ravi Sarin serve as members of our Compensation Committee. Under the Nasdaq listing standards, we are required to have a Compensation Committee composed entirely of independent directors; our Board of Directors has determined that each of James Stith, Bradley Fluegel, and Ravi Sarin are independent. James Stith serves as Chairman of the Compensation Committee. AON’s Compensation Committee is responsible for, among other things:
•	reviewing, approving and determining the compensation of AON’s executive officers;
•	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the AON Board or any committee thereof;
•	administering AON’s equity compensation plans;
•	reviewing, approving and, in certain situations, making recommendations to the AON Board regarding incentive compensation and equity compensation plans; and
•	establishing and reviewing general policies relating to compensation and benefits of AON’s employees.
The AON Board has adopted a written charter for the Compensation Committee, which is available on AON’s website.
Nominating and Corporate Governance Committee
Ravi Sarin, Bradley Fluegel and James Stith serve as members of our Nominating and Corporate Governance Committee. Under the Nasdaq listing standards, we are required to have a nominating and corporate governance committee composed entirely of independent directors; our Board of Directors has determined that each of Ravi Sarin, Bradley Fluegel and James Stith are independent. Ravi Sarin serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying, evaluating and selecting, or making recommendations to the AON Board regarding, nominees for election to the AON Board and its committees consistent with criteria approved by the AON Board;

•	evaluating the performance of the AON Board, individual directors and management of AON;
•	considering, and making recommendations to the AON Board regarding the composition of the AON Board and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of the corporate governance practices and reporting;
•	reviewing related party transactions; and
•	developing, and making recommendations to the AON Board regarding, corporate governance guidelines and matters.

The AON Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on AON’s website.
Compensation Committee Interlocks and Insider Participation
None of the AON officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on the Company Board.
Related Party Policy
AON has a formal written policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. A “Related Party Transaction” is a transaction, arrangement or relationship in which AON or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “Related Party” means:
•	any person who is, or at any time during the applicable period was, one of AON’s officers or one of AON’s directors;
•	any person who is known by AON to be the beneficial owner of more than five percent (5%) of its voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, sister-in- law or brother-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

AON enacted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related party transactions.
Role of the AON Board in Risk Oversight
The AON Board has extensive involvement in the oversight of risk management related to AON and its business as a whole, including its strategy, business performance, capital structure, management selection, compensation programs, shareholder engagement, corporate reputation, ESG matters, and ethical business practices. The AON Board will discharge various aspects of its oversight responsibilities through its standing committees, which in turn will report to it regularly regarding their activities. The Audit Committee will represent the AON Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of AON’s financial statements and the surveillance of administrative and financial controls, as well as enterprise risk management, cyber risk and review of related party transactions.
Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the AON Board all areas of risk and the appropriate mitigating factors. The governance committee will provide oversight over compliance with legal and regulatory requirements, ethics and whistleblower matters. The Compensation Committee will review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and discuss with management the relationship between risk management policies and practices and compensation. The Nominating and Corporate Governance Committee will assist the AON Board in the discharge of its responsibilities relating to the evaluation of nominations for director elections and re-elections. In addition, the AON Board will receive periodic detailed operating performance reviews from management.

EXECUTIVE AND DIRECTOR COMPENSATION
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of AON. This discussion may contain forward-looking statements that are based on AON’s current plans, considerations, expectations and determinations regarding future compensation programs.
Executive and Director Compensation of DTOC prior to the Business Combination
None of DTOC’s directors or executive officers has received any compensation for services rendered to DTOC except (i) DTOC’s independent directors, who each received 25,000 shares of Class A Common Stock in March 2021 and (2) Kyle Francis, DTOC’s Chief Financial Officer, who received 150,000 shares of Class A Common Stock in March 2021. Other than the aggregate 225,000 shares of Class A Common Stock transferred to DTOC’s independent directors and Chief Financial Officer, no compensation of any kind, including finders or other similar fees, were paid to any of DTOC’s Sponsor, Chief Executive Officer, Chief Financial Officer and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a Business Combination.
Executive and Director Compensation of AON LLC
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers.
Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short-and long-term, which also aligns the interests of our executive officers with those of our stockholders.
Our named executive officers (or “NEOs”) for the fiscal year ended December 31, 2022, which consist of our principal executive officer and our two other most highly compensated executive officers, and one additional individual for whom would have been one of our two other most highly compensated executive officer but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year, were:
•	Todd Schonherz, Chief Executive Officer;
•	Stephen “Fred” Divers, M.D.;
•	David Gould, Chief Financial Officer and
•	Bradley Prechtl, our former President and Chief Development Officer.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Option Reward ($)	Other Compensation ($)	Total ($)
Todd Schonherz Chief Executive Officer	2022	698,375	192,500	—	—	28,103(1)	918,978
	2021	682,065	—	—	—	24,121(2)	706,186
Stephen “Fred” Divers, MD Chief Medical Officer	2022	416,667	—	1,236,368(3)	—		1,653,035
				—	—
David Gould Chief Financial Officer	2022	317,310	41,614	—	—		358,924
	2021	333,646	—	—	—	748	334,394
Bradley Prechtl Former President and Chief Development Officer(4)	2022	599,514	—	—	—	218,854(5)	818,368
	2021	543,570	—	—	—	39,158(6)	582,728
(1)	For fiscal year 2022, other compensation for Mr. Schonherz includes $16,800 for an automobile allowance.
(2)	For fiscal year 2021, other compensation for Mr. Schonherz includes $14,769 for an automobile allowance.
(3)	Reported amount consists of performance payment paid to Dr. Divers in connection with his performance as a practicing physician. Dr. Divers was appointed to Chief Medical Officer on April 1 2022.
(4)	As of October 31, 2022, Mr. Prechtl is no longer an executive officer of AON.
(5)
For fiscal year 2022, other compensation for Mr. Prechtl includes $44,185 for an automobile allowance and severance benefits totaling $166,183, consisting of $118,982 in cash payment and $47,201 in COBRA benefits as further disclosed under the section titled “Potential Payments Upon Termination or Change in Control” below.

(6)	For fiscal year 2021, other compensation for Mr. Prechtl includes $32,600 for an automobile allowance.

Narrative Disclosure to Summary Compensation Table
The following describes the material elements of our compensation program for the fiscal year ended December 31, 2022 as applicable to our named executive officers and reflected in the Summary Compensation Table above.
Base Salary
Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined us. In determining compensation for our executive officers, we considered salaries provided to executive officers of similarly situated companies in the healthcare industry, each executive officer’s anticipated role criticality relative to others at the Company and our determination of the essential need to attract and retain these executive officers.
Employee Benefits and Perquisites
We provide health, dental, vision, life and disability insurance benefits to our named executive officers, on the same terms and conditions as provided to our other employees. We provide an automobile allowance to select executive officers as well as small incidental reimbursements for certain personal expenses such as travel costs and mobile devices.
Retirement Benefits
401(k) Plan. We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
Employees are immediately and fully vested in their own contributions. The Company may elect to make matching or other contributions into participant’s individual accounts, but made no such contributions during our 2022 fiscal year. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.
Employment Agreements
On April 1, 2021, we entered into an employment agreement with Mr. Schonherz (the “Schonherz Employment Agreement”), pursuant to which he agreed to serve as our Chief Executive Officer. The Schonherz Employment Agreement has an initial term through March 31, 2026 and automatically renews for one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. Pursuant to the Schonherz Employment Agreement, Mr. Schonherz is entitled to receive an annual base salary of $675,000 per year (the “Base Salary”). Mr. Schonherz’s Base Salary is increased on an annual basis in the amount of three percent of the previous calendar year’s Base Salary on January 1 of each year during the term and any renewal term under the Schonherz Employment Agreement.
The Schonherz Employment Agreement also provides that Mr. Schonherz is eligible for an annual cash bonus based upon achievement of annual performance goals for Mr. Schonherz and/or the Company determined by the Board each year. Mr. Schonherz’s annual fully-earned bonus opportunity is equal to a minimum of $275,000 for 2021 and will be determined by the Board for subsequent years.
We do not have an employment agreement with Dr. Divers in connection with employment as Chief Medical Officer.
On July 28, 2020, we entered into an offer letter with David Gould, pursuant to which he agreed to serve as our Chief Financial Officer with a start date of September 17, 2020 (the “Gould Offer Letter”). Under the Gould Offer Letter, Mr. Gould is eligible for a base salary of $300,000. The Gould Offer Letter also provides that Mr. Gould is eligible for an annual cash bonus based upon achievement of annual performance goals for Mr. Gould and/or the Company of up to 20% of Mr. Gould’s base salary, with a stretch opportunity up to 25% of Mr. Gould’s base salary.
On April 1, 2021, we entered into an employment agreement with Mr. Prechtl (the “Prechtl Employment Agreement”), pursuant to which he agreed to serve as our President and Chief Development Officer, and which remained in effect through October 31, 2022, the date of his termination of employment. Pursuant to the Prechtl Employment Agreement, Mr. Prechtl was entitled to receive an annual base salary of $650,000. As of October 31, 2022, Mr. Prechtl is no longer an executive officer of AON.
Potential Payments Upon Termination or Change in Control
Todd Schonherz
Under the terms of his employment agreement, if Mr. Schonherz’s employment is terminated by AON without cause or by Mr. Schonherz for good reason (as such terms are defined in the Schonherz Employment Agreement), then Mr. Schonherz will become eligible to receive the following benefits for a period of twelve (12) months after the effective date of his termination or until he obtains and commences other employment, whichever occurs first:
•
monthly payments equal to (a) his monthly base salary in effect immediately prior to termination, plus (b) an amount equal to one-twelfth of his performance bonus which was paid or is to be paid to him under the Schonherz Employment Agreement for prior calendar year; and

•
monthly insurance stipend payments equal to aggregate insurance premiums paid by AON to provide health, dental, vision, and disability insurance benefits for him of the effective date of termination, calculated as a monthly amount.

Stephen “Fred” Divers
No payments are due to Dr. Divers upon a termination or change in control.
David Gould
Under the terms of his employment letter, upon a termination without cause, Mr. Gould is entitled to 12 months of base salary.
Brad Prechtl
Mr. Prechtl resigned from his employment with AON effective October 31, 2022. Pursuant to the terms of his resignation, Mr. Prechtl received his base salary paid through December 30, 2022 and an amount equal to 12 months of COBRA family medical and dental premiums determined based on open enrollment. The total value paid to Mr. Prechtl was $166,183, consisting of $118,982 in cash payment and $47,201 in COBRA benefits.
Outstanding Equity Awards at Fiscal Year-End
There were no outstanding equity awards held by our NEOs as of December 31, 2022.
Equity Plans
Overview
The Company’s 2023 Incentive Equity Plan (the “2023 Plan”), was adopted on September 19, 2023. The 2023 Plan allows us to provide equity awards as part of our compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value.
Key Plan Provisions
The 2023 Plan will continue until terminated by the Board (or a committee of the Board), but (i) no incentive stock options may be granted after September 19, 2033 and (ii) the 2023 Plan’s automatic share reserve increase (as described below) will operate only until such date.
The 2023 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards.
The 2023 Plan is administered by the Board or, if designated by the Board, the a committee of the Board.

Description of the 2023 Equity Incentive Plan
The following paragraphs provide a summary of the principal features of the 2023 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2023 Plan and is qualified in its entirety by the specific language of the 2023 Plan.
Purposes of the 2023 Plan
The purposes of the 2023 Plan are to attract and retain personnel for positions with AON, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with AON, including American Oncology Partners of Maryland, P.A. and American Oncology Partners, P.A. and their majority-owned subsidiaries (such entities are referred to herein as the “Company Group”); to provide additional incentive to employees, directors, and consultants; and to promote the success of AON’s business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2023 Plan may determine.
Eligibility
The 2023 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees of AON or any of its parent corporations or subsidiary corporations, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to employees, directors and consultants of AON or any member of the Company Group.
Authorized Shares
Initially, 5.3 million shares of our Class A Common Stock have been authorized for issuance pursuant to awards that may be granted under the 2023 Plan.
The 2023 Plan provides for an automatic share reserve increase feature, whereby the share reserve will automatically be increased on the first day of each fiscal year beginning with the 2024 fiscal year, in an amount equal to the lesser of (i) 5% of the total number of shares of all classes of our common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) the number of shares as determined by the administrator (the “evergreen provision”).
Subject to certain adjustment provisions contained in the 2023 Plan, the maximum number of shares of our Class A Common Stock that may be issued pursuant to awards under the 2023 Plan is 30,000,000 shares, after taking into account the additional shares authorized pursuant to the evergreen provision described in the preceding paragraph.
The 2023 Plan provides that the evergreen provision will operate only until the Plan terminates on September 19, 2033 or upon the earlier of termination of the Plan by the Board or a committee of the Board.
Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the 2023 Plan (unless it has terminated). With respect to stock appreciation rights, only shares actually issued will cease to be available.
Shares that actually are issued under the 2023 Plan under any award will not be returned to the 2023 Plan and will not become available for future issuance under the 2023 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future issuance. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.
The maximum number of shares that may be issued pursuant to the exercise of incentive stock options is 15,900,000. To the extent permitted under Section 422 of the Code, shares underlying other awards that may be returned to the Plan may also become available for issuance pursuant to the exercise of incentive stock options.
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of AON, other change in the corporate structure of AON affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares occurs (including a change in control of AON), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2023 Plan, will adjust the number and class of shares that may be delivered under the 2023 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2023 Plan.
Plan Administration
The Board or a committee appointed by the Board will administer the 2023 Plan and are referred to as the administrator. Different administrators may administer the 2023 Plan with respect to different groups of service providers. The full Board may retain the authority to concurrently administer the 2023 Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the 2023 Plan and applicable laws, the administrator generally will have the power, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable for administering the 2023 Plan. The administrator will have the power to administer the 2023 Plan, including but not limited to the power to construe and interpret the 2023 Plan and awards granted under the 2023 Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of our Class A Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the 2023 Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the 2023 Plan. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to AON or the Company Group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Stock Options
Options with respect to our Class A Common Stock may be granted under the 2023 Plan. Subject to the provisions of the 2023 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable) and the acceptable forms of consideration for exercising an option. The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of our stock or any of AON’s parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2023 Plan. Subject to the provisions of the 2023 Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2023 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A Common Stock between the exercise date and the date of grant. Subject to the provisions of the 2023 Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to U.S. taxpayers, and the term of a stock appreciation right may not exceed 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her award agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2023 Plan.
Restricted Stock
Restricted stock may be granted under the 2023 Plan. Restricted stock awards are grants of shares of our Class A Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the Company Group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under the 2023 Plan pursuant to terms and conditions established by the administrator. A restricted stock units is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A Common Stock. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us or members of the Company Group) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance Awards
Performance awards may be granted under the 2023 Plan pursuant to terms and conditions established by the administrator. Performance awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares of our Class A Common Stock, or a combination of both.
Non-Employee Directors
The 2023 Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the 2023 Plan) with an aggregate value of more than $750,000, increased to $1,500,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the 2023 Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2023 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.

Dissolution or Liquidation
If there is a proposed liquidation or dissolution of AON, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control
The 2023 Plan provides that if there is a merger or a “change in control” (as defined under the 2023 Plan) of AON, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2023 Plan.
If the successor corporation does not continue an award (or some portion of such award), the administrator may provide that the participant will fully vest in (and have the right to exercise) 100% of then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and restricted stock units will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions will be deemed met. In no event will vesting of an award accelerate as to more than 100% of the award. Unless otherwise provided in an award agreement, if options or stock appreciation rights are not continued when a change in control or a merger of AON with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).
With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
All awards granted under the 2023 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.
Amendment or Termination
The 2023 Plan will continue in effect until terminated by the administrator, but (i) no incentive stock options may be granted after September 19, 2033 and (ii) the 2023 Plan’s evergreen provision (as described above) will operate only until September 19, 2033. In addition, AON’s Board will have the authority to amend, suspend, or terminate the 2023 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan. The summary is based on existing U.S. laws and regulations as of the date hereof, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received upon sale of such shares) over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercise of nonstatutory option generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received or the amount of cash paid upon settlement. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. Any ordinary income recognized by the participant upon exercise of a stock appreciation right generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon vesting in shares of restricted stock (or upon filing an election under Section 83(b) of the Code) generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. Any ordinary income recognized by the participant upon the issuance of shares pursuant to a restricted stock unit award generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon settlement of a performance award generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2023 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for AON
AON generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND AON WITH RESPECT TO AWARDS UNDER THE 2023 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Non-Employee Director Compensation
During the year ended December 31, 2022, AON LLC did not have a formal non-employee director compensation program. The following table provides total compensation paid or awarded in 2022 to its AON LLC’s non-employee directors who served on the AON Board of Managers of AON LLC during 2022 based on our informal compensation program. Compensation to AON LLC directors consisted of a $1,500 hourly rate to its board chair for all board meetings attended, with $1,000 hourly rate for all other directors for their attendance at board meetings. Additionally, all directors were compensated at a rate of $375 per hour for all advisory and committee hours contributed throughout the year. Further, AON LLC reimburse non-employee members of its Board of Managers for reasonable costs and expenses incurred in attending board meetings.
Fees Earned or Paid in Cash
Name(1)	($)
Stephen Orman	34,243
Vipul Patel	20,188
Daniel Spitz	18,788
Douglas Heldreth	16,938
Shalin Shah	15,188
Craig Reynolds	2,688
Richard Knipe(2)	2,475
Roy Ambinder	2,475
Ryan Olson(2)	2,475
Vance Wright-Browne(2)	2,475
David Wright(2)	1,725
(1)	Mr. Reynolds left the Board of Managers during 2022.
(2)
Such individuals did not serve as directors on the Board of Managers of AON during 2022, but served on certain ad hoc committees of the AON Board of Managers. Compensation disclosed herein with respect to such individuals reflects compensation in connection with such service.

BENEFICIAL OWNERSHIP OF SECURITIES
The table below sets forth information regarding the beneficial ownership of AON common stock as of October 1, 2023, a recent practicable date prior to the date of this prospectus for:
•	each person known who is the beneficial owner of more than 5% of the outstanding shares of AON Class A Common Stock, Class B Common Stock and Series A Preferred Stock;
•	each member of the Board and each of AON’s named executive officers (including former executive officer Bradley Prechtl, who is a Named Executive Officer of AON as of the end of the last fiscal year;
•	all current executive officers and directors of the Company, as a group
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.
As of October 1, 2023 were (i) 9,532,354 shares of AON Class A Common Stock issued and outstanding immediately following the consummation of the Business Combination, which includes the Sponsor Earnout shares of 2,918,125, (ii) 25,109,551 shares of AON Class B Common Stock issued and outstanding, which excludes 3,000,245 shares of Class B Warrants and (iii) 6,651,610 shares of Series A Preferred Stock issued and outstanding, which votes on an as-converted basis equal to 6,651,610 shares of Class A Common Stock.
Unless otherwise indicated, the Company believes that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.
Name and Address of Beneficial Owner(1)	Number of shares of AON Class A Common Stock	% of Class A Common Stock	Number of shares of AON Class B Common Stock	% of Class B Common Stock	Voting Power(5)	% Voting Power(5)
AON Directors and Named Executive Officers
Todd Schonherz	—	—	869,459	3.46%	869,459	2.11%
Bradley Prechtl (former President and Chief Development Officer)	—	—	1,428,065	5.69%	1,428,065	3.46%
David Gould	—	—	—	—	—	*%
Stephen “Fred” Divers, MD	—	—	63,857	*%	63,857	*%
James Stith	—	—	—	—	—	*%
Bradley Fluegel	25,000	*%	—	—	—	*%
Ravi Sarin	—	—	—	—	—	*%
Erica Mallon	—	—	—	—	—	*%
All Directors and Executive Officers as a group (seven individuals)(2)	25,000	*%	933,316	3.72%	958,216	2.32%
AON Five Percent Holders:
Digital Transformation Sponsor LLC(3)	14,225,833	90.9%	—	—	14,225,833	30.0%
AEA Growth Funds(4)	501,702	4.99%	—	—	6,651,610	16.11%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the directors and officers will be c/o American Oncology Network, Inc., 14543 Global Parkway, Suite 110, Fort Myers, FL 33913
(2)	Excludes Bradley Prechtl, AON’s former President and Chief Development Officer.
(3)
The shares reported above are held in the name of the Sponsor. The amount disclosed includes 6,113,333 shares issuable upon exercise of private placement warrants and includes 2,918,125 shares that are subject to earnout. The Sponsor is managed by Kevin Nazemi, and Mr. Nazemi has sole voting and dispositive power with respect to the shares held of record by the Sponsor and thus is the beneficial owner of the shares owned by the Sponsor. The business address of the Sponsor is 10250 Constellation Blvd, Suite 23126 Los Angeles, CA 90067.

(4)
The shares reported as beneficially owned consist of 501,702 shares issuable to AEA Growth Equity Fund LP and AEA Growth Equity Fund (Parallel) LP (collectively, the “AEA Growth Funds”) upon conversion of the AON Series A Preferred Stock at an initial conversion price of $10.00 per share, taking into account that certain Conversion Restriction Agreement dated October 12, 2023, which provides, among other things, that the AON Series A Preferred Stock and any other securities beneficially owned or subsequently acquired by the AEA Growth

Funds which are exercisable for, convertible into or otherwise exchangeable for Class A Common Stock may convert into a number of Class A Common Stock to the extent that, upon such exercise, conversion or exchange, the AEA Growth Funds (together with its affiliates, any other persons acting or who could be deemed to be acting as a group (as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder), and any persons whose beneficial ownership of Class A Common Stock would or could be aggregated with the AEA Growth Funds’ and the other Attribution Parties’ (as defined in the Conversion Restriction Agreement) for purposes of Section 13) do not beneficially own in excess of 4.99% of outstanding shares of Class A Common Stock, immediately following the exercise, conversion or exchange thereof. Notwithstanding the Conversion Restriction Agreement, the AEA Growth Funds may vote its shares of AON Series A Preferred Stock on a fully-converted basis, or voting power equal to 6,651,610 shares as of the date of this prospectus. The general partner of each of the AEA Growth Funds is AEA Growth Equity Partners LP. The general partner of AEA Growth Equity Partners LP is AEA Growth Equity GP LLC. The sole member of AEA Growth Equity GP LLC is AEA Management UGP LLC. Brian Hoesterey is a managing member of AEA Management UGP LLC. As a result, Mr. Hoesterey may be deemed to share voting and dispositive power with respect to the shares held of record by the AEA Growth Funds. Mr. Hoesterey expressly disclaims beneficial ownership of the shares held by the AEA Growth Funds. Mr. Sarin and Mr. Stith, each a member of the AON board of directors, are partners of AEA Growth but do not hold voting or dispositive power over the shares held by the AEA Growth Funds. The address for the AEA Growth Funds is 520 Madison Avenue, 40th Floor, New York, New York 10022.
(5)	Voting power and percentage voting power represents the voting power with respect to the Class A Common Stock, Class B Common Stock and Series A Preferred Stock on an aggregate basis.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders of (a) 51,161,832 shares of Class A Common Stock and (b) 6,113,333 private placement warrants to purchase Class A Common Stock. The Selling Securityholders may from time to time (after the expiration of any applicable lock-up period), offer and sell any or all of the shares of Class A Common Stock and/or Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock or Private Placement Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock and/or Private Placement Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. See “Plan of Distribution.” For purposes of this table, we have assumed that all of the Earnout Shares have been vested to the Sponsor in accordance with the terms of the Business Combination Agreement and the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table sets forth, as of the date of this filing, (i) the aggregate number of shares of Class A Common Stock and warrants that the Selling Securityholders hold, including any Class A Common Stock underlying convertible securities, (ii) the aggregate number of shares of Class A Common Stock and warrants that the Selling Securityholders may offer pursuant to this prospectus and (iii) the number of shares of Class A Common Stock and warrants held by the Selling Securityholders after the sale of the securities offered hereby.
A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. Except as set forth in the footnotes below, the address of each Selling Securityholder is c/o American Oncology Network, Inc. 14543 Global Parkway, Suite 110, Fort Myers, FL 33913.
	Before the Offering		Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	After the Offering
Selling Securityholder	Shares of Class A Common Stock (including underlying shares of Class A Common Stock)(1)	Number of Private Placement Warrants			Number of Shares of Common Stock (including underlying shares of Class A Common Stock)	% of Class A Common Stock(2)	Number of Private Placement Warrants
Digital Transformation Sponsor LLC(3)	14,225,833	6,113,333	14,225,833	6,113,333	—	—	—
Kyle Francis(4)	150,000		150,000		—	—	—
Bradley Fluegel(5)	25,000		25,000		—	—	—
Jim Moffatt(5)	25,000		25,000		—	—	—
Heather Zynczak(5)	25,000		25,000		—	—	—
AEA Growth Equity Fund LP(6)	4,132,878		4,132,878		—	—	—
AEA Growth Equity Fund (Parallel) LP(7)	1,556,970		1,556,970		—	—	—
Healthquest Tactical Opportunities Fund, L.P(8)	2,646,687		2,646,687
KRP Investments Inc.(9)	3,000,245		3,000,245		—	—	—
Ahmed Al-Hazzouri, M.D(10)	189,300		189,300		—	—	—
Amit I. Shah, M.D(10)	189,300		189,300		—	—	—
Ananth Krishnan Iyer, M.D.(10)	126,200		126,200		—	—	—
Andres W. Bhatia, M.D. and Jennifer Bhatia(10)	189,300		189,300		—	—	—
Andrew J. Lipman Revocable Trust dated 5/20/2008(10)	126,200		126,200		—	—	—
Arthur Joseph Matzkowitz, M.D(10)	189,300		189,300		—	—	—
Avram Jonathan Smukler, M.D. Revocable Trust(10)	189,300		189,300		—	—	—
Christopher L. Alexander, D.O(10)	126,200		126,200		—	—	—
Christopher Miles McCanless, M.D.(10)	85,059		85,059		—	—	—

	Before the Offering		Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	After the Offering
Selling Securityholder	Shares of Class A Common Stock (including underlying shares of Class A Common Stock)(1)	Number of Private Placement Warrants			Number of Shares of Common Stock (including underlying shares of Class A Common Stock)	% of Class A Common Stock(2)	Number of Private Placement Warrants
Craig Reynolds, M.D(10) (11)	189,300		189,300		—	—	—
Daniel L. Spitz Revocable Trust(10) (12)	189,300		189,300		—	—	—
Daniel L. Spitz, M.D.(10) (12)	247,753		247,753		—	—	—
David T. Wenk, M.D(10)	189,300		189,300		—	—	—
Don Luong, M.D(10)	189,300		189,300		—	—	—
Douglas D. Heldreth, M.D. and Regina Heldreth(10) (14)	189,300		189,300		—	—	—
Fadi Kayali, M.D(10)	189,300		189,300		—	—	—
Flora E. Melgen Revocable Trust(10)	189,300		189,300		—	—	—
Flora E. Ndum(10)	126,200		126,200		—	—	—
Gajanan A. Kulkarni, M.D. and Hemalata G. Kulkarni, TBE(10)	126,200		126,200		—	—	—
Geethanjali K. Akula, M.D(10)	126,200		126,200		—	—	—
Gerald Patrick Miletello, M.D.(10)	85,059		85,059		—	—	—
Gordan Family Irrevocable Trust, UAD August 30, 2018(10)	189,300		189,300		—	—	—
Gordan Family Irrevocable Trust, UAD August 30, 2018, William Porter,Trustee(10)	247,753		247,753		—	—	—
Gregoire H. Bergier, M.D(10)	126,200		126,200		—	—	—
Gustavo A. Fonseca, M.D., FACP(10)	189,300		189,300		—	—	—
Hafeez Tajuddin Chatoor, M.D(10)	189,300		189,300		—	—	—
Hitesh C. Patel, M.D. and Anjni Patel(10)	189,300		189,300		—	—	—
Howard Goodman, M.D. and Caroline R. Goodman, TBE(10)	126,200		126,200		—	—	—
Ivor Percent Revocable Trust dated 1/10/2012(10)	189,300		189,300		—	—	—
JA Investments of Tampa II(10)	189,300		189,300		—	—	—
Jay Wang, M.D(10)	189,300		189,300		—	—	—
Jaydev Avashia, M.D. and Bhairavi J. Avashia, TBE(10)	189,300		189,300		—	—	—
Jeanna L. Knoble, M.D.(10)	36,358		36,358		—	—	—
Jeffrey Zangmeister, M.D.(10)	36,358		36,358		—	—	—
Jennifer L. Ball-Englert, D.O(10)	189,300		189,300		—	—	—
Jennifer L. Cultrera, M.D(10)	189,300		189,300		—	—	—
Jerry W. Mitchell, M.D.(10)	36,358		36,358		—	—	—
Joe’s Own, LLC(10)	126,200		126,200		—	—	—
Joel Grossman Co-Trustee of the Joel S. Grossman Revocable Trust dated October 15, 2013(10)	126,200		126,200		—	—	—
Jorge Ayub Trust(10)	126,200		126,200		—	—	—
Jose Alemar, M.D. and Ciara Rios, TBE(10)	189,300		189,300		—	—	—
Julia A. Cogburn, M.D(10)	189,300		189,300		—	—	—
Kapisthalam S. Kumar, M.D. and Katherine L. Kumar, TBE(10)	189,300		189,300		—	—	—
Karin P. Bigman, M.D(10)	126,200		126,200		—	—	—
Kathleen B. Doughney, M.D(10)	126,200		126,200		—	—	—
Kerry E. Chamberlain, D.O. and Linda Chamberlain, TBE(10)	189,300		189,300		—	—	—
Knipe Spousal Beneficiary Trust(10)	189,300		189,300		—	—	—

	Before the Offering		Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	After the Offering
Selling Securityholder	Shares of Class A Common Stock (including underlying shares of Class A Common Stock)(1)	Number of Private Placement Warrants			Number of Shares of Common Stock (including underlying shares of Class A Common Stock)	% of Class A Common Stock(2)	Number of Private Placement Warrants
Kosloff AON, LLC(10)	189,300		189,300		—	—	—
Koteshwar Rao Telukuntla, M.D(10)	126,200		126,200		—	—	—
Laura C. Dickerson, M.D.(10)	189,300		189,300		—	—	—
Laura M. Rodriguez Trust(10)	189,300		189,300		—	—	—
Li Li, M.D(10)	189,300		189,300		—	—	—
Luis Vaccarello, M.D.(10)	36,358		36,358		—	—	—
Lynn F. Cleveland, TOD David M. Cleveland(10)	63,857		63,857		—	—	—
Maen A. Hussein, M.D(10)	189,300		189,300		—	—	—
Magda Melchert, M.D(10)	126,200		126,200		—	—	—
Malhotra, LLLP(10)	126,200		126,200		—	—	—
Mamta T. Choksi, M.D(10)	189,300		189,300		—	—	—
Manish R. Patel AON, LLC(10)	189,300		189,300		—	—	—
Marays Veliz, M.D(10)	126,200		126,200		—	—	—
Marc L. Segal, M.D.(10)	36,358		36,358		—	—	—
Maria Regina Flores Trust(10)	189,300		189,300		—	—	—
Mark H, Knapp, M.D.(10)	36,358		36,358		—	—	—
Mark S. Robbins Revocable Trust u/a/d June 3, 2020(10)	126,200		126,200		—	—	—
Mary M. Li, LLC(10)	189,300		189,300		—	—	—
Matthew A. Fink, M.D(10)	189,300		189,300		—	—	—
Michael Diaz, M.D. and Stephanie Jo Diaz, TBE(10)	189,300		189,300		—	—	—
Michael G. Raymond, M.D. and Etleva Raymond, TBE(10)	126,200		126,200		—	—	—
Michael J. Castine, III, M.D.(10)	85,059		85,059		—	—	—
Michael J. McCleod Trust(10)	126,200		126,200		—	—	—
Moideen Family Revocable Trust(10)	189,300		189,300		—	—	—
Neal E. Rothschild, M.D(10)	126,200		126,200		—	—	—
Noel Maun, M.D., Ph.D. and Erica B. Maun, TBE(10)	126,200		126,200		—	—	—
Noor M. Merchant, M.D. and Sulkayna Merchant(10)	126,200		126,200		—	—	—
Nuruddin Jooma, M.D., P.L.L.C(10)	189,300		189,300		—	—	—
Oncology Platform, LLC(10)	189,300		189,300		—	—	—
P. Bhaichand Investments, LLC(10)	189,300		189,300		—	—	—
P. Kothai Sundaram, M.D.(10)	36,358		36,358		—	—	—
Pablo C. Reyes, M.D(10)	189,300		189,300		—	—	—
Padmaja and Rajesh Kumar Sai Revocable Living Trust Dated September 7, 2005(10)	189,300		189,300		—	—	—
Patrick Acevedo, M.D. and Kelly Acevedo(10)	189,300		189,300		—	—	—
Patrick C. Elwood, M.D.(10)	36,359		36,359		—	—	—
Paul M. Dodd, III, M.D. and Faith A. Dodd(10)	189,300		189,300		—	—	—
Philip H. Dunn, M.D(10)	126,200		126,200		—	—	—
Plover Investments, LLC(10)	189,300		189,300		—	—	—
Prechtl Family Trust U/T/A Dated November 21, 2017(10) (16)	189,300		189,300		—	—	—

	Before the Offering		Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	After the Offering
Selling Securityholder	Shares of Class A Common Stock (including underlying shares of Class A Common Stock)(1)	Number of Private Placement Warrants			Number of Shares of Common Stock (including underlying shares of Class A Common Stock)	% of Class A Common Stock(2)	Number of Private Placement Warrants
Prechtl Family Trust U/T/A Dated November 21, 2017, Christopher Thomas Prechtl, Trustee(10) (16)	1,238,765		1,238,765		—	—	—
R. Timothy Webb, Trustee FBO Tim Webb Revocable Trust(10)	63,857		63,857		—	—	—
Ralph Gousse, M.D.(10)	189,300		189,300		—	—	—
Ramana Dutt, M.D(10)	126,200		126,200		—	—	—
Rambabu Tummala, M.D(10)	189,300		189,300		—	—	—
Ramesh Kantilal Shah, M.D(10)	126,200		126,200		—	—	—
Raul E. Storey-Rojas, M.D(10)	189,300		189,300		—	—	—
Robert T. Muldoon, TOD Caroline E. Muldoon(10)	63,857		63,857		—	—	—
Robert W. Weaver, M.D(10)	189,300		189,300		—	—	—
Rohatgi FCS Investments, LLC(10)	189,300		189,300		—	—	—
Roy M. Ambinder, M.D(10)	189,300		189,300		—	—	—
Roy M. Ambinder, M.D.(10)	247,753		247,753		—	—	—
Rubin AON, LLC(10)	189,300		189,300		—	—	—
Ryan Olson, M.D(10)	189,300		189,300		—	—	—
Sachin S. Kamath, M.D(10)	189,300		189,300		—	—	—
SALLYKIMMIE, LLC Marilyn M. Raymond, M.D and Robert Raymond, , TBE Members and Managers(10)	189,300		189,300		—	—	—
Sandeep K. Thaper, M.D(10)	126,200		126,200		—	—	—
Sarah Cevallos(10)	250,077		250,077		—	—	—
Sawsan G. Bishay, M.D. and Adel A. Bishay(10)	126,200		126,200		—	—	—
Schonherz Family Trust(10) (15)	126,200		126,200		—	—	—
Schonherz Family Trust, Brian Schonherz, Trustee(10) (15)	743,259		743,259		—	—	—
Servillano E. Dela Cruz, Jr., M.D(10)	126,200		126,200		—	—	—
Shachar Peles, M.D(10)	189,300		189,300		—	—	—
Shalin Ramesh Shah, D.O(10) (13)	189,300		189,300		—	—	—
Shyani, LLC(10)	189,300		189,300		—	—	—
Silvia A. Romero Revocable Trust dated 5/16/2011(10)	189,300		189,300		—	—	—
Stefani L. Capone, M.D(10)	189,300		189,300		—	—	—
Stephen G. Divers, Trustee FBO Fred Divers Family Trust(10) (20)	63,857		63,857		—	—	—
Stephen V. Orman Trust Agreement 42795(10)	189,300		189,300		—	—	—
Stephen V. Orman Trust Agreement March 1, 2017, Stephen V. Orman, Trustee(10) (19)	247,753		247,753		—	—	—
Sumithra Vattigunta-Gopal, M.D., FACP(10)	189,300		189,300		—	—	—
Sunil G. Gandhi, M.D., FACP(10)	189,300		189,300		—	—	—
Syed Zafar, M.D(10)	126,200		126,200		—	—	—
SYNIK , an Irrevocable Complex Business Trust(10)	189,300		189,300		—	—	—
Taral Patel, M.D.(10)	36,359		36,359		—	—	—
Tarek A. Chidiac, M.D.(10)	36,359		36,359		—	—	—
The 2021 AJVS Irrevocable Trust(10)	189,300		189,300		—	—	—

	Before the Offering		Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	After the Offering
Selling Securityholder	Shares of Class A Common Stock (including underlying shares of Class A Common Stock)(1)	Number of Private Placement Warrants			Number of Shares of Common Stock (including underlying shares of Class A Common Stock)	% of Class A Common Stock(2)	Number of Private Placement Warrants
The Rao Family Joint Revocable Trust(10)	126,200		126,200		—	—	—
Thomas P. Clark(10)	370,403		370,403		—	—	—
Thomas P. Clark and Patricia Clark, TBE(10)	126,200		126,200		—	—	—
Timothy D. Moore, M.D.(10)	36,359		36,359		—	—	—
Todd A. Gersten, M.D(10)	189,300		189,300		—	—	—
Tyjote, LLC(10)	189,300		189,300		—	—	—
Uday B. Dandamudi, M.D(10)	189,300		189,300		—	—	—
V. Upender Rao, M.D., FACP(10)	126,200		126,200		—	—	—
Vance M. Wright-Browne, M.D. and Edward M. Browne, TBE(10) (17)	189,300		189,300		—	—	—
Vasundhara G. Iyengar, M.D(10)	189,300		189,300		—	—	—
Vijay Patel, M.D(10)	189,300		189,300		—	—	—
Vipul Patel, M.D(10) (18)	189,300		189,300		—	—	—
Vivian D. Griffin, M.D(10)	126,200		126,200		—	—	—
William Harwin, M.D.(10)	618,156		618,156		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Daniel Harwin dated 11/19/2012(10)	22,716		22,716		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Jeffrey Harwin dated 11/19/2012(10)	22,716		22,716		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Kristen Harwin dated 11/19/2012(10)	22,716		22,716		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Peter Harwin dated 11/19/2012(10)	22,716		22,716		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Daniel Harwin dated 11/19/2012(10)	154,539		154,539		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Jeffrey Harwin dated 11/19/2012(10)	154,539		154,539		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Kristin Harwin dated 11/19/2012(10)	154,539		154,539		—	—	—
William N. Harwin 2012 Gift Trust f/b/o Peter Harwin dated 11/19/2012(10)	154,539		154,539		—	—	—
William N. Harwin Trust dated 7/14/1994(10)	95,912		95,912		—	—	—
Wright Investment Holdings, LLC(10)	189,300		189,300		—	—	—
Yallappa Nadiminti Spousal Limited Access Trust(10)	189,300		189,300		—	—	—
Yon Kyu Peter Park, M.D(10)	189,300		189,300		—	—	—
TIFF Private Equity Partners 2022, L.P.(21)	264,668		264,668		—	—	—
(1)
“Shares of Class A Common Stock (including underlying shares of Class A Common Stock)” includes , including any Class A Common Stock underlying Class B Common Stock, Warrants to purchase Class B Common Stock, Series A Preferred Stock and/or privates warrants to purchase Class A Common Stock.

(2)
After the Offering -- Percentage of Shares of Class A Common Stock” based on a total of 52,356,686 shares of common stock, which number includes (i) 9,532,354 shares of Class A Common Stock outstanding as of the date of this prospectus, plus (ii) 28,109,796 shares of Class A Common Stock issuable upon the exchange of a corresponding number of Class B Common Stock or Class B Warrants (together with AON LLC common units), plus (iii) 8,601,203 shares of Class A Common Stock issuable upon conversion of outstanding shares of Series A Preferred Stock (including non-cash dividends payable at AON’s election) and plus (iv) 6,113,333 shares of Class A Common Stock which may be acquired upon exercise of the Company warrants.

(3)
The Selling Securityholder’s address is 10250 Constellation Blvd., Suite 23126, Los Angeles CA 90067. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of (i) 8,112,500 shares of Class A Common Stock, which includes 2,839,375 shares that are subject to earnout, and (ii) 6,113,333 shares of Class A Common Stock issuable upon exercise of private placement warrants.

(4)
The Selling Securityholder’s address is 10250 Constellation Blvd STE 23126, Los Angeles CA 90067. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of 150,000 shares of Class A Common Stock. The Selling Securityholder is managed by Kevin Nazemi, and Mr. Nazemi has sole voting and dispositive power with respect to the shares and warrants held of record by the Sponsor.

(5)
The Selling Securityholder’s address is 10250 Constellation Blvd STE 23126, Los Angeles CA 90067. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of 25,000 shares of Class A Common Stock.

(6)
The Selling Securityholder’s address is 520 Madison Avenue 40th Floor, New York, NY 10022. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of shares of Class A Common Stock issuable upon conversion of 3,196,099 shares of Series A Preferred Stock, including an assumed amount of non-cash dividends that may accrue on the shares of Series A Preferred Stock and increase the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to their terms.

(7)
The Selling Securityholder’s address is 520 Madison Avenue 40th Floor, New York, NY 10022. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of shares of Class A Common Stock issuable upon conversion of 1,204,059 shares of Series A Preferred Stock, including an assumed amount of non-cash dividends that may accrue on the shares of Series A Preferred Stock and increase the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to their terms.

(8)
The Selling Securityholder’s address is 555 Twin Dolphin Drive, Suite 370, Redwood City, CA 94065. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of shares of Class A Common Stock issuable upon conversion of 2,046,775 shares of Series A Preferred Stock, including an assumed amount of non-cash dividends that may accrue on the shares of Series A Preferred Stock and increase the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to their terms.

(9)
The Board of Directors of KRP Investments, Inc. (``KRP''), comprised of three individuals, has discretionary authority to vote and dispose of the shares held by KRP. All decisions of the Board of Directors of KRP are determined on a majority basis, and no individual on the Board of Directors of KRP has sole authority to vote or dispose of the shares held by KRP. The principal business address of KRP is c/o American Oncology Network, Inc. 14543 Global Parkway, Suite 110, Fort Myers, FL 33913.

(10)
Class A Common Stock held before the offering and offered pursuant to this prospectus consists of shares of Class A Common Stock issuable upon exchange of an equal number of Class B Common Stock together with an equal number of AON LLC common units.

(11)	Craig Reynolds was, within the past three years, a member on AON LLC’s Board of Managers.
(12)	Daniel L. Spitz was, within the past three years, a member on AON LLC’s Board of Managers.
(13)	Shalin Ramesh Shah is a former member on our Board of Directors.
(14)	Douglas D. Heldreth was, within the past three years, a member on AON LLC’s Board of Managers.
(15)
Schonherz Family Trust and Schonherz Family Trust, Brian Schonherz, Trustee hold the shares of Class A Common Stock that are being registered pursuant to this prospectus for the benefit of Todd Schonherz, our Chief Executive Officer and member on the Board of Directors.

(16)
Prechtl Family Trust U/T/A Dated November 21, 2017 Dated November 21, 2017 and Prechtl Family Trust U/T/A Dated November 21, 2017, Christopher Thomas Prechtl, Trustee hold the shares of Class A Common Stock that are being registered pursuant to this prospectus for the benefit of Bradley Prechtl, our former President and Chief Development Officer.

(17)	Vance M. Wright-Browne is a former member on our Board of Directors.
(18)	Vipul Patel is a former member on our Board of Directors.
(19)	Stephen V. Orman was, within the past three years, a member on AON LLC’s Board of Managers.
(20)
Stephen G. Divers, Trustee FBO Fred Divers Family Trust hold the shares of Class A Common Stock that are being registered pursuant to this prospectus for the benefit of Stephen “Fred” Divers, our Chief Medical Officer and member on the Board of Directors.

(21)
The Selling Securityholder’s address is 170 N. Radnor Chester Road, Suite 300, Radnor, PA 19087. Class A Common Stock held before the offering and offered pursuant to this prospectus consists of shares of Class A Common Stock issuable upon conversion of 204,677 shares of Series A Preferred Stock, including an assumed amount of non-cash dividends that may accrue on the shares of Series A Preferred Stock and increase the number of shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to their terms.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
American Oncology Network
Prior to the Business Combination, since January 1, 2022, AON LLC did not engage in any related party transactions that are required to be reported under the provisions of Item 404 of Regulation S-K. Following the Business Combination, the Company did not engage in any related party transactions under the provisions of Item 404 of Regulation S-K.
DTOC Related Party Transactions Prior to the Business Combination
Founder Shares
On January 8, 2021, DTOC issued an aggregate of 7,187,500 shares of Class B Common Stock to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of shares of Class B Common Stock issued was determined based on the expectation that such shares would represent 20% of the outstanding shares of common stock upon completion of the IPO. On March 9, 2021, DTOC effected a stock dividend of 0.2 shares for each share of Class B Common Stock outstanding, resulting in the Sponsor holding an aggregate of 8,625,000 shares of Class B Common Stock. The Sponsor subsequently transferred 25,000 shares of Class B Common Stock to each of DTOC’s independent directors, and 150,000 shares of Class B Common Stock to Kyle Francis, DTOC’s Chief Financial Officer. Up to 1,125,000 shares of Class B Common Stock were subject to forfeiture by the Sponsor depending on the extent to which the underwriter’s over-allotment option was exercised. On March 12, 2021, the underwriter partially exercised its over-allotment option, hence, 837,500 shares of Class B Common Stock were no longer subject to forfeiture. On March 15, 2021, the underwriter forfeited the remaining over-allotment option, and hence 287,500 shares of Class B Common Stock were subsequently forfeited.
On March 7, 2023, in connection with the approval of the Extension Amendment Proposal, the Sponsor and Mr. Francis converted all of their respective Founder Shares into an aggregate of 8,262,500 shares of DTOC Class A Common Stock.
The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of the initial business combination; and (2) subsequent to the initial business combination (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20)-trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of DTOC’s IPO, DTOC consummated the private placement of 6,113,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of $9.17 million.
Each whole Private Placement Warrant is exercisable for one whole share of DTOC Class A Common Stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from DTOC’s IPO held in the Trust Account. The Private Placement Warrants are non-redeemable for cash (except in certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and DTOC’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial business combination.
Registration Rights
The holders of Founder Shares and Private Placement Warrants (and any shares of DTOC Class A Common Stock issuable upon the exercise of the Private Placement Warrants), are entitled to registration rights pursuant to the amended and restated registration rights agreement. The amended and restated registration rights agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement and (ii) with respect to the Sponsor or any holder of registrable securities party thereto, the date that such person no longer holds any registrable securities.

Related Party Notes
On January 8, 2021, DTOC issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to the IPO. This loan was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the IPO. During the period from January 8, 2021 to March 12, 2021, DTOC had borrowed $212,215 under the promissory note. On March 12, 2021, DTOC paid the balance on the note from the proceeds of the IPO.
Upon the Closing of the Business Combination on September 20, 2023, the Company reimbursed the Sponsor an aggregate amount of $300,000 for payments made by the Sponsor in connection with its exercise of its options to extend the date by which DTOC is required to complete its initial business combination. In connection with such reimbursement, the obligations of the Company under certain non-interest bearing, unsecured promissory note issued in favor of the Sponsor were extinguished.
In addition, in order to fund working capital deficiencies, finance transaction costs in connection with a business combination, or financing extension payments to the trust account in order to exercise of the option to extend the date by which DTOC is required to complete its initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of DTOC officers and directors may, but are not obligated to, make Working Capital Loans. If DTOC completes a business combination, DTOC may repay the Working Capital Loans out of the proceeds of the Trust Account released to DTOC. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, DTOC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination or, at the lenders’ discretion, up to $2.0 million of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. Upon the closing of the Business Combination, the Company repaid Working Capital Loans in the aggregate amount of $573,877.
Certain Other Payments
The Sponsor, executive officers and directors, or any of their respective affiliates has been reimbursed for any out-of-pocket expenses incurred in connection with activities on DTOC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. DTOC’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or DTOC’s or their affiliates. The total amount of out-of-pocket expenses incurred by DTOC’s officers and directors is less than $1,500.
Sponsor Support Agreement
AON and DTOC entered into an amended and restated sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor and DTOC’s Chief Executive Officer (together with the Sponsor, the “Supporting Sponsor Shareholders”) pursuant to which the Supporting Sponsor Shareholders agreed not to transfer any shares of AON Class A Common Stock held by it until the twelve month anniversary of the Closing (the “Sponsor Lock-Up Period”).
In addition, under the Sponsor Support Agreement, the Sponsor has agreed to subject 2,918,125 of the shares of AON Class A Common Stock held by it as of the Closing (the “Sponsor Earnout Shares”) to the following vesting and forfeiture provisions for the five-year period following the Closing: (i) the Sponsor Earnout Shares will vest when the volume-weighted average price of the AON Class A Common Stock equals or exceeds $13.50 per share for any 20 trading days within any 30 trading day period beginning after the Closing and ending 5 years following the Closing, (ii) all of the Sponsor Earnout Shares will be released immediately upon the consummation of a change of control transaction within the 5-year period following the Closing, and (iii) if the Sponsor Earnout Shares are not released pursuant to the foregoing provisions on or before the date that is 5 years after the Closing, then the Sponsor Earnout Shares will be forfeited immediately following such date.
The Sponsor Support Agreement will terminate in its entirety, and be of no further force or effect, upon the earlier to occur of (i) the expiration of the Sponsor Lock-Up Period, and (iii) the written agreement of the Sponsor and AON.

DESCRIPTION OF SECURITIES
Capital Stock
The following summary of the material terms of the securities of AON. This summary is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our charter authorizes the issuance of 325,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, consisting of (i) 200,000,000 shares of Class A Common Stock, $0.0001 par value per share and (ii) 100,000,000 shares of Class B Common Stock, $0.0001 par value per share and (b) 25,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
AON Class A Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, each holder of AON Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally are entitled to vote. The holders of AON Class A Common Stock and AON Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors (other than with respect to the Preferred Director) and on all matters properly submitted to a vote of stockholders, unless otherwise required by Delaware law or the Charter (as it may be amended from time to time). Notwithstanding the foregoing, except as otherwise required by law or the Charter (including any preferred stock designation), holders of shares of any series of common stock shall not be entitled to vote on any amendment to the Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon.
Dividends
Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Charter, holders of AON Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the AON Board in its discretion out of funds legally available therefor and shall share ratably (based on the number of shares of AON Class A Common Stock held) in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution or winding-up of AON under the Charter, or any liquidation event, after payment or provision for payment of the debts and other liabilities of AON and of the preferential and other amounts, if any, to which the holders of preferred stock having a preference over the AON Class B Common Stock, the holders of shares of AON Class B Common Stock shall be entitled to receive $0.0001 per share, and upon receiving such amount, such holders of shares of AON Class B Common Stock, as such, shall not be entitled to receive any other assets or funds of AON. Thereafter, the holders of all outstanding shares of AON Class A Common Stock shall be entitled to receive the remaining assets of AON available for distribution ratably in proportion to the number of shares held by each such stockholder.
Preemptive or Other Rights
Under the Charter, holders of AON Class A Common Stock will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to AON Class A Common Stock.

AON Class B Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, the holders of AON Class B Common Stock will be entitled, as applicable, to one (1) vote per share held of record as of the applicable record date by such holder on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of AON’s capital stock). The holders of AON Class A Common Stock and AON Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all matters properly submitted to a vote of stockholders, unless otherwise required by Delaware law or the Charter (as it may be amended from time to time). Notwithstanding the foregoing, except as otherwise required by law or the Charter (including any preferred stock designation), holders of shares of any series of common stock shall not be entitled to vote on any amendment to the Charter (including any amendment to any preferred stock designation) that relates solely to the terms of one or more outstanding series of preferred stock or other series of common stock if the holders of such affected series of preferred stock or common stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon.
Dividends
Holders of AON Class B Common Stock will not be entitled to receive dividends and other distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution or winding-up of AON under the Charter, the holders of AON Class B Common Stock will be entitled to receive $0.0001 per share, and upon receiving such amount, such holders of shares of Class B Common Stock, as such, shall not be entitled to receive any other assets or funds of AON.
Preemptive or Other Rights
Under the Charter, holders of AON Class B Common Stock will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to AON Class B Common Stock.
Restrictions on Transfers
Holders of AON Class B Common Stock may transfer or assign shares of Class B Common Stock only to a permitted transferee of such holders under the AON Amended and Restated LLC Agreement, and only if the transferor also simultaneously transfers an equal number of such transferor’s common units to such permitted transferee in compliance with the transfer restrictions in the AON Amended and Restated LLC Agreement.
Cancellation and Conversion
Holders of AON Class B Common Stock (other than AON) will have the right to require AON to redeem all or a portion of their common units, together with the cancellation of an equal number of shares of AON Class B Common Stock, for (i) an equal number of shares of AON Class A Common Stock, provided however that, a holder of common units may not exchange their common units for AON Class A Common Stock that would result in such holder owning more than 4.99% of the outstanding AON Class A Common Stock immediately after such redemption (the “Beneficial Ownership Limitation”) and no more than 4.99% of the voting power of AON when combined with any securities of AON or any securities convertible into AON; provided however, that upon notice to the AON, the holder may increase or decrease the Beneficial Ownership Limitation, provided that any increase or decrease in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such change from the holder to AON or (ii) at AON’s election and solely in connection with AON’s completion of a substantially concurrent public offering or private sale of shares of AON Class A Common Stock within ten business days of the delivery of a redemption notice to AON, a corresponding amount of cash, in each case contributed to AON by AON. In lieu of a redemption, AON may elect to effect a direct exchange of cash or shares of AON Class A Common Stock for common units (rather than contributing the share or cash amounts, as applicable, to AON for purposes of AON redeeming the redeemed units from the redeeming equityholder). As the AON equityholders cause their common units to be redeemed or exchanged, holding other assumptions constant, AON’s membership interest in AON will correspondingly increase, the number of shares of AON Class A Common Stock outstanding will increase, and the number of shares of AON Class B Common Stock (whether held directly or indirectly through Class B Prefunded Warrants) will decrease.
AON Series A Preferred Stock
Dividends
The AON Series A Preferred Stock accrues dividends at the annual rate of 8.0% of the original price per share, plus the amount of previously accrued, but unpaid dividends, compounded semi-annually, and participates with the AON Common Stock on all other dividends (the “Accrued Dividends” which, together with the aggregate investment by the AON Class C Preferred Investor, will be referred to as the “Accrued Value”). The Accrued Dividends may be paid in cash or accumulate and compound into Accrued Value.
Liquidation Rights and Preference
Upon any liquidation, winding-up or dissolution or deemed liquidation event, the holders of AON Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of AON Common Stock or any other junior securities, an amount per share equal to the greater of (i) the original price per share multiplied by the Applicable Percentage (as defined below) plus any Accrued Dividends on such share of AON Series A Preferred Stock (including all dividends that have previously accreted to Accrued Value, as described above) or (ii) such amount per share as would have been payable had all shares of AON Series A Preferred Stock been converted into AON Common Stock immediately prior to the liquidation event, winding up or dissolution. After the payment in full to the holders of AON Series A Preferred Stock of the amounts provided for above, the holders of shares of AON Series A Preferred Stock as such shall have no right or claim to any remaining assets of the Company in respect of their ownership of AON Series A Preferred Stock. “Applicable Percentage” means a percentage equal to (a) one hundred twenty five percent (125%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event (as defined in the Certificate of Designation) occurs prior to June 7, 2024, (b) one hundred twenty percent (120%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event occurs after June 7, 2024, but on or prior to June 7, 2025, (c) one hundred fifteen percent (115%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event occurs after June 7, 2025, but on or prior to June 7, 2026, (d) one hundred ten percent (110%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event after June 7, 2026, but on or prior to June 7, 2027, (e) one hundred five percent (105%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event occurs after June 7, 2027, but on or prior to June 7, 2028, (f) one hundred percent (100%) if a liquidation, winding-up or dissolution of AON or any Deemed Liquidation Event occurs after June 7, 2028.
Voting
The AON Series A Preferred Stock votes together with the AON Common Stock on an as- converted basis, except as required by law and as noted below under “Protective Provisions.” Each holder of AON Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of AON Common Stock into which the shares of AON Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter or, if no record date is established, at the date such vote or consent is taken. The holders of the AON Series A Preferred Stock are also entitled to elect one director the AON Board (the “Preferred Director”), as long as the holders hold 5% or more of the voting power of all then-outstanding shares of capital stock of AON entitled to vote generally at an election of directors. The Preferred Director may be removed without cause by, and only by, the affirmative vote of such holders and will be a Class I director.
Protective Provisions
For as long as 50% of the shares of AON Series A Preferred Stock issued and outstanding as of the Issue Date are outstanding, AON shall not, without the affirmative vote or action by written consent of holders of a majority of the then-outstanding shares of AON Series A Preferred Stock (the “Requisite Holders”), voting together as a separate class, take any of the following actions: (i) amend, alter, or repeal any provision of the certificate of incorporation of AON, the AON Series A Certificate of Designations, bylaws of AON, the operating agreement of AON or the certificate of formation of AON in a manner that either adversely affects the rights, privileges or preferences

(economic or otherwise) of the AON Series A Preferred Stock or materially modifies the rights, privileges, or preferences (economic or otherwise) of any class or series of equity security of AON; (ii) amend, alter, or changes the rights, preferences or privileges of the preferred stock of AON; (iii) reclassify, alter or amend any Junior Stock (as defined in the AON Series A Certificate of Designations) in a manner which renders such Junior Stock senior to or on parity with the AON Series A Preferred Stock or Parity Stock (as defined in the AON Series A Certificate of Designations) in a manner which renders such Parity Stock senior to the AON Series A Preferred Stock; (iv) issue or obligate itself to issue any AON shares which are senior to or pari passu with (or any equity security or debt instrument that is exercisable for or convertible into equity securities of AON that are senior to or pari passu with) the AON Series A Preferred Stock as to liquidation preferences, redemption, distributions, dividend rights or rights upon the liquidation, winding-up or dissolution of the AON or AON; (v) incur or refinance any indebtedness that either (1) results in AON having a ratio of total leverage (calculated as its net debt) to its trailing twelve-month Adjusted EBITDA (as defined in the AON Series A Certificate of Designations) at any time following the incurrence of such indebtedness that is more than three times, (2) provides for security over AON’s assets that is broader than outstanding indebtedness at the Issue Date, or (3) has materially more restrictive covenants than indebtedness outstanding as of the Issue Date; (vi) make any redemption, repurchase, dividend, or distribution (other than tax distributions) on any equity securities, or permit any of its subsidiaries to take any such action, other than redemptions of or dividends or distributions on the AON Series A Preferred Stock, and repurchases of equity securities from former service providers in connection with the cessation of such service at no greater than the original purchase price; (vii) with respect to AON or AON or any of their subsidiaries (other than subsidiaries with de minimis assets and operations), (1) initiate or commence an insolvency proceeding, including any state or federal insolvency proceeding, (2) effectuate an assignment for the benefit of creditors, or (3) elect to dissolve, liquidate or otherwise wind-up affairs; (viii) enter into any transaction between AON or any of its subsidiaries on one hand, and any member of the board of directors, executive officer or member of senior management of AON or any of its subsidiaries, or securityholder of AON or any of its subsidiaries, or their affiliates, on the other hand, other than ordinary course equity compensation grants; (ix) change the tax classifications of AON or any of its subsidiaries; (x) increase or decrease the authorized number of directors constituting the AON Board; or (xi) remove the then-serving AON chief executive officer from the AON Board or approve the proposed replacement of the then-current AON chief executive officer on the AON Board
Conversion
Each share of AON Series A Preferred Stock will be convertible at the holder’s option into shares of AON Common Stock at an initial conversion ratio determined by dividing the Accrued Value of such shares of AON Series A Preferred Stock by the conversion price per share, which will initially be based on the deemed original purchase price per share of each share of AON Series A Preferred Stock and subject to adjustment in accordance with the terms of the AON Series A Certificate of Designations. No fractional shares of AON Common Stock or securities representing fractional shares of AON Common Stock will be issued upon conversion or in respect of dividend payments made in AON Common Stock on the AON Series A Preferred Stock. Instead, the number of shares of AON Common Stock to be issued to any particular holder of AON Series A Preferred Stock upon conversion will be rounded up to the next whole share.
Mandatory Conversion
At any time three years after the Closing, if the 30-Day VWAP of the AON Class A Common Stock is greater than $16.00, then AON may, at its option, elect to cause all (but not less than all) of the outstanding shares of AON Series A Preferred Stock to be converted into AON Class A Common Stock at the conversion ratio then in effect, with such adjustment or cash payment for fractional shares as AON may elect.
Public Stockholders’ Warrants
Redeemable Warrants
Each whole warrant entitles the registered holder to purchase one share of AON Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of AON Class A Common Stock. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation.

AON will not be obligated to deliver any shares of AON Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of AON Class A Common Stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to AON satisfying AON’s obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “Redemption of warrants when the price per share of AON Class A Common Stock equals or exceeds $10.00.” No warrant will be exercisable for cash or on a cashless basis, and AON will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a warrant is not exercisable, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of AON Class A Common Stock underlying such unit.
No public warrants will be exercisable for cash unless AON has an effective and current registration statement covering the warrant shares issuable upon exercise of the warrants and a current prospectus relating to such warrant shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the warrant shares issuable upon exercise of the public warrants is not effective within 60 days from the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when AON shall have failed to maintain an effective registration statement or a current prospectus, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. In no event will AON be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that AON is unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws.
Redemption of warrants when the price per share of AON Class A Common Stock equals or exceeds $18.00
Once the warrants become exercisable, AON may redeem the warrants (except as described herein with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”);
•
if, and only if, the last reported sale price of AON’s Class A Common Stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which AON send the notice of redemption to the warrant holders (which AON refers to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant).

AON will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of AON Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of AON Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, AON may exercise AON’s redemption right even if AON are unable to register or qualify the underlying securities for sale under applicable state securities laws.
AON has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and AON issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the AON Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued).

Redemption of warrants when the price per share of AON Class A Common Stock equals or exceeds $10.00
Once the warrants become exercisable, AON may redeem the outstanding warrants:
•	in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption to each warrant holder provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of AON Class A Common Stock except as otherwise described below;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant); and
•
if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Holders may elect to exercise their warrants on a cashless basis at any time after AON has given the notice of redemption and prior to the applicable redemption date. The numbers in the table below represent the number of shares of AON Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of AON Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of AON Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. AON will provide AON’s warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
	Fair Market Value of AON Class A Common Stock
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361

	Fair Market Value of AON Class A Common Stock
Redemption Date (period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date (calculated for purposes of the table as the period to expiration of the warrants) may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of AON Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of AON Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of AON Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of AON Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of AON Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of AON Class A Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of AON Class A Common Stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the AON Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of AON Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of AON Class A Common Stock is below the exercise price of the warrants. AON has established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of AON Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to AON’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. AON will be required to pay the applicable redemption price to warrant holders if AON choose to exercise this redemption right and it will allow us to AON proceed with a redemption of the warrants if AON determine it is in AON’s best interest to do so. As such, AON would redeem the warrants in this manner when AON believes it is in AON’s best interest to update AON’s capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, AON can redeem the warrants when the shares of AON Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to AON capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If AON chooses to redeem the warrants when the shares of AON Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of AON Class A Common Stock than they would have received if they had chosen to exercise their warrants for shares of AON Class A Common Stock if and when such shares of AON Class A Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of AON Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, AON will round down to the nearest whole number of the number of shares of AON Class A Common Stock to be issued to the holder.
Redemption Procedures.
A holder of a warrant may notify AON in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of AON Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments
If the number of issued and outstanding shares of AON Class A Common Stock is increased by a stock dividend payable in shares of AON Class A Common Stock, or by a split-up of shares of AON Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of AON Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of AON Class A Common Stock. A rights offering made to all or substantially all holders of AON Class A Common Stock entitling holders to purchase shares of AON Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of AON Class A Common Stock equal to the product of (1) the number of shares of AON Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of AON Class A Common Stock) and (2) one minus the quotient of (x) the price per share of AON Class A Common Stock paid in such rights offering divided by (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of AON Class A Common Stock, in determining the price payable for AON Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of AON Class A Common Stock during the ten-trading day period ending on the trading day prior to the first date on which the shares of AON Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if AON, at any time while the warrants are outstanding and unexpired, pay to all or substantially all of the holders of AON Class A Common Stock a dividend or make a distribution in cash, securities or other assets to the holders of AON Class A Common Stock on account of such shares of AON Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of DTOC Class A Common Stock in connection with the Business Combination, or (d) in connection with the redemption of DTOC’s public shares upon our failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of AON Class A Common Stock in respect of such event.
If the number of issued and outstanding shares of AON Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of AON Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of AON Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of AON Class A Common Stock.
Whenever the number of shares of AON Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of AON

Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of AON Class A Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of AON Class A Common Stock (other than those described above or that solely affects the par value of such shares of AON Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of AON Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of AON as an entirety or substantially as an entirety in connection with which AON is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of AON Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by AON in connection with redemption rights held by stockholders of the company as provided for in the current charter or as a result of the redemption of shares of AON Class A Common Stock by AON if a proposed initial business combination is presented to the stockholders of AON for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of AON Class A Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of AON Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of AON Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and

(b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, at least 50% of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of AON Class A Common Stock and any voting rights until they exercise their warrants and receive shares of AON Class A Common Stock. After the issuance of shares of AON Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by holders of AON Class A Common Stock.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of AON Class A Common Stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the AON Class A Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until thirty (30) days after the Business Combination (except in limited circumstances) and they will not be redeemable by AON for cash so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees.
The initial purchasers of the private placement warrants, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants sold in the Business Combination, including that they may be redeemed for shares of AON Class A Common Stock. If the private placement warrants are held by holders other than the Sponsor or their permitted transferees, the private placement warrants will be redeemable by AON and exercisable by the holders on the same basis as the warrants included in the units being sold in the Business Combination.
Class B Prefunded Warrants
A Class B Prefunded Warrant was issued to any holder of AON membership units who have elected to receive such warrant to purchase AON Class B Common Stock in lieu of shares of AON Class B Common Stock that such holder would otherwise be entitled to receive as consideration in connection with the Business Combination. The Class B Prefunded Warrant has an initial exercise price per share equal to $0.01 per share of AON Class B Common Stock. The Class B Prefunded Warrant is exercisable at any time upon issuance. The exercise price and number of shares of AON Class B Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends. A holder of the Class B Prefunded Warrant (together with its affiliates) may not exercise any portion of the Class B Prefunded Warrant to the extent that the holder would own more than 4.99% of the outstanding AON Class B Common Stock (the “Beneficial Ownership Limitation”) immediately after exercise or more than 4.99% of the voting power of AON when combined with any securities of AON or any securities convertible into AON. Notwithstanding the foregoing, upon notice to the AON, such holder may increase or decrease the Beneficial Ownership Limitation, provided that any increase or decrease in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such change from the holder to AON.
In the event of a fundamental transaction (which includes any reorganization, recapitalization or reclassification of our Class B Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class B Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by AON common stock), the holders of the Class B Prefunded Warrants will be entitled to receive upon exercise of the Class B Prefunded Warrants the kind and amount of securities, cash or other property that such holders would have been entitled to receive had they exercised the Class B Prefunded Warrants immediately prior to such fundamental transaction.
Certain Anti-Takeover Provisions of Delaware Law, the Charter and Amended and Restated Bylaws
Provisions of the DGCL and the Charter and Amended and Restated Bylaws could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the AON Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the AON common stock.
In addition, the Charter provides for certain other provisions that may have an anti-takeover effect:
•	There is no cumulative voting with respect to the election of directors.
•
The AON Board is divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•	the Class I director, whose terms will expire at the annual meeting of stockholders to be held in 2024, is James Stith, and there is one vacancy;
•	the Class II directors, whose terms will expire at the annual meeting of stockholders to be held in 2025, is Fred” Divers and there are two vacancies; and
•	the Class III directors, whose terms will expire at the annual meeting of stockholders to be held in 2026, will be Todd Schnoherz, Bradley Fluegel, and Ravi Sarin.
•
The AON Board is empowered to appoint a director to fill a vacancy created by the expansion of the AON Board or the resignation, death, or removal of a director in certain circumstances. AON intends to fill the vacancies prior to the next annual meeting of stockholders.

•
A prohibition on stockholders calling a special meeting and the requirement that from and after the Closing, a meeting of the stockholders may only be called by the AON Board acting pursuant to a resolution adopted by a majority of the authorized directors of the AON Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•
Subject to any limitations imposed by the listing standards of Nasdaq (or another securities exchange on which AON equity securities are then listed for trading), the authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

•
AON is subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (a) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder or (c) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the AON Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of AON voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the AON Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Advance notice requirements for stockholder proposals and director nominations
The proposed Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders AON must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the ninetieth (90th) nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The proposed Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting.
These provisions may preclude AON stockholders from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.
Exclusive Forum
Our charter provides that, unless AON consents to the selection of an alternative forum, any (a) derivative action or proceeding brought on behalf of AON, (b) action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of AON to AON or its stockholders, (c) action asserting a claim against AON or its directors, officers or employees governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or (d) action asserting a claim against AON or any current or former director, officer, employee or agent of AON arising pursuant to any provision of the DGCL or the Charter or the Amended and Restated Bylaws. Additionally, the Charter also provides that, to the fullest extent permitted by law, unless AON otherwise consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of AON shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Bylaws. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and stockholders of corporations for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), the personal liability of AON’s directors for damages for any breach of fiduciary duty as a director.
Our charter provides that, to the fullest extent permitted by the DGCL (as currently in effect or as it may in the future be amended), AON must indemnify and hold harmless and advance expenses to any of its directors and officers who is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of AON or, while serving as a director or officer of AON, is or was serving at the request of AON as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity. AON also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for AON’s directors, officers, and certain employees for some liabilities. AON believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and the proposed Amended and Restated Bylaws may discourage stockholders from bringing lawsuits against AON’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against AON’s directors and officers, even though such an action, if successful, might otherwise benefit AON and its stockholders. In addition, your investment in AON may be adversely affected to the extent that AON pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
Transfer Agent and Warrant Agent
Continental Stock Transfer & Trust Company is the transfer agent for AON Class A Common Stock, AON Class B Common Stock and AON Series A Preferred Stock and the warrant agent for AON warrants.
Listing of Securities
AON Class A Common Stock and AON warrants are listed on the Nasdaq under the symbol “AONC” and “AONCW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Resales under Rule 144
Under the Securities Act, securities may be sold only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144 under the Securities Act (“Rule 144”).
Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of AON Common Stock that constitute “restricted securities” as defined in Rule 144 without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of AON Common Stock pursuant to Rule 144(b)(1) are as follows: (i) the person selling the shares must not be an affiliate of AON at the time of the sale, and must not have been an affiliate of AON during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from AON or any of its affiliates or (B) if AON satisfies the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from AON or any of its affiliates.
Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of AON may sell shares of its stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of AON (or has been within three months prior to the date of sale) to sell shares of stock of AON pursuant to Rule 144(b)(2) are as follows (1) if the shares being sold are restricted securities, at least six months must have elapsed since the date of acquisition of the shares of stock from AON or any of its affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) AON must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than the following number of shares:
•	1% of the total number of Class A Common Stock then outstanding;
•
the average weekly reported volume of trading in AON Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required to be filed by the seller under Rule 144 or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or

•
the average weekly volume of trading in such securities reported pursuant to an effective transaction report plan or an effective national market system plan, as defined in Regulation NMS under the Exchange Act, during the four week period described in the preceding bullet.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, the holders of AON securities will be able to sell their securities in the absence of an effective registration covering such sales, pursuant to Rule 144 one year after the Business Combination.

Lock-up Restrictions
Lockup of AON LLC Common Equityholders
Following the earlier of (a) the date that is the six month anniversary of the Closing and (b) the date after the Closing on which AON consummates a change of control transaction that results in all of AON’s stockholders having the right to exchange their Class A Common Stock for cash securities or other property (the period commencing on the Closing and expiring on such date, the “AON Lock-Up Period”), AON LLC common equityholders have the right to require AON to redeem all or a portion of their common units, together with the cancellation of an equal number of shares of AON Class B Common Stock (or the partial or full cancellation of a Class B Prefunded Warrant, as applicable), for an equal number of shares of AON Class A Common Stock; provided however that, a holder of AON LLC common units may not exchange their common units for AON Class A Common Stock that would result in such holder owning more than 4.99% of the outstanding AON Class A Common Stock immediately after such redemption (the “Beneficial Ownership Limitation”) and no more than 4.99% of the voting power of AON when combined with any securities of AON or any securities convertible into AON, subject to certain exceptions. As the AON LLC common equityholders cause their common units to be redeemed or exchanged, holding other assumptions constant, AON’s membership interest in AON will correspondingly increase, the number of shares of AON Class A Common Stock outstanding will increase, and the number of shares of AON Class B Common Stock (whether held directly or indirectly through Class B Prefunded Warrants) will decrease.
Sponsor Support Agreement
Contemporaneously with the execution and delivery of the Business Combination Agreement, DTOC and AON entered into an amended and restated sponsor support agreement (the “Sponsor Support Agreement”) with Digital Transformation Sponsor LLC (the “Sponsor”) and DTOC’s Chief Executive Officer (together with the Sponsor, the “Supporting Sponsor Shareholders”) pursuant to which the Sponsor, DTOC’s former directors and officers, certain affiliates of the Sponsor and their permitted transferees agreed not to transfer any shares of AON Class A Common Stock held by them until the twelve month anniversary of the Closing (the “Sponsor Lock-Up Period”).
In addition, under the Sponsor Support Agreement, the Sponsor has agreed to subject 2,918,125 of the shares of AON Class A Common Stock held by it as of the Closing (the “Sponsor Earnout Shares”) to the following vesting and forfeiture provisions for the five-year period following the Closing: (i) the Sponsor Earnout Shares will vest when the volume-weighted average price of the AON Class A Common Stock equals or exceeds $13.50 per share for any 20 trading days within any 30 trading day period beginning after the Closing and ending 5 years following the Closing, (ii) all of the Sponsor Earnout Shares will be released immediately upon the consummation of a change of control transaction within the 5-year period following the Closing, and (iii) if the Sponsor Earnout Shares are not released pursuant to the foregoing provisions on or before the date that is 5 years after the Closing, then the Sponsor Earnout Shares will be forfeited immediately following such date.
The Sponsor Support Agreement will terminate in its entirety, and be of no further force or effect, upon the earlier to occur of (i) the expiration of the Sponsor Lock-Up Period, and (iii) the written agreement of AON, the Sponsor and AON.

PLAN OF DISTRIBUTION
This prospectus relates to from time to time the resale of (a) an aggregate of 51,161,832 shares of Class A Common Stock of the Company and (b) 6,113,333 private placement warrants to purchase shares of Class A Common Stock by certain of the Selling Securityholders named in this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the applicable exchange;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Dentons US LLP, New York, New York has passed upon the validity of the common stock and warrants offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of Digital Transformation Opportunities Corp. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, appearing in this prospectus have been audited by Marcum LLP, an independent registered accounting firm, as stated in their report thereon and included in this prospectus (which report expresses an unqualified opinion and contains an explanatory paragraph as to Digital Transformation Opportunities Corp.’s ability to continue as a going concern), in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of American Oncology Network, LLC (“AON LLC”) as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
As disclosed on a Current Report on Form 8-K, filed with the SEC on September 26, 2023, on September 20, 2023, the Board dismissed Marcum LLP (“Marcum”), DTOC’s independent registered public accounting firm prior to the Business Combination, effective immediately.
The report of Marcum on DTOC’s financial statements as of December 31, 2022 and 2021, and for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that the report contained an explanatory paragraph relating to substantial doubt about the ability of DTOC to continue as a going concern as described in Note 1 to the financial statements.
During the years ended December 31, 2021 and December 31, 2022, and the subsequent period through September 20, 2023, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent period through September 20, 2023, except for the control deficiency disclosed as a material weakness in DTOC’s Annual Report on Form 10-K.
AON provided Marcum with a copy of the foregoing disclosures prior to the filing of that Current Report and requested that Marcum furnish a letter addressed to the SEC, which is incorporated herein by reference as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.
On September 20, 2023, the audit committee of the Board approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as AON’s independent registered public accounting firm to audit AON’s consolidated financial statements for the year ending December 31, 2023. PwC served as the independent registered public accounting firm of AON LLC prior to the Business Combination.
During the years ended December 31, 2021 and December 31, 2022, and the interim period through September 20, 2023, DTOC did not consult with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.aoncology.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Board of Managers and Members of American Oncology Network, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of American Oncology Network, LLC and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows for each of the three years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 3 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2022.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Hallandale Beach, Florida
April 27, 2023
We have served as the Company’s auditor since 2020.

AMERICAN ONCOLOGY NETWORK LLC
CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)
	As of December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$26,926	$27,354
Short-term marketable securities	9,851	—
Restricted cash	—	5,000
Patient accounts receivable, net	136,098	111,226
Inventories	36,476	34,529
Other receivables	28,201	25,078
Prepaids expenses and other current assets	2,670	3,277
Current portion of notes receivable – related parties	1,797	1,812
Total current assets	242,019	208,276
Property and equipment, net	31,980	32,648
Operating right of use assets, net(1)	43,724	—
Notes receivable – related parties	2,076	3,151
Other assets	5,199	3,111
Goodwill and intangibles, net	1,230	1,112
Total assets	$326,228	$248,298
Liabilities and Members’ Equity
Current liabilities
Accounts payable(2)	$106,495	$92,908
Accrued compensation related costs	7,466	8,901
Accrued other	17,800	13,792
Medicare advance payment	—	3,742
Current portion operating lease liability(3)	9,177	—
Total current liabilities	140,938	119,343
Commitments and contingencies (Note 16)
Long-term portion operating lease liability(4)	37,224	—
Long-term debt, net	80,301	63,694
Other long-term liabilities	5,749	5,717
Total liabilities	264,212	188,754
Members’ equity
Class A units; 7,725 units outstanding at December 31, 2022 and 2021	7,725	7,725
Class A-1 units; 730 units outstanding at December 31, 2022 and 2021	28,500	28,500
Class B units; no units outstanding at December 31, 2022 and 2021	80	80
Accumulated other comprehensive loss	(117)	—
Retained earnings	25,828	23,239
Total members’ equity	62,016	59,544
Total liabilities and members’ equity	$326,228	$248,298
(1)	— Includes related party operating lease right-of-use assets, net of $13,077 at December 31, 2022
(2)	— Includes amounts due to related party of $102,113 and $88,799 at December 31, 2022 and 2021, respectively
(3)	— Includes related party current portion of operating lease liabilities of $1,836 at December 31, 2022
(4)	— Includes related party long-term operating lease liabilities of $11,631 at December 31, 2022
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN ONCOLOGY NETWORK LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
($ in thousands, except share data)
	Year Ended December 31,
	2022	2021	2020
Revenue
Patient service revenue, net	$1,137,932	$938,242	$714,678
HHS grant income	—	—	6,841
Other revenue	11,738	5,505	3,224
Total revenue	1,149,670	943,747	724,743
Costs and expenses
Cost of revenue(1)(2)	1,054,217	865,788	658,638
General and administrative expenses	89,887	77,048	44,033
Total costs and expenses	1,144,104	942,836	702,671
Income from operations	5,566	911	22,072
Other income (expense)
Interest expense	(3,417)	(1,419)	(1,116)
Interest income	151	127	32
Other income, net	289	736	180
Income before income taxes	2,589	355	21,168
Income tax expense (benefit)	—	460	(783)
Net income (loss)	$2,589	$(105)	$21,951
Earnings (loss) per common unit:
Class A – basic and diluted	$153	$(150)	$2,219
Class A-1 – basic and diluted	$1,821	$1,447	$3,782
Weighted average units outstanding:
Class A – basic and diluted	7,725	7,725	7,725
Class A-1 – basic and diluted	730	730	604
Other comprehensive loss:
Unrealized losses on marketable securities	(117)	—	—
Other comprehensive loss	(117)	—	—
Comprehensive income (loss)	$2,472	$(105)	$21,951
(1)	Includes related party inventory expense of $922,148, $718,675, and $567,782 for the years ended December 31, 2022, 2021, and 2020, respectively
(2)	Includes related party rent expense of $2,643, $2,319, and $6,845 for the years ended December 31, 2022, 2021 and 2020, respectively
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN ONCOLOGY NETWORK LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
($ in thousands, except share data)
	Class A		Class A-1		Class B $	Accumulated Other Comprehensive Loss	Retained Earnings	Total Members’ Equity
	Units	$	Units	$
Balances at December 31, 2019	7,725	$7,725	—	$—	$40	$—	$1,393	$9,158
Issuance of Class A-1 units, net of issuance costs			730	28,500				28,500
Net income	—	—	—	—	—	—	21,951	21,951
Equity-based compensation	—	—	—	—	20	—	—	20
Balances at December 31, 2020	7,725	7,725	730	28,500	60	—	23,344	59,629
Net income	—	—	—	—	—	—	(105)	(105)
Equity-based compensation	—	—	—	—	20	—	—	20
Balances at December 31, 2021	7,725	7,725	730	28,500	80	—	23,239	59,544
Net income	—	—	—	—	—	—	2,589	2,589
Other comprehensive loss	—	—	—	—	—	(117)	—	(117)
Balances at December 31, 2022	7,725	$7,725	730	$28,500	$80	$(117)	$25,828	$62,016
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN ONCOLOGY NETWORK LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands, except share data)
	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net income (loss)	$2,589	$(105)	$21,951
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	6,719	6,079	3,656
Amortization of debt issuance costs	627	363	19
Amortization of right-of-use assets(1)	10,364	—	—
Loss on extinguishment of debt financing costs	—	80	—
Equity-based compensation	—	20	20
Deferred income taxes	—	786	(1,178)
Gain on sale of equipment	(121)	(79)	—
Deferred rent	—	1,293	651
Changes in operating assets and liabilities:
Patient accounts receivable, net	(24,873)	(30,803)	(35,485)
Inventories(2)	(1,947)	(10,260)	(6,272)
Prepaid expenses and other current assets	607	(1,883)	(481)
Other receivables	(3,123)	(8,095)	(6,121)
Other assets	(1,748)	(1,021)	(550)
Accounts payable(3)	14,077	21,679	34,000
Accrued compensation related costs	(1,435)	2,093	3,840
Accrued other	4,008	5,568	5,271
Operating lease liability(4)	(10,485)	—	—
Medicare advance payment	(3,742)	(13,447)	17,189
Other long-term liabilities	1,699	1,394	735
Net cash (used in) provided by operating activities	(6,784)	(26,338)	37,245
Cash flows from investing activities
Purchases of property and equipment	(7,193)	(8,322)	(12,221)
Disposals of property and equipment	2,084	683	—
Purchase of marketable securities	(12,619)	—	—
Proceeds from sales of marketable securities	2,652	—	—
Acquisition of physician practices	(5)	(3,215)	(933)
Issuance of notes receivable — related parties	(243)	(1,263)	(5,478)
Collections on notes receivable — related parties	1,333	1,423	3,958
Net cash used in investing activities	(13,991)	(10,694)	(14,674)
Cash flows from financing activities
Repayments of revolving line of credit	—	(10,000)	(12,061)
Borrowings on long-term debt	16,250	65,000	12,518
Repayments of long-term debt	—	(27,098)	(12,522)
Issuance of class A-1 units, net of issuance costs	—	—	28,500
Cash paid for deferred offering costs	(206)	—	—
Repayments on finance and capital leases	(426)	(205)	—
Cash paid for debt financing costs	(271)	(1,153)	(177)
Net cash provided by financing activities	15,347	26,544	16,258
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,428)	(10,488)	38,829
The accompanying notes are an integral part of the consolidated financial statements.

	Year Ended December 31,
	2022	2021	2020
Cash, cash equivalents and restricted cash
Beginning of year	32,354	42,842	4,013
End of year	$26,926	$32,354	$42,842
Supplemental consolidated cash flow information
Cash paid for interest	$2,184	$1,378	$1,097
Cash paid for income taxes	—	—	335
Supplemental noncash investing and financing activities
Changes in accounts payable for capital additions to property and equipment	623	890	302
Assumed capital lease liabilities in acquisition of physician practice	—	1,097	—
Reduction of notes receivable as consideration for purchase of physician practice assets	—	—	654
Note payable for acquisition of physician practice	—	—	621
Payables for deferred offering costs	133	—	—
Disposal of property and equipment in exchange for reduction in finance lease liability	72	—	—
(1)	Includes related party amortization of operating right-of-use assets of $2,059 for the year ended December 31, 2022
(2)	Includes changes in related party balances of ($1,850), ($11,848) , and ($6,322) for the years ended December 31, 2022, 2021, and 2020, respectively
(3)	Includes changes in related party balances of $13,314, $23,309, and $37,744 for the years ended December 31, 2022, 2021 and 2020, respectively
(4)	Includes changes in related party balance of ($1,995) for the year ended December 31, 2022
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN ONCOLOGY NETWORK LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands, except share data)
1. Business
American Oncology Network, LLC (“AON LLC”, or the “Company”) was formed on February 23, 2017 and began operations in September 2018. The Company, through its subsidiary company and variable interest entities (together, “its subsidiaries”), is an alliance of physicians and seasoned healthcare leaders who provide comprehensive oncology services through 24 oncology practices located in Arkansas, Louisiana, Indiana, Virginia, Ohio, Nevada, Iowa, Missouri, Washington, North Carolina, Michigan, Maryland, South Carolina, Arizona, and Georgia. The Company also provides expertise in drug procurement and payor contracting, along with practice diversification through centralized laboratory and pathology services, as well as specialty pharmacy services. During the years ended December 31, 2022, 2021, and 2020, respectively, the Company entered into affiliation agreements with or acquired the following oncology practices. The operations of the practices that were acquired have been included in the Company’s consolidated financial statements since the date of acquisition. The Company intends to continue to pursue additional purchases of physician practices in addition to seeking out new affiliation relationships.

2020			2021			2022
	State	Effective Date		State	Effective Date		State	Effective Date
Location 12	North Carolina	4/1/2020	Location 18	Maryland	3/1/2021	Location 23	Arizona	1/1/2022
Location 13	Maryland	5/1/2020	Location 19	Arizona	4/1/2021	Location 24	Georgia(a)	1/1/2022
Location 14	Virginia	5/1/2020	Location 20	Washington	5/1/2021	Location 25	Louisiana(a)	1/17/2022
Location 15	Michigan	7/1/2020	Location 21	Georgia(a)	8/1/2021	Location 26	Georgia(a)	4/5/2022
Location 16	Washington	8/1/2020	Location 22	Arizona	11/1/2021	Location 27	Georgia(a)	5/1/2022
Location 17	Georgia and South Carolina	9/1/2020				Location 28	Georgia(a)	9/20/2022

(a)
The Company entered into affiliation agreements with the physicians for these respective practices. The Company evaluated each of the affiliation agreements and determined that the transactions did not represent a business combination.

Business Combination Agreement
On October 5, 2022, and as amended and restated on January 6, 2023 and April 27, 2023, the Company announced that it entered into a definitive Business Combination Agreement with Digital Transformation Opportunities Corp. (“DTOC”), a special purpose acquisition company (the “DTOC Transaction”). The Transaction is expected to close in the second half of 2023, subject to approval by DTOC stockholders and other customary closing conditions. The Business Combination Agreement provides for the Company to pay an $18.0 million termination fee to the Sponsor should the Company enter into a definitive agreement with another party providing for an alternative business combination transaction.
2. Summary of Significant Accounting Policies and Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary American Oncology Management Company, LLC (“AOMC”), and its consolidated variable interest entities (“VIEs”) American Oncology Partners, P.A. (“AON Partners”), American Oncology Partners of Maryland, P.A. (“Partners of Maryland”) and AON Central Services, LLC (“Central Services”). AON Central Services, LLC was established during 2022; however, as of December 31, 2022, it had no activity. All significant intercompany accounts, related-party balances and transactions between the entities have been eliminated in consolidation.
The Company accounts for AON Partners and Partners of Maryland in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidations. The Company

determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a VIE. A VIE is broadly defined as an entity that has any of the following three characteristics: (i) the equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (ii) substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights; or (iii) the equity investors as a group lack any of the following, the power through voting or similar rights to direct the activities of the entity that most significantly impact the entity’s economic performance, the obligation to absorb the expected losses of the entity, or the right to receive the expected residual returns of the entity. The Company consolidates a VIE if it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively, if any. The Company has contractual relationships with AON Partners and Partners of Maryland and the physician owners through management service agreements (“MSAs”) and other contractual agreements to provide all practice management services outside of medical services provided by the physicians. In addition, despite not being required by the contractual relationships, the Company regularly provides funding to support AON Partners and Partners of Maryland’s operations and acquisitions of physician practices.
The Company has concluded that AON Partners and Partners of Maryland are both VIEs in which the Company has the characteristics of a controlling financial interest and is deemed to be the primary beneficiary. The variable interest subjects the Company to all potential losses in the entities and, therefore, requires the Company to consolidate the results of AON Partners and Partners of Maryland in its consolidated financial statements. As noted above, Central Services is also a VIE; however, there was no activity during 2022. Refer to Note 3 for further information on the VIEs.
Accounting Estimates and Assumptions
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and assumptions are involved in the calculation of the Company’s allowance for contractual adjustments and allowances for uncollectible on accounts receivable, liabilities for provider compensation, and accrued insurance claim reserves. Actual results could differ from those estimates.
Segments
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (the “CODM”). The Company’s CODM is its chief executive officer who reviews financial information together with certain operating metrics principally to make decisions about how to allocate resources and to measure the Company’s performance. The Company has one operating segment and one reportable segment that are structured around the organizational management of oncology practice operations. All revenue and assets are in the United States.
Revenue Recognition
Revenue is recognized under Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“Topic 606”). The Company determines the transaction price based upon standard charges for goods and services with anticipated consideration due from patients, third-party payors (including health insurers and government agencies) and others. The Company’s revenue is primarily derived from patient service revenues, which encompass oncology services provided during patient visits and shipments of pharmacy prescriptions. Performance obligations for the Company’s services provided to patients and most procedures, are satisfied over the time of visit which is the same day services are performed. Performance obligations relating to pharmacy revenue are considered fully satisfied at a point in time upon the customer receiving delivery of the prescription. Accordingly, the Company does not anticipate a significant amount of revenue from performance obligations satisfied (or partially satisfied) in previous periods, and any such revenue recognized during the years ended December 31, 2022, 2021, and 2020 was immaterial.
Additionally, the Company does not expect to recognize material revenue in the future related to performance obligations that are unsatisfied (or partially satisfied) as of December 31, 2022 and 2021. Approximately

$818.5 million, $683.0 million, and $542.0 million of the Company’s revenues are generated from services performed during patient visits with the remainder primarily generated from shipments of pharmacy prescriptions for the years ended December 31, 2022, 2021, and 2020, respectively.
As services are performed and prescriptions are shipped, billing occurs for services rendered and prescriptions shipped less discounts provided to uninsured patients and contractual adjustments to third-party payors based upon prospectively determined rates and discounted charges. Payment is requested at the time of service for self-paying patients and for patients covered by third-party payors that are responsible for paying deductibles and coinsurance.
The Company monitors revenue and receivables to prepare estimated contractual allowances for the anticipated differences between billed and reimbursed amounts. Payments from third-party payors and Government programs including Medicare and Medicaid may be subject to audit and other retrospective adjustments. Such amounts are considered on an estimated basis when net patient revenue is recorded and are adjusted as final adjustments are determined. For the years ended December 31, 2022, 2021, and 2020, such resulting historic adjustments have been immaterial to the consolidated financial statements.
In assessing who is the principal in providing patient services and pharmacy prescriptions, the Company considered who controls the provision of services and prescriptions. The Company has determined they are acting as a principal in these relationships.
In April 2022, the Company entered into a long-term arrangement to sponsor and manage a clinical trial. The Company subsequently contracted with a third-party to provide the clinical research services and is the principal in this arrangement. The performance of clinical research services are considered a single performance obligation because the Company provides a highly-integrated service. Revenue is recognized for the single performance obligation over time due to the Company’s right to payment for work performed to date. The contract provides for invoices based on predetermined milestones.
The Company uses the cost-to-cost measure of progress for the Company’s contract because it best depicts the transfer of control to the customer as the performance obligation is fulfilled. For this method, the Company compares the contract costs incurred to date to the estimated total contract costs through completion. As part of the client proposal and contract negotiation process, the Company develops a detailed project budget for the direct costs and reimbursable costs based on the scope of the work, the complexity of the study, the geographical location involved and the Company’s historical experience. The estimated total contract costs at the project level are reviewed and revised periodically throughout the life of the contract, with adjustments to revenue resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are identified. Contract costs consist primarily of direct labor and other reimbursable project-related costs such as travel, third-party vendor costs and investigator fees. The Company establishes pricing based on the Company’s internal pricing guidelines, discount agreements, if any, and negotiations with the client. The transaction price is the contractually defined amount. For the year ended December 31, 2022, the Company recognized revenue of $4.3 million related to the clinical trial which is included within other revenue.
In March 2020, the World Health Organization determined the resulting outbreak of COVID-19, the disease caused by this novel coronavirus, to be a pandemic. The pandemic is disrupting supply chains worldwide as national and local governments implement measures intended to slow the spread of COVID-19, with production and sales across a range of industries impacted in different ways.
On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act, or CARES Act. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions include removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, increasing the ability to deduct interest expense, and deferring social security payments, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act.
In April 2020, the Company received approximately $24.0 million of cash from government stimulus programs designed to assist small businesses during the pandemic. Of this amount, $17.2 million in advances included on the Consolidated Balance Sheet as of December 31, 2020, were received under the Centers for Medicare & Medicaid Services (CMS) accelerated and advance payment program which is for services to be rendered and reimbursed under Medicare programs. In October 2020, as determined by the Continuing Appropriations Act, 2021 and Other

Extensions Act, the recoupment period would begin one year after the date the advance payment was received, therefore recoupment began in April 2021. At December 31, 2022 and 2021, the outstanding liability was $0 and $3.7 million, respectively. Revenue recognized in the reporting period that was included in the Medicare advance payment balance at January 1, 2022 and January 1, 2021 was $3.7 million and $13.5 million, respectively. The remaining $6.8 million of the $24.0 million received was in the form of a grant from the Department of Health and Human Services and does not require repayment. As an accounting policy election, the Company utilized ASC 958 by analogy to recognize funds received under the CARES Act from the Provider Relief Fund as revenue, given no direct authoritative guidance is available to for-profit organizations to recognize revenue for government contributions and grants.
The Company has a system and estimation process for recording Medicare net patient service revenue and estimated recoupments as it relates to value-based care (“VBC”) revenue included in patient service revenue on the Consolidated Statements of Operations and Comprehensive Income (Loss). The Company’s VBC revenue is primarily generated through its participation in the CMS Oncology Care Model (“OCM”) which is an episode-based payment model to promote high-quality cancer care. Participants enter six-month episode periods, and the Company bills a monthly fee during the six-month period based on a fixed rate per participant per month and the total number of participants. Certain quality and compliance metrics are tracked as part of the program and submitted to CMS at the end of the episode period which may result in recoupment of funds. The Company estimates the recoupment amount by developing a recoupment percentage for each period based on historical known recoupment from CMS and applies the recoupment percentage against total fees for the period. Based on the estimate, the Company accrues a liability representing the expected final recoupments based on historical settlement trends.
Short-term Marketable Securities
Investments in marketable securities consist of corporate bonds and U.S. Treasury securities. Management determines the appropriate classification of investments at the time of purchase and reevaluates such determination at each balance sheet date. Marketable securities are classified as available-for-sale and are carried at fair value in the Consolidated Balance Sheets. The marketable securities are classified as short- term based on management’s intent to convert such securities within one year and the ability to convert them within two to three days.
The Company evaluates its investments to assess whether those with unrealized loss positions were other than temporarily impaired. Impairments were considered to be other than temporary if they were related to deterioration in credit risk or if it is likely the Company will sell the securities before the recovery of their cost basis. Realized gains and losses and declines in value judged to be other than temporary were determined based on the specific identification method and reported in Interest income in the Consolidated Statements of Operations and Comprehensive Income (Loss).
Cost of Revenue
Cost of services primarily includes chemotherapy drug costs, clinician salaries and benefits, medical supplies and clinical occupancy costs. Clinicians include oncologists, advanced practice providers such as physician assistants and nurse practitioners, and registered nurses. Specialty pharmacy costs primarily include the cost of oral medications dispensed from the specialty pharmacy including overhead costs for running a free-standing pharmacy and shipping costs to patients.
Business Combinations
The Company evaluates acquired practices in accordance with ASU 2017-01, Business Combinations (Topic 805) — Clarifying the Definition of a Business. This standard clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. Because substantially all of the value of each acquired practice did not relate to a similar group of assets and as each acquired practice contained both inputs and processes necessary to provide economic benefits to the Company, it was determined that each acquisition represents a business combination. Therefore, the transactions have been accounted for using the acquisition method of accounting, which requires, with limited exceptions, that assets acquired, and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Any excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. Transaction costs related to business combinations are expensed in the period in which they are incurred.

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include cash or deposits with financial institutions and deposits in highly liquid money market securities. Deposits with financial institutions are insured by the Federal Deposit Insurance Corporation up to certain defined limits. Bank deposits at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.
Restricted Cash
The Company maintains certain cash balances restricted as to withdrawal or use and presented separately from Cash and cash equivalents on the Consolidated Balance Sheets. Restricted cash includes amounts held as collateral related to the Company’s PNC Loan Facility (Note 10).
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same cash amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2022	2021
Cash and cash equivalents	$26,926	$27,354
Restricted cash	—	5,000
Total cash, cash equivalents and restricted cash shown in the statements of cash flow	$26,926	$32,354
Accounts Receivable
Accounts receivable from patients are carried at the original charge for the services provided, and an adjustment is made to the receivable in a contra account based on the historical collection rate for the provider and payor combination. This adjustment takes into consideration any allowance for doubtful accounts. Management determines the allowance for uncollectible accounts based on historical experience. Concentrations of accounts receivable, net of allowances for contractual discounts and doubtful accounts, as of December 31, 2022 and 2021, are as follows:

	As of December 31,
	2022	2021
Medicare	25%	27%
Managed Medicare	25%	21%
Other Commercial	17%	17%
BCBS	17%	16%
Managed Medicaid	8%	12%
Other	8%	7%
	100%	100%
As of December 31, 2022, December 31, 2021, and January 1, 2021, the accounts receivable, net balances were $136.1 million, $111.2 million, and $80.4 million, respectively.
Inventories
Inventories, consisting primarily of pharmaceuticals finished goods, are valued at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis. Obsolescence for inventories is estimated based on expiration dates and slow-moving inventory. No obsolescence allowances have been recorded as of December 31, 2022 and 2021. If the Company determines that an item is obsolete, or the expected net realizable value upon sale is lower than the currently recorded cost, a write-down is recorded and charged to cost of revenue to reduce the inventory to its net realizable value and a new cost basis is established. The majority of the Company’s inventories are purchased from a related party (See Note 13).
Other Receivables
Other receivables consist primarily of rebates on drug purchases made in the current period which are offered as an incentive by the distributor and/or manufacturer and are not yet paid as of year-end.

Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. A summary of the lives used for computing depreciation is as follows:

Leasehold improvements	1 – 15 years
Furniture, fixtures and equipment	7 years
Medical equipment	5 – 10 years
Computer equipment	5 years
Signs	7 years
Automobiles	5 years
Software	7 years
Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the term of the related lease, which may include one or more option renewal periods. Maintenance and repairs that do not improve service potential or extend economic life are expensed as incurred. Expenditures for major improvements and additions are capitalized. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. In assessing long-lived assets for impairment, assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability is measured by a comparison of the carrying amount of an asset group to the undiscounted future net cash flows expected to be generated by the asset group. If estimated future undiscounted cash flows are not sufficient to recover the carrying value of the assets, impairment is measured by comparing the carrying amount of the assets to the estimated fair value, obtained through appraisal or market quotations, or discounted future net cash flow estimates. The Company did not recognize any long-lived asset impairments during 2022, 2021, and 2020.
Goodwill
Goodwill arising from business combinations represents the excess of the fair value of consideration transferred over the fair value of the identifiable net assets acquired and liabilities assumed as of the acquisition date. Goodwill amounts are not amortized, but rather tested for impairment annually, on October 1, or more often if circumstances indicate that the carrying value may not be recoverable. There was no impairment of goodwill during any of the periods presented.
Leases
Effective January 1, 2022, the Company adopted ASU 2016-02, Leases and the subsequently issued supplemental and/or clarifying ASUs known as ASC Topic 842 (collectively “ASC 842”) using the modified retrospective approach. See Recently Adopted Accounting Pronouncements below, which discusses the initial adoption of this new guidance.
The Company’s lease portfolio primarily consists of office and equipment leases for its practice facilities. The Company evaluates whether a contract is or contains a lease at contract inception. A lease exists when a contract conveys to the customer the right to control the use of identified property or equipment for a period of time in exchange for consideration. The definition of a lease embodies two conditions: 1) there is an identified asset in the contract that is land or a depreciable asset (i.e., property, plant, and equipment); and 2) the customer has the right to control the use of the identified asset. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As the Company’s operating leases do not generally provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate for a lease is the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The lease term for all of the Company’s operating leases include the noncancellable period of the lease plus any additional periods covered by either a lessee option to extend (or not to terminate) the lease that the lessee is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Lease payments included in the measurement of the operating lease right-of-use (“ROU”) assets and lease liabilities are comprised of fixed payments (including in-substance fixed payments), variable payments that depend on an index or rate, and the exercise price of a lessee option to purchase the underlying asset if the lessee is reasonably certain to exercise.

The Company elected not to recognize operating lease ROU assets and lease liabilities for all short-term leases (leases with an initial lease term of 12 months or less). The Company recognizes the lease payments associated with short-term leases as an expense over the lease term.
The operating lease ROU assets are initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The operating lease ROU assets are subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The operating lease liabilities are initially measured at the present value of the unpaid lease payments at the lease commencement date.
Income Taxes
The Company accounts for its income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the basis used for financial reporting and income tax reporting purposes. Deferred income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize those tax assets through future operations.
As limited liability companies, the Company and its consolidated subsidiary are treated as partnerships for tax purposes. For these entities, income taxes are not payable or provided for, as the Company’s members are taxed individually on their interest in the Company’s taxable income. AON Partners and Partners of Maryland are both C corporations for tax reporting purposes. As such, a provision and liability for income taxes related to the results of these operations have been included in the Consolidated Statements of Operations.
Accounting for uncertainty in income taxes prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. Although certain cash accounts exceed the federally insured deposit amount, management has not previously experienced nonperformance by any financial institution.
Equity-Based Compensation
The Company measures the compensation cost of all equity awards at the estimated fair value of the award on the date of grant and records the related expense in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) on a straight-line basis over the applicable service period. The Company uses an option pricing method to value its common stock. This method allocates the fair value of total equity to the various components of equity based on an estimated liquidity event. This option pricing method first values the Company at the enterprise level, and then values breakpoints based on the liquidation preferences of the Class A, Class A-1, and Class B units. An allocation of total equity (enterprise value) is then performed to the various equity components based on the relative rights and privileges of each class of equity. The Company was assisted by third-party valuation experts to apply the above models to calculate the fair value estimate. Forfeitures are accounted for as they occur.
Debt Issuance Costs
Debt issuance costs consist of legal fees and other professional services and are capitalized. Debt issuance costs are presented in the Consolidated Balance Sheets as a direct deduction from the carrying value of the associated debt liability and amortized to interest expense in the Consolidated Statements of Operations and Comprehensive Income (Loss). The costs related to the term loans are amortized using the straight-line method, which approximates the effective interest method, over the terms of the related debt. The amortization related to the debt issuance costs included in interest expense within the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) was $0.6 million in 2022, $0.4 million in 2021, and immaterial in 2020.
Offering Costs
The Company defers specific incremental costs directly attributable to proposed offerings of securities. These costs consist of legal, accounting, and other similar expenses incurred through the balance sheet date that are directly related to a potential offering. If the offering is completed, these costs will be charged against the gross proceeds of the offering. These offering costs will be allocated to the separable financial instruments issued in the transaction on a relative fair value basis of the securities issued, compared to total proceeds received. Offering costs associated with any instruments classified as liabilities will be expensed as incurred, presented as non-operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss). At December 31, 2022, the Company had incurred approximately $0.3 million of offering costs which are included in other assets in the accompanying Consolidated Balance Sheets.
Professional Liability
The Company maintains insurance policies for exposure to professional malpractice insurance risk. The limits of malpractice insurance provide each physician/advanced practice provider with a dedicated $1.0 million limit per claim and a $3.0 million limit in the aggregate per policy period — on a first dollar basis, as no deductible applies. The policy further then extends coverage to the Company, by providing a $2.0 million limit per claim and a $4.0 million limit in the aggregate per policy period — on a first dollar basis, additionally, as no deductible applies. Reserves are established for estimates of the loss that will ultimately be incurred on claims that have been reported but not paid and claims that have been incurred but not reported. These reserves are established based on consultation with a third-party actuary. The actuarial valuations consider a number of factors, including historical claims payment patterns, changes in case reserves and the assumed rate of increase in healthcare costs. Management believes the use of actuarial methods to account for these reserves provides a consistent and effective way to measure these subjective accruals. However, due to the sensitive nature of this estimation technique, recorded reserves could differ from ultimate costs related to these claims due to changes in claims reporting, claims payment and] settlement practices and differences in assumed future cost increases. Accrued unpaid claims and expenses that are expected to be paid within the next twelve months are classified as current liabilities and included in accrued other. All other accrued unpaid claims and expenses are classified as long-term liabilities and included in other long-term liabilities. Insurance recoveries associated with the unpaid claims are classified as long-term assets included in other assets.
Fair Value of Financial Instruments
Fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The carrying values of cash and cash equivalents, receivables, accounts payable, other current liabilities, and accrued interest approximate fair value due to their short-term nature.
Accounting guidance establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.
Level 2
Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability.
Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities being measured within the fair value hierarchy. As of December 31, 2022 and 2021, there were no Level 3 financial instruments.
Earnings Per Unit
The Company has three classes of member units — Class A, Class A-1, and Class B. The Class A and A-1 are considered common units as they have substantially similar rights. The Class B units represent profits interests and are a participating security as these units may share in distributions, subject to a Distribution Threshold, under certain circumstances as defined in the Company’s Operating Agreement.

Basic net income (loss) per unit attributable to common members is computed by dividing net income (loss) by the weighted-average number of common units outstanding during each reporting period. Diluted net income (loss) per unit attributable to common members includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred units and options, which would result in the issuance of incremental common units. For diluted net income (loss) per unit, the weighted-average number of common units is the same as the Company does not have any dilutive instruments.
The Company follows the two-class method when computing net income (loss) per units as the Company has units that meet the definition of participating securities. The two-class method determines net income (loss) per unit for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common members for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Class B units do not have an obligation to share in losses, therefore in periods of net loss, the numerator is not impacted by Class B participation.
Recently Adopted Accounting Pronouncements
On January 1, 2022, the Company adopted ASU 2016-02, “Leases” (Topic 842), using the modified retrospective approach for leases that existed on January 1, 2022. ASC 842 requires lessees to recognize assets and liabilities for most leases.
The Company elected to adopt the leasing package of practical expedients, which provides for not retroactively reassessing: i) any expired or existing contracts containing leases under the new definition of a lease; ii) the lease classification for any expired or existing leases; and iii) initial direct costs for any expired or existing leases. The Company also elected to adopt practical expedients around land easements and the combination of lease and non-lease components for its real estate leases. These practical expedients were applied consistently to all applicable leases.
Upon adoption of ASC 842, the Company recorded an initial adjustment to the opening balance sheet of $44.4 million to operating ROU assets, ($1.2) million to prepaid expenses and other current assets, $8.0 million to current portion of operating lease liabilities, $38.0 million to long-term operating lease liabilities, $2.5 million in ROU assets and lease liabilities related to the Company’s finance leases; and $2.8 million to other long-term liabilities. The impact of ASC 842 was not material to the Consolidated Statement of Operations and Comprehensive Income (Loss).
In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform”, which provides temporary optional guidance to companies impacted by the transition away from the London Interbank Offered Rate (“LIBOR”). The guidance provides certain expedients and exceptions to applying GAAP in order to lessen the potential accounting burden when contracts, hedging relationships, and other transactions that reference LIBOR as a benchmark rate are modified. The guidance is effective as of March 12, 2020 through December 31, 2022. In February 2022, the Company amended its PNC Loan Facility whereby it is no longer referenced to LIBOR as the benchmark rate. The Company has no other contracts or transactions benchmarked to LIBOR.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes (Topic 740) by removing exceptions related to the incremental approach for intraperiod tax allocations, the requirement to recognize a deferred tax liability for certain equity method investments, the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary, and the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. The amendments in ASU 2019-12 also simplify the accounting for income taxes by requiring that an entity recognize a franchise tax that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, requiring that an entity evaluate when a step up in the tax basis of goodwill should be considered part of the business combination, specifying that an entity is not required to allocate deferred tax expense to a legal entity that is not subject to tax, requiring that an entity reflect the effect of an enacted change in tax laws or rates in the interim period that includes the enactment date, and minor codification improvements for income taxes related to employee stock ownership plans. The Company adopted the provisions of ASU 2019-12 effective January 1, 2022. The adoption of this pronouncement had no material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13, “Financial instruments — Credit Losses” (“ASU 2016-13”). ASU 2016-13 requires entities to report “expected” credit losses on financial instruments and other commitments to extend credit rather than the current “incurred loss” model. These expected credit losses for financial assets held at the reporting date are to be based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU will also require enhanced disclosures relating to significant estimates and judgments used in estimating credit losses, as well as the credit quality. ASU 2016-13 is effective for the Company for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that this standard will have on the consolidated financial statements.
In October 2021, the FASB issued ASU 2021-08, “Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”, which provides that an acquirer must recognize, and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606. The guidance is effective for the Company for annual reporting periods beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements and related disclosures.
3. Variable Interest Entities
AOMC is a wholly owned subsidiary of the Company and neither AOMC nor the Company has ownership interest in AON Partners and Partners of Maryland. Both AON Partners and Partners of Maryland are fully owned by a physician. The Company operates its physician practices through the MSAs and other contractual agreements between AOMC, AON Partners, and Partners of Maryland. The responsibilities of AOMC include, but are not limited to negotiating provider and payor contracts, employment and compensation decisions, billing and collections, furnishing all supplies and equipment necessary for the respective practice’s operations as well as, necessary real estate, contracting on behalf of AON Partners and Partners of Maryland, entering into leases, holding a power of attorney to perform the above activities, preparing, maintaining and administering all accounting records (including financial reporting), expense payment, and maintenance of all information systems/software. The Company is paid a management fee to compensate AOMC for the services provided.
Based on various quantitative and qualitative factors, including assessment of certain services performed and relationships held above, management has determined that AON Partners and Partners of Maryland are both variable interest entities and AOMC is the primary beneficiary who holds the decision-making rights over the activities that most significantly impact AON Partners and Partners of Maryland’s economic performance through the MSAs and other contractual agreements. Accordingly, the results of AON Partners and Partners of Maryland have been consolidated with the Company for the years ended December 31, 2022, 2021, and 2020.
The assets of AON Partners and Partners of Maryland as of December 31, 2022 and 2021, are as follows:

	As of December 31,
Assets	2022	2021
Cash and cash equivalents	$26,844	$24,074
Accounts receivable	136,098	111,183
Inventories	36,476	34,529
Property and equipment, net	—	108
Prepaid expenses and other current assets	846	374
Goodwill and intangibles, net	180	180
Other receivables	28,139	24,950
Other assets	1,489	1,241
Total assets	$230,072	$196,639

The liabilities of AON Partners and Partners of Maryland as of December 31, 2022 and 2021, are as follows:

	As of December 31,
Liabilities	2022	2021
Accounts payable	$102,783	$89,275
Accrued compensation and benefits	6,021	6,504
Accrued other	15,926	9,346
Medicare advance payment	—	3,742
Other long-term liabilities	452	81
Due to AON and subsidiaries, net	128,204	102,090
Total liabilities	$253,386	$211,038
All intercompany transactions and balances with the VIEs are eliminated in consolidation.
4. Business Combinations
2022 Acquisitions
During the year ended December 31, 2022, the Company entered into a purchase agreement acquiring control of Northern Arizona Hematology and Oncology on January 1, 2022 for an aggregate purchase price of less than $0.1 million. Because the acquisition of Northern Arizona Hematology and Oncology was on the first day of the fiscal period, AON’s results for the year ended December 31, 2022 include the results of the acquired practice.
2021 Acquisitions
During 2021 the Company entered into Asset Purchase Agreements (“Transactions”) acquiring control of four (4) oncology practices. The Transactions allow the Company to expand domestic reach related to its comprehensive oncology and practice management services. As described in Note 2, the Company evaluated each of the Transactions and determined each acquisition represents a business combination. This standard also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets and goodwill acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. ASC 805 also determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.
In connection with each of the Transactions, the Company acquired 100% of both the clinical and nonclinical assets of the respective seller. The clinical assets, acquired by AON Partners, primarily consist of medical supplies and drugs. Nonclinical assets, acquired by AOMC, primarily consist of tangible fixed assets and equipment. The following table summarizes the amounts of the assets acquired and consideration transferred recognized on respective acquisition dates disclosed in Note 1, the accounting for which is completed as of December 31, 2022. For the table below, the Company has presented the acquired locations collectively.

2021 Acquired Locations
Purchase consideration
Cash transferred upon closing	$3,215
Assumed capital lease liabilities	1,097
Total consideration transferred	4,312
Net assets acquired
Inventories	2,211
Other assets	180
Property and equipment	1,371
Total net assets acquired	3,762
Amount assigned to goodwill	$550

2020 Acquisitions
During 2020 the Company entered into Transactions acquiring control of six (6) oncology practices. As described in Note 2, the Company evaluated each of the Transactions and determined each acquisition represents a business combination. This standard also establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets and goodwill acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. ASC 805 also determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.
In connection with each of the Transactions, the Company acquired 100% of both the clinical and nonclinical assets of the respective seller. The clinical assets, acquired by AON Partners, primarily consist of medical supplies and drugs. Nonclinical assets, acquired by AOMC, primarily consist of tangible fixed assets and equipment. The following table summarizes the amounts of the assets acquired and consideration transferred recognized on respective acquisition dates disclosed in Note 1. For the table below, the Company has presented the acquired locations collectively.

2020 Acquired Locations
Purchase consideration
Cash transferred upon closing	$435
Issuance of note payable	621
Non-cash settlement	654
Total consideration transferred	1,710
Net assets acquired
Inventories	834
Property and equipment	360
Prepaids	16
Total net assets acquired	1,210
Amount assigned to goodwill	$500
The following table presents revenue and net income for the years ended December 31, 2022, 2021, and 2020, respectively, as if the fiscal 2022 acquisition had occurred as of January 1, 2021, the fiscal 2021 acquisitions had occurred as of January 1, 2020, and the fiscal 2020 acquisitions had occurred as of January 1, 2019.
The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The Company did not have any material, nonrecurring pro forma adjustments directly attributable to the business combinations included in the reported pro forma revenue and net income.

	Pro Forma
	Year Ended December 31,
	2022	2021	2020
Revenue	$1,149,670	$1,033,187	$951,182
Net income	$2,589	$1,289	$22,381
From the dates of acquisition through December 31, 2022, December 31, 2021 and December 31, 2020, revenue attributable to 2022, 2021, and 2020 acquired businesses was $22.9 million, $55.7 million, and $63.1 million, respectively. It was impracticable to determine the effect on the Company’s net income (loss) of the acquired businesses as their operations have been integrated into the Company’s ongoing operations since the dates of acquisition.
In connection with each of the Transactions, the Company executed employment agreements with the selling physicians to become employees of AON Partners and/or Partners of Maryland. Additionally, for each transaction the Company and selling physicians entered into a separate unwind agreement granting each other a unilateral option that may be exercised by either party and effectively returns the acquired business to the selling physicians if exercised.

In the event the Company or seller exercise their unwind rights, the selling physicians are required to repay the original purchase price for the assets that were sold in the Transactions plus any assets that were acquired after the Transactions, less any accumulated depreciation or amortization with respect to the assets. The selling physicians are also required to assume all contracts associated with their practice. Additionally, in the event of unwind, the selling physicians are entitled to any severance amounts that are due to them under their employment agreement with AON Partners and their employment is terminated on the unwind date. As of December 31, 2022 and 2021, no liability has been recorded related to the unwind agreements as neither the Company nor any selling physicians have exercised their unwind rights and therefore no payments are considered probable to the selling physicians.
5. Fair Value Measurements
The following table summarizes the Company’s financial assets that are measured at fair value on a recurring basis:

	As of December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Cash equivalents(1)
Level 1:
Money market funds	$109	$—	$—	$109
Marketable securities
Level 2:
Corporate bonds	7,742	6	(125)	7,623
U.S. Treasury securities	2,226	6	(4)	2,228
Level 2 total	9,968	12	(129)	9,851
Total	$10,077	$12	$(129)	$9,960

(1)	Included in cash and cash equivalents in the Consolidated Balance Sheet at December 31, 2022
The Company uses quoted prices in active markets for identical assets to determine the fair value of its Level 1 investments. The fair value of Level 2 investments is determined using pricing based on quoted market prices or alternative market observable inputs.
The fair value of the Company’s marketable securities as of December 31, 2022, by remaining contractual maturities, were as follows:

	As of December 31, 2022
	Corporate Bonds	U.S. Treasury Securities	Total
Due within one year	$3,660	$1,073	$4,733
Due within one to five years	3,963	1,155	5,118
Total	$7,623	$2,228	$9,851
6. Inventories
Inventories consisted of the following at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Intravenous drugs	$25,674	$28,897
Oral pharmaceuticals	10,802	5,632
Total inventories	$36,476	$34,529

7. Other Receivables
Other receivables consisted of the following at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Rebates receivable	$27,955	$24,950
Other	246	128
Total other receivables	$28,201	$25,078
8. Property and Equipment, Net
Property and equipment, net, consisted of the following at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Leasehold improvements	$26,076	$23,744
Furniture, fixtures and equipment	2,669	2,346
Medical equipment	11,003	8,811
Computer equipment	3,115	2,713
Signs	129	117
Automobiles	69	69
Software	4,834	4,036
Construction-in-progress	1,433	1,445
	49,328	43,281
Accumulated depreciation and amortization	(17,348)	(10,633)
Property and equipment, net	$31,980	$32,648
For the years ended December 31, 2022, 2021 and 2020, depreciation expense was approximately $6.7 million, $6.1 million, and $3.7 million, respectively, and is included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income (Loss).
Construction-in-progress consists primarily of capital expenditures on new physician practice facilities which have not yet been opened and improvements to existing practice facilities which are not complete at year-end.
9. Accrued Other
Accrued other consisted of the following at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Refund liability	$14,544	$8,306
Deferred social security taxes – COVID	378	378
Current portion of finance lease liability	425	—
Other	2,453	5,108
Total accrued other	$17,800	$13,792
10. Long-term Debt
Debt consisted of the following at December 31, 2022 and 2021:

	As of December 31,
	2022	2021
PNC Facility	$81,250	$65,000
Total	81,250	65,000
Unamortized debt issuance costs	(949)	(1,306)
Total debt	$80,301	$63,694

Credit Facilities
Truist Term Loans and Revolver
In connection with the acquisition of various physician practice assets, the Company entered into Truist Term Loans, all of which have identical underlying terms and provisions. The Term Loans are seven-year loans and require interest only payments for the first two years of the term. For the remaining five years, monthly principal and interest payments are required in amounts sufficient to fully amortize the principal at maturity. The Truist Term Loans may be prepaid in whole or in part at any time without penalty.
On August 31, 2018, the Company entered into a one-year revolving line of credit agreement (“Truist Revolver”) for $10.0 million maturing on August 31, 2019. On April 22, 2019, the Company executed the first amendment to the Truist Revolver which increased the revolving credit limit to $27.0 million and extended the maturity date to April 20, 2020. The Truist Revolver requires monthly interest only payments with the outstanding principal balance due at maturity. The original base interest rate was the one-month LIBOR rate plus an applicable margin of 1.30%.
The Truist Term Loans and Revolver were collateralized by substantially all assets of the Company and guaranteed on a limited basis by the Class A members of the Company and shareholder of AON Partners and Partners of Maryland. In addition, the Company was required to maintain certain financial covenants under these loan agreements relating to debt service coverage and levels of tangible net worth.
On April 20, 2020, the Company modified the arrangement and received an extension of the Truist Revolver from April 20, 2020 to June 4, 2020. On June 4, 2020, the Company received an extension of the Truist Revolver from June 4, 2020 to July 4, 2020. On July 4, 2020, the Company received an extension of the Truist Revolver from July 4, 2020 to September 4, 2020.
On September 4, 2020, the Company modified the arrangement and entered into an Amended and Restated Loan Agreement (“Restated Truist Revolver”), which reduced the bank’s commitment from $27.0 million to $10.0 million, extended the maturity date to September 3, 2021 and increased the interest rate on all amounts outstanding under the Revolver to the greater of LIBOR plus an applicable margin of 3.60% or 4.35%. All other provisions and warranties of the credit agreement remained unchanged. There were no borrowings outstanding at December 31, 2021.
PNC Loan Facility
On April 30, 2021 the Company entered into a Loan Facility with PNC (“PNC Loan Facility”) collateralized by the Company’s assets and outstanding patient accounts receivable. The PNC Loan Facility is guaranteed on a limited basis by the Company and shareholder of AON Partners and Partners of Maryland. $34.6 million of proceeds from the PNC Loan Facility was used to pay off the Truist Term Loans and Truist Revolver. The remaining funds were made available for working capital and acquisition of additional physician practices.
The PNC Loan Facility is interest-only with total principal due at maturity on April 30, 2024. Interest accrues at one-month LIBOR or an alternate base rate plus 1.45%. The maximum balance of the PNC Loan Facility (“Borrowing Base”) is limited to the lesser of the Facility Limit ($65.0 million) or the fair value of the Company’s patient accounts receivable. The Company must maintain a balance of the lesser of the Borrowing Base or 65% of the Facility Limit in the first year and 75% of the Facility Limit in subsequent years (“minimum funding threshold”). The Company can repay the PNC Loan Facility up to the minimum funding threshold at any time without penalty. In accordance with the PNC Loan Facility, the Company pledged $10.0 million of collateral as restricted cash to be released quarterly in increments of $2.5 million. The Company had $5.0 million of restricted cash related to the Loan facility as of December 31, 2021. The restricted cash was fully released as of December 31, 2022.
On April 30, 2021, the Company entered into a $5.0 million revolving line of credit agreement (“PNC Line of Credit”). The PNC Line of Credit has an expiration date of April 30, 2024 and bears interest at a rate per annum equal to the sum of the daily LIBOR rate plus 1.65% or an alternate base rate plus .65% and is due on the first day of each month beginning June 1, 2021. Any outstanding principal and accrued interest will be due on the expiration date. Beginning July 1, 2021, quarterly bank fees equal to 1.65% per day per annum will be due in arrears and will continue on the first day of each quarter thereafter. All debt related to the PNC Line of Credit is collateralized by the Company’s assets. The Company is also subject to 0.20% unused line fee calculated per annum on the unused balance of the PNC Line of Credit.

On July 29, 2021, the Company amended the PNC Loan Facility increasing the Facility Limit to $75.0 million. On February 14, 2022, the Company further amended the PNC Facility and PNC Line of Credit agreements. The primary changes included an increase of the PNC Facility limit from $75.0 million to $125.0 million, an increase of the PNC Line of Credit availability from $5.0 million to $10.0 million, interest charges to be calculated based on the Bloomberg Short-Term Bank Yield Index plus 1.65% and certain financial covenants. As part of the amendment, the Company drew an additional $16.3 million in proceeds under the PNC Loan Facility. On August 15, 2022, the PNC Loan Facility and PNC Line of Credit agreements were amended again to reduce the availability under the PNC Line of Credit from $10.0 million to $1.0 million. As of December 31, 2022 and 2021, no draws had been made on the PNC Line of Credit.
Effective November 23, 2022, the Company entered into Waiver and Amendment No. 6 (“Waiver and Amendment”) under its PNC Facility Loan as the Company was not in compliance with the Delinquency Ratio financial covenant for the period ending October 31, 2022 and the requirement to provide certain annual financial statements. The Waiver and Amendment waives each event of default and also revised future delinquency percentages and financial statement requirements.
The PNC Loan Facility and PNC Line of Credit nonfinancial covenants include restrictions related to unpermitted property liens and the requirement of audited financial statements. Both agreements also contain several financial covenants, including the following ratios: accounts receivable default, delinquency, dilution, days sales outstanding, leverage, and fixed charge coverage. As of December 31, 2022, the Company was in compliance with all financial and nonfinancial debt covenants as required by both loan agreements.
The Company paid approximately $0.3 million and $1.1 million, respectively in debt issuance costs in connection with the Loan Facility in 2022 and 2021 which are being amortized to interest expense on a straight-line basis over the life of the various agreements. The Company recorded a loss on extinguishment of the debt issuance costs on the Truist Term Loans and Revolver in the amount of approximately $0.1 million in 2021.
Interest expense on long-term debt in 2022, 2021, and 2020, including amortization of debt issuance costs, was $3.4 million, $1.4 million, and $1.1 million, respectively.
11. Members’ Equity
The economic interests of the members in the Company are represented by units consisting of Class A, Class A-1, and Class B membership units and the Company is authorized to issue an unlimited number of each class of units. The Amended and Restated Limited Liability Company Agreement (“Amended LLC Agreement”) dated October 20, 2017 specifies the members’ rights and obligations relating to contributions, distributions, allocation of income and loss and other matters.
Class A units
All Class A units are entitled to one vote per unit. The Class A units represent a percentage interest in the Company determined by subtracting all of the Class B units’ interests. However, the Class A units’ percentage shall not be less than 70%. There were 7,725 Class A units outstanding at December 31, 2022 and 2021 from an initial contribution of capital of $7.7 million.
Class A-1 units
In March 2020, the Company entered into the Second Amended and Restated Limited Liability Agreement (“Second Amended LLC Agreement”). The Second Amended LLC Agreement established another class of equity, Class A-1 units, of which 730 units were issued to the Class A-1 Member upon the contribution of capital of $30.0 million. The Class A-1 Member is an affiliate of the Company’s largest supplier of oncology products. The Class A-1 units have rights similar to Class A units including one vote per unit; however, the Second Amended LLC Agreement now provides for a cumulative, annually- compounded, unguaranteed, preferred return of 8.0% on Class A capital contributions and 4.0% on Class A-1 capital contributions. The Company paid an investment banking firm a fee of $1.5 million in connection with the closing of this transaction. The $30.0 million capital contribution less brokerage fees of $1.5 million is included as a net capital contribution of $28.5 million in the Consolidated Statements of Members’ Equity and Consolidated Statements of Cash Flows.
Class B units
Class B units are issued through the 2017 Profits Interest Plan adopted by the Company in October 2017. The Class B units are available to be granted to certain employees to promote the long-term growth and profitability of the Company and represent profits interest awards. Awards vest over a two-to-five-year period based on anniversary date for certain employees and cliff vest on the fifth anniversary date for certain other employees. All awards vest immediately upon a change in control of the Company. All unvested awards expire upon a grantee’s termination of employment. A grantee has no ability to put the award back to the Company absent a distribution or liquidation event. Class B units have no voting rights.
In March 2020, the Company entered into the Second Amended LLC Agreement and in connection with the admission of the Class A-1 Member, the Company restructured the waterfall, and removed the 30% collar on the Class B Units. In order to effectuate these changes, the Company adopted the Second Amended LLC Agreement and a new capital table which, assigned new numbers of Class B units based on their percentage interest relative to the Class A Members by 101 units. The changes to the capital table were expressly called out and approved by the Class A Members and Class B Members in their Signature Pages and Joinders to the Second Amended LLC Agreement.
Aggregate equity-based compensation expense recorded for the years ended December 31, 2021 and 2020 related to the Class B units was $20 thousand and is reflected in the carrying value of the Class B Units on the Consolidated Balance Sheets as of December 31, 2022 and 2021. Compensation expense for the year ended December 31, 2022 and unrecognized compensation expense related to unvested units was not material. As of December 31, 2022 and 2021, 2,322 Class B Units were outstanding and 1,918 Class B Units were vested. No Class B Units were issued, vested or forfeited during the year ended December 31, 2022.
12. Income Taxes
The income tax expense (benefit) in 2022, 2021, and 2020 consisted of the following:

	Year Ended December 31,
	2022	2021	2020
Current
Federal	$—	$(306)	$152
State	—	(20)	123
	—	(326)	275
Deferred
Federal	—	433	(922)
State	—	353	(136)
	—	786	(1,058)
Total income tax expense (benefit)	$—	$460	$(783)
The differences between the federal tax rate and the Company’s effective tax rate for the years ended December 31, 2022, 2021, and 2020 are as follows:

	Year Ended December 31,
	2022	2021	2020
Federal statutory income tax rate	21.00%	21.00%	21.00%
State taxes, net of federal benefit	(11.94)	(97.95)	(0.80)
State rate change	(2.15)	(3.41)	0.07
Other	(3.71)	3.00	0.07
Nontaxable passthrough LLC income	(87.14)	(658.26)	(27.31)
Increase in valuation allowance	83.94	864.95	3.26
Effective tax rate	—%	129.33%	(3.71)%

Components of the net deferred tax assets and liabilities at December 31, 2022 and 2021 are as follows:

	As of December 31,
	2022	2021
Deferred tax assets
Net operating loss carryforwards	$6,589	$5,166
Accrued expenses	165	426
Deferred tax assets	6,754	5,592
Valuation allowance	(5,835)	(3,662)
Net deferred tax asset	919	1,930
Deferred tax liabilities
Prepaid expenses	—	64
Accounting method change	918	1,866
Fixed assets	1	—
Deferred tax liabilities	919	1,930
Net deferred tax asset	$—	$—
As of December 31, 2022, the Company had federal and state net operating loss (“NOL”) carryforwards of $25.4 million and $26.8 million, respectively. As of December 31, 2021, the Company had federal and state NOL carryforwards of $20.1 million and $20.5 million, respectively. The federal NOL carryforwards can be carried forward indefinitely and the state NOL carryforwards begin to expire in 2028.
During the years ended December 31, 2022 and 2021, the Company recorded an increase in the valuation allowance of $2.2 million and $3.0 million, respectively. The increase is primarily related to additional tax losses generated during the year.
As of December 31, 2022 and 2021, there are no liabilities related to uncertain tax positions. The Company recognizes interest and penalties related to unrecognized tax liabilities as a component of income tax expense, if any. The Company recognized no material interest and penalties during the years ended December 31, 2022, 2021, and 2020 and had no accrued interest or penalties as of December 31, 2022 and 2021.
The Company files income tax returns in the U.S. Federal jurisdiction and various state and local jurisdictions. The U.S. Federal and state and local tax returns are subject to examination for years 2019 and later. The Company does not currently have any open audits.
13. Related Parties

Transactions Notes Receivable
The Company entered into promissory notes with physicians of the Company. The notes receivable balances are satisfied through cash payments or settlements through the physicians’ compensation as part of their employee agreement. The notes receivable are amortized over a 60-month period as a reduction of compensation. The notes bear interest at the Company’s incremental borrowing rate (1.57% at December 31, 2022 and 1.55% at December 31, 2021).

	As of December 31,		Original Principal	Issue Date	Maturity Date
	2022	2021
Notes receivable
Note 2	$1,057	$1,294	$5,355	5/1/2019	4/30/2024
Note 3	119	217	491	6/1/2019	5/31/2024
Note 4	—	259	917	8/1/2019	7/31/2024
Note 6	351	680	1,111	5/22/2020	5/22/2023
Note 8	2,221	2,513	2,816	5/1/2020	5/1/2025
Note 9	125	—	125	1/24/2022	6/30/2023
Total notes receivables	3,873	4,963
Less: Current portion of notes receivable	(1,797)	(1,812)
Notes receivable, less current portion	$2,076	$3,151

Leases
The Company has operating leases for office facilities owned by employees of the Company. Total cash paid for leases to related parties for the years ended December 31, 2022, 2021, and 2020 was approximately $2.5 million, $2.3 million and $6.8 million, respectively.
Inventory Purchases/Concentration Risk
The Company purchases the majority of its pharmaceuticals inventory from a subsidiary under common control of the Class A-1 Member, which made an equity investment in AON in 2020. During the years ended December 31, 2022, 2021 and 2020, the Company purchased approximately $924.0 million, $731.0 million, and $574.0 million, respectively, from the related party. These purchases were approximately 88%, 83% and 88% as a percentage of cost of revenue for the years ended December 31, 2022, 2021 and 2020, respectively. At December 31, 2022 and 2021, the Company had $102.1 million and $88.8 million, respectively, included in accounts payable for invoices from the related party, representing 96% of total accounts payable at each balance sheet date.
14. Leases
The Company currently leases office facilities and equipment for its practices under noncancelable operating and financing lease agreements expiring on various dates through 2032. Certain of the leases contain renewal options which are exercisable at the Company’s discretion. These renewal options are considered in determining the lease term if it is reasonably certain that the Company will exercise such options. Additionally, the Company leases certain other office and medical equipment under month-to-month lease agreements.
Leases for ten of the Company’s facilities are controlled by related parties as of December 31, 2022. See Note 13. As of December 31, 2022, the operating ROU assets, net and lease liabilities related to these properties were $13.1 million and $13.5 million, respectively.
Right-of-use assets and lease liabilities consist of the following at December 31, 2022:

Assets
Operating lease right-of-use assets, net	$43,724
Finance lease right-of-use assets, net (included in property and equipment, net)	1,998
Total right-of-use assets	$45,722
Liabilities
Current
Current portion of operating lease liabilities	$9,177
Current portion of finance lease liabilities (included in accrued other)	425
Long-term	9,602
Long-term operating lease liabilities	37,224
Long-term finance lease liabilities (included in other long-term liabilities)	1,619
Total lease liabilities	$48,445
The components of lease costs recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss) consist of the following for the year ended December 31, 2022:

Operating lease costs	$12,465
Finance lease costs
Amortization of finance lease right-of-use assets	523
Interest on finance lease liabilities (included in interest expense)	79
Variable lease costs	2,737
Total lease costs	$15,804

The following table reconciles the undiscounted cash flows expected to be paid in each of the next five years and thereafter recorded on the Consolidated Balance Sheet for operating and financing leases as of December 31, 2022:

	Operating Leases	Finance Leases
2023	$11,215	$491
2024	10,049	491
2025	7,762	469
2026	7,448	231
2027	6,528	166
Thereafter	11,067	429
Total lease payments	54,069	2,277
Less: amount representing interest	(7,668)	(233)
Present value of lease liabilities	46,401	2,044
Less: current portion of lease liabilities	(9,177)	(425)
Long-term lease liabilities, net of current portion	$37,224	$1,619
The weighted-average remaining lease terms as of December 31, 2022 for operating leases and finance leases are 5.68 years and 5.37 years, respectively. The weighted-average discount rates as of December 31, 2022 for operating leases and finance leases are 4.88% and 3.60%, respectively.
The cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2022 is as follows:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$12,590
Operating cash flows from finance leases	79
Financing cash flows from finance leases	426
ROU assets obtained in exchange for new operating lease liabilities	9,811
Total rent expense prior to the adoption of ASC 842 for the years ended December 31, 2021 and 2020 was approximately $16.2 million and $11.3 million, respectively, which is primarily included in cost of revenues on the Consolidated Statements of Operations and Comprehensive Income (Loss).
15. Commitments and Contingencies

Florida Cancer Specialists Service
In October 2017, the Company entered into a Services Agreement (“Agreement’) with Florida Cancer Specialists, P.L. (“FCS”). FCS provides certain medical services and practice management and administration services to the various physician practices. These services include but are not limited to insurance billing, collections, accounts payable, purchasing, payroll processing, and compliance and coding support. The initial agreement has a five-year term which renews annually unless either party terminates with twelve months written notice. Fees for services are based on a percentage of full-time equivalent (“FTE”) revenue, as defined, subject to a maximum percentage per FTE at defined revenue levels. For the years ended December 31, 2021 and 2020, AON Partners and Partners of Maryland collectively incurred costs of approximately $4.7 million and $18.7 million, respectively, related to this Agreement which are included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income (Loss). As additional security for payments under the Agreement, AON LLC deposited $1.0 million with FCS. During 2021, the agreement was terminated, and the Company settled with FCS.
Contingencies
The Company, through its arrangements with certain contracts, is subject to the Medicare and Medicaid fraud and abuse laws which prohibit, among other things, any false claims, or any bribe, kick- back or rebate in return for the referral of Medicare and Medicaid patients. Violation of these prohibitions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. Management has implemented policies and procedures they believe will assure that the Company is in substantial compliance with these laws. From time to time, the Company may receive requests for information from government agencies pursuant to their regulatory or investigational authority. Such requests can include subpoenas or demand letters for documents to assist the government in audits or investigations. Management believes that the outcome of any of these investigations would not have a material adverse effect on the Company.
Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is complying in all material respects with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing that would have a material effect on the Company’s consolidated financial statements. Compliance with such laws and regulations can be subject to future government review and interpretation, as well as significant regulatory action including fines, penalties, and exclusion from the Medicare Program.
The Company and its affiliates are subject to various legal proceedings and claims arising in the normal course of their business. In the opinion of management, the amount of the ultimate liability, if any, with respect to these lawsuits and claims will not have a material effect on the consolidated financial statements of the Company.
16. Professional Liability Insurance
The Company has purchased claims-made professional liability insurance coverage through December 31, 2022 and 2021, covering up to $1.0 million per incident and $1.0 million in annual aggregate for each physician and covering up to $2.0 million per incident and $4.0 million in the aggregate at the entity level. The policy does not require a deductible per incident. As of December 31, 2022 and 2021, the gross malpractice insurance recovery balance was $2.2 million and $1.0 million, respectively, and the malpractice insurance reserve liability balance totaled $3.7 million and $2.2 million, respectively. The Company has a net tail liability of approximately $1.6 million and $1.1 million, respectively, for claims arising from incidents prior to December 31, 2022 and 2021 that are not yet reported as of December 31, 2022 and 2021.
17. Earnings (Loss) Per Unit
The Company computes Earnings (Loss) Per Unit of Class A, Class A-1 and Class B Units using the two-class method. The Class A and A-1 Units are considered common units as they have substantially similar rights. The Class B Units represent profits interests and are a participating security as these units may share in distributions, subject to a Distribution Threshold, under certain circumstances as defined in the Company’s Operating Agreement. The Class A and Class A-1 Units are entitled to receive preferred returns, so the first step in the Earnings (Loss) Per Unit calculation distributes those preferred amounts to Class A and Class A-1 Units to determine the undistributed net income (loss) for the period. After the preferred returns are satisfied, the undistributed earnings for each period are then allocated on a proportionate basis of ownership between the Class A, Class A-1 and Class B Units based on their contractual participation rights as if all earnings for the period had been distributed. The Class B Units do not share in losses with the Class A and Class A-1 Units based on their distribution threshold, therefore losses are not allocated to the Class B Units.
The calculation of both basic and diluted earnings (loss) per unit for the periods indicated below was as follows:

	Year Ended December 31,
	2022	2021	2020
Numerator:
Net income (loss)	$2,589	$(105)	$21,951
Class A cumulative dividends	(855)	(780)	(722)
Class A-1 cumulative dividends	(1,299)	(1,240)	(1,000)
Undistributed net income (loss)	$435	$(2,125)	$20,229
Allocation of undistributed net income (loss):
Class A units	324	(1,942)	16,423
Class A-1 units	31	(183)	1,284
Class B units	80	—	2,522
Undistributed net income (loss)	$435	$(2,125)	$20,229

	Year Ended December 31,
	2022	2021	2020
Net income (loss) attributable to Class A units:
Cumulative dividends	$855	$780	$722
Undistributed net income (loss)	324	(1,942)	16,423
Net income (loss) attributable to Class A units	$1,179	$(1,162)	$17,145
Net income (loss) attributable to Class A-1 units:
Cumulative dividends	$1,299	$1,240	$1,000
Undistributed net income (loss)	31	(183)	1,284
Net income attributable to Class A-1 units	$1,330	$1,057	$2,284
Denominator:
Weighted average Class A common units outstanding – basic and diluted	7,725	7,725	7,725
Weighted average Class A-1 common units outstanding – basic and diluted	730	730	604
Earnings (loss) per Class A unit – basic and diluted	$153	$(150)	$2,219
Earnings per Class A-1 unit – basic and diluted	$1,821	$1,447	$3,782
18. Subsequent Events
The Company has evaluated subsequent events through April 27, 2023, the date these consolidated financial statements were available to be issued and has determined that the following subsequent event requires disclosure in the consolidated financial statements.
On February 28, 2023, AON entered into a term sheet with a third-party institutional investor contemplating, on a non-binding basis, an aggregate investment by such investor of at least $65.0 million in the form of newly issued convertible preferred securities, to be consummated concurrently with the closing of the DTOC Transaction.

American Oncology Network, LLC
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands, except share data)
	As of June 30, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$72,708	$26,926
Short-term marketable securities	9,984	9,851
Patient accounts receivable, net	145,159	136,098
Inventories	41,886	36,476
Other receivables	32,929	28,201
Prepaids expenses and other current assets	3,398	2,670
Current portion of notes receivable - related parties	1,492	1,797
Total current assets	307,556	242,019
Property and equipment, net	35,672	31,980
Operating lease right-of-use assets, net(1)	43,439	43,724
Notes receivable - related parties	1,752	2,076
Other assets	8,311	5,199
Goodwill and intangibles, net	1,230	1,230
Total assets	$397,960	$326,228
Liabilities, Mezzanine Equity, and Members' Equity
Current liabilities
Accounts payable(2)	$122,168	$106,495
Accrued compensation related costs	10,176	7,466
Accrued other	22,873	17,800
Current portion of operating lease liabilities(3)	7,113	9,177
Total current liabilities	162,330	140,938
Long-term debt, net	80,208	80,301
Long-term operating lease liabilities(4)	39,527	37,224
Other long-term liabilities	8,245	5,749
Total liabilities	290,310	264,212
Mezzanine equity
Redeemable convertible preferred Class C Units; 2,459 Units outstanding at June 30, 2023; no Units outstanding at December 31, 2022 (Liquidation preference of $65,327 at June 30, 2023)	62,897	—
Members' equity
Class A Units; 7,725 Units outstanding at June 30, 2023 and December 31, 2022	7,725	7,725
Class A-1 Units; 904 Units outstanding at June 30, 2023 and 730 Units outstanding at December 31, 2022	31,040	28,500
Class B Units; no Units outstanding at June 30, 2023 and December 31, 2022	80	80
Accumulated other comprehensive loss	(29)	(117)
Retained earnings	5,803	25,828
Total AON members' equity	44,619	62,016
Noncontrolling interest	134	—
Total equity	44,753	62,016
Total liabilities, mezzanine equity, and equity	$397,960	$326,228
(1)	- Includes related party operating right-of-use assets, net of $12,015 and $13,077 at June 30, 2023 and December 31, 2022, respectively
(2)	- Includes amounts due to related party of $117,831 and $102,113 at June 30, 2023 and December 31, 2022, respectively
(3)	- Includes related party current portion of operating lease liabilities of $1,923 and $1,836 at June 30, 2023 and December 31, 2022, respectively
(4)	- Includes related party long-term operating lease liabilities of $10,514 and $11,631 at June 30, 2023 and December 31, 2022, respectively
The accompanying notes are an integral part of these condensed consolidated financial statements.

American Oncology Network, LLC
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
($ in thousands, except share data)
	Six Months Ended June 30,
	2023	2022
Revenue
Patient service revenue, net	$613,486	$546,895
Other revenue	5,212	5,053
Total revenue	618,698	551,948
Costs and expenses
Cost of revenue(1)	569,933	513,011
General and administrative expenses(2)	52,915	42,723
Total costs and expenses	622,848	555,734
Loss from operations	(4,150)	(3,786)
Other income (expense)
Interest expense	(2,968)	(1,110)
Interest income	126	55
Other (expense) income, net	(4,380)	461
Loss before income taxes and equity in loss of affiliate	(11,372)	(4,380)
Income tax expense	—	—
Loss before equity in loss of affiliate	(11,372)	(4,380)
Equity in loss of affiliate	(219)	—
Net loss	$(11,591)	$(4,380)
Earnings (loss) per common unit:
Class A - basic and diluted	$(1,469)	$(590)
Class A-1 - basic and diluted	$(753)	$239
Weighted average units outstanding:
Class A - basic and diluted	7,725	7,725
Class A-1 - basic and diluted	752	730
Other comprehensive income (loss):
Unrealized gains (losses) on marketable securities	88	(84)
Other comprehensive gain (loss)	88	(84)
Comprehensive loss	$(11,503)	$(4,464)
(1)	Includes related party inventory expense of $500,569 and $446,594 for the six months ended June 30, 2023 and 2022, respectively
(2)	Includes related party rent of $1,358 and $1,358 for the six months ended June 30, 2023 and 2022, respectively
The accompanying notes are an integral part of these condensed consolidated financial statements.

American Oncology Network, LLC
Condensed Consolidated Statements of Mezzanine and Members’ Equity
(Unaudited)
($ in thousands, except share data)
	Mezzanine Equity - Redeemable Convertible Preferred Class C		Class A		Class A-1		Class B	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity
	Units	$	Units	$	Units	$	$
Six Months Ended June 30, 2023
Balances at December 31, 2022	—	$—	7,725	$7,725	730	$28,500	$80	$(117)	$25,828	$—	$62,016
Net loss	—	—	—	—	—	—	—	—	(11,591)	—	(11,591)
Issuance of Class C Units, net of offering costs	2,459	64,246	—	—	—	—	—	—	—	—	—
Class C derivative liability	—	(1,349)	—	—	—	—	—	—	—	—	—
Class A and A-1 preferred returns	—	—	—	—	—	—	—	—	(8,174)	—	(8,174)
Derivative liability on Class A-1 anti-dilution feature	—	—	—	—	—	2,540	—	—	—	—	2,540
Tax distributions	—	—	—	—	—	—	—	—	(260)	—	(260)
Capital contribution from noncontrolling interest member	—	—	—	—	—	—	—	—	—	134	134
Class A-1 distribution	—	—	—	—	174	—	—	—	—	—	—
Other comprehensive income	—	—	—	—	—	—	—	88	—	—	88
Balances at June 30, 2023	2,459	$62,897	7,725	$7,725	904	$31,040	$80	$(29)	$5,803	$134	$44,753
Six Months Ended June 30, 2022
Balances at December 31, 2021	—	$—	7,725	$7,725	730	$28,500	$80	$—	$23,239	$—	$59,544
Net loss	—	—	—	—	—	—	—	—	(4,380)	—	(4,380)
Equity-based compensation	—	—	—	—	—	—	10	—	—	—	10
Other comprehensive loss	—	—	—	—	—	—	—	(84)	—	—	(84)
Balances at June 30, 2022	—	$—	7,725	$7,725	730	$28,500	$90	$(84)	$18,859	$—	$55,090
The accompanying notes are an integral part of these condensed consolidated financial statements.

American Oncology Network, LLC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in thousands, except share data)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(11,591)	$(4,380)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,308	3,159
Amortization of debt issuance costs	353	297
Amortization of operating right-of-use assets(1)	4,309	5,143
Loss on fair value adjustment of derivative liability	5,066	—
Equity-based compensation	—	10
Equity in loss of affiliate	219	—
Gain on sale of property and equipment	(2)	—
Changes in operating assets and liabilities:
Patient accounts receivable, net	(9,061)	(15,698)
Inventories(2)	(5,410)	3,829
Prepaid expenses and other current assets	(728)	(239)
Other receivables	(4,728)	(160)
Other assets	(2,430)	(374)
Accounts payable(3)	15,673	5,532
Accrued compensation related costs	2,710	(170)
Accrued other	1,199	385
Operating lease liabilities(4)	(3,784)	(3,842)
Medicare advance payments	—	(3,742)
Other long-term liabilities	1,626	262
Net cash used in operating activities	(2,271)	(9,988)
Cash flows from investing activities
Purchases of property and equipment	(6,899)	(2,783)
Proceeds from disposals of property and equipment	5	—
Acquisition of physician practices	—	(5)
Purchases of marketable securities	(2,280)	(10,024)
Proceeds from sales of marketable securities	2,235	252
Issuance of notes receivable - related parties	—	(243)
Collections on notes receivable - related parties	630	666
Net cash used in investing activities	(6,309)	(12,137)
Cash flows from financing activities
Borrowings on long-term debt	—	16,250
Issuance of redeemable convertible preferred Class C Units	64,996	—
Class A and A-1 preferred returns	(8,174)	—
Tax distributions	(260)	—
Repayments on finance lease liabilities	(233)	(215)
Capital contribution from noncontrolling interest member	134	—
Cash paid for debt financing costs	(446)	(171)
Cash paid for offering costs on issuance of Class C Units	(750)	—
Cash paid for offering costs on Business Combination	(905)	—
Net cash provided by financing activities	54,362	15,864
Net increase (decrease) in cash and cash equivalents	45,782	(6,261)
Cash and cash equivalents
Beginning of period	26,926	32,354
End of period	$72,708	$26,093
The accompanying notes are an integral part of these condensed consolidated financial statements.

	Six Months Ended June 30,
	2023	2022
Supplemental noncash investing and financing activities
Right-of-use assets and lease liabilities removed in termination of lease	$1,023	$—
Remeasurement of lease liabilities due to modifications of terms of leases	—	2,641
Derivative liability on issuance of Class C Units	1,349	—
Derivative liability on Class A-1 anti-dilution feature	2,540	—
(1)	Includes related party amortization of operating right-of-use assets of $1,062 and $1,019 for the six months ended June 30, 2023 and 2022, respectively.
(2)	Includes changes in related party balances of ($5,140) and $3,637 for the six months ended June 30, 2023 and 2022, respectively.
(3)	Includes changes in related party balances of $15,718 and $6,719 for the six months ended June 30, 2023 and 2022, respectively.
(4)	Includes changes in related party balances of ($1,303) and ($1,284) for the six months ended June 30, 2023 and 2022, respectively.
The accompanying notes are an integral part of these condensed consolidated financial statements.

American Oncology Network, LLC
Notes to Condensed Consolidated Financial Statements
(Unaudited)
($ in thousands, except share data)
1. Business
American Oncology Network, LLC (“AON” or the “Company”), through its subsidiary company and variable interest entities (together, “its subsidiaries”), is an alliance of physicians and seasoned healthcare leaders who provide comprehensive oncology services across 31 oncology practices located in eighteen states (Arizona, Arkansas, Florida, Georgia, Iowa, Idaho, Indiana, Louisiana, Maryland, Missouri, Michigan, North Carolina, Nevada, Ohio, South Carolina, Texas, Virginia and Washington). The Company also provides expertise in drug procurement and payor contracting, along with practice diversification through centralized laboratory and pathology services, as well as specialty pharmacy services. During the six months ended June 30, 2023 and 2022, the Company entered into affiliation agreements with or acquired the following oncology practices.

Six Months Ended June 30, 2022		Six Months Ended June 30, 2023
State	Effective Date	State	Effective Date
Arizona	1/1/2022	Texas(a)	6/12/2023
Georgia(a)	1/1/2022
Louisiana(a)	1/17/2022
Georgia(a)	4/5/2022
Georgia(a)	5/1/2022

(a)
The Company entered into affiliation agreements with the physicians for these respective practices. The Company evaluated each of the affiliation agreements and determined that the transactions did not represent a business combination.

The operations of the practices that were acquired have been included in the Company’s condensed consolidated financial statements since the date of acquisition. The Company intends to continue to pursue additional purchases of physician practices in addition to seeking out new affiliation relationships.
Business Combination Agreements
On October 5, 2022, and as amended and restated on January 6, 2023, and as further amended and restated on April 27, 2023 (“Second Amended and Restated Business Combination Agreement”), the Company announced that it entered into a definitive Business Combination Agreement (“Business Combination”) with Digital Transformation Opportunities Corp. (“DTOC”), a special purpose acquisition company. The transaction is expected to close in the second half of 2023, subject to approval by DTOC stockholders and other customary closing conditions. The Business Combination Agreement provides for the Company to pay an $18.0 million termination fee to the Sponsor should the Company enter into a definitive agreement with another party providing for an alternative business combination transaction.
On June 7, 2023, AON sold 2,459 AON Class C Units at an aggregate purchase price of $65.0 million to GEF AON Holdings Corp., net of $0.8 million of offering costs. GEF AON Holdings Corp. has an option to purchase an additional 378 AON Class C Units until the closing of the Business Combination at a purchase price of $26,423 per Unit. In connection with this investment, AON amended and restated its operating agreement, to among other things, authorize 2,837 AON Class C Units of which 2,459 were issued and outstanding as of June 30, 2023. See Note 11 for a discussion of rights and privileges of Class C Units and related accounting for such Units and option to purchase additional Units.
On June 14, 2023, AON and DTOC amended and restated the Second Amended and Restated Business Combination Agreement to provide for, among other things, the merger of DTOC MergerSub, Inc. (“Merger Sub”) with and into GEF AON Holdings Corp. (the “AON Class C Preferred Investor”) whereby the separate existence of Merger Sub will cease. New AON (defined as American Oncology Network Inc. (f/k/a Digital Transformation Opportunities Corp.) and its consolidated subsidiaries, after giving effect to the Business Combination) will issue a number of shares of New AON Series A Preferred Stock equal to the number of AON Series A preferred Units held by the AON Class C Preferred Investor to AEA Growth Management LP, the parent of AON Class C Preferred Investor (“AEA Growth”) in exchange for all the shares of common stock held by AEA Growth in the AON Class C Preferred Investor. In addition, the following will be implemented:

•	merger of the AON Class C Preferred Investor with and into New AON,
•	reclassification and exchange of the AON Class C Units, including any accrued interest thereon, for AON Series A preferred Units at the Per Company Class C Unit Exchange Ratio, and
•	removal of the minimum cash requirement of $60.0 million included in the Business Combination Agreement.
2. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. Management believes the unaudited condensed consolidated financial statements for the interim periods presented contain all necessary adjustments, of a normal recurring nature, to state fairly, in all material respects, the Company’s financial position, results of operations and cash flows for the interim periods presented. These condensed consolidated financial statements were prepared on the same basis as and should be read in conjunction with the Company’s annual consolidated financial statements. Operating results for the six months ended June 30, 2023 are not necessarily indicative of the results the Company expects for the entire year.
The condensed consolidated financial statements include the accounts of the Company, its wholly owned subsidiary American Oncology Management Company, LLC (“AOMC”), and its consolidated variable interest entities (“VIEs”) American Oncology Partners, P.A. (“AON Partners”), American Oncology Partners of Maryland, P.A. (“Partners of Maryland”), AON Central Services, LLC (“AON Central Services”), and Meaningful Insights Biotech Analytics, LLC (“MIBA”). All intercompany accounts and transactions between the entities have been eliminated in consolidation.
The Company accounts for AON Partners, Partners of Maryland, AON Central Services, and MIBA in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidations. The Company determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a VIE. A VIE is broadly defined as an entity that has any of the following three characteristics: (i) the equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (ii) substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights; or (iii) the equity investors as a group lack any of the following, the power through voting or similar rights to direct the activities of the entity that most significantly impact the entity’s economic performance, the obligation to absorb the expected losses of the entity, or the right to receive the expected residual returns of the entity. The Company consolidates a VIE if it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. Changes in consolidation status are applied prospectively, if any. The Company has contractual relationships with AON Partners, Partners of Maryland and AON Central Services and the physician owners through management service agreements (“MSAs”) and other contractual agreements to provide all practice management services outside of medical services provided by the physicians. In addition, despite not being required by the contractual relationships, the Company regularly provides funding to support AON Partners and Partners of Maryland’s operations and acquisitions of physician practices. AON Central Services was formed July 15, 2022 and, effective January 1, 2023, entered into an agreement with AOMC to provide qualified non-clinical and non-medical employees to AOMC to support the operation of the physician practices. MIBA was established during the first quarter of 2023 for the purpose of developing intellectual property to synergize the collection, deidentification, and dissemination of the Company’s patient data for sale to external parties for research, development, and clinical decisions. In May 2023, the Company contributed $0.2 million for a 56% interest in the equity of MIBA. As of June 30, 2023, MIBA had no significant operating activity. The Company concluded that it had a controlling financial interest in MIBA and has consolidated the entity at June 30, 2023 and recorded the noncontrolling interest in equity.

The Company has concluded that AON Partners, Partners of Maryland, AON Central Services, and MIBA are all VIEs in which the Company has the characteristics of a controlling financial interest and is deemed to be the primary beneficiary. The variable interest subjects the Company to all potential losses in the entities and, therefore, requires the Company to consolidate the results of AON Partners, Partners of Maryland, AON Central Services, and MIBA in its condensed consolidated financial statements.
Refer to Note 3 for further information on the VIEs.
Significant Accounting Policies
The accounting policies included below should be read in conjunction with the annual consolidated financial statements.
Accounting Estimates and Assumptions
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.
Segments
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (the “CODM”). The Company’s CODM is its chief executive officer who reviews financial information together with certain operating metrics principally to make decisions about how to allocate resources and to measure the Company’s performance. The Company has one operating segment and one reportable segment that are structured around the organizational management of oncology practice operations. All revenue and assets are in the United States.
Revenue Recognition
Revenue is recognized under Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“Topic 606”). The Company determines the transaction price based upon standard charges for goods and services with anticipated consideration due from patients, third-party payors (including health insurers and government agencies) and others. The Company’s revenue is primarily derived from patient service revenues, which encompass oncology services provided during patient visits and shipments of pharmacy prescriptions. Performance obligations for the Company’s services provided to patients and most procedures, are satisfied over the time of visit which is the same day services are performed. Performance obligations relating to pharmacy revenue are considered fully satisfied at a point in time upon the customer receiving delivery of the prescription. Accordingly, the Company does not anticipate a significant amount of revenue from performance obligations satisfied (or partially satisfied) in previous periods, and any such revenue recognized during the six months ended June 30, 2023 and 2022 was immaterial. Additionally, the Company does not expect to recognize material revenue in the future related to performance obligations that are unsatisfied (or partially satisfied) as of June 30, 2023 and December 31, 2022. Approximately $439.2 million and $392.8 million of the Company’s revenues are generated from services performed during patient visits with the remainder primarily generated from shipments of pharmacy prescriptions for the six months ended June 30, 2023 and 2022, respectively.
As services are performed and prescriptions are shipped, timely billing occurs for services rendered and prescriptions shipped less discounts provided to uninsured patients and contractual adjustments to third-party payors based upon prospectively determined rates and discounted charges. Payment is requested at the time of service for self-paying patients and for patients covered by third-party payors that are responsible for paying deductibles and coinsurance.
The Company monitors revenue and receivables to prepare estimated contractual allowances for the anticipated differences between billed and reimbursed amounts. Payments from third-party payors and Government programs including Medicare and Medicaid may be subject to audit and other retrospective adjustments. Such amounts are considered on an estimated basis when net patient revenue is recorded and are adjusted as final adjustments are determined. For the six months ended June 30, 2023 and 2022, such resulting historic adjustments have been immaterial to the condensed consolidated financial statements.

In assessing who is the principal in providing patient services and pharmacy prescriptions, the Company considered who controls the provision of services and prescriptions. The Company has determined they are acting as a principal in these relationships.
In April 2022, the Company entered into a long-term arrangement to sponsor and manage a clinical trial. The Company subsequently contracted with a third-party to provide the clinical research services and is the principal in this arrangement. The performance of clinical research services are considered a single performance obligation because the Company provides a highly-integrated service. Revenue is recognized for the single performance obligation over time due to the Company’s right to payment for work performed to date. The contract provides for invoices based on predetermined milestones.
The Company uses the cost-to-cost measure of progress for the Company’s contract because it best depicts the transfer of control to the customer as the performance obligation is fulfilled. For this method, the Company compares the contract costs incurred to date to the estimated total contract costs through completion. As part of the client proposal and contract negotiation process, the Company develops a detailed project budget for the direct costs and reimbursable costs based on the scope of the work, the complexity of the study, the geographical location involved and the Company’s historical experience. The estimated total contract costs at the project level are reviewed and revised periodically throughout the life of the contract, with adjustments to revenue resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are identified. Contract costs consist primarily of direct labor and other reimbursable project-related costs such as travel, third-party vendor costs and investigator fees. The Company establishes pricing based on the Company’s internal pricing guidelines, discount agreements, if any, and negotiations with the client. The transaction price is the contractually defined amount. Revenue related to the clinical trial, which is included within other revenue, was $1.5 million and $2.1 million for the six months ended June 30, 2023 and 2022, respectively.
The Company has a system and estimation process for recording Medicare net patient service revenue and estimated recoupments as it relates to value-based care (“VBC”) revenue included in patient service revenue in the condensed consolidated statements of operations and comprehensive income. The Company’s VBC revenue is primarily generated through its participation in the CMS Oncology Care Model (“OCM”) which is an episode-based payment model to promote high-quality cancer care. Participants enter six-month episode periods, and the Company bills a monthly fee during the six-month period based on a fixed rate per participant per month and the total number of participants. Certain quality and compliance metrics are tracked as part of the program and submitted to CMS at the end of the episode period which may result in recoupment of funds. The Company estimates the recoupment amount by developing a recoupment percentage for each period based on historical known recoupment from CMS and applies the recoupment percentage against total fees for the period. Based on the estimate, the Company accrues a liability representing the expected final recoupments based on historical settlement trends.
Short-term Marketable Securities
Investments in marketable securities consist of corporate bonds and U.S. Treasury securities.
Management determines the appropriate classification of investments at the time of purchase and reevaluates such determination at each balance sheet date. Marketable securities are classified as available-for-sale and are carried at fair value in the consolidated balance sheets. The marketable securities are classified as short-term based on management’s intent to convert such securities within one year and the ability to convert them within two to three days.
Certain of our available-for-sale securities are debt securities. For an available-for-sale debt security with an amortized cost that exceeds its fair value, the Company first determines if it intends to sell or will more-likely-than-not be required to sell the security before the expected recovery of its amortized cost. If it intends to sell or will more-likely-than-not be required to sell the security, then the Company recognizes the impairment as a credit loss in the condensed consolidated statements of operations and comprehensive loss by writing down the security’s amortized cost to its fair value. If it does not intend to sell or it is not more-likely-than-not that it will be required to sell the security before the expected recovery of its amortized cost, the Company recognizes the portion of the impairment that is due to a credit loss, if any, in the condensed consolidated statements of operations and comprehensive loss through an allowance. The portion of the impairment that is due to factors other than a credit loss is recognized in other comprehensive income (loss) in the condensed consolidated statements of operations and comprehensive loss as an unrealized loss.

Equity Investment in Affiliate
In January 2023, the Company contributed noncash consideration, with a fair value of approximately $2.3 million, in return for a 49% equity interest in OCP Management Arizona, LLP. Investments in entities over which the Company has the ability to exercise significant influence but does not control the entity are accounted for using the equity method. Equity method investments are included with other assets in the condensed consolidated balance sheets. The carrying amount of the investment is adjusted to reflect the Company’s proportionate share of the net earnings or losses and reduced by any dividends received.
Noncontrolling Interests
The Company consolidates the results of entities in which it has a controlling financial interest. The noncontrolling interests and the portion of net income (loss) attributable to noncontrolling interests are immaterial.
Mezzanine Equity
Redeemable convertible preferred Class C Units are redeemable at the option of the holder, which is outside of the Company’s control. Accordingly, these units are considered contingently redeemable and are classified outside of members’ equity on the consolidated balance sheets.
Business Combinations
The Company evaluates acquired practices in accordance with ASU 2017-01, Business Combinations (Topic 805)-Clarifying the Definition of a Business. This standard clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. Because substantially all of the value of each acquired practice did not relate to a similar group of assets and as each acquired practice contained both inputs and processes necessary to provide economic benefits to the Company, it was determined that each acquisition represents a business combination. Therefore, the transactions have been accounted for using the acquisition method of accounting, which requires, with limited exceptions, that assets acquired, and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Any excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill. Transaction costs related to business combinations are expensed in the period in which they are incurred.
Offering Costs
The Company defers specific incremental costs directly attributable to proposed offerings of securities. These costs consist of legal, accounting, and other similar expenses incurred through the balance sheet date that are directly related to a potential offering. If the offering is completed, these costs will be charged against the gross proceeds of the offering. These offering costs will be allocated to the separable financial instruments issued in the transaction on a relative fair value basis of the securities issued, compared to total proceeds received. Offering costs associated with any instruments classified as liabilities will be expensed as incurred, presented as non-operating expenses in the condensed consolidated statement of operations and comprehensive loss.
During the six months ended June 30, 2023, the Company incurred additional deferred offering costs of approximately $1.1 million. At December 31, 2022, the Company had incurred approximately $0.3 million of offering costs, which are included in other assets in the accompanying condensed consolidated balance sheets. As discussed in Note 1, on June 7, 2023, the Company issued Redeemable Convertible Preferred Class C Units (“Class C Units”) for net proceeds of approximately $64.5 million ($65.0 million in gross proceeds, net of $0.5 million in offering costs). The Company determined that an additional $0.3 million of costs incurred through June 7, 2023 related to the process of raising the proceeds generated by the issuance of the Class C Units. Accordingly, these deferred offering costs have been reclassified from other assets to mezzanine equity, for a total of $0.8 million in Class C Unit offering costs. At June 30, 2023, approximately $1.1 million of deferred offering costs are included in other assets in the condensed consolidated balance sheets.
Professional Liability
The Company maintains insurance policies for exposure to professional malpractice insurance risk. The limits of malpractice insurance provide each physician/advanced practice provider with a dedicated $1.0 million limit per claim and a $3.0 million limit in the aggregate per policy period – on a first dollar basis, as no deductible applies.

The policy further then extends coverage to the Company, by providing a $2.0 million limit per claim and a $4.0 million limit in the aggregate per policy period - on a first dollar basis, additionally, as no deductible applies. Reserves are established for estimates of the loss that will ultimately be incurred on claims that have been reported but not paid and claims that have been incurred but not reported. These reserves are established based on consultation with a third-party actuary. The actuarial valuations consider a number of factors, including historical claims payment patterns, changes in case reserves and the assumed rate of increase in healthcare costs. Management believes the use of actuarial methods to account for these reserves provides a consistent and effective way to measure these subjective accruals. However, due to the sensitive nature of this estimation technique, recorded reserves could differ from ultimate costs related to these claims due to changes in claims reporting, claims payment and settlement practices and differences in assumed future cost increases. Accrued unpaid claims and expenses that are expected to be paid within the next twelve months are classified as current liabilities and included in accrued other. All other accrued unpaid claims and expenses are classified as long-term liabilities and included in other long-term liabilities. Insurance recoveries associated with the unpaid claims are classified as long-term assets included in other assets.
Fair Value of Financial Instruments
Fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.
Accounting guidance establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability on the measurement date. The three levels are defined as follows:
Level 1	Inputs to the valuation methodology are quoted prices (unadjusted) for an identical asset or liability in an active market.
Level 2
Inputs to the valuation methodology include quoted prices for a similar asset or liability in an active market or model-derived valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

Level 3
Inputs to the valuation methodology are unobservable and significant to the fair value measurement of the asset or liability. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement of assets and liabilities being measured within the fair value hierarchy.
Our financial instruments include cash, short-term marketable securities, accounts receivable, notes receivable, accounts payable, accrued expenses, long-term debt and contractual agreements that resulted in derivative liabilities. Our nonfinancial assets such as property and equipment are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence that impairment may exist.
The carrying amounts of cash, accounts receivable, accounts payable, notes receivable, and accrued expenses approximate their fair value because of the short-term maturity and highly liquid nature of these instruments. We determine the fair value of long-term debt and marketable securities based on various factors including maturity schedules and current market rates.
See Note 11 for a discussion of the Company’s Level 3 financial instruments. As of December 31, 2022, there were no Level 3 financial instruments. There were no transfers between any levels of the hierarchy during any periods presented.
Earnings Per Unit
The Company has four classes of member units - Class A, Class A-1, Class B, and Class C. The Class A and A-1 are considered common units as they have substantially similar rights. The Class B Units represent profits interests and are a participating security as these units may share in distributions, subject to a Distribution Threshold, under certain circumstances as defined in the Company’s Operating Agreement. The Class C Units represent

Preferred Units and are a participating security as these units are entitled to a preferred return and participate with common units in undistributed earnings on a pro rata basis.
Basic net income (loss) per unit attributable to common members is computed by dividing net income (loss) by the weighted-average number of common units outstanding during each reporting period. Diluted net income (loss) per unit attributable to common members includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred units and options, which would result in the issuance of incremental common units. For diluted net income (loss) per unit, the weighted-average number of common units is the same as the Company does not have any dilutive instruments.
The Company follows the two-class method when computing net income (loss) per units as the Company has units that meet the definition of participating securities. The two-class method determines net income (loss) per unit for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common members for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Class B Units and the Class C Units do not have an obligation to share in losses, therefore in periods of net loss, the numerator is not impacted by Class B and Class C participation.
Recently Adopted Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13, “Financial instruments-Credit Losses” (“ASU 2016- 13”). ASU 2016-13 requires entities to report “expected” credit losses on financial instruments and other commitments to extend credit rather than the current “incurred loss” model. These expected credit losses for financial assets held at the reporting date are to be based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU will also require enhanced disclosures relating to significant estimates and judgments used in estimating credit losses, as well as the credit quality. ASU 2016-13 is effective for the Company for annual reporting periods beginning after December 15, 2022. ASU 2016-13 was adopted by the Company effective January 1, 2023 with no material impact on the Company’s consolidated financial statements and related disclosures.
Recently Issued Accounting Pronouncements
In October 2021, the FASB issued ASU 2021-08, “Business Combinations: Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”, which provides that an acquirer must recognize, and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC 606. The guidance is effective for the Company for annual reporting periods beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements and related disclosures.
3. Variable Interest Entities
AOMC is a wholly owned subsidiary of the Company and neither AOMC nor the Company has ownership interest in AON Partners and Partners of Maryland. Both AON Partners and Partners of Maryland are fully owned by physicians. The Company operates its physician practices through the MSAs and other contractual agreements between AOMC, AON Partners, and Partners of Maryland. The responsibilities of AOMC include, but are not limited to, negotiating provider and payor contracts, employment and compensation decisions, billing and collections, furnishing all supplies and equipment necessary for the respective practice’s operations as well as, necessary real estate, contracting on behalf of AON Partners and Partners of Maryland, entering into leases, holding a power of attorney to perform the above activities, preparing, maintaining and administering all accounting records (including financial reporting), expense payment, and maintenance of all information systems/software. The Company is paid a management fee to compensate AOMC for the services provided. AON Central Services is 80% physician owned and 20% owned by AON. AOMC entered into an agreement with AON Central Services, effective January 1, 2023, to provide qualified non-clinical and non-medical employees to AOMC to support the operation of the physician practices. AOMC pays a monthly management fee to AON Central Services equal to the aggregate cost of compensation, benefits and all other costs related to these employees. The Company invested $0.2 million in MIBA, a newly formed LLC, during the second quarter of 2023 in exchange for 56% equity ownership. The Company evaluated its relationship with MIBA under the VIE model and determined it was a VIE and the Company is the primary beneficiary based on its financial controlling interest.

Based on various quantitative and qualitative factors, including assessment of certain services performed and relationships held above, management has determined that AON Partners, Partners of Maryland, AON Central Services, and MIBA are all variable interest entities and AOMC is the primary beneficiary who holds the decision-making rights over the activities that most significantly impact the economic performance of AON Partners, Partners of Maryland, AON Central Services, and MIBA through the MSAs and other contractual agreements. Accordingly, the results of AON Partners, Partners of Maryland, AON Central Services, and MIBA have been consolidated with the Company for the six months ended June 30, 2023 and 2022.
The assets of AON Partners, Partners of Maryland, AON Central Services, and MIBA as of June 30, 2023 and December 31, 2022, are as follows:

	As of June 30, 2023	As of December 31, 2022
Assets
Cash and cash equivalents	$24,756	$26,844
Accounts receivable	145,159	136,098
Inventories	41,886	36,476
Prepaid expenses and other current assets	679	846
Goodwill and intangibles, net	180	180
Other receivables	32,861	28,139
Other assets	1,817	1,489
Total assets	$247,338	$230,072
The liabilities of AON Partners, Partners of Maryland, AON Central Services, and MIBA as of June 30, 2023 and December 31, 2022, are as follows:

	As of June 30, 2023	As of December 31, 2022
Liabilities
Accounts payable	$120,076	$102,783
Accrued compensation and benefits	13,745	6,021
Accrued other	16,995	15,926
Other long-term liabilities	369	452
Due to AON and subsidiaries, net	126,447	128,204
Total liabilities	$277,632	$253,386
All intercompany transactions and balances with the VIEs are eliminated in consolidation.
4. Business Combinations
2022 Acquisitions
During the six months ended June 30, 2022, the Company entered into a purchase agreement acquiring control of Northern Arizona Hematology and Oncology on January 1, 2022 for an aggregate purchase price of less than $0.1 million. Because the acquisition of Northern Arizona Hematology and Oncology was on the first day of the fiscal period, AON’s results for the six months ended June 30, 2022 include the results of the acquired practice.
In connection with each of the Company’s business combinations (the “Transactions”), the Company executed employment agreements with the selling physicians to become employees of AON Partners and/or Partners of Maryland. Additionally, for each transaction the Company and selling physicians entered into a separate unwind agreement granting each other a unilateral option that may be exercised by either party and effectively returns the acquired business to the selling physicians if exercised. In the event the Company or seller exercise their unwind rights, the selling physicians are required to repay the original purchase price for the assets that were sold in the Transaction plus any assets that were acquired after the Transaction, less any accumulated depreciation or amortization with respect to the assets. The selling physicians are also required to assume all contracts associated with their practice. Additionally, in the event of unwind, the selling physicians are entitled to any severance amounts that are due to them under their employment agreement with AON Partners and their employment is terminated on the unwind date. As of June 30, 2023 and December 31, 2022, no liability has been recorded related to the unwind agreements as neither the Company nor any selling physicians have exercised their unwind rights and therefore no payments are considered probable to the selling physicians.
5. Marketable Securities
The following table summarizes the Company’s marketable securities financial assets that are measured at fair value on a recurring basis:

	As of June 30, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Cash equivalents(1)
Level 1:
Money market funds	$172	$—	$—	$172
Marketable securities
Level 2:
Corporate bonds	7,597	29	(83)	7,543
U.S. Treasury securities	2,416	28	(3)	2,441
Level 2 total	10,013	57	(86)	9,984
Total	$10,185	$57	$(86)	$10,156

	As of December 31, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Cash equivalents(1)
Level 1:
Money market funds	$109	$—	$—	$109
Marketable securities
Level 2:
Corporate bonds	7,742	6	(125)	7,623
U.S. Treasury securities	2,226	6	(4)	2,228
Level 2 total	9,968	12	(129)	9,851
Total	$10,077	$12	$(129)	$9,960

(1)	Included in cash and cash equivalents in the Consolidated Balance Sheets at June 30, 2023 and December 31, 2022.
The Company uses quoted prices in active markets for identical assets to determine the fair value of its Level 1 investments. The fair value of the Company’s Level 2 investments is determined using pricing based on quoted market prices or alternative market observable inputs.
The fair value of the Company’s marketable securities as of June 30, 2023, by remaining contractual maturities, were as follows:

	Corporate Bonds	U.S. Treasuries	Total
Due in one year or less	$5,940	$1,672	$7,612
Due in one to five years	1,603	769	2,372
Total	$7,543	$2,441	$9,984

6. Supplemental Condensed Balance Sheet Information
Other receivables
Other receivables consisted of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
Rebates receivable	$32,771	$27,955
Other	158	246
Total other receivables	$32,929	$28,201
Inventory
Inventory consisted of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
Intravenous drugs	$29,599	$25,674
Oral pharmaceuticals	12,287	10,802
Total inventories	$41,886	$36,476
Property and Equipment, net
Property and equipment, net consisted of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
Leasehold improvements	$29,794	$26,076
Furniture, fixtures and equipment	2,700	2,669
Medical equipment	12,443	11,003
Computer equipment	3,271	3,115
Signs	147	129
Automobiles	59	69
Software	4,331	4,834
Construction-in-progress	4,173	1,433
	56,918	49,328
Accumulated depreciation and amortization	(21,246)	(17,348)
Property and equipment, net	$35,672	$31,980
Accrued Other
Accrued other consisted of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
Refund liability	$15,683	$14,544
Class A-1 derivative liability	2,526	—
Class C derivative liability	1,349	—
Deferred social security taxes - COVID	—	378
Current portion of finance lease liabilities	623	425
Other	2,692	2,453
Total accrued other	$22,873	$17,800

7. Long-term Debt
Debt consisted of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
PNC Facility	$81,250	$81,250
Total	81,250	81,250
Unamortized debt issuance costs	(1,042)	(949)
Total debt	$80,208	$80,301
Credit Facilities
On April 30, 2021, the Company entered into a Loan Facility with PNC (“PNC Loan Facility”) collateralized by the Company’s assets and outstanding patient accounts receivable. The PNC Loan Facility is guaranteed on a limited basis by the Company and shareholder of AON Partners and Partners of Maryland. $34.6 million of proceeds from the PNC Loan Facility was used to pay off the Company’s previous term loans and revolver with Truist Bank. The remaining funds were made available for working capital and acquisition of additional physician practices.
The PNC Loan Facility is interest-only with total principal due at maturity on April 30, 2024. Interest originally accrued at one-month LIBOR or an alternate base rate plus 1.45%. The maximum balance of the PNC Loan Facility (“Borrowing Base”) is limited to the lesser of the Facility Limit ($65.0 million) or the fair value of the Company’s patient accounts receivable. The Company must maintain a balance of the lesser of the Borrowing Base or 65% of the Facility Limit in the first year and 75% of the Facility Limit in subsequent years (“minimum funding threshold”). The Company can repay the PNC Loan Facility up to the minimum funding threshold at any time without penalty. In accordance with the PNC Loan Facility, the Company pledged $10.0 million of collateral as restricted cash to be released quarterly in increments of $2.5 million. The restricted cash was fully released as of June 30, 2023 and December 31, 2022.
On April 30, 2021, the Company entered into a $5.0 million revolving line of credit agreement (“PNC Line of Credit”). The PNC Line of Credit has an expiration date of April 30, 2024 and originally bore interest at a rate per annum equal to the sum of the daily LIBOR rate plus 1.65% or an alternate base rate plus 0.65% and is due on the first day of each month beginning June 1, 2021. Any outstanding principal and accrued interest will be due on the expiration date. Beginning July 1, 2021, quarterly bank fees equal to 1.65% per day per annum are due in arrears and will continue on the first day of each quarter thereafter. All debt related to the PNC Line of Credit is collateralized by the Company’s assets. As of June 30, 2023 and December 31 2022, no draws had been made on the PNC Line of Credit. The Company is also subject to a 0.20% unused line fee calculated per annum on the unused balance of the PNC Line of Credit.
On July 29, 2021, the Company amended the PNC Loan Facility increasing the Facility Limit to $75.0 million. On February 14, 2022, the Company further amended the PNC Loan Facility and Line of Credit agreements. The primary changes included an increase of the Facility limit from $75.0 million to $125.0 million, an increase of the PNC Line of Credit availability from $5.0 million to $10.0 million, interest charges to be calculated based on the Bloomberg Short-Term Bank Yield Index plus 1.65% and certain financial covenants. As part of the amendment, the Company drew an additional $16.3 million in proceeds under the Loan Facility. On August 15, 2022, the PNC Loan Facility and Line of Credit agreements were amended again to reduce the availability under the PNC Line of Credit from $10.0 million to $1.0 million.
Effective November 23, 2022, the Company entered into Waiver and Amendment No. 6 (“Waiver and Amendment”) under its PNC Loan Facility as the Company was not in compliance with the Delinquency Ratio financial covenant for the period ending October 31, 2022 and the requirement to provide certain annual financial statements. The Waiver and Amendment waives each event of default and also revised future delinquency percentages and financial statement requirements.
On June 30, 2023, the Company entered into Amendment No. 7 (“Amendment 7”) to its PNC Loan Facility which extended the maturity date from April 30, 2024 to June 30, 2026. In connection with Amendment 7, the Company paid additional debt issuance costs of $0.4 million which will be amortized over the revised remaining life of the Loan Facility. In addition, Amendment 7 revised the definition of the minimum funding threshold to limit the threshold multiplier to 65% of the Facility Limit.

The PNC Loan Facility and PNC Line of Credit nonfinancial covenants include restrictions related to unpermitted property liens and the requirement of audited financial statements. Both agreements also contain several financial covenants, including the following ratios: accounts receivable default, delinquency, dilution, days sales outstanding, leverage, and fixed charge coverage. As of June 30, 2023, the Company was in compliance with all financial and nonfinancial debt covenants as required by both loan agreements.
8. Income Taxes
The Company’s effective tax rate was 0% and 0% for the six months ended June 30, 2023 and 2022, respectively. The effective income tax rate for the six months ended June 30, 2023 and 2022 differed from the federal statutory rate primarily due to certain legal entities in the Company's structure being treated as partnerships for income tax purposes and, therefore, not being subject to income tax. All corporate entities within the Company’s structure continue to maintain a full valuation allowance against their net deferred tax assets.
9. Leases
The Company currently leases office facilities and equipment for its practices under noncancelable operating and finance lease agreements expiring on various dates through 2033. Certain of the leases contain renewal options which are exercisable at the Company’s discretion. These renewal options are considered in determining the lease term if it is reasonably certain that the Company will exercise such options. Additionally, the Company leases certain other office and medical equipment under month-to-month lease agreements.
Right-of-use assets and lease liabilities consist of the following at June 30, 2023 and December 31, 2022:

	As of June 30, 2023	As of December 31, 2022
Assets
Operating lease right-of-use assets, net	$43,439	$43,724
Finance lease right-of-use assets, net (included in property and equipment, net)	2,913	1,998
Total right-of-use assets	$46,352	$45,722
Liabilities
Current
Current portion of operating lease liabilities	$7,113	$9,177
Current portion of finance lease liabilities (included in accrued other)	623	425
Long-term	7,736	9,602
Long-term operating lease liabilities	39,527	37,224
Long-term finance lease liabilities (included in other long-term liabilities)	2,288	1,619
Total lease liabilities	$49,551	$48,445
The components of lease costs recognized in the condensed consolidated statements of operations and comprehensive loss consist of the following for the six months ended June 30, 2023 and 2022 and are included in selling, general, and administrative expenses unless otherwise noted:

	Six Months Ended June 30,
	2023	2022
Operating lease costs	$5,630	$6,136
Finance lease costs
Amortization of finance lease right-of-use assets	233	228
Interest on finance lease liabilities (included in interest expense)	44	41
Variable lease costs	1,162	1,370
Total lease costs	$7,069	$7,775

The following table reconciles the undiscounted cash flows expected to be paid in each of the next five years and thereafter recorded in the condensed consolidated balance sheets for operating and finance leases as of June 30, 2023:

	Operating Lease	Finance Leases
2023 (remainder of year after June 30, 2023)	$4,271	$376
2024	10,304	753
2025	9,174	731
2026	8,897	492
2027	8,015	428
Thereafter	15,517	530
Total lease payments	56,178	3,310
Less: amount representing interest	(9,538)	(399)
Present value of lease liabilities	46,640	2,911
Less: current portion of lease liabilities	(7,113)	(623)
Long-term lease liabilities, net of current portion	$39,527	$2,288
The weighted-average remaining lease term as of June 30, 2023 and December 31, 2022 was 6.01 years and 5.68 years for operating leases and 5.00 years and 5.37 years for finance leases, respectively. The weighted-average discount rate as of June 30, 2023 and December 31, 2022 was 5.80% and 4.88% for operating leases and 5.09% and 3.60% for finance leases, respectively.
The cash paid for amounts included in the measurement of lease liabilities for the six months ended June 30, 2023 and 2022 is as follows:

	Six Months Ended June 30,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$4,984	$4,826
Operating cash flows from finance leases	44	41
Financing cash flows from finance leases	233	215
ROU assets obtained in exchange for new operating lease liabilities	4,885	2,808
ROU assets obtained in exchange for new finance lease liabilities	1,103	—
At June 30, 2023, the Company had entered into two sixty-month finance leases for medical equipment that had not yet commenced. The future commitments related to these leases are approximately $3.8 million and the Company expects to take control of the leased assets early in the third quarter.
10.	Related Parties
Transactions Notes Receivable
The Company enters into promissory notes with physicians of the Company. The notes receivable balances are satisfied through cash payments or settlements through the physicians’ compensation as part of their employee agreement. The notes receivable are amortized over a 60-month period as a reduction of compensation. The notes bear interest at the Company’s incremental borrowing rate (6.65% at June 30, 2023 and 1.57% at December 31, 2022, respectively).

	As of June 30, 2023	As of December 31, 2022	Original Principal	Issue Date	Maturity Date
Notes receivable
Note 2	$1,027	$1,057	$5,355	5/1/2019	4/30/2024
Note 3	67	119	491	6/1/2019	5/31/2024
Note 6	—	351	1,111	5/22/2020	5/22/2023
Note 8	2,150	2,221	2,816	5/1/2020	5/1/2025
Note 9	—	125	125	1/24/2022	6/30/2023
Total notes receivables	3,244	3,873

	As of June 30, 2023	As of December 31, 2022	Original Principal	Issue Date	Maturity Date
Less: Current portion of notes receivable	$(1,492)	(1,797)
Notes receivable, less current portion	$1,752	$2,076
Leases
The Company has operating leases for ten of the office facilities owned by employees of the Company. Total cash paid for leases to related parties for the six months ended June 30, 2023 and 2022 was approximately $1.3 million and $1.3 million, respectively.
Inventory Purchases/Concentration Risk
The Company purchases the majority of pharmaceuticals inventory from a subsidiary under common control of its Class A-1 Member. During the six months ended June 30, 2023 and 2022, the Company purchased approximately $506.0 million and $443.0 million, respectively, from the related party. These purchases were approximately 89% and 86% as a percentage of cost of revenue for the six months ended June 30, 2023 and 2022, respectively. At June 30, 2023 and December 31, 2022, the Company had $117.8 million and $102.1 million, respectively, included in accounts payable for invoices from the related party, representing 96% of accounts payable at each period-end.
11. Equity
Mezzanine Equity - New Class C Units
The membership interests of the Company is divided into units. The holders of Class A Units, the holders of Class A-1 Units and the holders of Class C Units are entitled to vote on any matters in which the members are entitled to vote. Class B Units are non-voting. The Class C Units (“Preferred Units”) are contingently Redeemable Convertible Preferred Units and classified as mezzanine equity because the units are redeemable five years from the issuance date, at the option of the holder. As of June 30, 2023, the Preferred Units are recorded at their initial carrying value, net of offering costs. The Class C Units are not being accreted to redemption value, as the redemption is not probable.
Dividends
The Preferred Units accrue dividends (“Class C Units Preferred Return”) at a cumulative, semiannually-compounded return of 8% per annum based on the original Net Invested Capital Contributions of $65.0 million. The accrual shall be calculated on June 30 and December 30 and with respect to the semiannually-compounded return, no interest is required to be paid on any present or future Class C Units Preferred Returns. The Class C Units also participate in distributions with the Class A, Class A-1, and Class B Units.
Voting and Redemption Rights
The holders of the Preferred Units are entitled to elect and appoint one of the managers (“Class C Manager”) to the Board of Managers. All other managers are appointed by the Class A members. There are no restrictions on which matters the Preferred Units are entitled to vote.
After the fifth anniversary of the Effective Date (June 7, 2028), the holders of a majority of the Class C Units shall have the right to cause the Company to redeem all of the Class C Units. The Company shall redeem all of the Class C Units for a redemption price per Class C Unit equal to the greater of (i) the Class C Liquidation Preference and (ii) the Fair Market Value of a Class C Unit (the “Class C Redemption Price”). The Class C Liquidation Preference is defined as an amount equal to the sum of (a) the Class C Preferred Return of such Class C Member and (b) the amount of such Class C Member’s Net Invested Capital Contributions of $65.0 million.
Conversion Rights
Each Preferred Unit is convertible, at the option of the holder, at any time, and without the payment of additional consideration by the holder, into such number of fully-paid Class A Units as is determined by dividing the Class C Liquidation Preference by the Class C Conversion Price in effect at the time of conversion. The Conversion Rights shall terminate at the close of business on the day prior to the date of an Exit Event.

Liquidation Preferences
In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company or an Initial Public Offering (IPO) or Exit Event, the Preferred Units have preferential liquidation rights. The amount of distributable assets would be distributed as follows:
(i)	First, to the holders of Preferred Units until the aggregate amount distributed to each Class C member is sufficient to provide for the greater of:
•
the full payment of the Class C Preferred Return of such Class C Member accrued to date and the full payment of the Class C Applicable Percentage multiplied by the Net Invested Capital Contribution of such Class C Member; or

•	the amount distributable upon conversion of such Class C Units into Class A Units.
(ii)	Second, to the holders of the Class A-1 Units, Class A Units and the Class B Units on a pro rata basis determined by reference to their respective Percentage Interests.
The Class C Applicable Percentage is defined as a percentage equal to (a) one hundred twenty-five percent (125%) if an Exit Event, dissolution, liquidation, or winding-up occurs prior to June 7, 2024, (b) one hundred twenty percent (120%) if an Exit Event, dissolution, liquidation, or winding up occurs after June 7, 2024, but prior to June 7, 2025, (c) one hundred fifteen percent (115%) if an Exit Event, dissolution, liquidation, or winding-up occurs after June 7, 2025, but prior to June 7, 2026, (d) one hundred ten percent (110%) if an Exit Event, dissolution, liquidation, or winding up occurs after June 7, 2026, but prior to June 7, 2027, (e) one hundred five percent (105%) if an Exit Event, dissolution, liquidation, or winding-up occurs after June 7, 2027, but prior to June 7, 2028, (f) one hundred percent (100%) if an Exit Event, dissolution, liquidation, or winding-up occurs after June 7, 2029.
Option to Purchase Additional Shares
In accordance with the terms of the Amended and Restated Class C Convertible Preferred Unit Purchase Agreement dated June 7, 2023, GEF AON Holdings Corp. has an option to purchase an additional 378 AON Class C Units until the closing of the Business Combination at a purchase price of $26,423 per Unit (“Option Feature”). The Company has determined that this Option Feature is required to be accounted for as a derivative in accordance with ASC 815. The Option Feature has been recorded at its fair value at June 30, 2023 and is included in accrued other in the condensed consolidated balance sheets. On June 7, 2023, the fair value of the Option Feature was recorded as an offset to the Class C Units in mezzanine equity, in the amount of $1.4 million. The Option Feature will be remeasured at each reporting period with any adjustments being charged to earnings.
The fair value of the Option Feature was determined using Level 3 inputs. The fair value was estimated at June 30, 2023 using the Black-Scholes Option Pricing model using the following assumptions:

Expected annual dividend yield	0.0%
Expected volatility	65.0%
Risk-free rate of return	5.4%
Expected option term (years)	0.25
Distributions to Class A and Class A-1 Members
On March 4, 2020, the Company entered into the Second Amended and Restated Limited Liability Agreement (“Second Operating Agreement”) which established another class of equity, Class A-1 Units. The Second Operating Agreement provided, among other things, that the Class A and A-1 Units would receive a cumulative, annually-compounded, preferred return of 8.0% and 4.0%, respectively, on capital contributions when and if distributions are declared by the Board of the Company.
Prior to the issuance of the Class C Units on June 7, 2023 as discussed above, the Class A and A-1 unitholders were paid a cash distribution of $4.0 million and $4.1 million, respectively, representing the cumulative accrued preferred return to June 7, 2023.
On June 7, 2023, in connection with the issuance of the Class C Units, the Company entered into the Third Amended and Restated Limited Liability Agreement (“Third Operating Agreement”) which, among other things, eliminated any provisions for future preferred returns on Class A and A-1 Units.

Class A-1 Anti-Dilution Feature
In the event the Company, prior to a Qualified IPO, issues additional membership equity (“Additional Issuance”) at a valuation that represents a purchase price that is less than the New Unit Purchase Price, as defined, the Company is obligated to issue additional Class A-1 units, for no consideration, such that the Class A-1 unitholder maintains the same percentage ownership as prior to the Additional Issuance (“Anti-Dilution Feature”).
The Company has determined that the Anti-Dilution Feature meets the definition of a derivative in accordance with ASC 815. The total loss on derivatives for six months ended June 30, 2023 relating to this feature is $5.1 million and was recorded in other (expense) income, net in the condensed consolidated statements of operations and comprehensive loss. The Anti-Dilution Feature will be remeasured at each reporting period with any adjustments being charged to earnings. The Anti-Dilution Feature has been recorded at its fair value of $2.6 million at June 30, 2023 and is included in accrued other in the condensed consolidated balance sheets. The fair value of the Anti-Dilution Feature was immaterial in prior periods.
As a result of the Anti-Dilution Feature, upon the issuance of the Class C Units on June 7, 2023, the Company issued an additional 174 Class A-1 Units with a fair value of $2.5 million. This additional Class A-1 issuance was recorded in Class A-1 Members’ Equity and a corresponding portion of the derivative liability was settled.
The fair value of the Anti-Dilution Feature was determined using Level 3 inputs. The fair value was estimated at June 30, 2023 using the “with and without” valuation approach comparing cash flows under scenarios assuming the embedded feature was and wasn’t in place. The most significant driver of value is the as-converted value of the Units in the business combination which utilizes the Company’s implied equity value and probability of the Business Combination closing.
Class B-1 Grants
In June 2023, the Company granted 351 Class B-1 Units to certain employees under the 2017 Profits Interest Plan (the “Plan”). The Class B-1 Units have an estimated grant date fair value of $4.4 million based on the Company’s implied equity value as well as the probability of the Business Combination closing. The Class B-1 Units are a series of the Class B Units and have the same rights, privileges, and restrictions as specified in the Plan. The Class B-1 Units only vest upon both continued employment and the consummation of the Business Combination, therefore, no expense has been recognized in the period ended June 30, 2023. Upon the consummation of the Business Combination, the Class B-1 Units will be exchanged for a number of newly issued shares of New AON Class A Common Stock equal to the Per Company Unit Exchange Ratio, as defined in the Business Combination Agreement.
12.  Earnings per Unit
The Company computes Earnings (Loss) Per Unit of Class A, Class A-1, Class B, and Class C Units using the two-class method. The Class A and A-1 Units are considered common units as they have substantially similar rights. The Class B Units represent profits interests and are a participating security as these units may share in distributions, subject to a Distribution Threshold, under certain circumstances as defined in the Company’s Operating Agreement. The Class C Units represent Preferred Units and are a participating security as these units are entitled to a preferred return and participate with common units in undistributed earnings on a pro rata basis. The Class A and Class A-1 Units were entitled to receive a preferred return through June 7, 2023. The Class C Units are entitled to receive preferred returns, so the first step in the Earnings (Loss) Per Unit calculation distributes those preferred amounts to Class A, Class A-1, and Class C Units to determine the undistributed net income (loss) for the period. After the preferred returns are satisfied, the undistributed earnings for each period are then allocated on a proportionate basis of ownership between the Class A, Class A-1, Class B, and Class C Units based on their contractual participation rights as if all earnings for the period had been distributed. The Class B and Class C Units do not share in losses with the Class A and Class A-1 Units, therefore losses are not allocated to the Class B and Class C Units.

The calculation of both basic and diluted earnings per unit for the periods indicated below was as follows:

	Six Months Ended June 30,
Numerator:	2023	2022
Net loss	$(11,591)	$(4,380)
Class A Units cumulative dividends	(391)	(421)
Class A-1 Units cumulative dividends	(577)	(645)
Class C Units cumulative dividends	(327)	—
Undistributed net loss	$(12,886)	$(5,446)
Allocation of undistributed net loss:
Class A Units	(11,743)	(4,976)
Class A-1 Units	(1,143)	(470)
Class B Units	—	—
Class C Units	—	—
Undistributed net loss	$(12,886)	$(5,446)
Net loss attributable to Class A Units:
Cumulative dividends	$391	$421
Undistributed net loss	(11,743)	(4,976)
Net loss attributable to Class A Units	$(11,352)	$(4,555)
Net loss attributable to Class A-1 Units:
Cumulative dividends	$577	$645
Undistributed net loss	(1,143)	(470)
Net income (loss) attributable to Class A-1 Units	$(566)	$175
Denominator:
Weighted average Class A common Units
outstanding - basic and diluted	7,725	7,725
Weighted average Class A-1 Units
outstanding - basic and diluted	752	730
Loss per Class A Unit - basic and diluted	$(1,469)	$(590)
Earnings (loss) per Class A-1 Unit - basic and diluted	$(753)	$239
The total number of shares that are potentially dilutive is 2,837 shares of the Class C Units for the six months ended June 30, 2023. The Class C Units are convertible to Class A Units.
13. Subsequent Events and Other Matters
In preparing these condensed consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 15, 2023, the date the condensed consolidated financial statements were available to be issued. In July and August of 2023, the Company granted an additional 64 Class B-1 Units to certain employees under the 2017 Profits Interest Plan, for a total number of 415 Class B-1 Units granted.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Digital Transformation Opportunities Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Digital Transformation Opportunities Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the result of its operations and its cash flow for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has until June 30, 2023 to complete a business combination or the Company will cease all operations except for the purpose of liquidating. Further, the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be the lesser of one year from the issuance date of the financial statements or the date for mandatory liquidation. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Houston, TX
March 30, 2023

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

BALANCE SHEETS
	December 31, 2022	December 31, 2021
Asset
Cash	$374,304	$803,309
Prepaid expenses	86,619	468,587
Total current assets	460,923	1,271,896
Other noncurrent assets	—	86,855
Cash and securities held in Trust Account	338,422,091	333,520,259
Total Assets	$338,883,014	$334,879,010
Liabilities, Redeemable Common Stock and Stockholders’ Deficit
Accounts payable and accrued expenses	$2,605,527	$1,028,468
Total current liabilities	2,605,527	1,028,468
Deferred underwriting fee	11,672,500	11,672,500
Deferred tax liability	574,998	—
Warrant liability	875,083	9,555,575
Total Liabilities	15,728,108	22,256,543
Commitments and Contingencies (see Note 6)
Class A Common Stock subject to possible redemption, 33,350,000 shares at redemption value of $10.12 and $10.00, at December 31, 2022 and 2021, respectively	337,358,456	333,500,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 33,350,000 shares subject to possible redemption) at December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 8,337,500 shares issued and outstanding at December 31, 2022 and 2021	834	834
Additional paid-in capital	—	—
Accumulated deficit	(14,204,384)	(20,878,367)
Total Stockholders’ Deficit	(14,203,550)	(20,877,533)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$338,883,014	$334,879,010
The accompanying notes are an integral part of these financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

STATEMENTS OF OPERATIONS
	For the years ended December 31,
	2022	2021
Formation and operating costs	$2,389,899	$1,632,489
Loss from Operations	(2,389,899)	(1,632,489)
Other income (expense):
Interest income	5,128,585	20,259
Offering costs allocated to warrants	—	(659,746)
Unrealized gain on marketable securities held in Trust Account	139,897	—
Change in fair value of warrant liability	8,680,492	10,666,695
Total other income, net	13,948,974	10,027,208
Income before provision for income taxes	11,559,075	8,394,719
Provision for income taxes	(1,026,636)	—
Net income	$10,532,439	$8,394,719
Weighted average shares outstanding, Class A common stock subject to possible redemption	33,350,000	26,954,110
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.25	$0.24
Weighted average shares outstanding, Class B common stock	8,337,500	8,033,048
Basic and diluted net income per share, Class B common stock	$0.25	$0.24
The accompanying notes are an integral part of these financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	—	$—	$—	$(834)	$(834)
Issuance of common stock to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	586,880	—	586,880
Forfeiture of common stock by Sponsor	—	—	(287,500)	(29)	29	—	—
Remeasurement of common stock subject to possible redemption	—	—	—	—	(611,046)	(29,272,252)	(29,883,298)
Net income	—	—	—	—	—	8,394,719	8,394,719
Balance as of December 31, 2021	—	—	8,337,500	834	—	(20,878,367)	(20,877,533)
Remeasurement of carrying value to redemption value						(3,858,456)	(3,858,456)
Net income	—	—	—	—	—	10,532,439	10,532,439
Balance as of December 31, 2022	—	$—	8,337,500	$834	$—	$(14,204,384)	$(14,203,550)
The accompanying notes are an integral part of these financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

STATEMENTS OF CASH FLOWS
	For the years ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$10,532,439	$8,394,719
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(5,128,585)	(20,259)
Unrealized gain on marketable securities held in Trust Account	(139,897)	—
Offering costs allocated to warrants	—	659,746
Change in fair value of warrant liability	(8,680,492)	(10,666,695)
Changes in operating assets and liabilities:
Prepaid assets	468,823	(555,442)
Deferred tax liability	574,998	—
Accounts payable and accrued expenses	1,577,059	957,634
Net cash used in operating activities	(795,655)	(1,230,297)
Cash Flows from Investing Activities:
Interest withdrawn from Trust Account to pay for franchise and income taxes	366,650	—
Investment of cash into Trust Account	—	(333,500,000)
Net cash provided by (used in) investing activities	366,650	(333,500,000)
Cash Flows from Financing Activities:
Proceeds from sale of Class B common stock to initial stockholders	—	25,000
Proceeds from sale of Units, net of underwriting discount	—	326,830,000
Proceeds from issuance of Private Placement Warrants	—	9,170,000
Proceeds from promissory note – related party	—	212,215
Repayment of promissory note – related party	—	(212,215)
Payment of offering costs	—	(491,394)
Net cash provided by financing activities	—	335,533,606
Net Change in Cash	(429,005)	803,309
Cash, beginning of period	803,309	—
Cash, end of the period	$374,304	$803,309
Supplemental Disclosure of Non-cash Financing Activities:
Deferred underwriters’ discount payable charged to additional paid-in capital	$—	$11,672,500
Remeasurement of Class A common stock subject to possible redemption	$3,858,456	$29,883,298
The accompanying notes are an integral part of these financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Digital Transformation Opportunities Corp. (the “Company” or “DTOC”) is a blank check company incorporated as a Delaware corporation on November 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“business combination”).
As of December 31, 2022, the Company had not commenced any operations. All activity through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2021. On March 12, 2021, the Company consummated the Initial Public Offering of 33,350,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included 3,350,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 4,500,000 additional Units, at $10.00 per Unit, generating gross proceeds of $333,500,000, which is discussed in Note 3. Each Unit consists of one share of common stock, and one-fourth of one redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per whole share.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,113,333 Private Placement Warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, in a private placement to Digital Transformation Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,170,000, which is discussed in Note 4.
The Company incurred transaction costs of the Initial Public Offering amounting to $18,903,894 consisting of $6,670,000 of underwriting fees, $11,672,500 of deferred underwriting fee, and $561,394 of other offering costs. The Company recorded $18,244,148 of offering costs as a reduction of temporary equity in connection with the Class A common stock. The Company immediately expensed $659,746 of offering costs in connection with the Warrants that were classified as liabilities.
Following the closing of the Initial Public Offering on March 12, 2021, $333,500,000 ($10.00 per Unit) from the net offering proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. “government securities”, within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations and to pay up to $100,000 in dissolution expenses, the proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest to occur of: (a) the completion of the Company’s initial business combination, (b) the redemption of any shares of the Company’s Class A common stock sold in the Initial Public Offering (the “public shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the Initial Public Offering or during any Extension Period (as defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors which would have priority over the claims of the Company’s public stockholders. The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations.
The Company has until June 30, 2023 (or September 30, 2023 if all of the Extension Options are exercised) to complete an initial business combination (the “Combination Period”). However, if the Company is unable to complete its initial business combination within the Combination Period or during any Extension Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and each of the officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares (as described in Note 5) and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the public shares if the Company does not complete the initial business combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other material provisions relating to stockholder’s rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial business combination within 24 months from the closing of the Initial Public Offering or during any extended time that the Company has to consummate a business combination beyond 24 months as a result of a stockholder vote to amend the amended and restated certificate of incorporation (an “Extension Period”), and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, (the “Securities Act”). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.
Liquidity and Capital Resources
As of December 31, 2022 and 2021, the Company had cash of $374,304 and $803,309, respectively, and working capital deficit and working capital, net of taxes, of $1,655,967 and $443,428, respectively.
The Company’s liquidity needs up to March 12, 2021 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the

Sponsor of up to $300,000 which was paid in full on March 12, 2021 from the Initial Public Offering proceeds (see Note 5). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity needs have been satisfied through the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us working capital loans. As of December 31, 2022 and 2021, there were no amounts outstanding under any working capital loan.
The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. If the Company is unable to complete its business combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. Management has the option to address this uncertainty through working capital loans from the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors who may, but are not obligated to, loan the Company funds as may be required. Up to $2,000,000 of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. In addition, following the business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
In addition, the Company has until June 30, 2023 (or September 30, 2023 if all of the Extension Options are exercised) to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Inflation Reduction Act of 2022 (the “IR Act”)
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $374,304 and $803,809 in cash and no cash equivalents as of December 31, 2022 and 2021, respectively.
Marketable Securities Held in Trust Account
At December 31, 2022 and 2021, substantially all of the assets held in the Trust Account were held in money market funds which invest in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest income in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets primarily due to their short-term nature. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, and due to related party are estimated to approximate the carrying values as of December 31, 2022 and 2021 due to the short maturities of such instruments.
The fair value of the Private Placement Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. See Note 8 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. At December 31, 2022 and 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Warrant Liabilities
The Company evaluated the Public Warrants and Private Placement Warrants (which are discussed in Note 3, Note 4 and Note 8) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the Balance Sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statements of Operations in the period of change.

Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.
All of the 33,350,000 Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Accordingly, at December 31, 2022 and 2021, all shares of Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
At December 31, 2022 and 2021, the Class A common stock reflected in the balance sheets is reconciled in the following table:
Gross proceeds	$333,500,000
Less:
Proceeds allocated to Public Warrants	(11,639,150)
Class A common stock issuance costs	(18,244,148)
Plus:
Remeasurement of carrying value to redemption value	29,883,298
Class A common stock subject to possible redemption, December 31, 2021	333,500,000
Remeasurement of carrying value to redemption value	3,858,456
Class A common stock subject to possible redemption, December 31, 2022	$337,358,456
Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date were directly related to the Initial Public Offering.
Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A common stock were charged to temporary equity.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The Company accounted for the 14,450,833 warrants issued in connection with the Initial Public Offering and Private Placement in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised. The fair value of the Public Warrants and the Private Placement Warrants is estimated using a Monte Carlo simulation. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by the major taxing authorities since inception.
These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income Per Common Stock
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 14,450,833 shares of common stock in the calculation of diluted income per share, since the exercise of the warrants would be anti-dilutive. As a result, diluted net income per common stock is the same as basic net income per common stock for the period presented.
The Company’s statements of operations apply the two-class method in calculating net income per share. Basic and diluted net income per common stock for Class A common stock and Class B common stock is calculated by dividing net income attributable to the Company by the weighted average number of shares of Class A common stock and Class B common stock outstanding, allocated proportionally to each class of common stock.
Reconciliation of Net Income per Common Stock
The Company’s net income is adjusted for the portion of net income that is allocable to each class of common stock. The allocable net income is calculated by multiplying net income by the ratio of weighted average number of shares outstanding attributable to Class A and Class B common stock to the total weighted average number of shares outstanding for the period. Accordingly, basic and diluted net income per common stock is calculated as follows:
	For the Years Ended December 31,
	2022	2021
Class A Common Stock
Numerator: Net income allocable to Class A common stock	$8,425,951	$6,467,292
Denominator: Weighted Average Class A common stock
Basic and diluted weighted average shares outstanding	33,350,000	26,954,110
Basic and diluted net income per share	$0.25	$0.24
Class B Common Stock
Numerator: Net income allocable to Class B common stock	$2,106,488	$1,927,427
Denominator: Weighted Average Class A common stock
Basic and diluted weighted average shares outstanding	8,337,500	8,033,048
Basic and diluted net income per share	$0.25	$0.24
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. For smaller reporting entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. This standard is not expected to have a material impact on the Company’s balance sheet, statement of operations or statement of cash flows.
In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”), which clarifies the principles of fair value measurement when measuring the fair value of an equity security subject to contractual sale restriction and improves current GAAP by reducing diversity in practice, reducing the cost and complexity in measuring fair value, and increasing comparability of financial information across reporting entities holding those investments. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value under current GAAP. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023 and should be applied prospectively with any adjustments from adoption being recognized in earnings and disclosed on the date of adoption. Early adoption is permitted. This standard is not expected to have a material impact on the Company’s balance sheet, statement of operations or statement of cash flows.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
Public Units
On March 12, 2021, the Company sold 33,350,000 Units, at a purchase price of $10.00 per Unit, which included 3,350,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 4,500,000 additional Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant to purchase one share of Class A common stock (the “Public Warrants”).
Public Warrants
Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described adjacent to the caption “Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such Unit.
Redemption of Warrants When the Price per of Class A Common Stock Equals or Exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities).

Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities); and

•
if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities), the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of the Class A common stock for the above purpose shall mean the volume-weighted average price of our Class A common stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants.
If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the Class A common stock over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the average last reported sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Note 4 — Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,113,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,170,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the Initial Public Offering held in the Trust Account.
The Private Placement Warrants will be non-redeemable in certain circumstances so long as they are held by the Sponsor or its permitted transferees. The Private Placement Warrants may also be exercised by the Sponsor and its permitted transferees for cash or on a cashless basis. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the Initial Public Offering, including as to exercise price, exercisability and exercise period. The fair value of Private Placement Warrants on the issuance date was $8,424,173.
Note 5 — Related Party Transactions
Founder Shares
On January 8, 2021, the Company’s Sponsor purchased an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) for a capital contribution of $25,000. On March 9, 2021, the Company effected a stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 8,625,000 Founder Shares, which included an aggregate of up to 1,125,000 shares subject to forfeiture if the over-allotment option was not exercised by the underwriter in full. On March 12, 2021, the underwriter partially exercised its over-allotment option, hence, 837,500 Founder Shares were no longer subject to forfeiture. On March 15, 2021, the underwriter forfeited the remaining over-allotment option, and hence 287,500 shares of Class B common stock were subsequently forfeited.
On March 9, 2021, the Sponsor transferred 25,000 Founder Shares to each of the Company’s independent directors, and 150,000 Founder Shares to Kyle Francis, the Company’s Chief Financial Officer, as an inducement to serve as Officer and directors of the Company, for a sales price of $0.003 per share, or an aggregate of $450 (the “purchase price”). The transferred shares shall vest upon the Company consummating an initial business combination. In the event that a recipient ceases to serve as either an Officer or directors prior to the vesting date, the Sponsor has the option to repurchase the shares at the purchase price. The fair value of the transferred shares at March 9, 2021, was estimated using a Monte Carlo simulation model to be approximately $1.6 million in the aggregate. The Company will record the fair value of the transferred shares as Officer and director compensation expense upon consummation of an initial business combination, in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 718 “Compensation — Stock Compensation”, which requires deferral of the expense recognition until after the performance condition is achieved, if the performance condition is a business combination or similar liquidity event. The transferred shares have the same terms and restrictions as the Founder Shares held by the Sponsor.

The Sponsor and each of the officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the public shares if the Company does not complete the initial business combination within 24 months from the closing of this the Initial Public Offering or (B) with respect to any other material provisions relating to stockholder’s rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial business combination within 24 months from the closing of this the Initial Public Offering or during any Extension Period, and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
With certain limited exceptions, the Founder Shares will not be transferable or assignable until the earlier of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On January 8, 2021, the Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering. This loan was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. During the period from January 8, 2021 to March 12, 2021, the Company had borrowed $212,215 under the promissory note. On March 12, 2021, the Company paid the $212,215 balance on the note from the proceeds of the Initial Public Offering.
Related Party Loans
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $2,000,000 of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At December 31, 2022 and 2021, no Working Capital Loans were outstanding.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriting Agreement
The underwriter had a 45 -day option from the date of the Initial Public Offering to purchase up to an aggregate of 4,500,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On March 12, 2021, the underwriter partially exercised the over-allotment option to purchase 3,350,000 Units, and was paid a fixed underwriting discount in aggregate of $6,670,000. On March 15, 2021, the underwriter forfeited the remaining 1,150,000 Units of the over-allotment option. The underwriters are entitled to deferred underwriting fees of 3.5% of the gross proceeds of the Initial Public Offering, or $11,672,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.
The AON Business Combination
On October 5, 2022, the Company entered into a Business Combination Agreement (as amended, the “Business Combination Agreement”) with American Oncology Network, LLC (“AON”).
As a result of the transactions contemplated by the Business Combination Agreement (the “AON Business Combination”), the combined company will be organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by AON. In particular, the Business Combination Agreement provides that, upon the terms and subject to the conditions thereof, the AON Business Combination will be implemented as follows: (i) on the closing of the AON Business Combination (the “Closing”), AON will amend and restate its operating agreement (the “AON A&R LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON common units that are later exchangeable on a one-to-one basis for shares of DTOC Class A common stock; (ii) on the Closing and substantially concurrently with the adoption of the AON A&R LLC Agreement, DTOC will amend and restate its charter (the “DTOC A&R Charter”) to provide for the (a) conversion of all shares of DTOC Class B common stock into shares of DTOC Class A common stock on a one-to-one basis, (b) amendment of the terms of DTOC Class B common stock to provide holders voting rights but no economic rights and (c) authorization of new shares of DTOC preferred stock in an amount sufficient to consummate a private placement of up to $100,000,000 in preferred stock to be consummated immediately prior to the consummation of the AON Business Combination (the “PIPE Investment”); (iii) on the Closing, DTOC will consummate the PIPE Investment; and (iv) on the Closing and following the adoption of the DTOC A&R Charter and the consummation of the PIPE Investment, (a) AON will issue common units to DTOC in exchange for a combination of cash and shares of DTOC Class B common stock, (b) DTOC will be admitted as the sole managing member of AON, (c) AON will distribute shares of DTOC Class B common stock to AON equity holders, (d) AON will distribute cash equal to the preferred return set forth in the AON operating agreement to holders of AON Class A units and AON Class A-1 units (or only to holders of AON Class A units if the holder of AON Class A-1 units elects to receive additional shares of AON common units in lieu of cash as provided in the Business Combination Agreement), (e) DTOC will reserve a specified number of additional shares of DTOC Class A common stock for issuance after the Closing to eligible recipients, and (f) from and after the Closing (but subject to lock-up restrictions), the AON equity holders will have the right (but not the obligation) to exchange AON common units for shares of DTOC Class A common stock.
Sponsor Support Agreement
On October 5, 2022, contemporaneously with the execution and delivery of the Business Combination Agreement, the Company and AON entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and certain other DTOC stockholders (each a “Stockholder”) pursuant to which the Stockholders have agreed to (a) vote in favor of, and take all actions necessary to consummate, the AON Business Combination, (b) certain transfer restrictions with respect to their shares of DTOC common stock, (c) subject a portion of their shares of DTOC common stock to vesting requirements and (d) waive and not otherwise perfect any anti-dilution or similar protections with respect to any DTOC common stock held by such Stockholder in connection with the consummation of the AON Business Combination.
Registration Rights Agreement
In connection with the Closing, the Company, the Sponsor and stockholders of DTOC will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of DTOC Class A common stock and other equity securities of DTOC that are held by the parties thereto from time to time. The stockholders party thereto (or their permitted transferees) may demand underwritten offerings under certain circumstances. The Company also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Note 7 — Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2022 and 2021, there were no shares of preferred stock issued and outstanding.
Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 33,350,000 shares issued and outstanding, including 33,350,000 shares subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2022 and 2021, there were 8,337,500 shares issued and outstanding.
The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the prospectus and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of all shares of common stock outstanding upon the completion of the IPO, plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares of Class A common stock or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of record of the Class A common stock and holders of record of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote except as required by law.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	December 31, 2022	Quoted Prices In Active (Level 1)	Significant Other Observable Markets (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$338,422,091	$338,422,091	$—	$—
Liabilities:
Public Warrants Liability	$500,250	500,250	—	$—
Private Placement Warrants Liability	374,833	—	—	374,833
	$875,083	$500,250	$—	$374,833
	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$333,520,259	$333,520,259	$—	$—
Liabilities:
Public Warrants Liability	$5,501,916	$5,501,916	$—	$—
Private Placement Warrants Liability	4,053,659	—	—	4,053,659
	$9,555,575	$5,501,916	$—	$4,053,659

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statements of Operations.
The Company established the initial fair value of the Public Warrants and Private Warrants on March 12, 2021, the date of the Company’s Initial Public Offering using a Monte Carlo simulation model. The Company established the fair value of the Private Warrants on December 31, 2022 and 2021 using a Monte Carlo simulation model. The Public and Private Warrants were classified as Level 3 at the initial measurement date and the Private Warrants were classified as Level 3 at December 31, 2022 and 2021 due to the use of unobservable inputs. As of April 30, 2021, the Public Warrants were trading separately from the Units, and the quoted market price was used to establish fair value, and the Public Warrants transferred to Level 1.
The key inputs into the Monte Carlo simulation model for the Warrants were as follows at March 12, 2021:
March 12, 2021
Inputs
Probability of completing a business combination	85%
Risk-free interest rate	1.17%
Expected term remaining (years)	6.43
Expected volatility	24.3%
Stock price	$9.92
Dividend yield	0.00%
Exercise price	$11.50
The key inputs into the Monte Carlo simulation model for the Private Warrants as of December 31, 2022 and 2021 were as follows:
	December 31, 2022	December 31, 2021
Inputs
Probability of completing a business combination	50%	85%
Risk-free interest rate	4.74%	1.34%
Expected term remaining (years)	0.33	5.85
Expected volatility	9.9%	11.5%
Stock price	$10.05	$9.75
Dividend yield	0.00%	0.00%
Exercise price	$11.50	$11.50
The following table presents the changes in the fair value of Level 3 warrant liabilities as of December 31, 2022 and 2021:
Fair Value as of December 31, 2021	$4,053,659
Change in valuation	(3,678,826)
Fair Value as of December 31, 2022	$374,833
Fair Value as of January 1, 2021	$—
Initial measurement on March 12, 2021	20,222,270
Transfer of public warrants to Level 1	(7,770,550)
Change in valuation	(8,398,061)
Fair Value as of December 31, 2021	$4,053,659

Note 9 — Income Tax
The Company’s net deferred tax assets are as follows:
	December 31, 2022	December 31, 2021
Deferred tax asset (liability)
Organizational costs/Start-up costs	$421,523	$250,136
Unrealized gain – Trust	(574,998)	—
Federal net operating loss	—	37,921
Total deferred tax asset	(153,475)	288,057
Valuation allowance	(421,523)	(288,057)
Deferred tax liability, net of allowance	$(574,998)	$—
The income tax provision consists of the following:
	December 31, 2022	December 31, 2021
Federal
Current	$451,637	$—
Deferred	441,357	(287,882)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	133,642	287,882
Income tax provision	$1,026,636	$—
The Company’s net operating loss carryforward as of December 31, 2022 and 2021 amounted to $0 and $180,575, respectively, and will be carried forward indefinitely.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $422,133 and $287,882, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	—%	—%
Change in fair value of warrant liabilities	(15.8)%	(26.68)%
Stock issuance costs	—%	2.25%
Business combination expense	2.50%	—%
Change in valuation allowance	1.20%	3.43%
Income tax provision	8.9%	—%
The Company files income tax returns in the U.S. federal jurisdiction and California and is subject to examination by the various taxing authorities, since inception.

Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 6, 2023, the Company and AON amended and restated the Business Combination Agreement (as amended, the “Amended and Restated Business Combination Agreement”) to provide, among other things, that the board of managers of AON following the AON Business Combination will consist of (a) two managers designated by holders representing more than 50% of the AON common units and (b) three managers designated by New AON. In addition, the Amended and Restated Business Combination Agreement provides that AON unitholders may elect to receive, in lieu of any number of shares of New AON Class B common stock to which an AON unitholder would otherwise be entitled to receive, warrants to acquire such number of shares of New AON Class B common stock, by submitting an election in accordance with the procedures set forth in Amended and Restated Business Combination Agreement.
With the execution of the Amended and Restated Business Combination Agreement, the parties to the Sponsor Support Agreement have amended and restated the Sponsor Support Agreement (the “Amended and Restated Sponsor Support Agreement”) to modify certain vesting conditions on the shares of New AON Class A common stock held by the Stockholders as of the closing of the AON Business Combination. The foregoing descriptions of the agreements and the transactions and documents contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Amended and Restated Business Combination Agreement and Amended and Restated Sponsor Support.
On March 6, 2023, following approval by its stockholders at the special meeting of stockholders held on March 2, 2023 (the “Special Meeting”), the Company entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated March 9, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to allow the extension of the date by which the Company must consummate its initial business combination from March 12, 2023 to June 30, 2023, and the option to further extend the date by which it has to consummate a business combination beyond June 30, 2023 up to three (3) times for an additional (1) month each time to September 30, 2023. In connection with the Extension, the Company’s stockholders holding 31,502,931 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, $321,160,140 (approximately $10.19 per share) was removed from the trust account to pay such holders.
On March 6, 2023, in connection with the Special Meeting held to approve the Extension Proposal, the Sponsor deposited $150,000 into the Trust Account to fund the Extension Proposal. As repayment, we issued an unsecured promissory note to the Sponsor for $150,000. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full up upon the consummation of the AON Business Combination.
In connection with the approval of the Extension Amendment Proposal and Trust Agreement Amendment Proposal, the Company’s Chief Financial Officer and Sponsor elected to convert all their respective DTOC Class B shares into an aggregate of 8,262,500 shares of DTOC Class A common stock. Following the conversion, such shares will vote together with the rest of the DTOC Class A common stock on the Business Combination; however, as such shares were not issued as part of DTOC’s initial public offering, such shares are not entitled to any funds held in the Trust Account, including any interest thereon.

PART I - FINANCIAL INFORMATION
Item 1.	Financial Statements.
DIGITAL TRANSFORMATION OPPORTUNITIES CORP.
CONDENSED BALANCE SHEETS
	June 30, 2023	December 31, 2022
	(Unaudited)
Asset
Cash	$2,044	$374,304
Prepaid expenses	91,868	86,619
Total current assets	93,912	460,923
Cash and securities held in Trust Account	19,303,902	338,422,091
Total Assets	$19,397,814	$338,883,014
Liabilities, Redeemable Common Stock and Stockholders’ Deficit
Accounts payable and accrued expenses	$3,871,117	$2,605,527
Promissory notes - related party	200,000	—
Advances from related party	307,000	—
Income taxes payable	1,054,255	—
Excise tax payable	3,211,601	—
Total current liabilities	8,643,973	2,605,527
Deferred underwriting fee	—	11,672,500
Deferred tax liability	—	574,998
Warrant liability	2,250,975	875,083
Total Liabilities	10,894,948	15,728,108
Commitments and Contingencies (see Note 6)
Class A Common Stock subject to possible redemption, 1,847,069 and 33,350,000 shares at redemption value of $10.11 and $10.12, at June 30, 2023 and December 31, 2022, respectively	18,670,690	337,358,456
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 8,262,500 and none shares issued and outstanding (excluding 1,847,069 and 33,350,000 shares subject to possible redemption) at June 30, 2023 and December 31, 2022, respectively	826	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 75,000 and 8,337,500 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	8	834
Additional paid-in capital	11,202,662	—
Accumulated deficit	(21,371,320)	(14,204,384)
Total Stockholders’ Deficit	(10,167,824)	(14,203,550)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$19,397,814	$338,883,014
The accompanying notes are an integral part of these unaudited condensed financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Formation and operating costs	$1,497,303	$280,873	$2,511,288	$531,172
Loss from operations	(1,497,303)	(280,873)	(2,511,288)	(531,172)
Other (expense) income:
Interest income	217,393	355,603	2,561,898	363,828
Reduction of deferred underwriting fee payable	419,838	—	419,838	—
Unrealized loss on marketable securities held in Trust Account	—	—	(139,897)	—
Change in fair value of warrant liability	(817,144)	1,804,629	(1,375,892)	5,568,396
Total other (expense) income, net	(179,913)	2,160,232	1,465,947	5,932,224
(Loss) Income before provision for income taxes	(1,677,216)	1,879,359	(1,045,341)	5,401,052
Provision for income taxes	(35,153)	(17,483)	(487,620)	(17,483)
Net (loss) income	$(1,712,369)	$1,861,876	$(1,532,961)	$5,383,569
Weighted average shares outstanding, Class A common stock subject to possible redemption	1,847,069	33,350,000	13,334,326	33,350,000
Basic and diluted net (loss) income per share, Class A common stock subject to possible redemption	$(0.17)	$0.04	$(0.07)	$0.13
Weighted average shares outstanding, Class A common stock	8,262,500	—	5,249,655	—
Basic and diluted net loss per share, Class A common stock	$(0.17)	$—	$(0.07)	$—
Weighted average shares outstanding, Class B common stock	75,000	8,337,500	3,087,845	8,337,500
Basic and diluted net (loss) income per share, Class B common stock	$(0.17)	$0.04	$(0.07)	$0.13
The accompanying notes are an integral part of these unaudited condensed financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2023	—	$—	8,337,500	$834	$—	$(14,204,384)	$(14,203,550)
Conversion of Class B shares to Class A	8,262,500	826	(8,262,500)	(826)	—	—	—
Remeasurement of carrying value to redemption value	—	—	—	—	—	(2,422,374)	(2,422,374)
Excise tax payable	—	—	—	—	—	(3,211,601)	(3,211,601)
Net income	—	—	—	—	—	179,408	179,408
Balance as of March 31, 2023	8,262,500	$826	75,000	$8	$—	$(19,658,951)	$(19,658,117)
Remeasurement of carrying value to redemption value	—	—	—	—	(50,000)	—	(50,000)
Reduction of underwriting fee payable	—	—	—	—	11,252,662	—	11,252,662
Net loss	—	—	—	—	—	(1,712,369)	(1,712,369)
Balance as of June 30, 2023	8,262,500	$826	75,000	$8	$11,202,662	$(21,371,320)	$(10,167,824)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2022	—	$—	8,337,500	$834	$—	$(20,878,367)	$(20,877,533)
Net income	—	—	—	—	—	3,521,693	3,521,693
Balance as March 31, 2022	—	$—	8,337,500	$834	$—	$(17,356,674)	$(17,355,840)
Accretion of common stock subject to possible redemption	—	—	—	—	—	(66,604)	(66,604)
Net income	—	—	—	—	—	1,861,876	1,861,876
Balance as of June 30, 2022	—	$—	8,337,500	$834	$—	$(15,561,402)	$(15,560,568)
The accompanying notes are an integral part of these unaudited condensed financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(1,532,961)	$5,383,569
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,561,898)	(363,828)
Reduction in deferred underwriter fee payable	(419,838)	—
Unrealized loss on marketable securities held in Trust Account	139,897	—
Change in fair value of warrant liability	1,375,892	(5,568,396)
Changes in operating assets and liabilities:
Prepaid assets	(5,249)	213,643
Deferred tax liability	(574,998)	—
Income tax payable	1,054,255	—
Accounts payable and accrued expenses	1,265,590	(177,588)
Net cash used in operating activities	(1,259,310)	(512,600)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(200,000)	—
Interest withdrawn from Trust Account to pay for franchise and income taxes	580,050	—
Cash withdrawn from Trust Account in connection with redemptions	321,160,140	—
Net cash provided by in investing activities	321,540,190	—
Cash Flows from Financing Activities:
Advances from related party	307,000	—
Proceeds from promissory notes – related party	200,000	—
Redemption of common stock	(321,160,140)	—
Net cash used in financing activities	(320,653,140)	—
Net Change in Cash	(372,260)	(512,600)
Cash, beginning of period	374,304	803,309
Cash, end of period	$2,044	$290,709
Supplemental Disclosure of Non-cash Financing Activities:
Remeasurement of Class A common stock subject to possible redemption	$2,472,374	$66,604
Excise tax payable	$3,211,601	$—
Forgiveness of deferred underwriting commissions payable charged to additional paid in capital	$(11,672,000)	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

DIGITAL TRANSFORMATION OPPORTUNITIES CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Digital Transformation Opportunities Corp. (the “Company” or “DTOC”) is a blank check company incorporated as a Delaware corporation on November 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“business combination”).
As of June 30, 2023, the Company had not commenced any operations. All activity through June 30, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering “), which is described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2021. On March 12, 2021, the Company consummated the Initial Public Offering of 33,350,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included 3,350,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 4,500,000 additional Units, at $10.00 per Unit, generating gross proceeds of $333,500,000, which is discussed in Note 3. Each Unit consists of one share of common stock, and one-fourth of one redeemable warrant to purchase one share of Class A common stock at a price of $11.50 per whole share.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,113,333 Private Placement Warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, in a private placement to Digital Transformation Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,170,000, which is discussed in Note 4.
The Company incurred transaction costs of the Initial Public Offering amounting to $18,903,894 consisting of $6,670,000 of underwriting fees, $11,672,500 of deferred underwriting fee, and $561,394 of other offering costs. The Company recorded $18,244,148 of offering costs as a reduction of temporary equity in connection with the Class A common stock. The Company immediately expensed $659,746 of offering costs in connection with the Warrants that were classified as liabilities.
Following the closing of the Initial Public Offering on March 12, 2021, $333,500,000 ($10.00 per Unit) from the net offering proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. “government securities”, within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations and to pay up to $100,000 in dissolution expenses, the proceeds from the Initial Public Offering and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest to occur of: (a) the completion of the Company’s initial business combination, (b) the redemption of any shares of the Company’s Class A common stock sold in the Initial Public Offering (the “public shares”) properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 24 months from the closing of the Initial Public Offering or (ii) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 24 months from the closing of the Initial Public Offering or during any Extension Period (as defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors which would have priority over the claims of the Company’s public stockholders. The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations.
The Company has until August 31, 2023 (or September 30, 2023 if all of the Extension Options are exercised) to complete an initial business combination (the “Combination Period”). However, if the Company is unable to complete its initial business combination within the Combination Period or during any Extension Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
On March 6, 2023, following approval by its stockholders at the special meeting of stockholders held on March 2, 2023 (the “Special Meeting”), the Company entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated March 9, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to allow the extension of the date by which the Company must consummate its initial business combination from March 12, 2023 to June 30, 2023, and the option to further extend the date by which it has to consummate a business combination beyond June 30, 2023 up to three (3) times for an additional one month each time to September 30, 2023. In connection with the Extension, the Company’s stockholders holding 31,502,931 public shares exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, $321,160,140 (approximately $10.19 per share) was removed from the trust account to pay such holders.
On March 6, 2023, in connection with the Special Meeting held to approve the Extension Proposal, the Sponsor deposited $150,000 into the Trust Account to fund the Extension Proposal. As repayment, the Company issued an unsecured promissory note to the Sponsor for $150,000. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the consummation of the AON Business Combination. On June 26, 2023, the Sponsor deposited $50,000 into the Trust Account for an extension payment. See Note 9 for discussion of additional extension payment made in July 2023.
On April 27, 2023, the Company and AON amended and restated the Business Combination Agreement (as amended, the “Second Amended and Restated Business Combination Agreement”) to provide, among other things, that, prior to the closing of the initial business combination, DTOC will commence, and use its commercially reasonable efforts to consummate, an offer to employees of AON to exchange, at the election of each such employee, each outstanding AON Class B-1 unit award held by such employee for a number of new issued shares of New AON Class A common stock equal to the applicable Per Company Unit Exchange Ratio (as such term is defined in the Second Amended and Restated Business Combination Agreement).
In connection with the approval of the Extension Amendment Proposal and Trust Agreement Amendment Proposal, the Company’s Chief Financial Officer and Sponsor elected to convert all their respective DTOC Class B shares into an aggregate of 8,262,500 shares of DTOC Class A common stock. Following the conversion, such shares will vote together with the rest of the DTOC Class A common stock on the Business Combination; however, as such shares were not issued as part of DTOC’s initial public offering, such shares are not entitled to any funds held in the Trust Account, including any interest thereon.
On June 6, 2023, Barclays Capital Inc. (“Barclays”), an underwriter of the Initial Public Offering, agreed to waive its entitlement to the deferred underwriting commissions of $11,672,500 owed or payable to Barclays pursuant to the underwriting agreement for the Initial Public Offering (the “Underwriting Agreement”). As a result, the

Company recognized $419,838 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs previously expensed and $11,252,662 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying financial statements (see Note 6).
The Sponsor and each of the officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares (as described in Note 5) and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the public shares if the Company does not complete the initial business combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other material provisions relating to stockholder’s rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial business combination within 24 months from the closing of the Initial Public Offering or during any extended time that the Company has to consummate a business combination beyond 24 months as a result of a stockholder vote to amend the amended and restated certificate of incorporation (an “Extension Period”), and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, (the “Securities Act”). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.
Liquidity, Capital Resources and Going Concern
As of June 30, 2023 and December 31, 2022, the Company had cash of $2,044 and $374,304, respectively, and working capital deficit (net of $633,212 and $1,063,635, respectively, of taxes accrued and to be paid from the Trust Account), of $7,916,849 and $1,655,967, respectively.
The Company’s liquidity needs up to March 12, 2021 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the Sponsor of up to $300,000 which was paid in full on March 12, 2021 from the Initial Public Offering proceeds (see Note 5). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity needs have been satisfied through the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide us working capital loans. As of June 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $307,000 and $0, respectively.
The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company believes it will need to raise additional funds in order to meet the expenditures required for operating its business and to consummate a business combination. If the Company is unable to complete its business combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. Management has the option to address this uncertainty through working capital loans from the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors who may, but are not obligated to, loan the Company funds as may be required. Up to $2,000,000 of such Working Capital

Loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. In addition, following the business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.
In addition, the Company has until August 31, 2023 (or September 30, 2023 if all of the Extension Options are exercised) to consummate an initial business combination. It is uncertain that the Company will be able to consummate an initial business combination by this time. If an initial business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Inflation Reduction Act of 2022 (the “IR Act”)
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.
On March 8, 2023, the Company’s stockholders redeemed 31,502,931 (Class A) shares for a total of $321,160,140. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies” to determine whether the Company should currently recognize an excise tax obligation associated therewith. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated whether a United states excise tax obligation should be recognized currently related to the stock redemption and concluded that this obligation should be recognized. As of June 30, 2023, the Company recorded $3,211,601 of excise tax liability calculated as 1% of shares redeemed on March 8, 2023. Any reduction to this liability resulting from either a subsequent stock issuance or an event giving rise to an exception that occurs within this tax year, will be recognized in the period (including an interim period) that such stock issuance or event giving rise to an exception occurs.

Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Form 10-K filed by the Company with the SEC on March 31, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of these unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $2,044 and $374,304 in cash and cash equivalents as of June 30, 2023 and December 31, 2022, respectively.
Marketable Securities Held in Trust Account
At June 30, 2023, and December 31, 2022, substantially all of the assets held in the Trust Account were held in money market funds which invest in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest income in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value Measurements
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets primarily due to their short-term nature. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, and due to related party are estimated to approximate the carrying values as of June 30, 2023 and December 31, 2022 due to the short maturities of such instruments.
The fair value of the Private Placement Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. See Note 8 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2023 and December 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Warrant Liabilities
The Company evaluated the Public Warrants and Private Placement Warrants (which are discussed in Note 3, Note 4 and Note 8) in accordance with ASC 815-40, “Derivatives and Hedging —- Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the Balance Sheets and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statements of Operations in the period of change.
Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
All of the 33,350,000 Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to the Company’s second amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Accordingly, at June 30, 2023 and December 31, 2022, all shares of Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
At June 30, 2023 and December 31, 2022, the Class A common stock reflected in the condensed balance sheets is reconciled in the following table:
Gross proceeds	$333,500,000
Less:
Proceeds allocated to Public Warrants	(11,639,150)
Class A common stock issuance costs	(18,244,148)
Plus:
Remeasurement of carrying value to redemption value	33,741,754
Class A common stock subject to possible redemption, December 31, 2022	337,358,456
Less:
Redemptions	(321,160,140)
Plus:
Remeasurement of carrying value to redemption value	2,422,374
Class A common stock subject to possible redemption, March 31, 2023	18,620,690
Plus:
Remeasurement of carrying value to redemption value	50,000
Class A common stock subject to possible redemption, June 30, 2023	$18,670,690

Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date were directly related to the Initial Public Offering.
Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A common stock were charged to temporary equity.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
The Company accounted for the 14,450,833 warrants issued in connection with the Initial Public Offering and Private Placement in accordance with the guidance contained in FASB ASC 815-40. Such guidance provides that, because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised. The fair value of the Public Warrants and the Private Placement Warrants is estimated using a Monte Carlo simulation. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Income Taxes
ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year-to-date income in interim periods under ASC 740-270-30-5. The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023 and December 31, 2022, the Company’s deferred tax asset for start up organizational expenses had a full valuation allowance recorded against it. Our effective tax rates were (2.10)% and 0.93% for the three months ended June 30, 2023 and 2022, respectively, and (46.65)% and 0.32% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to changes in fair value of warrant liabilities, M&A expenses, forgiveness of deferred underwriter fee payable and the valuation allowance on the deferred tax assets.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (loss) Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company has two classes of shares, Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 14,450,833 shares of common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants would be anti-dilutive. As a result, diluted net income per common stock is the same as basic net income per common stock for the period presented.
The Company’s statements of operations apply the two-class method in calculating net income per share. Basic and diluted net income (loss) per common stock for Class A common stock and Class B common stock is calculated by dividing net income (loss) attributable to the Company by the weighted average number of shares of Class A common stock and Class B common stock outstanding, allocated proportionally to each class of common stock.
Reconciliation of Net Income (loss) per Common Share
The Company’s net income (loss) is adjusted for the portion of net income that is allocable to each class of common stock. The allocable net income is calculated by multiplying net income (loss) by the ratio of weighted average number of shares outstanding attributable to Class A and Class B common stock to the total weighted average number of shares outstanding for the period. Accordingly, basic and diluted net income (loss) per common stock is calculated as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Class A Common Stock subject to possible redemption
Numerator: Net (loss) income allocable to Class A common stock	$(310,554)	$1,489,501	$(943,206)	$4,306,855
Denominator:
Weighted Average Class A common stock - Basic and diluted weighted average shares outstanding	1,847,069	33,350,000	13,334,326	33,350,000
Basic and diluted net (loss) income per share	$(0.17)	$0.04	$(0.07)	$0.13
Class A Common Stock
Numerator: Net loss allocable to Class A common stock	(1,389,205)	—	(371,335)	—
Denominator:
Weighted Average Class A common stock - Basic and diluted weighted average shares outstanding	8,262,500	—	5,249,655	—
Basic and diluted net loss per share	$(0.17)	$—	$(0.07)	$—
Class B Common Stock
Numerator: Net (loss) income allocable to Class B common stock	(12,610)	372,375	(218,419)	1,076,714
Denominator:
Weighted Average Class B common stock - Basic and diluted weighted average shares outstanding	75,000	8,337,500	3,087,845	8,337,500
Basic and diluted net (loss) income per share	$(0.17)	$0.04	$(0.07)	$0.13

Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. For smaller reporting entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. This standard is not expected to have a material impact on the Company’s balance sheet, statement of operations or statement of cash flows.
In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”), which clarifies the principles of fair value measurement when measuring the fair value of an equity security subject to contractual sale restriction and improves current GAAP by reducing diversity in practice, reducing the cost and complexity in measuring fair value, and increasing comparability of financial information across reporting entities holding those investments. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value under current GAAP. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023 and should be applied prospectively with any adjustments from adoption being recognized in earnings and disclosed on the date of adoption. Early adoption is permitted. This standard is not expected to have a material impact on the Company’s balance sheets, statement of operations or statement of cash flows.
Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.
Note 3 — Initial Public Offering
Public Units
On March 12, 2021, the Company sold 33,350,000 Units, at a purchase price of $10.00 per Unit, which included 3,350,000 Units as a result of the underwriter’s partial exercise of its option to purchase up to 4,500,000 additional Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant to purchase one share of Class A common stock (the “Public Warrants”).
Public Warrants
Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable on the later of 12 months from the closing of the Initial Public Offering or 30 days after the completion of its initial business combination and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described adjacent to “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described adjacent to the caption “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such Unit.
Redemption of Warrants When the Price per of Class A Common Stock Equals or Exceeds $18.00
Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities).

Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•	in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities); and

•
if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities), the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of the Class A common stock for the above purpose shall mean the volume-weighted average price of our Class A common stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants.
If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of the Class A common stock over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the average last reported sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Note 4 — Private Placement
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,113,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,170,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the Initial Public Offering held in the Trust Account.
The Private Placement Warrants will be non-redeemable in certain circumstances so long as they are held by the Sponsor or its permitted transferees. The Private Placement Warrants may also be exercised by the Sponsor and its permitted transferees for cash or on a cashless basis. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the Units in the Initial Public Offering, including as to exercise price, exercisability and exercise period. The fair value of Private Placement Warrants on the issuance date was $8,424,173.
Note 5 — Related Party Transactions
Founder Shares
On January 8, 2021, the Company’s Sponsor purchased an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) for a capital contribution of $25,000. On March 9, 2021, the Company effected a stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 8,625,000 Founder Shares, which included an aggregate of up to 1,125,000 shares subject to forfeiture if the over-allotment option was not exercised by the underwriter in full. On March 12, 2021, the underwriter partially exercised its over-allotment option, hence, 837,500 Founder Shares were no longer subject to forfeiture. On March 15, 2021, the underwriter forfeited the remaining over-allotment option, and hence 287,500 shares of Class B common stock were subsequently forfeited.
On March 9, 2021, the Sponsor transferred 25,000 Founder Shares to each of the Company’s independent directors, and 150,000 Founder Shares to Kyle Francis, the Company’s Chief Financial Officer, as an inducement to serve as Officer and directors of the Company, for a sales price of $0.003 per share, or an aggregate of $450 (the “purchase price”). The transferred shares shall vest upon the Company consummating an initial business combination. In the event that a recipient ceases to serve as either an Officer or directors prior to the vesting date, the Sponsor has the option to repurchase the shares at the purchase price. The fair value of the transferred shares at March 9, 2021, was estimated using a Monte Carlo simulation model to be approximately $1.6 million in the aggregate. The Company will record the fair value of the transferred shares as Officer and director compensation expense upon consummation of an initial business combination, in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 718 “Compensation-Stock Compensation”, which requires deferral of the expense recognition until after the performance condition is achieved, if the performance condition is a business combination or similar liquidity event. The transferred shares have the same terms and restrictions as the Founder Shares held by the Sponsor.
The Sponsor and each of the officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the public shares if the Company does not complete the initial business combination within 24 months from the closing of this the Initial Public Offering or (B) with respect to any other material provisions relating to stockholder’s rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial business combination within 24 months from the closing of this the Initial Public Offering or during any Extension Period, and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Initial Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial business combination.
With certain limited exceptions, the Founder Shares will not be transferable or assignable until the earlier of (A) one year after the completion of the Company’s initial business combination or (B) subsequent to the Company’s initial business combination, (x) if the last reported sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On January 8, 2021, the Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering. This loan was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Initial Public Offering. During the period from January 8, 2021 to March 12, 2021, the Company had borrowed $212,215 under the promissory note. On March 12, 2021, the Company paid the $212,215 balance on the note from the proceeds of the Initial Public Offering.
On March 6, 2023, in connection with the Special Meeting held to approve the Extension Proposal, the Sponsor deposited $150,000 into the Trust Account to fund the Extension Proposal. As repayment, the Company issued an unsecured promissory note to the Sponsor for $150,000. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the consummation of the AON Business Combination. On June 26, 2023, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company borrowed $50,000. The promissory note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. On June 26, 2023, the Sponsor deposited $50,000 into the Trust Account for extension payment. As of June 30, 2023, the Company had $200,000 outstanding balance under these notes.
On July 24, 2023, the Sponsor exercised its option to extend the date by which the Company is required to complete its initial business combination from July 31, 2023 to August 31, 2023. In accordance with the Company’s charter, the Sponsor deposited $50,000 into the trust account established for the benefit of the Company’s public stockholders, which was evidenced by a non-interest bearing, unsecured promissory note issued in favor of the Sponsor (the “July Extension Note”). The July Extension Note bears no interest and all unpaid principal under the July Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company.
Advances from Related Party
For the six months ended June 30, 2023, the Sponsor had advanced the Company $307,000 for working capital purposes of which $0 was repaid during the six months ended June 30, 2023. As of June 30, 2023 and December 31, 2022, the outstanding balance under the advances amounted to $307,000 and $0, respectively.
Related Party Loans
In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $2,000,000 of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At June 30, 2023 and December 31, 2022, no Working Capital Loans were outstanding.
On May 1, 2023, the Company issued a promissory note to the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $700,000 to fund the Company’s operating expenses (the “Working Capital Facility”). The Working Capital Facility bears no interest and all unpaid principal under the Working Capital Facility will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the

Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriting Agreement
The underwriter had a 45 -day option from the date of the Initial Public Offering to purchase up to an aggregate of 4,500,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On March 12, 2021, the underwriter partially exercised the over-allotment option to purchase 3,350,000 Units, and was paid a fixed underwriting discount in aggregate of $6,670,000. On March 15, 2021, the underwriter forfeited the remaining 1,150,000 Units of the over-allotment option. The underwriters are entitled to deferred underwriting fees of 3.5% of the gross proceeds of the Initial Public Offering, or $11,672,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.
On June 6, 2023, Barclays agreed to waive its entitlement to the deferred underwriting commissions of $11,672,500 owed or payable to Barclays in accordance with the Underwriting Agreement. As a result, the Company recognized $419,838 of other income attributable to the derecognition of deferred underwriting fees allocated to offering costs previously expensed and $11,252,662 was recorded to additional paid-in capital in relation to the waiver of the deferred underwriting discount in the accompanying financial statements.
The AON Business Combination
On October 5, 2022, the Company entered into a Business Combination Agreement (as amended and restated on January 6, 2023, April 27, 2023 and June 14, 2023, the “Business Combination Agreement”) with American Oncology Network, LLC (“AON”).
As a result of the transactions contemplated by the Business Combination Agreement (the “AON Business Combination”), the combined company will be organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by AON. In particular, the Business Combination Agreement provides that, upon the terms and subject to the conditions thereof, the AON Business Combination will be implemented as follows: (i) on the closing of the AON Business Combination (the “Closing”), AON will amend and restate its operating agreement (the “AON A&R LLC Agreement”) to reclassify its existing Class A units, Class A-1 units and Class B units into a single class of AON common units that are later exchangeable on a one-to-one basis for shares of DTOC Class A common stock; (ii) on the Closing and substantially concurrently with the adoption of the AON A&R LLC Agreement, DTOC will amend and restate its charter (the “DTOC A&R Charter”) to provide for the (a) conversion of all shares of DTOC Class B common stock into shares of DTOC Class A common stock on a one-to-one basis, (b) amendment of the terms of DTOC Class B common stock to provide holders voting rights but no economic rights and (c) authorization of new shares of DTOC preferred stock in an amount sufficient to consummate a private placement of up to $100,000,000 in preferred stock to be consummated immediately prior to the consummation of the AON Business Combination (the “PIPE Investment”); (iii) on the Closing, DTOC will consummate the PIPE Investment; and (iv) on the Closing and following the adoption of the DTOC A&R Charter and the consummation of the PIPE Investment, (a) AON will issue common units to DTOC in exchange for a combination of cash and shares of DTOC Class B common stock, (b) DTOC will be admitted as the sole managing member of AON, (c) AON will distribute shares of DTOC Class B common stock to AON equity holders, (d) AON will distribute cash equal to the preferred return set forth in the AON operating agreement to holders of AON Class A units and AON Class A-1 units (or only to holders of AON Class A units if the holder of AON Class A-1 units elects to receive additional shares of AON common units in lieu of cash as provided in the Business Combination Agreement), (e) DTOC will reserve a specified number of additional shares of DTOC Class A common stock for issuance after the Closing to eligible recipients, and (f) from and after the Closing (but subject to lock-up restrictions), the AON equity holders will have the right (but not the obligation) to exchange AON common units for shares of DTOC Class A common stock.
On January 6, 2023, the Company and AON amended and restated the Business Combination Agreement (as amended, the “Amended and Restated Business Combination Agreement”) to provide, among other things, that the board of managers of AON following the Business Combination will consist of (a) two managers designated by holders representing more than 50% of the AON common units and (b) three managers designated by New AON. In addition, the Amended and Restated Business Combination Agreement provides that AON unitholders may elect to receive, in lieu of any number of shares of New AON Class B common stock to which an AON unitholder would otherwise be entitled to receive, warrants to acquire such number of shares of New AON Class B common stock, by submitting an election in accordance with the procedures set forth in Amended and Restated Business Combination Agreement. In connection with entering into the Amended and Restated Business Combination Agreement, the Company and AON also revised the form of Amended and Restated Company LLC Agreement included as an exhibit to the Business Combination Agreement. The revised form of Amended and Restated Company LLC Agreement includes, among other revisions, certain additions and modifications in order to reflect the changes in the AON board of managers following the completion of the Business Combination (as described above).
Sponsor Support Agreement
On October 5, 2022, contemporaneously with the execution and delivery of the Business Combination Agreement, the Company and AON entered into a support agreement (the “Sponsor Support Agreement”) with the Sponsor and certain other DTOC stockholders (each a “Stockholder”) pursuant to which the Stockholders have agreed to (a) vote in favor of, and take all actions necessary to consummate, the AON Business Combination, (b) certain transfer restrictions with respect to their shares of DTOC common stock, (c) subject a portion of their shares of DTOC common stock to vesting requirements and (d) waive and not otherwise perfect any anti-dilution or similar protections with respect to any DTOC common stock held by such Stockholder in connection with the consummation of the AON Business Combination.
Concurrently with the execution of the Amended and Restated Business Combination Agreement, the parties to the Sponsor Support Agreement have amended and restated the Sponsor Support Agreement (the “Amended and Restated Sponsor Support Agreement”) to modify certain vesting conditions on the shares of New AON Class A common stock held by the Stockholders as of the closing of the Business Combination.
Registration Rights Agreement
In connection with the Closing, the Company, the Sponsor and stockholders of DTOC will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of DTOC Class A common stock and other equity securities of DTOC that are held by the parties thereto from time to time. The stockholders party thereto (or their permitted transferees) may demand underwritten offerings under certain circumstances. The Company also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Public Float Notice
On April 20, 2023, the Company received a letter (the “Public Float Notice”) from the listing qualifications department staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company no longer meets the minimum 500,000 publicly held shares required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(4) (the “Public Float Standard”). The Public Float Notice states that the Company had until June 5, 2023 to provide Nasdaq with a specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of this plan. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.which the Company provided.
On June 9, 2023, the staff of the Nasdaq notified the Company that the Company has 1,647,069 publicly held shares. Accordingly, the Staff has determined that the Company complies with the Public Float Standard and this matter is closed. The Public Float Notice had no immediate effect on the listing of the Company’s securities, and the Company’s securities continue to trade on The Nasdaq Capital Market.
Note 7 — Stockholders’ Deficit
Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. At June 30, 2023 and December 31, 2022, there were 10,109,569 and 33,350,000 shares issued and outstanding, including 1,847,069 and 33,350,000 shares subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At June 30, 2023 and December 31, 2022, there were 75,000 and 8,337,500 shares issued and outstanding, respectively.
The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the prospectus and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares of Class A common stock or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any private placement equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Holders of record of the Class A common stock and holders of record of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote except as required by law.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
	June 30, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$19,303,902	$19,303,902	$—	$—
Liabilities:
Public Warrants Liability	$1,285,643	$1,285,643	$—	$—
Private Placement Warrants Liability	965,332	—	—	965,332
	$2,250,975	$1,285,643	$—	$965,332
	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market held in Trust Account	$338,422,091	$338,422,091	$—	$—
Liabilities:
Public Warrants Liability	$500,250	$500,250	—	$—
Private Placement Warrants Liability	374,833	—	—	374,833
	$875,083	$500,250	$—	$374,833

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statements of Operations.
The Company established the initial fair value of the Public Warrants and Private Warrants on March 12, 2021, the date of the Company’s Initial Public Offering using a Monte Carlo simulation model. The Company established the fair value of the Private Warrants on June 30, 2023 and December 31, 2022 using a Monte Carlo simulation model. The Public and Private Warrants were classified as Level 3 at the initial measurement date and the Private Warrants were classified as Level 3 at June 30, 2023 and December 31, 2022 due to the use of unobservable inputs. As of April 30, 2021, the Public Warrants were trading separately from the Units, and the quoted market price was used to establish fair value, and the Public Warrants transferred to Level 1.
The key inputs into the Monte Carlo simulation model for the Private Warrants as of June 30, 2023 and December 31, 2022 were as follows:
	June 30, 2023	December 31, 2022
Inputs
Probability of completing a business combination	30%	50%
Risk-free interest rate	5.43%	4.74%
Expected term remaining (years)	0.76	0.33
Expected volatility	11.3%	9.9%
Stock price	$10.32	$10.05
Dividend yield	0.00%	0.00%
Exercise price	$11.50	$11.50
The following table presents the changes in the fair value of Level 3 warrant liabilities for the six months ended June 30, 2023 and 2022:
Fair Value as of December 31, 2022	$374,833
Change in valuation	242,757
Fair Value as of March 31, 2023	$617,590
Change in valuation	347,742
Fair Value as of June 30, 2023	$965,332
Fair Value as of December 31, 2021	$4,053,659
Change in valuation	(1,596,851)
Fair Value as of March 31, 2022	$2,456,808
Change in valuation	(761,608)
Fair Value as of June 30, 2022	$1,695,200
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.
On July 24, 2023, the Sponsor delivered written notice to the Company, regarding its exercise of the option to extend the date by which the Company is required to complete its initial business combination from July 31, 2023 to August 31, 2023. In accordance with the Company’s charter, the Sponsor deposited $50,000 into the trust account established for the benefit of the Company’s public stockholders, which was evidenced by a non-interest bearing, unsecured promissory note issued in favor of the Sponsor (the “Extension Note”). The termination date of the Company was previously extended from June 30, 2023 to July 31, 2023.
The Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock and warrants being registered hereby.
Securities and Exchange Commission registration fee	$77,842.35
Accounting fees and expenses	*
Legal fees and expenses	*
Advisory fees	*
Financial printing and miscellaneous expenses	*
Total	$ *
*	Estimates not presently known.
Item 14.	Indemnification of Directors and Officers.
Our Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by the AON Board, except for proceedings to enforce rights to indemnification.
The right to indemnification which will be conferred by our charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Current Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our charter may have or hereafter acquire under law, our charter, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our charter.
Our current bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by the AON Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors a form that is filed as Exhibit 99.1 of this Registration Statement on Form S-1. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 15.	Recent Sales of Unregistered Securities.
The following sets forth information regarding all unregistered securities sold by the registrant since January 1, 2020:
In connection with DTOC’s IPO
Founder Shares
In January 2021, DTOC issued an aggregate of 8,625,000 founder shares for a total subscription price of $25,000. Following the IPO, 287,500 of such founder shares were forfeited, resulting in 8,337,500 founder shares outstanding. These founder shares were originally issued as Class B shares of DTOC, but have been converted into AON Class A Common Stock.
Private Placement Warrants
In March 2021, DTOC issued an aggregate of 6,113,333 private placement warrants to Digital Transformation Sponsor LLC at a price of $1.50 per private placement warrant, generating gross proceeds of $9,170,000.
In connection with the Business Combination
Conversion of Outstanding Class B Shares to Class A Shares
Simultaneously with the consummation of the Business Combination, all 75,000 shares of then-outstanding shares of DTOC’s Class B Common Stock held by DTOC insiders were automatically converted into Class A Common Stock of AON on a one-for-one basis, in accordance with the terms of the DTOC’s Class B Common Stock set forth in DTOC’s Amended and Restated Certificate of Incorporation. This exchange was made pursuant to Section 3(a)(10) of the Securities Act.

Issuance of AON Class B Common Stock
Pursuant to the Business Combination, an aggregate of 25,109,551 shares of AON Class B Common Stock were issued to the former holders of AON LLC’s Class A Units and Class B Units. In addition, an aggregate of 3,000,245 warrants to convert into AON Class B Common Stock was issued to one former holder of AON LLC’s Class A-1 Unit. The warrants into AON Class B Common Stock are exercisable for no further consideration, and do not expire.
AEA Investment
As previously disclosed, on June 7, 2023, AON and the AON Class C Preferred Investor closed the investment contemplated under the Unit Purchase Agreement dated April 27, 2023, as amended and restated June 7, 2023 between AON and the AON Class C Preferred Investor (the “Unit Purchase Agreement”), pursuant to which the AON Class C Preferred Investor purchased, and AON issued and sold to the AON Class C Preferred Investor, 2,459 AON Class C units for an aggregate purchase price of $65.0 million (the “Series A Investment”). Such AON Class C units were reclassified into Series A preferred units in connection with the Business Combination, and subsequently, as a part of the First Step, AON issued 6,651,610 shares of AON Series A Preferred Stock, which is equal to the number of AON Series A preferred units held by the AON Class C Preferred Investor to AEA Growth.
AON Series A Preferred Stock are convertible into shares of AON Class A Common Stock in accordance with the terms of the AON Series A Certificate of Designation that was adopted by the Board immediately prior to the Closing.
AON relied on the exemption from registration pursuant to Rule 506(b) of Regulation D for the issuance of the AON Class B Common Stock, the warrants to convert into AON Class B, and the AON Series A Preferred Stock.
Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Exhibit No.	Description
2.1†
Third Amended and Restated Business Combination Agreement, dated as of June 14, 2023, by and between Digital Transformation Opportunities Corp., American Oncology Network, LLC, GEF AON Holdings Corp. and DTOC Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 14, 2023).

3.1†
American Oncology Network, LLC Fourth Amended and Restated Limited Liability Company Agreement (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed September 26, 2023)

3.2	Second Amended & Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed September 26, 2023)
3.3	Amended and Restated Bylaws of AON. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed September 26, 2023)
3.4
Certificate of Designations of Series A Preferred Stock of American Oncology Network, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed September 26, 2023)

4.1
Warrant Agreement, dated March 9, 2021, between Continental Stock Transfer & Trust Company and Digital Transformation Opportunities Corp., including form of warrant certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed March 12, 2021)

4.2*	Form of Warrant
5.1*	Opinion of Dentons US LLP
10.1
Amended and Restated Sponsor Support Agreement dated as of January 6, 2023 by and among AON, AON and the Sponsor Supporting Shareholders. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed January 6, 2023)

10.2
Amended & Restated Registration Rights Agreement dated as of September 20, 2023, by and AON, the Sponsor and certain key stockholders of AON. (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed September 26, 2023)

Exhibit No.	Description
10.4+	AON 2023 Incentive Equity Plan (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed September 26, 2023)
10.5†
Master Services Agreement Between American Oncology Management Company, LLC and American Oncology Partners, P.A., dated July 1, 2018. (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-4 filed July 14, 2023)

10.6†
Master Services Agreement Between American Oncology Management Company, LLC and American Oncology Partners of Maryland, P.A., dated January 1, 2020. (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 filed July 14, 2023)

16.1	Letter from Marcum dated September 26, 2023. (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed September 26, 2023)
21.1	Subsidiaries of AON. (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed September 26, 2023)
23.1*	Consent of Marcum LLP independent registered public accounting firm for Digital Transformation Opportunities Corp.
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3*	Consent of Dentons US LLP (included as part of Exhibit 5.1).
99.1*	Form of Indemnification Agreement
101.INS	XBRL Instance Document—the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table.
*	Filed herewith.
†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management or compensatory plan.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
1.
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2.
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4.	that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
5.
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on October 13, 2023.
AMERICAN ONCOLOGY NETWORK, INC.

By:	/s/ Todd Schonherz
Name:	Todd Schonherz
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Todd Schonherz and David H. Gould, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 13, 2023.
Signature	Title

/s/ Todd Schonherz	Chief Executive Officer and Director (Principal Executive Officer)
Todd Schonherz

/s/ David H. Gould	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
David H.Gould

/s/ Fred Divers, MD	Chief Medical Officer and Director
Stephen “Fred” Divers, MD

/s/ Bradley Fluegel	Director
Bradley Fluegel

/s/ James Stith	Director
James Stith

/s/ Ravi Sarin	Director
Ravi Sarin